   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 12, 1998
                                                     REGISTRATION NO. 333-47693

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                             AMENDMENT NO. 3
                                      TO
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------

                           JWGENESIS FINANCIAL CORP.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         FLORIDA                     6211                    65-0811010
     (STATE OR OTHER     (PRIMARY STANDARD INDUSTRIAL     (I.R.S. EMPLOYER
     JURISDICTION OF      CLASSIFICATION CODE NUMBER)  IDENTIFICATION NUMBER)
    INCORPORATION OR
      ORGANIZATION)

                               ----------------

                     980 NORTH FEDERAL HIGHWAY, SUITE 210
                           BOCA RATON, FLORIDA 33432
                                (561) 338-2800
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               ----------------

                                 JOEL E. MARKS
                   VICE CHAIRMAN AND CHIEF FINANCIAL OFFICER
                      JW CHARLES FINANCIAL SERVICES, INC.
                    1117 PERIMETER CENTER WEST, SUITE 500E
                     ATLANTA, GEORGIA 30338 (770) 399-8805
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                  INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                               ----------------

                                WITH COPIES TO:
                            W. RANDY EADDY, ESQUIRE
                            KILPATRICK STOCKTON LLP
                             1100 PEACHTREE STREET
                          ATLANTA, GEORGIA 30309-4530
                                (404) 815-6500

                               ----------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: At the effective time of the combination described in this registration statement.

                               ----------------

  If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

                 [LOGO OF JW CHARLES FINANCIAL SERVICES, INC.]

                               May 13, 1998

Dear Fellow Shareholder:

  You are cordially invited to attend a Special Meeting of Shareholders of JW Charles Financial Services, Inc. ("JWCFS") to be held on Friday, June 12, 1998, at the offices of JWCFS, 980 North Federal Highway, Suite 210, Boca Raton, Florida 33432, commencing at 10:00 A.M., Eastern Time.

  At the Special Meeting, you will be asked to approve and adopt an Amended and Restated Agreement and Plan of Combination (the "Combination Agreement") providing for the combination of the businesses of JWCFS and Genesis Merchant Group Securities LLC ("Genesis"). In order to accomplish a tax-free business combination with Genesis, it was necessary for JWCFS to form JWGenesis Financial Corp., a Florida corporation ("JWGenesis") as a wholly owned subsidiary of JWCFS, to become the parent corporation of JWCFS and Genesis pursuant to the terms of the Combination Agreement. If the Combination Agreement is approved, JWGenesis will acquire all of the outstanding shares of the common stock of JWCFS, par value $.001 per share (the "JWCFS Common Stock"), in a one-for-one exchange for shares of the common stock of JWGenesis, par value $.001 per share (the "JWGenesis Common Stock"), pursuant to a statutory share exchange (the "JWCFS Share Exchange"). In addition, pursuant to the Combination Agreement, the holders of at least 90% of the outstanding equity interests in Genesis will exchange such interests for an aggregate of up to 1,500,000 shares of JWGenesis Common Stock (the "Genesis Membership Exchange"). As a result of the JWCFS Share Exchange and the Genesis Membership Exchange, JWCFS will become a wholly owned subsidiary, and Genesis will become at least a 90% owned limited liability company, of JWGenesis. JWGenesis, whose Common Stock you would then hold, would succeed JWCFS as a public company with its stock listed for trading on the American Stock Exchange.

  The Board of Directors of JWCFS has unanimously determined that approval of the Combination Agreement and the transactions contemplated thereby is in the best interests of JWCFS and its shareholders, and recommends that you vote FOR the proposal to approve and adopt the Combination Agreement and the transactions contemplated thereby, including the JWCFS Share Exchange. C.E. Unterberg, Towbin, JWCFS' financial advisor, has delivered its opinion, dated March 9, 1998, to the Board of Directors of JWCFS to the effect that, based upon and subject to various considerations set forth in such opinion, as of the date of such opinion, the consideration to be paid by JWCFS in connection with the proposed acquisition by JWCFS of Genesis, in light of the consideration to be received by the holders of JWCFS Common Stock in the JWCFS Share Exchange, is fair, from a financial point of view, to the holders of JWCFS Common Stock.

  It is very important that your shares be represented at the Special Meeting, whether or not you are personally able to attend. In order to ensure that you will be represented, we ask you to complete and return the enclosed proxy card promptly. A postage-paid return envelope is enclosed for your convenience.

  You should not send in certificates representing JWCFS Common Stock at this time. Following consummation of the combination of JWCFS and Genesis, information will be sent to you regarding the procedure for surrendering your stock certificates and receiving certificates for the shares of JWGenesis Common Stock issued in exchange for your shares of JWCFS Common Stock.

                                          Sincerely,

                                          /s/ Marshall T. Leeds
                                          Marshall T. Leeds
                                          Chairman and Chief Executive Officer

                 [LOGO OF JW CHARLES FINANCIAL SERVICES, INC.]

                      980 North Federal Highway, Suite 210
                           Boca Raton, Florida 33432

              --------------------------------------------------
                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                        TO BE HELD ON JUNE 12, 1998
              --------------------------------------------------

  NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of JW Charles Financial Services, Inc., a Florida corporation ("JWCFS"), will be held on Friday, June 12, 1998 at the offices of JWCFS, 980 North Federal Highway, Suite 210, Boca Raton, Florida 33432, commencing at 10:00 A.M., Eastern Time, to consider and vote upon the following matters described in the accompanying Proxy Statement/Prospectus:

    1. Approval and adoption of the Amended and Restated Agreement and Plan of Combination, dated as of March 9, 1998 (the "Combination Agreement"), among JWCFS, JWGenesis Financial Corp., a newly formed Florida corporation and currently a wholly owned subsidiary of JWCFS ("JWGenesis"), Genesis Merchant Group Securities, LLC, a California limited liability company ("Genesis"), and the owners (the "Genesis Members") of all of the outstanding equity interests in Genesis (the "Genesis Membership Interests"), and the transactions contemplated thereby, including the acquisition by JWGenesis of all the outstanding shares of common stock of JWCFS, par value $.001 per share (the "JWCFS Common Stock"), pursuant to a statutory share exchange (the "JWCFS Share Exchange"), in exchange for shares of the common stock of JWGenesis, par value $.001 per share (the "JWGenesis Common Stock"), on a one-for-one basis, and the exchange by Genesis Members holding at least 90% of the Genesis Membership Interests of such interests for up to 1,500,000 shares of JWGenesis Common Stock (the "Genesis Membership Exchange"). As a result of the JWCFS Share Exchange, JWCFS will become a wholly owned subsidiary of JWGenesis, and each outstanding share of JWCFS Common Stock will be exchanged for and become the right to receive one share of JWGenesis Common Stock. As a result of the Genesis Membership Exchange, Genesis will become at least a 90% owned limited liability company of JWGenesis. If less than 100% of the Genesis Membership Interests are exchanged, the number of shares of JWGenesis Common Stock issued to the Genesis Members pursuant to the Genesis Membership Exchange will be equal to the product of 1,500,000 and the percentage of the Genesis Membership Interests actually exchanged. A copy of the Combination Agreement is attached as Appendix A to the accompanying Proxy Statement/Prospectus.

    2. To vote to adjourn the meeting to solicit additional proxies.

    3. The transaction of such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

  The JWCFS Board of Directors has fixed the close of business on May 1, 1998 as the record date for the Special Meeting. Only holders of record of JWCFS Common Stock at the close of business on such date will be entitled to notice of, and to vote at, the Special Meeting and any adjournment or postponement thereof. A list of such shareholders will be open to examination by any shareholder at the Special Meeting and for a period of ten days prior to the date of the meeting during ordinary business hours at the JWCFS corporate offices, located at 980 North Federal Highway, Suite 210, Boca Raton, Florida 33432.

  Regardless of whether you plan to attend the Special Meeting, please complete, date, sign, and return the enclosed proxy card promptly. A return envelope is enclosed for your convenience and requires no postage for mailing in the United States.

                                          By Order of the Board of Directors,

                                          /s/ Joel E. Marks
                                          Joel E. Marks
                                          Secretary

Boca Raton, Florida

May 13, 1998

                                PROXY STATEMENT
                                      OF
                      JW CHARLES FINANCIAL SERVICES, INC.
                     FOR A SPECIAL MEETING OF SHAREHOLDERS

                       TO BE HELD ON JUNE 12, 1998

                                ---------------
                                  PROSPECTUS
                                      OF
                           JWGENESIS FINANCIAL CORP.

  This Proxy Statement/Prospectus is being furnished to holders of the common stock, par value $.001 per share (the "JWCFS Common Stock"), of JW Charles Financial Services, Inc. ("JWCFS"), a Florida corporation, in connection with the solicitation of proxies by the Board of Directors of JWCFS (the "JWCFS Board") for use at the Special Meeting of JWCFS shareholders (the "Special Meeting") to be held on Friday, June 12, 1998 at the JWCFS offices at 980 North Federal Highway, Suite 210, Boca Raton, Florida 33432, commencing at 10:00 A.M., Eastern Time, and at any adjournment or postponement thereof.

  The Special Meeting has been called to consider and vote upon a proposal to approve and adopt an Amended and Restated Agreement and Plan of Combination dated as of March 9, 1998 (the "Combination Agreement"), among JWCFS, JWGenesis Financial Corp., a newly formed Florida corporation and currently a wholly owned subsidiary of JWCFS ("JWGenesis"), Genesis Merchant Group Securities, LLC, a California limited liability company ("Genesis"), and the owners (the "Genesis Members") of all of the outstanding equity interests in Genesis (the "Genesis Membership Interests"). The Combination Agreement contemplates, among other things, that (i) JWGenesis will acquire all the outstanding shares of JWCFS Common Stock, pursuant to a statutory share exchange (the "JWCFS Share Exchange") in exchange for shares of the JWGenesis Common Stock, on a one-for-one basis, with the result that JWCFS will become a wholly owned subsidiary of JWGenesis and each issued and outstanding share of JWCFS Common Stock will be exchanged for and become the right to receive one share of JWGenesis Common Stock, and (ii) Genesis Members holding at least 90% of the Genesis Membership Interests will exchange such interests for up to 1,500,000 shares of JWGenesis Common Stock (the "Genesis Membership Exchange"), with the result that Genesis will become at least a 90% owned limited liability company of JWGenesis. Each Genesis Member has executed the Combination Agreement pursuant to which such Member, among other things, has agreed to exchange such Member's Genesis Membership Interest for shares of JWGenesis Common Stock. The transactions contemplated by the Combination Agreement, including the JWCFS Share Exchange and the Genesis Membership Exchange, are referred to herein as the "Combination", and the effective time of the Combination is referred to herein as the "Effective Time". Pursuant to the Florida Business Corporations Act, holders of JWCFS Common Stock will not be entitled to dissenters' rights.

  This Proxy Statement/Prospectus also constitutes the prospectus of JWGenesis with respect to the shares of common stock of JWGenesis, par value $.001 per share (the "JWGenesis Common Stock"), that will be issued to the holders of outstanding shares of JWCFS Common Stock upon consummation of the JWCFS Share Exchange.

  At the Effective Time, all shares of JWCFS Common Stock will cease to be outstanding and will be canceled and retired and will cease to exist (except as set forth above), and each holder of a certificate formerly representing shares of JWCFS Common Stock will thereafter cease to have any rights with respect thereto, except the right to receive shares of JWGenesis Common Stock to be issued in consideration therefor on a one-for-one basis upon the surrender of such certificate.

  Based on 3,940,812 shares--which is the number of outstanding shares of JWCFS Common Stock as of the close of business on May 1, 1998, the record date fixed by the JWCFS Board of Directors for the Special Meeting (the "Record Date")--the one-for-one ratio for the JWCFS Share Exchange, and the 1,500,000 shares of JWGenesis Common Stock to be issued in the Genesis Membership Exchange (assuming all Genesis Membership Interests are exchanged), the shareholders of JWCFS and the Genesis Members immediately prior to the consummation of the Combination will own approximately 72% and 28%, respectively, of the outstanding shares of JWGenesis Common Stock immediately following the consummation of the Combination (excluding the exercise of outstanding options and warrants).

  JWCFS Common Stock is listed on the American Stock Exchange (the "AMEX") under the symbol "JWC"; the JWGenesis Common Stock will succeed to the listing of the JWCFS Common Stock issuance on the AMEX upon consummation of the Combination, and its symbol will also be "JWC". The closing price of JWCFS Common Stock on the AMEX on May 11, 1998 was $11.75 per share. Based on such closing price, shares of JWGenesis Common Stock having an aggregate value of $17,625,000 will be issued to Genesis Members pursuant to the Combination. There can be no assurance as to the market price of JWCFS Common Stock at any time prior to the Combination or as to the market price of JWGenesis Common Stock at any time thereafter. Shareholders are urged to obtain current market quotations.

  All information contained or incorporated by reference in this Proxy Statement/Prospectus relating to JWCFS has been supplied by JWCFS, and all information contained in this Proxy Statement/Prospectus relating to Genesis has been supplied by Genesis.

  This Proxy Statement/Prospectus and the accompanying proxy card are first being mailed to the shareholders of JWCFS on or about May 13, 1998.

                                ---------------
  THE PROPOSED COMBINATION IS A SERIES OF COMPLEX TRANSACTIONS. SHAREHOLDERS ARE URGED TO READ AND CONSIDER CAREFULLY THIS PROXY STATEMENT/PROSPECTUS IN ITS ENTIRETY, INCLUDING THE MATTERS REFERRED TO BEGINNING ON PAGE 11 UNDER THE CAPTION "RISK FACTORS".

THE SECURITIES  TO BE ISSUED PURSUANT TO THIS PROXY  STATEMENT/PROSPECTUS HAVE
 NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES  AND EXCHANGE COMMISSION
  OR ANY  STATE SECURITIES  COMMISSION NOR HAS  THE SECURITIES  AND EXCHANGE
   COMMISSION OR ANY  STATE SECURITIES COMMISSION PASSED  UPON THE ACCURACY
    OR ADEQUACY OF THIS  PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION  TO
     THE CONTRARY IS A CRIMINAL OFFENSE.

                                ---------------
         THE DATE OF THIS PROXY STATEMENT/PROSPECTUS IS        , 1998.

  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS IN CONNECTION WITH THE SOLICITATION OF PROXIES OR THE OFFERING OF SECURITIES MADE HEREBY AND, IF GIVEN OR MADE, ANY SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY JWGENESIS, JWCFS OR ANY OTHER PERSON. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM IT IS NOT LAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF JWGENESIS, JWCFS OR GENESIS SINCE THE DATE HEREOF OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                             AVAILABLE INFORMATION

  JWCFS is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at 7 World Trade Center, Suite 1300, New York, New York 10048, and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material also can be obtained at prescribed rates from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Certain of such reports and materials filed by JWCFS are also available at the Commission's site on the World Wide Web at http://www.sec.gov. The JWCFS Common Stock is listed on the AMEX, and such periodic reports, proxy statements and other information filed by JWCFS with the Commission may also be inspected at the offices of the AMEX, 86 Trinity Place, New York, New York 10006. After the consummation of the Combination, JWCFS will no longer file reports, proxy statements or other information with the Commission. Instead, such information will be provided, to the extent required, in filings made by JWGenesis.

  This Proxy Statement/Prospectus is part of a Registration Statement on Form S-4 (together with all amendments and exhibits thereto, the "Registration Statement") that has been filed by JWGenesis under the Securities Act of 1933, as amended (the "Securities Act"), with respect to shares of JWGenesis Common Stock to be issued to the shareholders of JWCFS pursuant to the Combination Agreement. As permitted by the rules and regulations of the Commission, this Proxy Statement/Prospectus does not contain all of the information set forth in the Registration Statement. Such additional information may be obtained from the Commission's principal office in Washington, D.C. Statements contained in this Proxy Statement/Prospectus or in any document incorporated by reference in this Proxy Statement/Prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete. In each instance, reference is hereby made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document and each such statement is qualified in all respects by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents filed with the Commission by JWCFS (File No. 0-14772) pursuant to the Exchange Act are incorporated herein by reference.

  1. Annual Report on Form 10-K of JWCFS for the year ended December 31, 1997, as amended (the "JWCFS Form 10-K");

  2. All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the year ended December 31, 1997.

  Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement/Prospectus to the extent that a statement contained herein or in any subsequently filed document that is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement/Prospectus.

  THIS PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE FILED WITH THE COMMISSION THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. SUCH DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE) ARE AVAILABLE TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS PROXY STATEMENT/PROSPECTUS IS DELIVERED, WITHOUT CHARGE, UPON WRITTEN OR ORAL REQUEST, TO JWCFS, 980 NORTH FEDERAL HIGHWAY, SUITE 210, BOCA RATON, FLORIDA 33432, ATTENTION: INVESTOR RELATIONS DEPARTMENT, (561) 338-2600. IN ORDER TO ENSURE TIMELY DELIVERY OF ANY DOCUMENTS, ANY REQUEST SHOULD BE MADE BY JUNE 5, 1998.

          DELIVERY OF JWCFS FORM 10-K WITH PROXY STATEMENT/PROSPECTUS

  The JWCFS 1997 Form 10-K has been reproduced in its entirety, and is being delivered to the shareholders, in connection with this Proxy
Statement/Prospectus. The JWCFS Form 10-K is bound with this Proxy Statement/Prospectus and appears after the Appendices hereto.

  No persons have been authorized to give any information or to make any representation other than those contained in this Proxy Statement/Prospectus in connection with the solicitation of proxies being made hereby, and, if given or made, such information or representation must not be relied upon as having been authorized by JWCFS.

          CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

  This Proxy Statement/Prospectus (including information included or incorporated by reference herein) contains certain forward-looking statements with respect to, among other things, the financial condition, results of operations, plans, objectives, future performance, and business of JWCFS, Genesis, and JWGenesis, including, without limitation, statements preceded by, followed by, or that include the words such as "believes", "expects", "anticipates", "estimates", or similar expressions. All forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the matters set forth in this Proxy Statement/Prospectus under "Risk Factors".

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
AVAILABLE INFORMATION..................  ii
INCORPORATION OF CERTAIN DOCUMENTS BY
 REFERENCE............................. iii
CAUTIONARY STATEMENT CONCERNING
 FORWARD-LOOKING INFORMATION........... iii
TABLE OF CONTENTS......................  iv
PROXY STATEMENT/PROSPECTUS SUMMARY.....   1
  Introduction.........................   1
  The Companies........................   1
  The Special Meeting..................   2
  Risk Factors.........................   3
  The Proposed Combination.............   3
MARKET PRICE DATA......................   6
SELECTED HISTORICAL FINANCIAL DATA.....   7
  JWCFS................................   7
  Genesis..............................   8
SUMMARY UNAUDITED PRO FORMA
 CONSOLIDATED CONDENSED FINANCIAL
 INFORMATION...........................   9
COMPARATIVE PER SHARE DATA.............  10
RISK FACTORS...........................  11
THE SPECIAL MEETING....................  17
  Time and Place; Purposes.............  17
  Voting Rights; Votes Required for
   Approval............................  17
  Proxies..............................  17
  No Dissenters' Rights................  18
THE COMBINATION PROPOSAL...............  19
  Background of the Combination........  19
  Reasons for the Combination;
   Recommendation of the JWCFS Board...  22
  Interests of Certain JWCFS Persons in
   the Combination.....................  25
  Opinion of Financial Advisor.........  27
  Directors and Executive Officers of
   JWGenesis...........................  30
  Security Ownership of JWGenesis after
   The Combination.....................  33

                                                                           PAGE
                                                                           ----
                             Stock Option and Stock Purchase Plans.......   33
                             Accounting Treatment........................   34
                             Certain Fees and Expenses...................   34
                             Material Federal Tax Consequences...........   34
                             Stock Exchange Listing......................   35
                             Resale Restrictions on Certain Affiliates...   35
                             No Dissenters' Rights.......................   35
                           THE COMBINATION AGREEMENT.....................   36
                             The Combination.............................   36
                             Conversion of Securities....................   36
                             Escrow by Genesis Members...................   37
                             Representations and Warranties..............   37
                             Certain Covenants...........................   38
                             Resale Registration and Related Matters.....   39
                             Agreements for Other Transactions...........   39
                             Stock Plans.................................   41
                             Indemnification.............................   41
                             Conditions..................................   42
                             Termination and Related Fees and Expenses...   42
                             Amendment and Waiver........................   43
                           GENESIS MANAGEMENT'S DISCUSSION AND ANALYSIS
                            OF FINANCIAL CONDITION AND RESULTS OF
                            OPERATIONS...................................   44
                           BUSINESS OF GENESIS...........................   44
                           UNAUDITED PRO FORMA CONSOLIDATED CONDENSED
                            FINANCIAL STATEMENTS.........................   50
                           DESCRIPTION OF JWGENESIS CAPITAL STOCK........   54
                           COMPARISON OF SHAREHOLDER RIGHTS..............   56
                           LEGAL MATTERS.................................   58
                           EXPERTS.......................................   58
                           INDEX TO FINANCIAL STATEMENTS.................   59
                           APPENDIX A--Amended and Restated Agreement and
                            Plan of Combination dated as of March 9,
                            1998.
                           APPENDIX B--Fairness Opinion of C.E.
                            Unterberg, Towbin dated March 9, 1998.

                       PROXY STATEMENT/PROSPECTUS SUMMARY

  The following is a summary of certain information contained elsewhere in this Proxy Statement/Prospectus. This summary is not intended to be complete and is qualified in its entirety by the more detailed information contained elsewhere in this Proxy Statement/Prospectus, the Appendices hereto, and the documents incorporated by reference or otherwise referred to herein. Shareholders of JWCFS are urged to read this entire Proxy Statement/Prospectus, including such Appendices and such other documents. Capitalized terms used and not defined in this summary have the meanings ascribed thereto elsewhere in this Proxy Statement/Prospectus.

                                  INTRODUCTION

  As a result of the approval and adoption of the Amended and Restated Agreement and Plan of Combination, dated March 9, 1998 and the transactions contemplated thereby (the "Combination"), JWCFS will become a wholly owned subsidiary, and Genesis will become at least a 90% owned limited liability company, of JWGenesis. Former shareholders of JWCFS and former Genesis Members who exchange their Genesis Membership Interests will become shareholders of JWGenesis. In the JWCFS Share Exchange portion of the Combination, each outstanding share of JWCFS Common Stock will be exchanged for and become the right to receive one share of JWGenesis Common Stock. In the Genesis Membership Exchange portion of the Combination, at least 90% of the Genesis Membership Interests will be exchanged for an aggregate of up to 1,500,000 shares of JWGenesis Common Stock; if less than 100% of the Genesis Membership Interests are exchanged, the number of shares of JWGenesis Common Stock to be issued pursuant to the Genesis Membership Exchange will be equal to the product of 1,500,000 and the percentage of the Genesis Membership Interests exchanged.

  Upon consummation of the Combination, based on the number of shares of JWCFS Common Stock outstanding on the Record Date, and assuming that all of the Genesis Membership Interests are exchanged in the Genesis Membership Exchange, the former shareholders of JWCFS will own approximately 72%, and the former Genesis Members will own approximately 28%, of the 5,440,812 shares of JWGenesis Common Stock that will then be issued and outstanding (excluding the exercise of outstanding options and warrants).

  JWGenesis will succeed JWCFS as a public company, and the JWGenesis Common Stock will be listed on the AMEX for trading, immediately upon consummation of the Combination.

                                 THE COMPANIES

  JWCFS is a diversified financial services holding company whose subsidiaries are engaged primarily in securities brokerage, investment banking, and clearing and execution of securities transactions. JWCFS' principal business activities are providing traditional securities brokerage services to retail clients and financial institutions throughout the United States, although the predominant portion of its business is conducted in the southeastern region. JWCFS is a Florida corporation with its principal executive offices located at 980 North Federal Highway, Suite 210, Boca Raton, Florida, 33432, (561) 338-2600.

  Genesis is a San Francisco-based investment banking firm with special expertise in institutional trading and innovative research focused on high-growth industries. The predecessor of Genesis, an Illinois limited partnership ("Genesis LP"), was formed in 1989 to provide brokerage, accounting and administrative services to investment partnerships. Reference herein to Genesis prior to June 30, 1996 shall include Genesis L.P. As of February 1, 1998, Genesis had 59 employees (including 28 registered representatives), and its business activities include research, sales and trading, corporate finance, and brokerage processing. Genesis provides these services to a select clientele consisting principally of nationally known corporate and institutional clients and high net worth individuals. Genesis is a California limited liability company ("LLC") with its principal executive offices located at 909 Montgomery, Suite 600, San Francisco, California 94113, (415) 677-1500.

  JWGenesis is a Florida corporation and currently a wholly owned subsidiary of JWCFS formed for the purpose of becoming the parent company of JWCFS and Genesis as a result of the Combination. The principal executive offices of JWGenesis will be located at 980 North Federal Highway, Suite 210, Boca Raton, Florida 33432 and its telephone number will be (561) 338-2600.

  From time to time herein, when discussions are focused on matters that relate primarily to the business or conduct of JWCFS following the Combination (if it occurs), references are made to JWGenesis in the present tense (rather than to JWCFS) as if JWGenesis had already succeeded to the business and operations of JWCFS. Such references are made for purposes of simplification and convenience, as an aid to comprehension of the substantive disclosures in this Prospectus. They do not mean that JWGenesis, at the present time, has any operations or has taken (or is taking) any action other than those related to preparing to consummate the Combination when and if it is approved by the shareholders of JWCFS. As discussed above and elsewhere herein, JWGenesis presently is simply a wholly owned subsidiary of JWCFS that does not have any business, assets or operations.

                              THE SPECIAL MEETING

  The Special Meeting is scheduled to be held on Friday, June 12, 1998, at the offices of JWCFS, 980 North Federal Highway, Suite 210, Boca Raton, Florida 33432, commencing at 10:00 A.M., Eastern Time. The purpose of the Special Meeting is to consider and vote upon proposals to approve and adopt the Combination Agreement and the transactions contemplated thereby, and to transact such other business as may properly be brought before the Special Meeting.

  Record Date; Shares Entitled to Vote. Only holders of record of shares of JWCFS Common Stock at the close of business on May 1, 1998 (the "Record Date") are entitled to notice of and to vote at the Special Meeting. On the Record Date, there were 3,940,812 shares of JWCFS Common Stock outstanding, held by 143 holders of record. Each holder of record of shares of JWCFS Common Stock on the Record Date is entitled to cast one vote per share on each matter to be acted upon or which may properly come before the Special Meeting.

  Vote Required. The approval of the Combination Agreement and the transactions contemplated thereby (the "Combination Proposal") will require the affirmative vote, in person or by proxy, of the holders of a majority of the votes entitled to be cast by holders of shares of JWCFS Common Stock at the Special Meeting. Marshall T. Leeds, the Chairman of the Board, President, and Chief Executive Officer of JWCFS, and Joel E. Marks, the Vice Chairman and Chief Financial Officer of JWCFS, who together beneficially owned an aggregate of 811,589 shares, or approximately 21%, of the outstanding shares of JWCFS Common Stock on the Record Date, have agreed to vote all shares of JWCFS Common Stock owned or controlled by them in favor of the Combination Proposal. Each other director and executive officer of JWCFS who owns shares of JWCFS Common Stock has indicated his intention to vote or direct the vote of all shares of JWCFS Common Stock over which he has voting control in favor of the Combination Proposal. Such persons, including Mr. Leeds and Mr. Marks, were the beneficial owners of approximately 24% of the issued and outstanding shares of JWCFS Common Stock on the Record Date. See "The Special Meeting--Voting Rights; Vote Required For Approval".

  Recommendation of the Board of Directors. The Board of Directors of JWCFS (the "JWCFS Board") has determined that the Combination Proposal is in the best interests of JWCFS and its shareholders, and has unanimously approved the Combination Proposal and recommended a vote FOR approval of the Combination Proposal by the shareholders of JWCFS. Additionally, in connection with its recommendation in favor of the Combination, the Board of Directors recommends a vote FOR approval to vote to adjourn the meeting to solicit additional proxies. For a discussion of the factors considered by the JWCFS Board in reaching its decisions, see "The Combination Proposal--Reasons for the Combination; Recommendations of the Board of Directors".

  Opinion of Financial Advisor. C.E. Unterberg, Towbin, JWCFS' financial advisor, has delivered its written opinion, dated March 9, 1998, to the JWCFS Board to the effect that, based upon and subject to various considerations set forth in such opinion, as of the date of such opinion, the consideration to be paid by JWCFS in connection with the proposed acquisition by JWCFS of Genesis, in light of the consideration to be received by the holders of JWCFS Common Stock in the JWCFS Share Exchange, is fair, from a financial point of view, to the holders of JWCFS Common Stock. See "The Combination Proposal--Opinion of Financial Advisor". The full text of the opinion of C.E. Unterberg, Towbin ("Unterberg, Towbin"), which sets forth certain assumptions made, general procedures followed, matters considered, and limits of the review undertaken, is attached to this Proxy Statement/Prospectus as Appendix B. Shareholders of JWCFS are urged to read the opinion carefully and in its entirety.

                                  RISK FACTORS

  The proposed Combination is a series of complex transactions that will involve significant risks, including, among other things, inherent uncertainties associated with coordinating the operations conducted by JWCFS and Genesis following the Combination and with realizing certain revenue increases expected to be realized through the Combination, and the uncertainty as to future market prices of JWGenesis Common Stock. For a discussion of these and other risk factors that JWCFS shareholders should take into account in determining whether to approve the Combination Proposal, see "Risk Factors" below.

                            THE PROPOSED COMBINATION

  Purpose and Effective Time of the Combination. The purpose of the Combination is to combine the businesses of JWCFS and Genesis in a transaction that is tax-free or non-recognition for both JWCFS shareholders and Genesis Members. It is anticipated that the Combination will become effective as promptly as practicable after the requisite approval of the shareholders of JWCFS has been obtained and all other conditions to the Combination have been satisfied or waived. See "The Combination Agreement--Conditions".

  Effects of the Combination. At the Effective Time, (i) in the JWCFS Share Exchange, each issued and outstanding share of JWCFS Common Stock will be exchanged for and become the right to receive one share of JWGenesis Common Stock, and JWCFS will thereby become a wholly owned subsidiary of JWGenesis; and (ii) in the Genesis Membership Exchange, Genesis Members holding at least 90% of the Genesis Membership Interests will exchange such interests for an aggregate of up to 1,500,000 shares of JWGenesis Common Stock, and Genesis will thereby become at least a 90% owned limited liability company of JWGenesis. If less than all of the Genesis Membership Interests are exchanged, the number of shares of JWGenesis Common Stock issued to the Genesis Members pursuant to the Genesis Membership Exchange will be equal to the product of 1,500,000 and the percentage of the Genesis Membership Interests exchanged. Fractional shares of JWGenesis Common Stock will not be issued in connection with the Combination. Genesis Members otherwise entitled to a fractional share will be paid the value of such fraction in cash determined as described under "The Combination Agreement--Conversion of Securities".

  Based upon the number of outstanding shares of JWCFS Common Stock on the Record Date, the one-for-one ratio for the JWCFS Share Exchange, and assuming that all of the Genesis Membership Interests are exchanged, the shareholders of JWCFS and the Genesis Members immediately prior to the consummation of the Combination will own approximately 72% and 28%, respectively, of the 5,440,812 shares of outstanding JWGenesis Common Stock immediately following the consummation of the Combination (excluding the exercise of outstanding options and warrants).

  Treatment of Options, Warrants, Purchase Rights, and Stock Plans. At the Effective Time, each outstanding option, warrant, or purchase right to acquire shares of JWCFS Common Stock will be assumed by

JWGenesis and converted into and become an option, warrant, or purchase right to acquire shares of JWGenesis Common Stock on the same terms and conditions as in effect immediately prior to the Effective Time. As of the Record Date, there were outstanding options to purchase an aggregate of 1,104,126 shares of JWCFS Common Stock having a weighted average exercise price of $5.44 per share and outstanding warrants to purchase an aggregate of 437,500 shares of JWCFS Common Stock at a weighted average exercise price of $10.90 per share. Pursuant to the Combination Agreement, JWGenesis will assume and adopt JWCFS' Amended and Restated Stock Option Plan and 1997 Employee Stock Purchase Plan as employee benefit plans of JWGenesis. See "The Combination Proposal--Stock Option and Stock Purchase Plans". In connection with the Combination, JWGenesis has also agreed to grant options to purchase up to an aggregate of 25,000 shares of JWGenesis Common Stock, having an exercise price equal to the fair market value of the JWGenesis Common Stock on the date of grant, to certain Genesis Members. See "The Combination Agreement--Stock Plans".

  Directors and Executive Officers of JWGenesis. The Board of Directors of JWGenesis following the Combination will be comprised of Marshall T. Leeds, Joel E. Marks, Gregg S. Glaser, Wm. Dennis Ferguson, and Curtis Sykora, each of whom is a current director of JWCFS, along with Will K. Weinstein, Philip C. Stapleton, and Jeffrey H. Lehman, each of whom is a current member of the Executive Committee of Genesis, as well as Harvey R. Heller. If, prior to the Effective Time, any of such persons who are currently directors of JWCFS should die or otherwise be unable or unwilling to serve as a director of JWGenesis, then a substitute for such person shall be designated by JWCFS. See "The Combination Proposal--Directors and Executive Officers of JWGenesis". If, prior to the Effective Time, Mr. Weinstein, Mr. Stapleton, Mr. Lehman, or Mr. Heller should die or otherwise be unable or unwilling to serve as a director of JWGenesis, then a substitute for such person shall be designated by Genesis, subject to the reasonable approval of JWCFS. The other five current directors of JWCFS--Stephen W. Cooper, John R. Faiella, Joseph P. Robilotto, Jerome Siegel, and Michael B. Weinberg (the "Gilman Designated Directors")--will not be directors of JWGenesis and are expected to resign as directors of JWCFS effective as of the time of the Combination. See "The Combination Proposal-- Directors and Executive Officers of Genesis".

  The Combination Agreement provides that Marshall T. Leeds (Chairman of the Board, President, and Chief Executive Officer of JWCFS) will be Chairman of the Board, President and Chief Executive Officer of JWGenesis; Will K. Weinstein (Chairman of the Executive Committee of Genesis) will be Vice Chairman of the Board of JWGenesis; Philip C. Stapleton (President of Genesis) will be Chief Operating Officer of JWGenesis; and Joel E. Marks (Vice Chairman of the Board, Executive Vice President, and Chief Financial Officer of JWCFS) will be Executive Vice President and Chief Financial Officer of JWGenesis. See "The Combination Proposal--Directors and Executive Officers of JWGenesis". Pursuant to the Combination Agreement, as a condition to the consummation of the Combination, each of Messrs. Leeds, Weinstein, Stapleton, and Marks has agreed to enter into an employment agreement with JWGenesis relating to his employment as an executive officer of JWGenesis. See "The Combination Proposal--Interests of Certain JWCFS Persons in the Combination" and "The Combination Agreement-- Agreements for Other Transactions".

  Conditions to the Combination; Termination of the Combination Agreement. The obligation of JWCFS to consummate the Combination is subject to the satisfaction of certain conditions, including obtaining requisite shareholder approval, the absence of any legal proceeding prohibiting consummation of the Combination, receipt of any material third party consents, the absence of a material adverse change affecting either JWCFS or Genesis, and the receipt of certain legal opinions, among others. These and several other conditions are discussed in more detail below under "The Combination Proposal--Material Federal Income Tax Consequences" and "The Combination Agreement--Conditions". The Combination Agreement is also subject to termination at the option of either JWCFS or Genesis if the Combination is not consummated before June 30, 1998. See "The Combination Agreement--Termination and Related Fees and Expenses".

  Reasons for the Combination. For a discussion of the factors considered by the JWCFS Board in reaching its decision with respect to the Combination, see "The Combination Proposal--Reasons for the Combination; Recommendations of the JWCFS Board".

  Interests of Certain JWCFS Persons in the Combination. In considering the recommendations of the JWCFS Board, holders of JWCFS Common Stock should be aware that certain members of JWCFS' management and Board of Directors have certain interests in the Combination that are in addition to the interests of the shareholders of JWCFS generally. Pursuant to the Combination Agreement, (i) five of the ten current directors of JWCFS will become directors of JWGenesis, and certain officers of JWCFS will become officers of JWGenesis; (ii) JWCFS has agreed to accelerate prepayment, without penalty, on or prior to the Effective Time, of the entire outstanding balance owed to Gilman CMG, Inc. ("Gilman") pursuant to any loan made by Gilman to JWCFS that requires the consent of Gilman to the Combination, which balance could be as much as $2,062,000, and pursuant to which the five Gilman Designated Directors were previously elected to the JWCFS Board at the request of Gilman; and (iii) at the request of Genesis, JWGenesis will enter into new employment agreements with Messrs. Leeds and Marks and will make certain payments and distribute shares of restricted stock of JWGenesis to each of Messrs. Leeds and Marks in connection with the termination of the financial terms of their existing employment arrangements with JWCFS and the execution by them of certain nonsolicitation agreements (the "Special Payments"). See "The Combination Proposal--Interests of Certain JWCFS Persons in the Combination".

  Exchange of Stock Certificates. Upon consummation of the Combination, each holder of a certificate or certificates representing shares of JWCFS Common Stock outstanding immediately prior to the Combination will, upon the surrender thereof (duly endorsed, if required) to American Stock Transfer and Trust Company (the "Exchange Agent"), be entitled to receive a certificate or certificates representing the number of shares of JWGenesis Common Stock for which such shares of JWCFS Common Stock are exchanged as a result of the Combination. The Exchange Agent will mail a letter of transmittal with instructions to all holders of record of JWCFS Common Stock as of the Effective Time for use in surrendering their stock certificates in exchange for certificates representing shares of JWGenesis Common Stock. CERTIFICATES SHOULD NOT BE SURRENDERED UNTIL THE LETTER OF TRANSMITTAL AND INSTRUCTIONS ARE RECEIVED. See "The Combination Agreement--Conversion of Securities".

  No Dissenters' Rights. The holders of JWCFS Common Stock will not be entitled to any dissenters' rights of appraisal in connection with the Combination.

  Material Federal Income Tax Consequences. It is intended that the JWCFS Share Exchange, as well as the Genesis Membership Exchange, will constitute a non-recognition exchange of securities pursuant to Section 351 of the Internal Revenue Code of 1986, as amended (the "Code"), and that no gain or loss will be recognized by JWCFS or Genesis and no gain or loss will be recognized by JWCFS shareholders or Genesis Members on the exchange of shares of JWCFS Common Stock or Genesis Membership Interests for JWGenesis Common Stock pursuant to the Combination. Consummation of the Combination is conditioned upon the receipt of an opinion of counsel to JWCFS as to such effects to JWCFS shareholders and JWCFS. For a further discussion of certain federal income tax consequences of the Combination, see "The Combination Proposal--Material Federal Income Tax Consequences".

  Accounting Treatment. The Combination will be accounted for by JWGenesis under the purchase method of accounting for business combinations. See "The Combination Proposal--Accounting Treatment".

  Comparison of Shareholder Rights. Upon consummation of the Combination, the shareholders of JWCFS, a Florida corporation, will become shareholders of JWGenesis, also a Florida corporation. As a result, the corporate law applicable to persons holding shares of JWGenesis Common Stock will be the same as if they held JWCFS Common Stock. However, for a discussion of certain differences between the articles of incorporation and bylaws of JWCFS and JWGenesis--which, as a substantive matter, relate to provisions affecting authorized shares, special meetings of shareholders, shareholder action without a meeting, matters considered at annual meetings of shareholders, and the filling of vacancies on the Board of Directors--see "Comparison of Shareholder Rights".

                               MARKET PRICE DATA

  The JWCFS Common Stock is listed on the AMEX under the symbol "JWC". The table below sets forth, for the periods indicated, the range of high and low sale prices of JWCFS Common Stock on the AMEX or on The Nasdaq Stock Market (where such shares were previously traded prior to the listing on the AMEX on May 8, 1997). Genesis is a privately owned company, and the Genesis Membership Interests are not publicly traded in any market. The JWGenesis Common Stock will succeed to the listing of the JWCFS Common Stock on the AMEX, and its symbol will also be "JWC".

                                                                    SALES PRICE
                                                                    -----------
                                                                    HIGH   LOW
                                                                    ----- -----
   1996
     First Quarter................................................. $3.33 $2.75
     Second Quarter................................................  5.08  3.08
     Third Quarter.................................................  5.00  3.17
     Fourth Quarter................................................  7.67  3.83
   1997
     First Quarter................................................. 12.50  7.17
     Second Quarter................................................ 10.13  6.00
     Third Quarter.................................................  8.88  7.25
     Fourth Quarter................................................ 15.88  8.38
   1998
     First Quarter ................................................ 13.75 11.38
     Second Quarter (through May 11, 1998)......................... 12.38 11.50

  On January 20, 1998, the last full trading day prior to the date on which the Combination Agreement was executed and the Combination was publicly announced, the closing price of JWCFS Common Stock on the AMEX was $13.00 per share. On May 11, 1998, the most recent practicable date prior to the printing of this Proxy Statement/Prospectus, the closing price on the AMEX was $11.75 per share of JWCFS Common Stock.

  JWCFS SHAREHOLDERS ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS FOR JWCFS COMMON STOCK PRIOR TO THE JWCFS SPECIAL MEETING. THE PRICES AT WHICH JWCFS COMMON STOCK TRADES MAY NOT BE INDICATIVE OF THE PRICES AT WHICH JWGENESIS COMMON STOCK WILL TRADE.

  No cash dividends have been declared or paid to date on the JWCFS Common Stock, and it is not anticipated that any cash dividends will be paid on the JWGenesis Common Stock for the foreseeable future. JWCFS has adopted, and it is anticipated that JWGenesis will continue, a policy of cash preservation for future use in the business.

                       SELECTED HISTORICAL FINANCIAL DATA

                                     JWCFS

  The selected consolidated financial data of JWCFS set forth below as of and for the years ended December 31, 1997, 1996, and 1995 are derived from audited consolidated financial statements of JWCFS incorporated by reference herein. The selected consolidated financial data as of and for the years ended December 31, 1994 and 1993 are derived from audited consolidated financial statements of JWCFS that are not included or incorporated by reference herein. This summary should be read in conjunction with the financial statements and other financial information included in documents incorporated herein by reference.

                                               YEAR ENDED DECEMBER 31
                                     ------------------------------------------
                                       1997     1996     1995    1994    1993
                                     -------- -------- -------- ------- -------
                                      (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
STATEMENTS OF INCOME DATA:
  Total revenues.................... $ 97,182 $ 91,020 $ 80,041 $60,471 $50,066
                                     ======== ======== ======== ======= =======
  Income before income taxes and
   cumulative effect of change in
   accounting principle............. $  9,792 $  8,232 $  6,287 $ 5,243 $ 4,944
                                     ======== ======== ======== ======= =======
  Income before cumulative effect of
   change in accounting principle... $  6,103 $  6,025 $  3,810 $ 3,300 $ 3,114
  Cumulative effect of change in
   accounting principle.............      --       --       --      --      658
                                     -------- -------- -------- ------- -------
  Net income........................ $  6,103 $  6,025 $  3,810 $ 3,300 $ 3,772
                                     ======== ======== ======== ======= =======
EARNINGS PER SHARE DATA:
  Basic............................. $   1.77 $   1.42 $    .65 $   .56 $   .63
                                     ======== ======== ======== ======= =======
  Diluted........................... $   1.50 $   1.26 $    .64 $   .56 $   .63
                                     ======== ======== ======== ======= =======
WEIGHTED AVERAGE COMMON SHARES
 OUTSTANDING:
  Basic.............................    3,443    4,246    5,862   5,858   5,975
                                     ======== ======== ======== ======= =======
  Diluted...........................    4,070    4,784    6,000   5,907   6,024
                                     ======== ======== ======== ======= =======
                                                  AT DECEMBER 31,
                                     ------------------------------------------
                                       1997     1996     1995    1994    1993
                                     -------- -------- -------- ------- -------
                                      (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
STATEMENT OF FINANCIAL CONDITION
 DATA:
  Cash and cash equivalents......... $ 11,512 $ 11,836 $  8,597 $ 5,401 $ 3,289
  Total assets...................... $140,732 $127,331 $115,214 $82,218 $77,564
  Short term borrowings from banks.. $ 29,423 $ 17,375 $ 28,138 $ 7,303 $20,271
  Notes payable to affiliates....... $  5,113 $  8,625 $  3,500 $ 5,161 $ 2,661
  Total liabilities................. $116,066 $111,959 $ 98,643 $69,459 $67,454
  Mandatorily redeemable common
   stock............................      --       --  $  7,013     --      --
  Total stockholders' equity........ $ 24,666 $ 15,372 $  9,558 $12,759 $10,110

                                    GENESIS

  The selected financial data of Genesis set forth below as of and for the years ended December 31, 1997, 1996, and 1995 are derived from audited financial statements of Genesis included elsewhere herein. The selected financial data as of and for the years ended December 31, 1994 and 1993 are derived from audited financial statements of Genesis which are not included or incorporated by reference herein. This summary should be read in conjunction with the financial statements and other financial information of Genesis included elsewhere herein.

                                             YEAR ENDED DECEMBER 31,
                                   --------------------------------------------
                                     1997     1996     1995     1994     1993
                                   -------- -------- -------- -------- --------
                                     (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
STATEMENTS OF OPERATIONS DATA:
  Revenues........................ $ 30,570 $ 22,281 $ 27,588 $ 24,275 $ 24,208
  Expenses........................   26,744   21,792   21,968   19,262   15,749
  Net income......................    3,826      489    5,620    5,013    8,459
EARNINGS PER SHARE DATA:
  Basic(1)........................ $   2.55 $    .33 $   3.75 $   3.34 $   5.64
  Diluted(1)...................... $   2.55 $    .33 $   3.75 $   3.34 $   5.64
                                                 AT DECEMBER 31,
                                   --------------------------------------------
                                     1997     1996     1995     1994     1993
                                   -------- -------- -------- -------- --------
                                                  (IN THOUSANDS)
BALANCE SHEET DATA:
  Total assets.................... $  8,221 $  5,988 $ 10,230 $  9,268 $  7,136
  Total liabilities...............    2,176    2,196    1,770    1,670    1,728
  Redeemable preferred members'
   capital........................    1,275    1,289      --       --       --
  Members' capital................    4,770    2,503    8,460    7,598    5,408

--------
(1) Genesis, a California LLC, has no shares of common stock outstanding. Rather, each of its Members owns a certain percentage interest in the net assets of Genesis. In connection with the Combination, JWGenesis will issue 1,500,000 shares of its common stock in exchange for 100% of the Genesis Membership Interests. For purposes of this table, the Genesis historical per share amounts are calculated by assuming that Genesis had 1,500,000 shares outstanding for all periods presented.

    SUMMARY UNAUDITED PRO FORMA CONSOLIDATEDCONDENSED FINANCIAL INFORMATION

  The summary unaudited pro forma consolidated condensed statement of income information of JWGenesis for the year ended December 31, 1997 set forth below gives effect to the Combination as if consummated at the beginning of 1997. The summary unaudited pro forma consolidated condensed balance sheet information of JWGenesis at December 31, 1997 set forth below gives effect to the Combination as if consummated on such date. The summary pro forma information set forth below is qualified in its entirety by, and should be read in conjunction with, the Unaudited Pro Forma Consolidated Condensed Financial Statements included herein and the historical financial information of JWCFS and Genesis included or incorporated by reference herein.

  The pro forma financial information is presented for informational purposes only and is not necessarily indicative of the financial position or operating results that would have occurred if the transactions given retroactive effect therein had been consummated as of the dates indicated, nor is it necessarily indicative of future financial conditions or operating results. See "Risk Factors" and "Unaudited Pro Forma Consolidated Condensed Financial Statements".

                                                              YEAR ENDED
                                                           DECEMBER 31, 1997
                                                         ---------------------
                                                         (IN THOUSANDS, EXCEPT
                                                          PER SHARE AMOUNTS)
PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF INCOME
 DATA(1):
  Revenues..............................................        $127,752
  Income before income taxes............................          11,877
  Net income............................................           7,077
  Net income per common share:
    Basic...............................................           $1.43
    Diluted.............................................           $1.27
  Average common shares outstanding(2):
    Basic...............................................       4,943,141
    Diluted.............................................       5,569,594
                                                         AT DECEMBER 31, 1997
                                                         ---------------------
                                                            (IN THOUSANDS)
PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET DATA(3):
  Cash and cash equivalents.............................        $ 14,101
  Total assets..........................................         166,353
  Total shareholders' equity(4).........................          44,166

--------
(1) Pro forma adjustments include (i) the amortization of cost in excess of net assets acquired (goodwill), (ii) amortization of the Special Payments and changes in executive compensation, and (iii) an income tax provision to reflect the pro forma tax effects (i) as if Genesis, an LLC, were taxed as a C corporation and (ii) amortization of the Special Payments and changes in executive compensation.
(2) Adjusted to reflect the 1,500,000 shares of the JWGenesis Common Stock to be issued in exchange for 100% of the Genesis Membership Interests in connection with the Combination (assuming the shares were outstanding for the entire period).
(3) Assumes an increase to total assets and shareholder's equity equal to the value of the 1,500,000 shares of JWGenesis Common Stock to be issued in exchange for 100% of the Genesis Membership Interests in connection with the Combination.
(4) Includes common stock, members' capital, additional paid-in capital, and retained earnings.

                           COMPARATIVE PER SHARE DATA

  Set forth below are historical net income and book value per share data of JWCFS and Genesis, equivalent pro forma per share data of Genesis, and pro forma combined per share data of JWGenesis. The data set forth below should be read in conjunction with the JWCFS and Genesis audited consolidated financial statements, including the notes thereto, that are incorporated by reference or included elsewhere in this Proxy Statement/Prospectus, and with the unaudited pro forma condensed information included under "Unaudited Pro Forma Consolidated Condensed Financial Information". No cash dividends were declared or paid during the periods presented.

                                                                  YEAR ENDED
                                                               DECEMBER 31, 1997
                                                               -----------------
JWCFS-HISTORICAL
Basic net income per share....................................       $1.77
Diluted net income per share..................................       $1.50
Book value per share, at period end...........................       $6.68
GENESIS-HISTORICAL
Net income(1).................................................       $2.55
Book value per share at period end(1).........................       $3.18
GENESIS PER COMMON SHARE EQUIVALENT
Basic net income per share(2).................................       $1.43
Diluted net income per share(2)...............................       $1.27
Book value per share, at period end(2)........................       $8.51
JWGENESIS-PRO FORMA
Basic net income per share(3).................................       $1.43
Diluted net income per share(3)...............................       $1.27
Book value per share, at period end(3)........................       $8.51

--------
(1) Genesis, a California LLC, has no shares of common stock outstanding. Rather, each of its Members owns a certain percentage interest in the net assets of Genesis. In connection with the Combination, JWGenesis will issue 1,500,000 shares of its Common Stock in exchange for 100% of the Genesis Membership Interests. For purposes of this table, the Genesis historical per share amounts are calculated by assuming that Genesis had 1,500,000 shares outstanding for the year ended December 31,1997.
(2) Computed by multiplying the JWGenesis--Pro Forma amounts by an exchange ratio of one to one by assuming 1,500,000 Genesis shares will be exchanged for 1,500,000 JWGenesis shares.
(3) Amounts are calculated by dividing pro forma net income or shareholders' equity by the sum of the total shares of JWCFS outstanding plus the additional shares to be issued in the Combination.

                                 RISK FACTORS

  The following factors should be taken into account by holders of JWCFS Common Stock in evaluating whether to approve the Combination Proposal, which approval will, if the other conditions to the Combination are satisfied, result in their becoming holders of JWGenesis Common Stock. These factors should be taken into account in conjunction with the other information included or incorporated by reference in this Proxy Statement/Prospectus.

INHERENT UNCERTAINTIES RELATING TO CERTAIN EFFECTS OF THE COMBINATION

  Coordination of Operations. The success of the Combination in enhancing long-term shareholder value depends in part on the ability of the respective managements of JWCFS and Genesis to coordinate the operations of their two business enterprises. As in every business combination, such coordination will require the dedication of management resources, which may temporarily divert attention from the day-to-day business of JWGenesis. The difficulties of coordination may be increased by the necessity of managing geographically separated organizations, in that JWCFS will remain (and JWGenesis will be) headquartered in Boca Raton, Florida, whereas Genesis will remain based in San Francisco. There can be no assurance that the coordination necessary to maximize the benefits of the Combination will be wholly realized.

  Realization of Revenue Increases. The senior managements of JWCFS and Genesis expect certain increases in revenue as a result of the Combination, without taking into account or attempting to quantify any of the incremental operating profits expected to be realized over time through the Combination. The JWCFS Board took into account this expectation in deciding to approve the Combination. There can be no assurance, however, that JWGenesis will be able to realize, or do so within any particular time frame, the expected revenue increases, or generate additional revenue to offset any unanticipated inability to realize such expected revenue increases.

UNCERTAINTY AS TO MARKET PRICE OF JWGENESIS COMMON STOCK

  In light of the considerations set forth above, the fact that JWGenesis will be a new public company (notwithstanding its succession to the business of JWCFS), and the inherent uncertainty as to future market prices of the stock of any public company, the prices at which the JWCFS Common Stock has traded in the past or is trading immediately prior to the Effective Time will not necessarily be indicative of the prices at which JWGenesis Common Stock will trade following the Combination.

VOLATILE NATURE OF THE SECURITIES BUSINESS

  The securities business is, by its nature, subject to significant risks, particularly in volatile or illiquid markets, including the risk of trading losses, losses resulting from the ownership or underwriting of securities, counterparty failure to meet commitments, customer fraud, employee fraud, issuer fraud, errors and misconduct, failures in connection with the processing of securities transactions, and litigation. JWGenesis' principal business activities consist of retail securities brokerage, investment banking, and clearing and execution services and are highly competitive and subject to various risks, volatile trading markets, and fluctuations in the volume of market activity. The securities business is directly affected by many factors, including economic and political conditions, broad trends in business and finance, legislation and regulation affecting the business and financial communities, currency values, inflation, market conditions, the availability and cost of short-term or long-term funding and capital, the credit capacity or perceived creditworthiness of the securities industry in the marketplace, and the level and volatility of interest rates. These and other factors can contribute to lower price levels for securities and illiquid markets.

  Lower price levels of securities may result in (i) reduced volumes of securities transactions, with a consequent reduction in commission revenues,
(ii) losses from declines in the market value of securities held in trading, investment, and underwriting positions, and (iii) reduced management fees calculated as a percentage of assets managed. In periods of low volume, levels of profitability are further adversely affected because certain expenses remain relatively fixed. Sudden sharp declines in market values of securities and the failure of issuers and counterparties to perform their obligations can result in illiquid markets, which, in turn, may result in JWGenesis having difficulty selling securities, hedging its securities positions, and investing funds under its management. Such negative market conditions, if prolonged, may also lower JWGenesis' revenues from investment banking and other activities. As a result of the varied risks associated with the securities business, which are beyond JWGenesis' control, JWGenesis' commissions and other revenues could be adversely affected. A reduction in revenues or a loss resulting from the underwriting or ownership of securities could have a material adverse effect on JWGenesis' results of operations and financial condition. In addition, as a result of such risks, JWGenesis' revenues and operating results may be subject to significant fluctuations from quarter to quarter and from year to year.

SIGNIFICANT COMPETITION

  All aspects of JWGenesis' business are highly competitive. JWGenesis competes directly with national and regional full service broker-dealers and, to a lesser extent, with discount brokers, dealers, investment banking firms, investment advisors, and certain commercial banks. The financial services industry has become considerably more concentrated as numerous securities firms have either eased operations or have been acquired by or merged into other firms. Such mergers and acquisitions have increased competition from these firms, many of which have significantly greater equity capital and financial and other resources than JWGenesis, including after the Combination. With respect to retail brokerage activities, certain of the regional firms with which JWGenesis competes have operated in certain markets longer than has JWGenesis and have established long-standing client relationships. In addition, JWGenesis expects competition from commercial banks to increase as a result of recent and anticipated legislative and regulatory initiatives in the United States to remove or relieve certain restrictions on commercial banks relating to the sale of securities. JWGenesis also competes with others in the financial services industry with respect to the recruiting of new employees and the retention of current employees.

  JWGenesis expects to face increasing competition from companies offering electronic brokerage services, which is a rapidly developing industry. These competitors may have lower costs or provide fewer services, and may offer certain customers more attractive pricing or other terms, than JWGenesis offers, including after the Combination. JWGenesis also anticipates competition from underwriters who attempt to effect public offerings for emerging growth companies through new means of distribution, including transactions effected using electronic media such as the Internet. In addition, disintermediation may occur as issuers attempt to sell their securities directly to purchasers, including sales using electronic media such as the Internet. To the extent that issuers and purchasers of securities transact business without the assistance of financial intermediaries such as JWGenesis, JWGenesis' operating results could be adversely affected.

DEPENDENCE ON KEY PERSONNEL

  Most aspects of Genesis' and JWCFS' businesses are dependent on highly skilled individuals. Each company devotes considerable resources to recruiting, training, and compensating such individuals. In addition, one component of JWGenesis' strategy will be to increase market penetration by recruiting experienced investment consultants. There can be no assurance that such recruiting efforts will be successful or, if successful, that they will enhance JWGenesis' business, results of operations, or financial condition.

  Competition for Professional Employees. From time to time, individuals employed by JWGenesis may choose to leave JWGenesis at any time to pursue other opportunities. JWCFS and Genesis have each experienced losses of research, investment banking, and sales and trading professionals. The level of competition for key personnel remains intense. There can be no assurance that losses of key personnel due to such competition or otherwise will not occur in the future. The loss of an investment banking, research, or sales and trading professional, particularly a senior professional with a broad range of contacts in an industry, could materially and adversely affect JWGenesis' operating results.

  Limitations of Employee Retention Mechanisms. JWGenesis will depend on many key employees, and in particular on its three senior executive officers, Marshall T. Leeds, its Chairman, President and Chief Executive Officer; Philip
C. Stapleton, its Chief Operating Officer; and Joel E. Marks, its Chief Financial Officer. JWGenesis also expects to derive significant benefits from the ongoing activities of Will K. Weinstein, the current Chairman of the Executive Committee of Genesis who will become Vice Chairman of the Board of JWGenesis, but without an obligation to function as a full time employee. The loss of any key employee could materially and adversely affect JWGenesis. While JWGenesis will generally not have employment agreements with its employees, it will attempt to retain its employees with incentives such as long-term deferred compensation plans, the issuance of stock subject to continued employment, the grant of options to buy stock that vest over a number of years of employment and the transfer of JWGenesis-owned life insurance to certain executive officers over time. In addition, Messrs. Leeds and Marks will enter into seven year nonsolicitation agreements in favor of JWGenesis, upon which certain payments in connection with the termination of the JWCFS employment arrangements will be contingent. See "The Combination Proposal--Interests of Certain JWCFS Persons in the Combination". These incentives, however, may be insufficient in light of the increasing competition for experienced professionals in the securities industry, particularly if JWGenesis' stock price were to decline or fail to appreciate sufficiently to be a competitive source of a portion of professional compensation.

DEPENDENCE ON OUTSIDE SOURCES OF FINANCING

  JWGenesis, like others in the securities industry, relies on external sources to finance a significant portion of its day-to-day operations, principally customer margin account balances and certain transactions. The principal sources of JWGenesis' cash and liquidity are commissions, trading profits, and collateralized bank loans. Liquidity management includes the monitoring of assets available to hypothecate or pledge against short-term borrowings. JWCFS maintains working capital credit lines with two banks, Wilmington Trust Company and SunTrust Bank, South Florida, N.A., aggregating approximately $5.0 million, all of which is expected to be drawn down as of the Effective Time. Availability of financing to JWGenesis will vary depending on market conditions, the volume of certain trading activities, credit ratings, credit capacity, and the overall availability of credit to the financial services industry. There can be no assurance that adequate financing to support JWGenesis' business will be available in the future on terms attractive to JWGenesis, or at all.

NET CAPITAL REQUIREMENTS; HOLDING COMPANY STRUCTURE

  The Securities and Exchange Commission, the New York Stock Exchange, Inc. (the "NYSE"), the National Association of Securities Dealers, Inc. (the "NASD"), and various other regulatory bodies in the United States have rules with respect to net capital requirements that affect JWCFS and Genesis and will affect JWGenesis. These rules have the effect of requiring that at least a substantial portion of a broker-dealer's assets be kept in cash or highly liquid investments. Compliance with the net capital requirements by broker-dealer subsidiaries of JWGenesis could limit operations that require intensive use of capital, such as underwriting or trading activities. These rules could also restrict the ability of JWGenesis to withdraw capital from these subsidiaries, even in circumstances where these subsidiaries have more than the minimum amount of required capital, which, in turn, could limit the ability of JWGenesis to pay dividends, implement its strategies, and pay interest on and repay the principal of its debt. In addition, a change in such rules, or the imposition of new rules, affecting the scope, coverage, calculation, or amount of such net capital requirements, or a significant operating loss or any unusually large charge against net capital, could have similar adverse effects.

DEPENDENCE ON SYSTEMS

  Each of JWCFS' and Genesis' business is, and JWGenesis' business will be, highly dependent on communications and information systems. Any failure or interruption of such systems could cause delays in securities trading activities and an inability to execute client transactions, which could have a material adverse effect on operating results of JWGenesis. There can be no assurance that JWGenesis will not suffer any such systems failure or interruption, whether caused by an earthquake, fire, other natural disaster, power or telecommunications failure, act of God, act of war, or otherwise, or that the back-up procedures of JWGenesis and capabilities in the event of any such failure or interruption will be adequate.

YEAR 2000 COMPLIANCE

  The "year 2000 issue" arises from the widespread use of computer programs that rely on two-digit date codes to perform computations or decision-making functions. Many of these programs may fail due to an inability to properly interpret date codes beginning January 1, 2000. For example, such programs may misinterpret "00" as the year 1900 rather than 2000. In addition, some equipment, being controlled by microprocessor chips, may not deal appropriately with the year "00". JWCFS and Genesis are evaluating their computer systems to determine which modifications and expenditures will be necessary to make their systems compatible with year 2000 requirements. JWCFS and Genesis believe that their systems will be year 2000-compliant upon implementation of such modifications.

  JWGenesis currently estimates that the total cost of such modifications will not be significant. However, there can be no assurance that all necessary modifications will be identified and corrected or that unforeseen difficulties or costs will not arise. In addition, there can be no assurance that the systems of other companies on which JWCFS' and Genesis' systems rely will be modified on a timely basis, or that the failure by another company to properly modify its systems will not negatively impact the systems or operations of JWCFS and Genesis.

RISK OF REDUCED REVENUES DUE TO DECLINE IN TRADING OF GROWTH COMPANY
SECURITIES

  Each of JWCFS' and Genesis' revenues from brokerage transactions are generally substantially lower when the level of public offering and trading activities of securities of emerging growth companies declines. Each company derives a significant portion of its revenues from brokerage transactions related to the securities of growth companies. In the past, revenues from such brokerage transactions have declined when underwriting activities in these industry sectors declined, the volume of trading on NASDAQ declined, or industry sectors or individual companies reported results below investors' expectations.

RISKS ASSOCIATED WITH FEDERAL AND STATE REGULATION

  The securities industry and the business of JWCFS and Genesis are, and the business of JWGenesis will be, subject to extensive regulation by the Commission, state securities regulators, and other governmental regulatory authorities. The business of each company also is regulated by industry self-regulatory organizations ("SROs"), including the NASD, the NYSE, the AMEX, and other exchanges. Compliance with many of the regulations applicable to each company involves a number of risks, particularly in areas where applicable regulations may be subject to varying interpretation. In the event of non-compliance by JWGenesis with an applicable regulation, governmental regulators and SROs may institute administrative or judicial proceedings that may result in censure, fine, civil penalties (including treble damages in the case of insider trading violations), the issuance of cease-and-desist orders, the deregistration or suspension of the non-compliant broker-dealer, the suspension or disqualification of the broker-dealer's officers or employees, or other adverse consequences. The imposition of any such penalties or orders on JWGenesis could have a material adverse effect on JWGenesis' operating results and financial condition.

  The regulatory environment is also subject to change. JWGenesis may be adversely affected as a result of new or revised legislation or regulations imposed by the Commission, other federal or state governmental regulatory authorities, or SROs. JWGenesis also may be adversely affected by changes in the interpretation or enforcement of existing laws and rules by these governmental authorities and SROs.

RISK OF LOSSES FROM UNDERWRITING AND TRADING

  Each of JWCFS' and Genesis' underwriting, securities trading, and market-making activities are conducted by it as principal and subject the company's capital to significant risks, including market, credit, counterparty, and liquidity risks. These activities often involve the purchase, sale, or short sale of securities as principal in markets that may be characterized by relative illiquidity or that may be particularly susceptible to rapid fluctuations in liquidity. Each company from time to time has large position concentrations in securities of, or commitments to, a single issuer, or issuers engaged in a specific industry, particularly as a result of underwriting activities. JWGenesis expects to concentrate its trading positions and underwriting activities in a more limited number of industry sectors and portfolio companies than many other investment banks, which might result in higher trading losses than would occur if JWGenesis' positions and activities were less concentrated. In addition, the trend in all major capital markets, for competitive and other reasons, toward larger commitments on the part of lead underwriters means that, from time to time, an underwriter (including a co-manager) may retain significant position concentrations in individual securities.

RISK OF LOSSES ASSOCIATED WITH LITIGATION AND SECURITIES LAWS

  Many aspects of JWGenesis' business will involve substantial risks of liability. An underwriter is exposed to substantial liability under federal and state securities laws, other federal and state laws, and court decisions, including decisions with respect to underwriters' liability and limitations on indemnification of underwriters by issuers. For example, a firm that acts as an underwriter may be held liable for material misstatements or omissions of fact in a prospectus used in connection with the securities being offered or for statements made by its securities analysts or other personnel.

  Increasing Frequency of Securities Litigation. In recent years, there has been an increasing incidence of litigation involving the securities industry, including class actions that seeks substantial damages. JWGenesis' underwriting activities will usually involve offerings of the securities of emerging and mid-size growth companies, which often involve a higher degree of risk and are more volatile than the securities of more established companies. In comparison with more established companies, such emerging and mid-size growth companies are also more likely to be the subject of securities class actions, to carry directors and officers liability insurance policies with lower limits, or no such insurance, and to become insolvent. Each of these factors increases the likelihood that an underwriter of an emerging or mid-size growth company's securities will be required to contribute to an adverse judgment or settlement of a securities lawsuit.

  Frequent Claims Against Underwriters. The plaintiffs' attorneys in securities class action lawsuits frequently name as defendants the managing underwriters of a public offering. Neither Genesis nor JWCFS has been a named defendant in any class action lawsuit relating to public offerings in which it served as a managing underwriter. Plaintiffs' attorneys also name as defendants investment banks that provide advisory services in corporate finance transactions. Neither Genesis nor JWCFS is a defendant in any such lawsuit. JWGenesis anticipates, however, that securities class action lawsuits naming JWGenesis as a defendant may be filed from time to time in the future, particularly if JWGenesis increases its level of activity in such transactions. In such lawsuits, all members of the underwriting syndicate typically are included as members of a defendant class or are required by law, or pursuant to the terms of the underwriting agreement, to bear a portion of any expenses or losses (including amounts paid in settlement of the litigation) incurred by the underwriters as a group in connection with the litigation, to the extent not covered by the indemnification obligation of the issuer of the securities underwritten. If JWGenesis were to become a party to such lawsuits, JWGenesis' assets would be subject to risks. If the plaintiffs in any suits against JWGenesis were to successfully prosecute their claims, or if JWGenesis were to settle such suits by making significant payments to the plaintiffs, JWGenesis' operating results and financial condition could be materially and adversely affected. As is common in the securities industry, JWGenesis does not carry insurance that would cover any such payments. In addition, JWGenesis' charter documents allow indemnification of JWGenesis' officers, directors, and agents to the maximum extent permitted under Florida law. JWGenesis may be the subject of indemnification assertions under these charter documents by officers, directors, or agents of JWGenesis who are or may become defendants in litigation.

  In addition, the laws relating to securities class actions are currently in a state of flux. The eventual impact of the Private Securities Litigation Reform Act of 1995 on securities class action litigation is not known.

  Diversion of Management Attention. In addition to these financial costs and risks, the defense of litigation can, to a certain extent, divert the efforts and attention of management and staff. The amount of time that management and other employees may be required to devote in connection with the defense of litigation could be substantial and might materially divert their attention from other responsibilities. Securities class action litigation in particular is highly complex and can extend for a protracted period of time, thereby consuming substantial time and effort of management and substantially increasing the cost of such litigation.

  Risks Associated with Other Disputes. In the normal course of business, each of JWCFS and Genesis is a defendant in various civil actions and arbitrations arising out of its activities as a broker-dealer in securities, as an underwriter, as an employer, and as a result of other business activities. JWCFS has in the past made significant payments in connection with the resolution of disputed claims, and there can be no assurance that significant payments in connection with the resolution of disputed claims will not occur in the future with respect to JWGenesis.

RISKS ASSOCIATED WITH MANAGEMENT OF GROWTH

  Over the past several years, JWCFS has experienced significant growth in its business activities and the number of its employees, and it is contemplated that JWGenesis will experience similar growth. Such growth has required and will continue to require increased investments in management personnel, financial and management systems and controls, and facilities, which, in the absence of continued revenue growth, would cause JWGenesis' operating margins to decline from current levels for JWCFS. In addition, as is common in the securities industry, JWCFS is, and JWGenesis will continue to be, highly dependent on the effective and reliable operation of its communications and information systems. JWGenesis believes that its current and anticipated future growth will require implementation of new and enhanced communications and information systems and training of its personnel to operate such systems. Any difficulty or significant delay in the implementation or operation of existing or new systems or the training of personnel could adversely affect JWGenesis' ability to manage growth.

                              THE SPECIAL MEETING

  This Proxy Statement/Prospectus is being furnished to holders of JWCFS Common Stock in connection with the solicitation of proxies by the JWCFS Board from the holders of JWCFS Common Stock for use at the Special Meeting.

TIME AND PLACE; PURPOSES

  The Special Meeting is scheduled to be held at the offices of JWCFS, 980 North Federal Highway, Suite 210, Boca Raton, Florida 33432 on Friday, June 12, 1998 at 10:00 A.M., Eastern Time. At the Special Meeting, holders of JWCFS Common Stock will consider and vote upon the Combination Proposal, and transact such other business as may properly be brought before the Special Meeting. JWCFS is not aware of any other business that is proposed to be conducted at the Special Meeting.

  The JWCFS Board has determined that the Combination is in the best interests of JWCFS and its shareholders and has unanimously approved the Combination Proposal and recommended that JWCFS shareholders vote FOR approval of the Combination Proposal.

VOTING RIGHTS; VOTES REQUIRED FOR APPROVAL

  The JWCFS Board has fixed the close of business on May 1, 1998 as the Record Date for the Special Meeting. Only holders of record of JWCFS Common Stock on the Record Date will be entitled to notice of and to vote at the Special Meeting and any adjournment or postponement thereof. As of the Record Date, there were 3,940,812 shares of JWCFS Common Stock issued and outstanding held by 143 holders of record. Each holder of record of shares of JWCFS Common Stock on the Record Date is entitled to cast one vote per share on the proposal to approve and adopt the Combination Proposal, and on any other matter properly submitted for a vote of JWCFS shareholders.

  A majority of the outstanding shares of JWCFS Common Stock must be represented at the Special Meeting to constitute the quorum needed for the transaction of business at the Special Meeting. Abstentions and broker non-votes will be counted as shares present at the Special Meeting for purposes of determining the existence of a quorum.

  The approval by JWCFS shareholders of the Combination Proposal will require the affirmative vote, in person or by proxy, of the holders of a majority of the votes entitled to be cast by the holders of JWCFS Common Stock at the Special Meeting. The approval by JWCFS Shareholders of the proposal to adjourn the meeting to solicit additional proxies will require the affirmative vote, in person or by proxy, of the holders of a majority of the shares of JWCFS Common Stock present at the Special Meeting. Because abstentions and broker non-votes with respect to the Combination Proposal and the proposal to adjourn the meeting will not be recorded as votes in favor of the proposal, both abstentions and broker non-votes will have the effect of votes against the Combination Proposal and the proposal to adjourn the meeting. Approval of the proposal to adjourn the Special Meeting to solicit additional proxies would allow the JWCFS proxies to adjourn the Special Meeting in order to solicit a sufficient number of proxies to approve the Combination Proposal in the event that the proxies received by the date of the Special Meeting are not sufficient to approve the Combination Proposal.

  Marshall E. Leeds, the Chairman of the Board and Chief Executive Officer of JWCFS, and Joel E. Marks, the Vice Chairman of the Board and Chief Financial Officer of JWCFS, have agreed to vote all shares of JWCFS Common Stock owned or controlled by them in favor of the approval of the Combination Proposal. As of the Record Date, Mr. Leeds and Mr. Marks owned or controlled an aggregate of 811,589 shares, or approximately 21%, of the outstanding shares of JWCFS Common Stock. Each other director and executive officer of JWCFS who owns or has the power to direct the voting of shares of JWCFS Common Stock has advised JWCFS that he intends to vote or direct the vote of all such shares of JWCFS Common Stock in favor of the approval of the Combination Proposal. As of the Record Date, such directors and executive officers of JWCFS, including Mr. Leeds and Mr. Marks, had voting control over an aggregate of approximately 24% of the outstanding shares of JWCFS Common Stock.

PROXIES

  All shares of JWCFS Common Stock entitled to vote and represented at the Special Meeting by properly executed proxies received prior to or at the Special Meeting, and not revoked, will be voted at the Special

Meeting in accordance with the instructions indicated on such proxies. If no instructions are indicated, such proxies will in each case be voted FOR approval of the Combination Proposal, FOR granting authority to adjourn the Special Meeting to solicit additional proxies, and FOR granting authority to the persons named in the proxy card and acting thereunder to have discretion to vote in accordance with their best judgment on any other matters properly presented at the Special Meeting for consideration, if any.

  Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of JWCFS, at or before the taking of the vote at the Special Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of JWCFS before the taking of the vote at the Special Meeting, or (iii) attending the Special Meeting and voting in person (although attendance at the Special Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to JWCFS, 980 North Federal Highway, Suite 210, Boca Raton, Florida 33432, Attention: Corporate Secretary, or hand delivered to the designated representative of JWCFS, at or before the taking of the vote at the Special Meeting.

  Except as described under "The Combination Agreement--Termination and Related Fees and Expenses", all expenses of this solicitation will be paid by the party incurring the expense. In addition to solicitation by use of the mail, proxies may be solicited by directors, officers, and employees of JWCFS in person or by telephone, telegram, facsimile, or other means of communication. Such directors, officers, and employees will not be additionally compensated, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. In addition, JWCFS may retain an outside party to assist in the solicitation of proxies from brokers, nominees, institutions, and individuals on behalf of JWCFS. Arrangements will be made with custodians, nominees, and fiduciaries for forwarding of proxy solicitation materials to beneficial owners of shares held of record by such custodians, nominees, and fiduciaries, and JWCFS will reimburse such custodians, nominees, and fiduciaries for reasonable expenses incurred in connection therewith.

  Upon consummation of the Combination, each holder of a certificate representing shares of JWCFS Common Stock outstanding immediately prior to the Combination will, upon surrender thereof (duly endorsed, if required) to the Exchange Agent, be entitled to receive a certificate or certificates representing the number of shares of JWGenesis Common Stock for which such shares of JWCFS Common Stock are exchanged as a result of the Combination. The Exchange Agent will mail a letter of transmittal with instructions to all holders of record of JWCFS Common Stock as of the Effective Time for use in surrendering their stock certificates in exchange for certificates representing shares of JWGenesis Common Stock. See "The Combination Agreement--Conversion of Securities".

  JWCFS SHAREHOLDERS SHOULD NOT SEND ANY CERTIFICATES REPRESENTING SHARES OF JWCFS COMMON STOCK WITH THE ENCLOSED PROXY CARD. IF THE COMBINATION IS CONSUMMATED, THE EXCHANGE AGENT WILL MAIL TRANSMITTAL FORMS AND EXCHANGE INSTRUCTIONS TO EACH HOLDER OF RECORD OF JWCFS COMMON STOCK TO BE USED TO SURRENDER AND EXCHANGE CERTIFICATES EVIDENCING SHARES OF JWCFS COMMON STOCK FOR CERTIFICATES EVIDENCING THE SHARES OF JWGENESIS COMMON STOCK TO WHICH SUCH HOLDER HAS BECOME ENTITLED. IF JWCFS COMMON STOCK CERTIFICATES ARE NOT SO EXCHANGED, THEY WILL THEREAFTER REPRESENT SHARES OF JWGENESIS COMMON STOCK, BUT THE HOLDERS THEREOF WILL NOT BE PAID DIVIDENDS OR OTHER DISTRIBUTIONS UNTIL THE CERTIFICATES ARE EXCHANGED.

NO DISSENTERS' RIGHTS

  Holders of JWCFS Common Stock are not entitled to dissenters' rights in connection with the Combination, including the JWCFS Share Exchange.

                           THE COMBINATION PROPOSAL

BACKGROUND OF THE COMBINATION

  JWCFS is a diversified financial services firm providing principally retail securities brokerage, investment banking, and clearing and execution services to clients across the country, but primarily in the southeastern region of the United States. JWCFS believes that the ability of securities firms to offer "one-stop shopping" to clients has become increasingly important to the ability to compete effectively, and management believes that this trend will continue. As a result of this trend, and management's desire generally to expand the scope of the investment banking services offered by JWCFS and to create value for the shareholders, management has been exploring various strategic opportunities to augment the Company's business.

  In the summer of 1996, senior management of JWCFS--principally Marshall T. Leeds, Chairman of the Board and Chief Executive Officer, and Joel E. Marks, Vice Chairman and Chief Financial Officer--began an in-depth review and analysis of JWCFS' needs and the existence of expansion and other value enhancing opportunities in the securities industry. This process included both
(a) an analysis of small to mid-size investment banking firms providing services and products and having a customer base that would complement those of JWCFS and (b) preliminary discussions with a number of companies supplying or otherwise having product lines similar to those offered by JWCFS, which would complement the products and services offered by JWCFS, including insurance companies, mutual funds, and banking and trust companies. In addition, JWCFS management held discussions with regional brokerage firms regarding possible business combinations, the structure for some of which would have involved the acquisition of JWCFS by another firm. JWCFS did not seek to consummate any of those opportunities because the general terms were not attractive. However, such discussions provided JWCFS a different perspective and insight as to how certain third parties assessed the business of JWCFS and what JWCFS might consider in order to augment its business and enhance value for its shareholders.

  Genesis, a private investment banking boutique, was identified by management as early as March 1997 as a potential candidate for a strategic relationship because of the investment banking services that it offered, consisting principally of corporate finance, institutional sales and trading, institutionally focused research, and investment advisory services. In addition, Genesis' customer base consisted principally of institutions, corporations, and high net worth individuals, each of which was perceived to be complementary to the principal business of JWCFS. During this period, however, the possibility of an arrangement with Genesis was only one of several strategic opportunities that JWCFS explored.

  During the week of May 7, 1997, however, Mr. Marks and Mr. Leeds contacted Jeffrey H. Lehman, Genesis' Director of Corporate Finance and a member of its Executive Committee, to arrange an introductory meeting to discuss a possible strategic alliance between Genesis and JWCFS. The discussions were preliminary and inconclusive, and focused on cooperative or collaborative arrangements and not a potential acquisition or combination of the businesses of the two firms.

  At a meeting of the JWCFS Board on June 10, 1997, Mr. Marks reviewed with the other directors the various strategic opportunities being explored by senior management. Included in this discussion was the identification of Genesis, among others, as potential strategic partners. Mr. Marks reported that he and Mr. Leeds had also been investigating the possibility of JWCFS expanding its corporate finance expertise through internal growth and that, in connection with such investigation, they had had several meetings with various individuals who might be hired by JWCFS to advance such an initiative. The directors encouraged management to continue its explorations on all potentially feasible fronts, including the Genesis possibility.

  In August 1997, after a number of telephone conversations between Mr. Marks and Mr. Lehman relating to a possible strategic alliance between Genesis and JWCFS, Messrs. Leeds and Marks met in person with Mr. Lehman to discuss on a more formal basis whether a business combination with Genesis by JWCFS might be in the best interests of JWCFS and its shareholders and Genesis and the Genesis Members. In early September 1997, Messrs. Leeds and Marks met again with Mr. Lehman as well as Harvey Morgan, Executive Managing Director of Genesis, at the offices of Genesis in New York to further explore a possible business combination with Genesis.

  At a meeting of the JWCFS Board on September 12, 1997, Mr. Marks updated the other directors on the various strategic opportunities being explored by senior management. At this meeting, the possibility of a transaction with Genesis was discussed more specifically. Following that meeting, during the week of September 15, 1997, Mr. Marks and Mr. Lehman engaged in telephone discussions on a number of occasions to discuss the possible acquisition of Genesis by JWCFS. No information concerning JWCFS and Genesis was exchanged during this period, however.

  On September 23, 1997, JWCFS and Genesis entered into a confidentiality agreement with Putnam, Lovell & Thornton, Inc., Genesis' financial advisor, and on September 24, 1997, JWCFS received from Putnam, Lovell & Thornton a confidential business memorandum containing financial and other information concerning Genesis. Senior management of JWCFS thereafter began an intense review and analysis of the information in that memorandum.

  On October 14, 1997, after consultation with its legal and financial advisors, JWCFS submitted to Putnam, Lovell & Thornton an initial nonbinding indication of interest/letter of intent of JWCFS relating to a business combination with Genesis. On October 23, 1997, Mr. Marks and members of Genesis senior management met in person at the headquarters of Genesis in San Francisco to discuss further and begin to negotiate the terms of the proposed business combination.

  On November 17, 1997, Messrs. Marks and Leeds met in person with Mr. Lehman, Will K. Weinstein, the largest equity owner and Chairman of the Executive Committee of Genesis, and Philip C. Stapleton, an equity owner and President of Genesis, at the offices of Putnam, Lovell & Thornton in New York to negotiate the fundamental terms of a business combination involving JWCFS and Genesis. At this meeting, discussions also occurred as to whether such a transaction could be structured in a tax efficient manner that would be more attractive to Genesis and the Genesis Members.

  Prior to the end of November 1997, JWCFS had continued to explore various strategic opportunities, including other possible acquisitions. At the end of November 1997, however, JWCFS' senior management determined to concentrate its primary efforts on JWCFS' acquisition of Genesis.

  On December 9, 1997, Mr. Marks met in person with Mr. Lehman and Mr. Stapleton at the offices of JWCFS in New York to continue to negotiate the terms of a business combination involving JWCFS and Genesis and to discuss the structure of such a transaction.

  Following the December 9, 1997 meeting and continuing through January 21, 1998, members of senior management of JWCFS and Genesis, principally Mr. Marks and Mr. Stapleton, together with their respective legal and financial advisors, conducted due diligence investigations with respect to the other firm, and exchanged drafts of definitive documentation necessary to accomplish a combination of the companies. Representatives of the parties also met frequently in person and by telephone to identify and resolve open issues and to negotiate the terms of the proposed business combination and the proposed Combination Agreement. During this period, the legal advisors of JWCFS and Genesis determined, due to tax considerations, to structure the proposed transaction as a nonrecognition exchange under Section 351 of the Code, with the result that JWCFS would become a wholly owned subsidiary, and Genesis would become a wholly or substantially owned limited liability company, of a new holding company, which would be called JWGenesis. During this period, the parties and their respective legal and financial advisors also began to negotiate the terms of employment agreements between JWGenesis and each of Messrs. Leeds, Marks, Weinstein, and Stapleton, as well as the payments to be made by JWCFS to Messrs. Leeds and Marks in connection with the termination of their existing employment arrangements with JWCFS.

  From January 12, 1998 to January 15, 1998, Mr. Marks, Mr. Leeds, Gregg S. Glaser, who is an Executive Vice President, Treasurer, and a director of JWCFS, along with JWCFS' legal advisor, met with Genesis' senior management and its legal and financial advisors in person at the San Francisco headquarters of Genesis to negotiate further the details of the proposed business combination and finalize the terms of the Combination

Agreement, the JWGenesis employment agreements, and related agreements and arrangements. On January 16, 1998, Mr. Leeds called a special meeting of the JWCFS Board to be held on January 19, 1998 to consider authorizing the business combination with Genesis, and Mr. Marks and JWCFS legal advisors prepared and distributed to the directors detailed materials concerning the proposed transaction. On January 16, 17, and 18, 1997, Mr. Marks and Mr. Stapleton, and JWCFS' and Genesis' respective legal counsel, had a number of telephone conversations to finalize the details for the execution of definitive documents.

  On January 19, 1998, the JWCFS Board met by telephone to consider the proposed Combination. At the meeting, presentations were made to the JWCFS Board by Mr. Marks and other members of JWCFS' senior management and JWCFS' legal counsel. Messrs. Marks and Leeds, together with JWCFS' legal counsel, reviewed with the JWCFS Board the background of the proposed Combination, financial and other analyses of Genesis and the combined company, terms of the proposed Combination Agreement, the JWGenesis employment agreements, and the other agreements and arrangements contemplated by the parties. In the latter regard, Messrs. Leeds and Marks disclosed their interest in the arrangements relating to the termination payments being negotiated with them with respect to the termination of their existing employment arrangements and the execution of nonsolicitation agreements with JWCFS as a condition required by Genesis for the Combination. The Gilman Designated Directors (four of whom are employees of Gilman) disclosed that the proposed Combination, as structured, would require the consent of Gilman for it to be consummated and that Gilman had indicated that it would not provide its consent unless JWCFS agreed to prepay, without penalty, the outstanding balance of any loans made to it by Gilman that require Gilman's consent to the Combination. See "--Interests of Certain JWCFS Persons in the Combination". With due regard for the implications of each of these disclosures, the JWCFS Board discussed in detail the relative advantages and disadvantages of all aspects of the Combination. See "--Reasons for the Combination; Recommendation of the JWCFS Board of Directors". In addition, JWCFS' legal counsel reviewed the relevant legal issues.

  The JWCFS Board also discussed that, although JWCFS had not yet obtained an opinion as to the fairness of the Combination to the JWCFS shareholders from a financial point of view, JWCFS intended to do so prior to the consummation of the Combination. The JWCFS Board directed that the proposed Combination Agreement should be revised to provide that JWCFS could terminate the Combination Agreement if it did not obtain such an opinion. Such a revision was subsequently made through negotiations with Genesis, although the provision stated that, upon such a termination, JWCFS would be required to make a payment of $500,000 to Genesis.

  After due consideration of these matters, and other matters that are described more specifically under "--Reasons for the Combination; Recommendation of the JWCFS Board of Directors", the JWCFS Board unanimously determined that the Combination was in the best interests of JWCFS and its shareholders and unanimously approved, and recommended that the shareholders of JWCFS vote for the approval of, the Combination Proposal.

  The Board of Directors of JWGenesis, which consisted of Messrs. Leeds and Marks, thereafter also approved the Combination Proposal by unanimous written consent dated January 19, 1998.

  Following the January 19, 1998 meeting of the JWCFS Board, JWCFS completed negotiations with Genesis of certain details for the Combination Agreement, including the provision for termination by JWCFS if it did not receive a favorable fairness opinion.

  On January 21, 1998, the Agreement and Plan of Combination was executed by JWCFS, JWGenesis, Genesis, and the Genesis Members. In addition, Messrs. Leeds and Marks executed a letter agreement pursuant to which they agreed to vote all shares of JWCFS Common Stock owned or controlled by them in favor of the Combination Proposal. Following the execution of the Agreement and Plan of Combination, JWCFS issued a press release announcing that fact on January 22, 1998.

  Pursuant to the terms of the Agreement and Plan of Combination the parties were permitted to complete the delivery of their respective disclosure schedules to the Agreement after its execution on January 21, 1998. Those schedules were delivered, after an extension of the initial January 31, 1998 due date, on February 3, 1998, and the parties had until February 15, 1998 to object to matters disclosed on the schedules and to terminate the Agreement and Plan of Combination on such a basis. Between February 3 and February 15, 1998, the parties reviewed each other's disclosure schedules and completed their respective due diligence of the other's operations and business agreements and relationships.

  During this period, Genesis also provided JWCFS with certain updated financial information, including its preliminary unaudited statements of operations for the quarter and year ended December 31, 1997, which reflected net income for the year of $3,826,000 and an operating loss of approximately $400,000 for the fourth quarter. JWCFS and Genesis engaged in discussions about the reasons for that loss, and JWCFS determined that the loss was primarily attributable to the delay in the closing of certain investment banking transactions which resulted in revenues of approximately $1,200,000 being recognized in 1998 as opposed to 1997. JWCFS concluded that the circumstances and reasons for the loss did not impair the future benefits JWCFS anticipates will result from the Combination, and JWCFS did not elect to terminate the Agreement and Plan of Combination on that basis.

  On February 24, 1998, JWCFS engaged Unterberg, Towbin to serve as financial advisor for purposes of preparing the fairness opinion that had been contemplated and required by the JWCFS Board. On March 9, 1998, Unterberg, Towbin, after conducting the investigations and analyses described therein, delivered its opinion with respect to the fairness of the consideration to be paid by JWCFS in connection with the proposed acquisition by JWCFS of Genesis, from a financial point of view, to the shareholders of JWCFS. See "--Opinion of Financial Advisor".

  Also during this period, the parties and their respective advisors attended to a number of ancillary details and refinements for certain aspects of the Combination Proposal, and they determined to reflect these matters in an Amended and Restated Agreement and Plan of Combination. JWCFS also continued internal negotiations with Messrs. Leeds and Marks concerning the structure of the pay-out for the termination of their respective existing employment arrangements in order to better insure that JWGenesis would comply with the provisions of Section 162(m) of the Code and be entitled to an expense deduction for all (or the maximum amount practicable) of those payments. As a result of these considerations, the final pay-out structure described elsewhere herein was decided, and it was reflected in the Agreement.

  On March 9, 1998, pursuant to a special call by Mr. Leeds, the JWCFS Board held another telephone meeting to consider the interim developments since its approval of the Combination Proposal on January 19, 1998, including the fairness opinion of Unterberg, Towbin and the Amended and Restated Agreement and Plan of Combination. The JWCFS Board determined that there had been no material adverse change in the proposal or the circumstances to warrant a reconsideration of its earlier approval and determination that the Combination Proposal was in the best interests of JWCFS and all of its shareholders. After advice of legal counsel to JWCFS, the JWCFS Board affirmed its earlier approval and determination. The Amended and Restated Agreement and Plan of Combination was executed by the parties as of March 9, 1998.

REASONS FOR THE COMBINATION; RECOMMENDATION OF THE JWCFS BOARD

  At its special meeting on January 19, 1998, the JWCFS Board unanimously determined that the Combination was in the best interests of JWCFS and its shareholders, unanimously approved the Combination Proposal and decided to recommend approval of the Combination Proposal to the JWCFS shareholders. At its special meeting held on March 9, 1998, the JWCFS Board affirmed its January 19 actions. In reaching these conclusions, the JWCFS Board consulted with senior management of JWCFS, as well as with its legal and financial advisors, and considered a variety of factors, including the following:

    (i) The JWCFS Board considered the effectiveness of the Combination in expanding the investment banking services offered by JWCFS to its existing clients and enhancing its objective to offer "one-stop shopping" to more of its clients. The JWCFS Board considered the competitive advantage that the combined company would have as compared to JWCFS as a result of its ability to offer expanded and more comprehensive capabilities in corporate finance, including particularly equity underwriting and merger and acquisition advisory services, institutional sales and trading, institutionally focused research and investment advisory services, in addition to the retail brokerage and clearing services offered by JWCFS.

    (ii) The JWCFS Board considered, in addition to the complementary nature of the investment banking services offered by Genesis and JWCFS, the complementary client focus of the two firms. As compared to JWCFS' retail client focus, Genesis' customer base is comprised principally of institutional, corporate, and high-net worth individual customers. JWCFS and Genesis each offers a platform of clients and services upon which the other can leverage its existing business. In addition to offering an expanded range of services to existing clients of JWCFS and Genesis, senior management of JWCFS believed that the combined company could attract a broader base of clients and brokers more interested in an investment banking firm that can offer "one-stop shopping".

    (iii) The JWCFS Board noted that JWCFS senior management had been investigating a number of strategic opportunities for JWCFS during the past two years, including possible business combinations, and had contacted several potentially interested parties and screened certain other potential acquisition candidates, but believed that a business combination with Genesis offered the most advantageous strategic opportunity at the present time.

    (iv) The JWCFS Board considered the expectation that the combined company would generate additional revenues, particularly by providing JWCFS' existing clients with additional investment banking services in the areas of corporate finance, as well as the enhanced ability of the combined company to attract new clients and brokers given the expanded range of services that it would offer.

    (v) In considering possible revenue increases, the JWCFS Board took into account that there could be no assurance that JWGenesis would be able to realize, or do so within any particular time frame, the expected additional revenues.

    (vi) The JWCFS Board considered the proposed employment agreements between JWGenesis and each of Mr. Marks and Mr. Leeds, as well as Mr. Weinstein and Mr. Stapleton. The JWCFS Board also considered the payments to be made to Messrs. Leeds and Marks in consideration for the termination of their existing employment arrangements with JWCFS and the execution of nonsolicitation agreements. The JWCFS Board considered the "evergreen" nature of the existing three-year employment arrangements and the structure of their bonus and parachute payment provisions, which would become increasingly more expensive for the combined company if it were to enjoy the enhanced financial performance anticipated to result from the Combination. The JWCFS Board further considered that Messrs. Leeds and Marks did not currently have nonsolicitation agreements with JWCFS and that, in connection with the termination of their employment with JWCFS and their employment by JWGenesis, they would enter into nonsolicitation agreements with JWGenesis. See "--Interests of Certain JWCFS Persons in the Combination".

    (vii) The JWCFS Board considered the structure of the Combination and the material terms of the Combination Agreement, which were the product of arms-length negotiation, including the approximate number of shares of JWGenesis Common Stock to be issued to shareholders of JWCFS in relation to the maximum number of such shares to be issued to the Genesis Members; the parties' representations, warranties, covenants, and agreements, and the conditions to the parties' respective obligations set forth in the Combination Agreement; the fact that the terms of the Combination Agreement provide certainty as to the number of shares of JWGenesis Common Stock to be issued in the JWCFS Share Exchange as well as the Genesis Membership Exchange; the ability of JWCFS to terminate the Combination Agreement in certain events, including its inability to obtain an opinion of an investment bank prior to the consummation of the Combination that the Combination Proposal was fair to the shareholders of JWCFS from a financial point of view; and the escrow of 10% of the shares of JWGenesis Common Stock issued to the Genesis Members in the Genesis Membership Exchange.

    (viii) The JWCFS Board considered the absence of any trading market for the Genesis Membership Interests and the fact that the determination as to the number of shares of JWGenesis Common Stock to be issued in the Combination to the JWCFS shareholders, on the one hand, and to the Genesis Members, on the other hand, had been made by the parties based principally on the relative earnings of JWCFS and Genesis for the preceding two years and their respective prospects for 1998, and determined that the contribution to the pro forma and expected future combined earnings of JWGenesis was consistent with the percentage of the shares of JWGenesis to be outstanding after the Combination to be owned by the holders of JWCFS Common Stock, on the one hand, and the Genesis members, on the other hand.

    (ix) The JWCFS Board noted that the relationship of the market price of the JWCFS Common Stock to the earnings, revenues, book value, and cash flow of JWCFS was less favorable than such relationship of certain investment banking companies that the JWCFS Board believed to be comparable to JWCFS, and that senior management believed that this unfavorable relationship was due principally to the source of JWCFS' revenues--i.e., primarily retail brokerage and clearing services, as opposed to corporate finance activities.

    (x) The JWCFS Board considered the discussions by JWCFS senior management that the Combination would be accretive in the future to JWCFS shareholders on an earnings basis (approximately $1,500,000 in accretion was estimated in materials provided to the JWCFS Board), and that the relationship of the market price of the JWGenesis Common Stock to the earnings, revenues, book value, and cash flow of JWGenesis would likely compare more favorably to such relationship of certain of its peers due to the expectation that a material portion of the earnings of JWGenesis will be derived from corporate finance activities. The JWCFS Board further noted that the sources of revenue for the combined company would be stronger and more diversified than JWCFS' current sources of revenue.

    (xi) The JWCFS Board noted that, although there is no guarantee as to the results of the Combination, it is becoming increasingly important, as a strategic matter, to offer a broader range of investment banking services to a broad base of clients. The JWCFS Board believed that the increased services and scale of operations of the combined company would make it more competitive than JWCFS.

    (xii) The JWCFS Board considered the possible strategic opportunities that might be available to JWCFS absent the Combination. Based upon their review of such opportunities available to JWCFS, which had not moved beyond a preliminary stage, and the estimated ability of and time required for JWCFS to add significant corporate finance, research, brokerage processing service, and capital markets expertise through internal growth, the JWCFS Board believed that the JWCFS shareholders would benefit more at the present time from the business combination with Genesis.

    (xiii) The JWCFS Board considered information provided by JWCFS' legal advisors with respect to the federal income tax consequences of the Combination to the JWCFS' shareholders. The JWCFS Board was advised that, for federal income tax purposes, JWCFS' shareholders generally would not recognize taxable gain or loss. See "--Material Federal Income Tax Consequences."

    (xiv) The JWCFS Board considered the recent and current market prices of JWCFS Common Stock, and the risk of stock price fluctuations prior to and following completion of the Combination, and determined that the expected market value of the shares of JWGenesis Common Stock to be issued to the Genesis members in the Combination was consistent with the earnings of Genesis.

    (xv) The JWCFS Board considered the risks associated with coordinating the operations of JWCFS and Genesis following consummation of the Combination. The JWCFS Board took account of the fact that there were certain risks associated with the Combination from the perspective of the JWCFS shareholders, particularly risks associated with the retention of key Genesis employees, the ability to coordinate the operations of Genesis and JWCFS, which are based on opposite coasts of the United States, and the ability of JWGenesis to realize the expected revenue increases (see "Risk Factors"), but concluded that such risks were outweighed by the potential benefits.

    (xvi) The JWCFS Board noted that Messrs. Leeds and Marks, who together beneficially own approximately 21% of the outstanding shares of JWCFS Common Stock, were willing to demonstrate their support for the Combination by entering into agreements to vote their shares in favor of approval of the Combination Proposal. The JWCFS Board concluded that, as a result of those agreements, the likelihood of the consummation of the Combination would be substantially enhanced and the inherent risks of disruption and diversion attendant to the announcement of a business combination in the current merger and acquisition environment would be limited.

    (xvii) The JWCFS Board considered management's view of recent trends in the securities industry, including recently announced acquisitions and business combinations in such industry, and determined that the trend in the securities industry is toward consolidation, resulting in competitors offering a breadth of products and services not presently offered by JWCFS.

    (xviii) The JWCFS Board noted that the Board of Directors of JWGenesis would be comprised principally of current directors of JWCFS, and that senior management responsibility at JWGenesis would be shared among the senior executive officers of JWCFS and Genesis (see "The Combination Proposal--Directors and Executive Officers of JWGenesis"), and the fact that, by reason of the structure of the Combination, the operating identity of the respective businesses of JWCFS and Genesis would be preserved and the individuals responsible for the day-to-day operations of those businesses would generally retain that responsibility.

    (xix) Moreover, in connection with its affirmation of its earlier approval and determinations concerning the Combination Proposal, the JWCFS Board also considered at its March 9, 1998 meeting the opinion of Unterberg, Towbin to the effect that the consideration to be paid by JWCFS in connection with the proposed acquisition by JWCFS of Genesis, in light of the consideration to be received by the holders of JWCFS Common Stock in the JWCFS Share Exchange, is fair, from a financial point of view, to the holders of JWCFS Common Stock.

  The foregoing discussion of the information and factors considered by the JWCFS Board is not intended to be exhaustive, but includes all material factors considered by the JWCFS Board. In reaching its determination to approve the Combination Agreement and the transactions contemplated thereby (and thereafter to affirm those determinations), in view of the wide variety of factors considered by the JWCFS Board in connection with the evaluation of the Combination Proposal, and the complexity of those matters, the JWCFS Board did not assign any relative or specific weights to the various factors considered by it, nor did it specifically characterize any factor as positive or negative (except as described above), and individual directors may have given different weights to different factors and may have viewed certain factors more positively or negatively than others.

  FOR THE REASONS DESCRIBED ABOVE, THE JWCFS BOARD OF DIRECTORS, BY UNANIMOUS VOTE, APPROVED THE COMBINATION AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE JWCFS SHARE EXCHANGE, AS BEING IN THE BEST INTERESTS OF JWCFS AND ITS SHAREHOLDERS, AND RECOMMENDED THAT JWCFS SHAREHOLDERS VOTE TO APPROVE AND ADOPT THE COMBINATION AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE JWCFS SHARE EXCHANGE.

INTERESTS OF CERTAIN JWCFS PERSONS IN THE COMBINATION

  Certain members of JWCFS management and the JWCFS Board have interests in the Combination Proposal that are in addition to any interests they may have as shareholders of JWCFS generally.

  Prepayment of Loans from Gilman. JWCFS has agreed, as a condition to consummation of the Combination, to prepay, without penalty, prior to such consummation, the then-outstanding balance on any loan to it previously made by Gilman that requires the consent of Gilman to the Combination, including in connection with JWCFS' accelerated repurchase in 1996 of the approximately 49% of its then-outstanding stock that had been owned by Gilman. The maximum amount of the prepayment will be approximately $2,062,000. Four of JWCFS' ten directors are employees of Gilman, which had informed JWCFS that it would not provide any consent that might be required from it in the absence of such prepayment.

  Employment Agreements Matters. As a condition to consummation of the Combination, Genesis has required that Messrs. Leeds and Marks terminate their respective existing employment arrangements with JWCFS and enter into new agreements with JWGenesis that will be substantially similar to the employment agreement to be entered into between JWGenesis and Philip C. Stapleton, the President of Genesis. As a result, pursuant to the Combination Agreement, JWGenesis will enter into a new employment agreement with each of Messrs. Leeds and Marks, on the consummation of the Combination, pursuant to which Mr. Leeds will be employed as Chairman of the Board, President, and Chief Executive Officer of JWGenesis, and Mr. Marks will be employed as Executive Vice President and Chief Financial Officer of JWGenesis. See "The Combination

Agreement--Agreements for Other Transactions" for information regarding the employment agreements of Will K. Weinstein and Philip C. Stapleton.

  The term of the agreement for each of Messrs. Leeds and Marks will extend to December 31, 2001 and is automatically extended for successive one-year terms thereafter unless either party gives six-months' prior written notice to the other party of its election not to extend the term. Mr. Leeds' and Mr. Marks' base annual salaries will be $500,000 and $250,000, respectively, with an annual cost of living increase, if applicable. In addition, the agreements will require JWGenesis to establish an executive bonus pool equal to 15% of JWGenesis' annual pre-tax profits for potential payments to Mr. Leeds, Mr. Marks, and Philip C. Stapleton, who also will have an employment agreement (the "Executive Bonus Pool"). Mr. Leeds and Mr. Marks will be eligible to receive 50% and 21.5%, respectively, of the Executive Bonus Pool as determined by the Compensation Committee of the Board of Directors of JWGenesis, subject to downward adjustment to 35% and 5%, respectively, at the discretion of the Compensation Committee.

  If JWGenesis (i) terminates the employment of Mr. Leeds or Mr. Marks other than for cause or as a result of the death or disability of any such person,
(ii) reduces his authority, duties, or standing within JWGenesis without his consent, or (iii) experiences a change of control (as defined) without his consent and he subsequently terminates his employment, then JWGenesis will pay to such person an amount equal to his aggregate base annual salary for the remainder of the term of his employment agreement (or a minimum of 12 months) and bonus payments to which such person would have been entitled for the remainder of the term had his employment not terminated, and all outstanding stock options held such person will become fully vested.

  The employment arrangements being terminated provided Messrs. Leeds and Marks a three-year "evergreen" term of employment and provided for parachute payments that included a lump sum cash payment equal to the sum of (i) his base salary payable for the remainder of the term (which would have always been three years), plus (ii) three times the greater of (A) the amount of annual bonus that was payable to him with respect to the immediately preceding fiscal year or (B) the arithmetic average of the amounts of annual bonus that were payable to him with respect to the immediately preceding three fiscal years. Under the applicable annual bonus structure, the potential payments by JWGenesis after the Combination to Messrs. Leeds and Marks could have increased substantially if the combined operations of JWGenesis perform as contemplated.

  In connection with the agreements of Messrs. Leeds and Marks to terminate the financial terms of their respective existing employment arrangements with JWCFS and enter into new agreements with JWGenesis upon the consummation of the Combination, and their agreement to enter into nonsolicitation agreements with JWGenesis for a period of seven years (the "Nonsolicitation Agreements"), JWCFS has agreed to make certain payments to each of them (the "Special Payments"). Messrs. Leeds and Marks have agreed to accept their respective Special Payments in the form of one-half cash and one-half restricted shares of JWGenesis Common Stock. The Special Payments will consist of cash payments in four equal installments, the first to be paid within 30 days of the consummation of the Combination and the remaining installments to be paid on January 15, 1999, 2000 and 2001, in the amounts of $533,750 and $215,000 each for Messrs. Leeds and Marks, respectively. If the employment of either Messrs. Leeds or Marks is terminated for any reason other than cause, any unpaid cash installment due to him must be paid within 30 days of termination. In addition, within 30 days of the consummation of the Combination, (but in no event less than six months after any prior sale of JWCFS Common Stock by Messrs. Leeds and Marks) restricted shares of JWGenesis Common Stock will be issued to Messrs. Leeds and Marks, subject to forfeiture as described below, having a value (based on 80% of the average closing price of the JWCFS Common Stock for the 10 consecutive trading days immediately preceding consummation of the Combination) equal to $2,135,000 in the case of Mr. Leeds and $860,000 in the case of Mr. Marks. Twenty-five percent of the shares issued to Messrs. Leeds and Marks will vest on January 15, 2002 and an additional twenty-five percent on each January 15 in 2003 through 2005. All unvested shares of Messrs. Leeds or Marks will be subject to forfeiture at any time there is a violation of his respective Nonsolicitation Agreement. In the event of a change in control of JWGenesis, all such shares become immediately vested, and the forfeiture provisions with respect to such shares will no longer be in force.

OPINION OF FINANCIAL ADVISOR

  On February 24, 1998 JWCFS retained Unterberg, Towbin to deliver an opinion to the JWCFS Board as to the fairness, from a financial point of view, to the holders of JWCFS Common Stock of the consideration to be paid by JWCFS in connection with the proposed acquisition by JWCFS of Genesis, in light of the consideration to be received by the holders of JWCFS Common Stock in the JWCFS Share Exchange (the "Unterberg, Towbin Opinion"). Unterberg, Towbin was selected by the JWCFS Board to act as the financial advisor to JWCFS based on Unterberg, Towbin's experience as a financial advisor in mergers and acquisitions. On March 9, 1998, Unterberg, Towbin delivered its oral and written opinion to the JWCFS Board that, based on the proposed terms of the Combination, as of that date, the consideration to be paid by JWCFS in connection with the proposed acquisition by JWCFS of Genesis, in light of the consideration to be received by the holders of JWCFS Common Stock in the JWCFS Share Exchange, was fair, from a financial point of view, to the holders of JWCFS Common Stock. The Unterberg, Towbin Opinion and presentation to the JWCFS Board was one factor taken into consideration by the JWCFS Board in affirming its approval of the Combination Agreement. Unterberg, Towbin has consented to the inclusion of the Unterberg, Towbin Opinion as Appendix B to this Proxy Statement/ Prospectus and to the use of its name in this Proxy Statement/Prospectus.

  A COPY OF THE UNTERBERG, TOWBIN OPINION IS ATTACHED HERETO AS APPENDIX B. HOLDERS OF JWCFS COMMON STOCK ARE URGED TO READ THE UNTERBERG, TOWBIN OPINION IN ITS ENTIRETY FOR INFORMATION WITH RESPECT TO THE PROCEDURES FOLLOWED, ASSUMPTIONS MADE, MATTERS CONSIDERED, AND LIMITS OF THE REVIEW BY UNTERBERG, TOWBIN IN PROVIDING THE UNTERBERG, TOWBIN OPINION. REFERENCES TO THE OPINION SET FORTH BELOW ARE QUALIFIED BY REFERENCE TO THE FULL TEXT OF THE UNTERBERG, TOWBIN OPINION, WHICH IS INCORPORATED HEREIN BY REFERENCE. THE UNTERBERG, TOWBIN OPINION DOES NOT CONSTITUTE A RECOMMENDATION TO ANY JWCFS SHAREHOLDER AS TO HOW SUCH SHAREHOLDER SHOULD VOTE WITH RESPECT TO THE COMBINATION PROPOSAL AND SHOULD NOT BE RELIED UPON BY ANY JWCFS SHAREHOLDER AS SUCH.

  In connection with providing its opinion, Unterberg, Towbin (i) reviewed the financial terms of the Agreement and Plan of Combination dated as of January 21, 1998 and the Amended and Restated Agreement and Plan of Combination, dated as of March 9, 1998 (the "Combination Agreement"); (ii) reviewed financial information with respect to the business operations of JWCFS including, but not limited to, audited financial statements for the fiscal years ended December 31, 1994, December 31, 1995, December 31, 1996, and December 31, 1997; (iii) reviewed financial information with respect to the business operations of Genesis including, but not limited to, audited financial statements for the fiscal years ended December 31, 1994, December 31, 1995, December 31, 1996, and December 31, 1997; (iv) reviewed certain internal financial, operating, and other information relating to JWCFS and Genesis (including financial projections) prepared by JWCFS and Genesis managements;
(v) held discussions with certain members of both JWCFS and Genesis management concerning past and current operations, financial condition, and business prospects; (vi) discussed with certain members of JWCFS management their assessments of the business and prospects of JWCFS and Genesis and the potential financial effect of the Combination on JWCFS if the Combination Proposal were adopted; (vii) reviewed a comparison of operating results and other financial information of Genesis and JWCFS with other companies which Unterberg, Towbin deemed appropriate; (viii) reviewed the financial terms of the Combination with the terms of certain other acquisitions and transactions which Unterberg, Towbin deemed appropriate; and (ix) considered such other qualitative information, such as the components of JWCFS' and Genesis' lines of business and customer bases, financial studies, and analyses, such as macroeconomic and industry trends, as it deemed relevant and performed such analyses, studies, and investigations as Unterberg, Towbin deemed appropriate.

  Unterberg, Towbin assumed and relied upon, without independent verification, the accuracy and completeness of the information reviewed by it. With respect to any financial projections, Unterberg, Towbin has assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective future financial performances of JWCFS and Genesis and the future financial performance of JWGenesis. Unterberg, Towbin also assumed without independent verification that the representations and warranties of JWCFS and Genesis in the Combination Agreement are true and correct and that the consummation of the Combination will have the tax, accounting, and legal effects contemplated in the Combination Agreement, including, without limitation, that the Combination will constitute a nonrecognition transaction within the meaning of Section 351 of the Internal Revenue Code of 1986, as amended ("IRC"). In addition, Unterberg, Towbin assumed that all conditions to the consummation of the Combination will be fulfilled in all material respects and that the Combination will be consummated.

  Unterberg, Towbin has not conducted a physical inspection of the properties or facilities of JWCFS or Genesis or made any independent valuation or appraisal of the assets or liabilities of JWCFS or Genesis, nor has Unterberg, Towbin been furnished with any such valuations or appraisals. Unterberg, Towbin has assumed that the assessments of management have been made in good faith and reflect the best currently available management judgments as to the matters covered. The Unterberg, Towbin Opinion was necessarily based upon economic, market, and other conditions as in effect on, and the information made available to it as of, the date of its opinion.

  The following paragraphs provide a brief summary of the financial analyses conducted by Unterberg, Towbin in connection with its opinion. Except as otherwise noted, analysis of current stock prices of JWCFS, comparable companies and transaction values were based on trading prices as of March 6, 1998. The preparation of the fairness opinion involves various subjective business determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances, and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. Accordingly, notwithstanding the separate factors summarized below, Unterberg, Towbin believes its analyses must be considered as a whole and that selecting portions of its analyses and individual factors considered by it without considering all analyses and factors could create an incomplete and misleading view of the evaluation process underlying its opinion. A particular analysis performed by Unterberg, Towbin is not necessarily indicative of actual values, which may be significantly more or less favorable than suggested by such analysis. Unterberg, Towbin's analyses were prepared solely as part of Unterberg, Towbin's review of the fairness from a financial point of view to the holders of JWCFS Common Stock of the consideration to be paid by JWCFS in connection with the Combination Proposal and were provided to the JWCFS Board in connection with the delivery of the Unterberg, Towbin Opinion. The analyses are not appraisals and do not necessarily reflect the prices for which businesses actually could be sold or actual values or future results that might be achieved.

  Set forth below is a summary of certain financial analyses which were used by Unterberg, Towbin in connection with providing its opinion to the JWCFS Board and were reviewed with the JWCFS Board at its meeting on March 9, 1998.

  Peer Group Analysis. Unterberg, Towbin compared selected historical and projected operating data and operating and financial ratios for JWCFS and Genesis and, in the case of JWCFS, stock market data, to the corresponding data and ratios of certain publicly traded investment banking institutions which it deemed comparable to JWCFS and Genesis. These companies included Advest Group, Inc., A.G. Edwards, Inc., Dain Rauscher Corporation, Everen Corporation, Legg Mason, Inc., McDonald & Company Investments, Morgan Keegan, Inc., Raymond James Financial, Inc., and Southwest Securities Group, Inc. (collectively, the "Selected Comparables"). The net income for Genesis was adjusted to reflect the imposition of corporate income tax as if Genesis was a C corporation. Such data and ratios included, among other things, (i) common equity market valuation; (ii) leverage ratios; (iii) operating performance; and (iv) ratios of common equity price per share ("Equity Value") to stated book value per share ("BVPS") and diluted earnings per share. In the case of the Selected Comparables and JWCFS, Equity Value was based on closing market prices as of March 6, 1998. The financial information used in connection with the multiples provided below with respect to the Selected Comparables was based on publicly available information and on estimated earnings per share for calendar year 1998 as reported by First Call. Unterberg, Towbin noted that the Selected Comparables had multiples of Equity

Value to latest 12 months earnings ranging from 10.4x to 17.5x, with a median of 13.5x, and multiples of Equity Value to estimated calendar 1998 earnings ranging from 12.3x to 18.8x, with a median of 15.3x. The Selected Comparables had multiples of Equity Value to BVPS ranging from 2.1x to 3.3x, with a median of 3.0x. By comparison, JWCFS had a multiple of Equity Value to latest 12 months earnings of 7.9x, a multiple of Equity Value to estimated calendar 1998 earnings of 7.2x and a multiple of Equity Value to BVPS of 1.7x. Genesis, which value was calculated as the product of the Genesis Membership Exchange (assuming all Genesis Membership Interests are exchanged) and the average closing price of JWCFS over the 20 trading days ending March 6, 1998, had a multiple of Equity Value to latest 12 months earnings of 7.5x, a multiple of Equity Value to estimated calendar 1998 earnings of 4.5x and a multiple of Equity Value to BVPS of 2.9x. Unterberg, Towbin noted that the multiples relating to the total value paid for Genesis are either in line with or below the median multiples for the Selected Comparables.

  Contribution Analysis. Unterberg, Towbin analyzed and compared the respective contribution of each of JWCFS and Genesis to the pro forma income statement of the JWGenesis based on historical data and managements' projections for their respective companies and compared such percentage contributions to Genesis' relative pro forma ownership of approximately 22.4% (on a fully diluted basis) of the outstanding equity of JWGenesis (assuming all Genesis Membership Interests are exchanged). This analysis showed that on a pro forma basis JWCFS and Genesis would account for approximately 76.1% and 23.9%, respectively, of JWGenesis' pro forma revenue and 71.4% and 28.6%, respectively, of the JWGenesis' pro forma pretax income for the twelve month period ended December 31, 1997; 62.0% and 38.0%, respectively, of JWGenesis' pro forma pretax income for the projected calendar year 1998; and 67.7% and 32.3%, respectively, of JWGenesis' pro forma pretax income for the projected calendar year 1999. This analysis did not take into account the effect of any synergies that may be realized as a result of the Combination or any non-recurring expenses relating to the Combination. Unterberg, Towbin noted that, on a pro forma basis, Genesis' relative ownership interest is substantially in line with or below Genesis' relative contribution to pro forma combined operating results.

  Selected Transactions Analysis. Unterberg, Towbin also analyzed certain data, to the extent publicly available, obtained from thirteen pending or completed securities industry merger and acquisition transactions since February 1997. In examining these transactions, Unterberg, Towbin analyzed certain income statement and balance sheet parameters of the acquired companies relative to the consideration paid. Multiples analyzed included Equity Value to latest 12 months net income and to BVPS. Completed merger and acquisition transactions analyzed by Unterberg, Towbin included companies with financial or industry characteristics similar to JWCFS and Genesis. Transactions in this analysis included but were not limited to US Bancorp/Piper Jaffray Cos., First Union/Wheat First Butcher Singer, BankAtlantic Bancorp, Inc./Ryan Beck & Co., Inc., CIBC/Oppenheimer, Societe Generale/Cowen & Company, and Dean Witter Discover & Company/Morgan Stanley Group (the "Selected Transactions"). In certain cases, complete financial data was not publicly available for these transactions and only partial information was used in such instances. Transactions in this analysis showed multiples of Equity Value of the transaction to latest 12 months net income ranging from 10.0x to 25.4x, with a median of 13.4x. Transactions in this analysis also showed multiples of Equity Value of the transaction to BVPS ranging from 1.5x to 5.0x, with a median of 3.1x. By comparison, Genesis had a multiple of net transaction value to latest 12 months net income of 7.5x and to book value of 2.9x. All multiples for the selected transactions were based on public information available at the time of announcement of such transactions, without taking into account differing market and other conditions over the period during which the transactions occurred. Unterberg, Towbin noted that the valuation multiples relating to the Genesis transaction are significantly below the range and the median of the multiples paid in the Selected Transactions.

  Pro Forma Combination Analysis. Unterberg, Towbin analyzed the pro forma effect of the Combination on the projected earnings per share of JWCFS Common Stock for calendar years 1998 and 1999. The analysis was based on the financial projections and related assumptions as provided by the managements of JWCFS and Genesis, including that the Combination will be accounted for as a purchase. The analysis showed an increase in earnings per share for both calendar 1998 and 1999 of 8.1% and 3.1%, respectively, before giving effect to any restructuring expenses, transaction costs, and operating synergies.

  No company or transaction used in any comparable analysis as a comparison is identical to Genesis or the Combination. Accordingly, these analyses are not mathematical; rather, they involve complex considerations and judgments concerning differences in financial characteristics of the comparable companies and other factors that could affect the public trading value of the comparable companies. Because the analyses performed by Unterberg, Towbin involved the application of subjective business judgments and are inherently subject to uncertainty, particularly as to future results, the implied values resulting from such analyses are not necessarily indicative of actual values, which may be significantly more or less favorable than suggested by such analyses. Unterberg, Towbin does not believe that a single method of analysis is appropriate in reaching a conclusion with respect to valuation in the Combination.

  In arriving at its opinion, Unterberg, Towbin performed a variety of financial analyses, the material portions of which are summarized above. The summary set forth above does not purport to be a complete description of the analyses performed by Unterberg, Towbin. In addition, Unterberg, Towbin believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all such factors an analyses, could create a misleading view of the process underlying the analyses set forth in its opinion. The matters considered by Unterberg, Towbin in arriving at its opinion are based on numerous macroeconomic, operating and financial assumptions with respect to industry performance, general business, regulatory, economic conditions, and other matters, many of which are beyond the control of JWCFS. Any estimates or financial projections incorporated or used in the analyses performed by Unterberg, Towbin are not necessarily indicative of actual past or future results or values, which may be significantly more or less favorable than such projections or estimates. Estimated values do not purport to be appraisals and do not necessarily reflect the prices at which businesses or companies may be sold in the future. Such financial projections and estimates are inherently subject to substantial uncertainty. Arriving at a fairness opinion is a complex process, not necessarily susceptible to partial summary or description. No company utilized as a comparison is identical to JWCFS or Genesis or the business segment for which a comparison is being made. Accordingly, an analysis of comparable companies and comparable business combinations resulting from the transactions is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the comparable companies and other factors that could affect the value of the comparable companies or company to which they are being compared.

  Unterberg, Towbin has provided no prior financial advisory or investment banking services to JWCFS. Unterberg, Towbin, as part of its investment banking business, is engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, private offerings of securities and valuations for corporate reorganizations and other purposes. In the ordinary course of Unterberg, Towbin's trading and brokerage activities, Unterberg, Towbin or its affiliates may at any time hold long or short positions, may trade or otherwise effect transactions for its own account or for the account of customers, in equity securities of JWCFS.

  See "--Certain Fees and Expenses" below for a summary of the terms of the engagement of Unterberg, Towbin by JWCFS, including the fee payable by JWCFS upon consummation of the Combination and certain indemnities provided by JWCFS to Unterberg, Towbin.

DIRECTORS AND EXECUTIVE OFFICERS OF JWGENESIS

  Directors. Immediately following the Effective Time, the Board of Directors of JWGenesis will be comprised of Marshall T. Leeds, Joel E. Marks, William Dennis Ferguson, Gregg S. Glaser, Curtis Sykora, and Harvey R. Heller, each of whom, except Mr. Heller, currently serves as a director of JWCFS, and Will K. Weinstein, Philip C. Stapleton, and Jeffrey H. Lehman, each of whom currently serves on the Executive Committee of Genesis.

  Messrs. Stephen W. Cropper, John R. Faiella, Joseph P. Robilotto, Michael B. Weinberg, and Jerome Siegel (the "Gilman Designated Directors") were elected to the JWCFS Board of Directors pursuant to a voting agreement between Gilman and Messrs. Leeds and Marks that is effective until Gilman's loans to JWCFS are repaid in full. The Gilman loans that require Gilman's consent to the Combination will be repaid prior to the Effective Time. The Gilman Designated Directors will not become directors of JWGenesis, and each of them will resign from the JWCFS Board at that time.

  Information concerning the backgrounds of the directors of JWGenesis are set forth below.

  Marshall T. Leeds, age 42, is Chairman, President, and Chief Executive Officer of JWCFS. Mr. Leeds co-founded JWCFS in 1983 and also serves as President and Chief Executive Officer of four of JWCFS' wholly-owned subsidiaries. Mr. Leeds is a past Chairman of Regional Investment Association, Inc. ("RIBA"), the country's largest association of independent broker-dealers involved in the underwriting of debt and equity securities, and he currently serves on the Independent Contractor Firm Committee of the Securities Industries Association.

  Joel E. Marks, age 41, is Vice Chairman, Chief Financial Officer, and Secretary of JWCFS. He is also Executive Vice President of each of JWCFS' wholly-owned subsidiaries. Mr. Marks co-founded the Company in 1983 with Mr. Leeds. From 1987 to 1994 he served as Senior Vice President and Chief Financial Officer of Automobile Protection Corporation, an unaffiliated public corporation engaged in the marketing of extended vehicle service contracts and warranty programs. Prior to 1983, Mr. Marks was employed in various capacities as a certified public accountant in both the audit and tax departments of the international accounting and consulting firm of Deloitte & Touche LLP. Mr. Marks currently serves as the Chairman of RIBA.

  Wm. Dennis Ferguson, age 54, serves as Executive Vice President of JWCFS and each of its wholly-owned subsidiaries. For six months during 1990, prior to the acquisition by JWCFS of its predecessor company. Mr. Ferguson served as acting President and Chief Executive Officer of such predecessor company, which was acquired by JWCFS on November 1, 1990. From 1981 to 1990 he held various executive positions at JWCFS' predecessor company. From 1978 to 1980 Mr. Ferguson was Area Vice President and Office Manager for the investment banking firm of Dean Witter Reynolds.

  Gregg S. Glaser, age 38, is Executive Vice President, Treasurer, and a director of JWCFS and Executive Vice President and Treasurer of each of JWCFS' wholly-owned subsidiaries. From 1981 to 1986, when he joined JWCFS, Mr. Glaser was a senior auditor with the Fort Lauderdale office of the international accounting and consulting firm of Price Waterhouse LLP.

  Curtis Sykora, age 68, has over 30 years of management experience with an emphasis on finance and real estate development, and has been retired for more than the past five years. As a self-employed business consultant, he remains active in these endeavors today. Mr. Sykora received his Masters in Business Administration from Harvard University School of Business in 1956.

  Harvey R. Heller, age 56, is President of Heller Bros. Packing Corp., a family-owned enterprise engaged in growing and packing citrus fruit and vegetables, and has held such position for more than the past five years. Mr. Heller received his B.S. degree in economics from the Wharton School of Business of the University of Pennsylvania in 1964.

  Will K. Weinstein, age 57, is Chairman of Genesis, which he co-founded in 1989. Between 1982 and 1986, Mr. Weinstein was the managing partner and Chairman of the Investment Policy Committee of Montgomery Securities. From 1962 to 1976 he was with the investment firm of Oppenheimer & Co., where he ultimately became a member of the executive committee. From 1972 to 1976 Mr. Weinstein served as a Governor of the Midwest Stock Exchange. He is currently a Governor of the American Stock Exchange and a Director of DHL, a world-wide shipping agency.

  Philip C. Stapleton, age 50, is President of Genesis, of which he was a co-founder in 1989. From 1983 to 1989 Mr. Stapleton was a partner of Montgomery Securities and was responsible for the Administration Department of that firm. He was employed by Morgan, Stanley & Co. from 1977 to 1983 as an Administrative

Manager of the Capital Markets Division. He is registered as a General Principal, Financial Operations Principal, Registered Options Principal, and Supervisory Analyst with the National Association of Securities Dealers and the New York Stock Exchange.

  Jeffrey H. Lehman, age 37, is Executive Vice President and Director of Corporate Finance of Genesis. From 1984 to 1996 he was employed by Ladenburg, Thalmann & Co. Inc., most recently as Managing Director and Director of Mergers and Acquisitions. Mr. Lehman also served as a member of the Board of Directors and the Management Committee of Ladenburg, Thalmann. He received his Masters in Business Administration with distinction from the Wharton School of the University of Pennsylvania in 1983.

  Voting Agreement. Messrs. Leeds and Weinstein have agreed to vote the shares of JWGenesis Common Stock controlled by them after the consummation of the Combination (i) to cause the number of directors that constitutes the JWGenesis Board to be nine and (ii) in favor of five nominees designated by Mr. Leeds and four nominees designated by Mr. Weinstein. Messrs. Leeds and Weinstein have also agreed to use their respective best efforts to prevent the JWGenesis Board of Directors from taking any action during the pendency of any vacancy in the Board unless the person that nominated the director whose position is vacant fails to designate a replacement within 10 days of written notice by JWGenesis to fill the vacancy. The agreement will terminate on the earlier of (i) the written agreement of Messrs. Leeds and Weinstein; (ii) December 31, 2001; (iii) the dissolution, bankruptcy, or insolvency of JWGenesis; or (iv) the date on which either Mr. Weinstein or Mr. Leeds controls less than 60% of the shares of JWGenesis Common Stock controlled by the other.

  Officers. Immediately following the Effective Time, Marshall T. Leeds will continue as Chairman of the Board, President and Chief Executive Officer of JWGenesis; Will K. Weinstein will become Vice Chairman of JWGenesis; Philip C. Stapleton will become Chief Operating Officer of JWGenesis; and Joel E. Marks will continue as Executive Vice President and Chief Financial Officer of JWGenesis.

SECURITY OWNERSHIP OF JWGENESIS AFTER THE COMBINATION

  The following table sets forth certain information concerning persons or entities anticipated to beneficially own, immediately following the Combination, five percent or more of the outstanding shares of JWGenesis Common Stock, which will be JWGenesis' only outstanding class of voting securities, as well as information concerning such anticipated ownership of JWGenesis Common Stock by each person who will be an executive officer or director of JWGenesis, and by all directors and executive officers of JWGenesis as a group, in each case based upon beneficial ownership by such persons or entities of shares of JWCFS and Genesis Common Stock after giving effect to the Combination.

  Unless otherwise indicated, the person or entity has sole power to vote and dispose of the shares.

   BENEFICIAL OWNER                          NUMBER OF SHARES PERCENT OF CLASS
   ----------------                          ---------------- ----------------
   Marshall T. Leeds(1)(3)..................      618,906          11.8%
   Will K. Weinstein(2)(4)..................      407,550           7.8%
   Joel E. Marks(1)(5)......................      293,934           5.6%
   Avatex Corporation(6)....................      300,000           5.7%
   Philip C. Stapleton(2)(7)................      244,650           4.7%
   Jeffrey H. Lehman(2)(7)..................      163,050           3.1%
   Wm. Dennis Ferguson(1)(8)................       74,250           1.4%
   Gregg S. Glaser(1)(9)....................       67,200           1.3%
   Curtis Sykora(1).........................          --             --
   Harvey R. Heller(1)......................          --             --
   All directors and executive officers of
    JWGenesis as a group (9 persons)........    1,869,540          35.8%

--------
(1) Address for the person is: c/o JWCFS (or JWGenesis), 980 North Federal Highway, Suite 320, Boca Raton, Florida 33432.
(2) Address for the person is: c/o Genesis, 909 Montgomery Street, Suite 600, San Francisco, California 94133.
(3) Includes 75,000 shares of JWCFS Common Stock issuable upon exercise of presently exercisable options.
(4) Reflects shares to be owned by the Will K. Weinstein Revocable Trust of which Mr. Weinstein is the grantor and beneficiary.
(5) Includes 26,251 shares of JWCFS Common Stock issuable upon exercise of presently exercisable options, 73,750 shares of JWCFS Common Stock owned by Mr. Marks' wife, and 120,000 shares of JWCFS Common Stock owned by Mr. Marks as custodian for his minor children. Mr. Marks disclaims beneficial ownership of the shares owned by his wife.
(6) Address for Avatex Corporation is 5910 North Central Expressway, Suite 1780, Dallas, Texas 75206.
(7) Does not include shares of JWGenesis Common Stock issuable upon the exercise of options to be granted by JWGenesis upon consummation of the Combination to Messrs. Weinstein, Stapleton, and Lehman of 6,793, 4,078, and 2,718 shares, respectively.
(8) Includes 7,500 shares of JWCFS Common Stock issuable upon exercise of presently exercisable options.
(9) Includes 11,250 shares of JWCFS Common Stock issuable upon exercise of presently exercisable options.

STOCK OPTION AND STOCK PURCHASE PLANS

  As provided in the Combination Agreement, at the Effective Time, each outstanding option to purchase shares of JWCFS Common Stock (a "JWCFS Option"), each outstanding warrant to purchase shares of JWCFS Common Stock (a "JWCFS Warrant"), and each other outstanding right to purchase shares of JWCFS Common Stock (a "JWCFS Purchase Right") will be assumed by JWGenesis and converted into an option, warrant, or right, as the case may be, to purchase shares of JWGenesis Common Stock following the Effective Time. Each JWCFS Option and JWCFS Purchase Right will continue to have the same terms and conditions set forth in the applicable JWCFS stock option plan or employee stock purchase plan, as the case may be, pursuant to which such JWCFS Option or JWCFS Purchase Right was granted and any agreement by which the same was evidenced, and each JWCFS Warrant shall continue to have the same terms and conditions set forth in any applicable warrant plan pursuant to which such warrant was granted and any such agreement by which the same was granted or evidenced; provided, however, that such securities will be exercisable for the same number of shares of JWGenesis Common Stock as the number of shares of JWCFS Common Stock for which it was exercisable immediately prior to the Effective Time. At the Effective Time, JWGenesis will assume all of JWCFS's obligations under its Amended and Restated Stock Option Plan and its 1997 Employee Stock Purchase Plan (the "JWCFS Stock Plans").

  Approval of the Combination Proposal by the JWCFS shareholders will be deemed to constitute approval of the adoption by JWGenesis of the JWCFS Stock Plans and of the issuance of JWGenesis Common Stock in accordance with the terms of the JWCFS Options, Purchase Rights, and Warrants.

ACCOUNTING TREATMENT

  The Combination will be accounted for by JWGenesis under the purchase method of accounting for business combinations, and, accordingly, the estimated acquisition costs will be allocated to the underlying net assets in proportion to their respective fair values. The excess of cost over book value of the net assets acquired will constitute goodwill on the books of JWGenesis.

CERTAIN FEES AND EXPENSES

  In February 1998, JWCFS retained Unterberg, Towbin, pursuant to the terms of a letter agreement (the "Unterberg, Towbin Engagement Letter"), as its financial advisor to render an opinion to the JWCFS Board as to the fairness to the shareholders of JWCFS, from a financial point of view, of the consideration to be paid by JWCFS in connection with the proposed acquisition by JWCFS of Genesis, in light of the consideration to be received by the holders of JWCFS Common Stock in the JWCFS Share Exchange. JWCFS agreed to pay Unterberg, Towbin as compensation for its services under the Unterberg, Towbin Engagement Letter, a fee of $112,500, $25,000 of which was paid upon execution of the Unterberg, Tobin Engagement Letter, with the balance paid upon delivery of the opinion contemplated by the Unterberg, Towbin Engagement Letter, and to reimburse Unterberg, Towbin for certain out-of-pocket expenses, not to exceed $30,000, incurred in connection with its services to JWCFS. JWCFS also agreed to indemnify Unterberg, Towbin, its affiliates, the respective directors, officers, agents and employees of Unterberg, Towbin and its affiliates, and each person, if any, controlling Unterberg, Towbin or any of its affiliates, against certain liabilities, including liabilities under the Federal securities laws.

MATERIAL FEDERAL TAX CONSEQUENCES

  The following discussion summarizes the material federal income tax consequences of the JWCFS Share Exchange, but does not purport to be a complete analysis of all of the potential tax effects of these. The discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations, Internal Revenue Service ("IRS") rulings, and judicial decisions now in effect, all of which are subject to change at any time by legislative, judicial, or administrative action, and any such change may be applied retroactively. Neither JWCFS nor JWGenesis has requested or will request a ruling from the Internal Revenue Service (the "IRS") as to the United States federal income consequences of the JWCFS Share Exchange. Future legislative, judicial, or administrative changes or interpretations, which may be retroactive, could alter or modify the statements set forth herein. This discussion may not apply to certain classes of taxpayers, including, without limitation, insurance companies, tax-exempt organizations, foreign corporations, persons who acquired shares of JWCFS pursuant to the exercise of employee stock options or rights or otherwise as compensation, and persons who hold shares of JWCFS Common Stock in a hedging transaction. Also, the discussion does not address state, local, or foreign tax consequences of the JWCFS Share Exchange or estate and gift tax considerations. The following discussion of certain federal income tax consequences relevant to the JWCFS Share Exchange constitutes the opinion of Kilpatrick Stockton LLP, special tax counsel to JWCFS and JWGenesis ("Tax Counsel"), subject to the qualifications stated herein. Such opinion, however, has no binding effect on the IRS or the courts.

  In the opinion of Tax Counsel, the JWCFS Share Exchange (i) will constitute a nonrecognition transaction under Section 351 of the Code with respect to the holders of JWCFS Common Stock, (ii) no gain or loss will be recognized by the holders of the JWCFS Common Stock upon the exchange of JWCFS Common Stock solely for JWGenesis Common Stock pursuant to the JWCFS Share Exchange, and (iii) the tax basis of the JWGenesis Common Stock received by the holders of the JWCFS Common Stock pursuant to the JWCFS Share Exchange would be the same as the tax basis of the JWCFS Common Stock exchanged therefore.

  It is a condition to the Combination that Genesis shall have received reasonable assurance (other than a ruling from the Internal Revenue Service) that the Combination constitutes a nonrecognition transaction within the meaning of Section 351 of the Code, and that Genesis shall have received an opinion of Kilpatrick Stockton LLP as to the tax effects with respect to the holders of the JWCFS Common Stock, as set forth above.

STOCK EXCHANGE LISTING

  The JWGenesis Common Stock will succeed to the listing of JWCFS Common Stock on the AMEX on consummation of the Combination, and its symbol will be "JWC".

RESALE RESTRICTIONS ON CERTAIN AFFILIATES

  All shares of JWGenesis Common Stock received by JWCFS shareholders in the Combination will be freely transferable, except that shares of JWGenesis Common Stock received by persons who are deemed to be "affiliates" (as such term is defined under the Securities Act) of JWCFS prior to the Combination may be resold by them only in transactions as permitted by the resale provisions of Rule 145 promulgated under the Securities Act (or Rule 144 in the case of such persons who also become affiliates of JWGenesis in the Combination) or as otherwise permitted under the Securities Act.

  All shares of JWGenesis Common Stock issued to Genesis Members in the Genesis Membership Exchange will be restricted securities, issued without the registration thereof under the Securities Act. JWGenesis has granted resale registration rights with respect to the shares to be beneficially owned by Mr. Weinstein.

NO DISSENTERS' RIGHTS

  Neither holders of JWCFS Common Stock nor holders of the Genesis Membership Interests are entitled to dissenters' rights in connection with the Combination.

                           THE COMBINATION AGREEMENT

  The following is a summary of the material terms of the Combination Agreement, a copy of which is attached as Appendix A to this Proxy Statement/Prospectus and is incorporated herein by reference. Such summary is qualified in its entirety by reference to the Combination Agreement. Capitalized terms not defined herein shall have the meaning set forth in the Combination Agreement. Shareholders of JWCFS are urged to read the Combination Agreement in its entirety for a more complete description of the Combination.

THE COMBINATION

  The Combination Agreement provides that, following approval of the Combination Proposal by the shareholders of JWCFS, and the satisfaction or waiver of the other conditions to the Combination:

    (i) JWCFS will enter into a statutory share exchange with JWGenesis, whereby each outstanding share of JWCFS's Common Stock will be exchanged for and become the right to receive one share of JWGenesis Common Stock (the "JWCFS Share Exchange"), which shares will be registered for issuance under the Securities Act and the class of which will be registered under the Exchange Act; and

    (ii) Genesis Members who own the outstanding equity interests of Genesis ("Genesis Membership Interests") will exchange at least 90% of the Genesis Membership Interests for up to 1,500,000 shares of JWGenesis Common Stock (with cash paid in lieu of fractional shares) (the "Genesis Membership Exchange")

(the JWCFS Share Exchange and the Genesis Membership Exchange together comprising the "Combination"), whereupon each of JWCFS and Genesis will be a subsidiary of JWGenesis. No fractional shares of JWGenesis Common Stock will be issued. A Genesis Member who otherwise would be entitled to a fraction of a share of JWGenesis Common Stock will be paid an amount in cash equal to such fractional part of a share multiplied by the closing price of JWCFS Common Stock on the AMEX on the trading day immediately preceding the Closing Date.

  If all applicable conditions to the Combination are satisfied or waived, the Combination will become effective at the time on the closing date that duly executed Articles of Share Exchange, as filed with the Secretary of State of the State of Florida, specify or, if the Articles of Share Exchange do not specify another time, 4:30 P.M., Eastern Time, on the closing date (the "Effective Time").

  At the Effective Time, the Articles of Incorporation and Bylaws of JWGenesis as in effect as of the Effective Time will remain (until changed in accordance with applicable law or their terms) the Articles of Incorporation and Bylaws of JWGenesis. From and after the Effective Time, JWGenesis will (i) own all of the outstanding JWCFS Common Stock, (ii) own at least 90% of the Genesis Membership Interests, (iii) assume all of the obligations of JWCFS under outstanding options, warrants, and other rights to purchase any shares of JWCFS Common Stock and under the applicable JWCFS Stock Plans, and (iv) be governed by the laws of the State of Florida.

CONVERSION OF SECURITIES

  At the Effective Time, the JWCFS Share Exchange and the Genesis Membership Exchange will be consummated. Any holder of Genesis Membership Interests who does not participate in the Genesis Membership Exchange will not be entitled to receive its allocable share of the 1,500,000 shares of JWGenesis Common Stock, which shares will not be issued. By virtue of the JWCFS Share Exchange, all of the shares of JWGenesis Common Stock owned by JWCFS as of the Effective Time will be canceled.

  Based upon the number of outstanding shares of JWCFS Common Stock on the Record Date, the one-for-one ratio for the JWCFS Share Exchange, and assuming all of the Genesis Membership Interests are exchanged, the shareholders of JWCFS and the Genesis Members immediately prior to the consummation of the Combination will own approximately 72% and 28%, respectively, of the 5,440,812 shares of outstanding JWGenesis Common Stock immediately following the consummation of the Combination (excluding the exercise of outstanding options and warrants and, for this purpose, disregarding any shares of JWCFS Common Stock that may be owned by Genesis Members as a result of unrelated private investments immediately prior to the consummation of the Combination).

  Promptly after the Effective Time, the Exchange Agent will mail transmittal forms and exchange instructions to each holder of record of JWCFS Common Stock to be used to surrender and exchange certificates evidencing shares of JWCFS Common Stock for certificates evidencing the shares of JWGenesis Common Stock to which such holder has become entitled. After receipt of such transmittal forms, each holder of certificates formerly representing JWCFS Common Stock will be able to surrender such certificates to the Exchange Agent, and each such holder will receive in exchange therefor certificates evidencing the number of shares of JWGenesis Common Stock to which such holder is entitled. Such transmittal forms will be accompanied by instructions specifying other details of the exchange.

           JWCFS SHAREHOLDERS SHOULD NOT SEND IN THEIR CERTIFICATES
                    UNTIL THEY RECEIVE A TRANSMITTAL FORM.

  After the Effective Time, each certificate evidencing JWCFS Common Stock, until so surrendered and exchanged, will be deemed, for all purposes, to evidence only the right to receive the number of shares of JWGenesis Common Stock that the holder of such certificate is entitled to receive. The holder of such unexchanged certificate will not be entitled to receive any dividends or other distributions payable by JWGenesis until the certificate has been exchanged. Following such exchange, such dividends or other distributions will be paid to the holder entitled thereto, without interest.

  JWGenesis or the Exchange Agent will be entitled to deduct and withhold from the consideration otherwise issuable pursuant to the Share Exchange to any holder of JWCFS Common Stock such amounts as JWGenesis or the Exchange Agent is required to deduct and withhold with respect to the making of such payment or issuance under the Code, or any provision of state, local, or foreign tax law. To the extent that amounts are so withheld by JWGenesis or the Exchange Agent, such withheld amounts shall be treated as having been paid to the holder of shares of JWCFS Common Stock in respect of which such deduction and withholding was made by JWGenesis or the Exchange Agent.

  Promptly after the Effective Time, JWGenesis shall deliver, or cause the Exchange Agent promptly to deliver, to holders of Genesis Membership Interests who participate in the Genesis Membership Exchange, certificates evidencing the shares of JWGenesis Common Stock (and cash in lieu of any fractional share) deliverable to such Genesis Member, if there has been delivered to JWGenesis the certificates representing (or other instruments or evidence of ownership of) all Genesis Membership Interests of such Genesis Member, properly endorsed for transfer to (or otherwise legally sufficient to convey ownership thereof to) JWGenesis.

ESCROW BY GENESIS MEMBERS

  On the closing date, an aggregate of 10% of the shares of JWGenesis Common Stock to be received by the Genesis Members in the Genesis Membership Exchange--150,000 shares, if all the Genesis Membership Interests are exchanged (the "Escrowed Shares")--will be deposited with American Stock Transfer & Trust Company, acting for such purpose as escrow agent under an Escrow Agreement therefor (the "Escrow Agent"), in a segregated account (the "Escrow Account") for a period of up to one year from the Effective Time, for the purpose of securing and funding the obligations of the Genesis Members or Genesis to JWGenesis that may arise pursuant to the Combination Agreement. The respective Genesis Members will be entitled to exercise the voting rights and to receive any dividends or other distributions declared and paid with respect to such shares; provided, however, any shares of JWGenesis Common Stock issued with respect to the Escrowed Shares as a result of a stock split, or other action in respect of the JWGenesis Common Stock, will be held in the Escrow Account as additional Escrowed Shares.

REPRESENTATIONS AND WARRANTIES

  The Combination Agreement contains various customary representations and warranties of the Genesis Members relating to, among other things, (i) the investment intentions and status of such Genesis Member as an accredited investor; (ii) the ownership and status of each such person's Genesis Membership Interests; (ii) each such person's authorization to execute and deliver the Combination Agreement and to consummate the transactions contemplated thereby and related matters; (iv) the absence of violations under certain instruments; (v) litigation; (vi) brokers and finders; (vii) preemptive rights; and (viii) control of related businesses.

  The Combination Agreement contains various customary representations and warranties of JWCFS and Genesis (or, if indicated below, only JWCFS or only Genesis) relating to, among other things: (i) corporate organization, qualification, and certain similar corporate matters; (ii) capital structure;
(iii) absence of rights to acquire Genesis Capital Interests; (iv) the authorization, execution, delivery and enforceability of the Combination Agreement and the consummation of the transactions contemplated thereby and related matters; (v) required governmental filings and absence of violations under charters, bylaws, and certain instruments and laws; (vi) documents and financial statements filed by JWCFS with the Commission and the accuracy of information contained therein; (vii) documents and financial statements delivered by Genesis and the accuracy of information contained therein; (viii) undisclosed liabilities; (ix) title to assets of Genesis; (x) broker-dealer registration and related matters; (xi) the absence of certain material adverse changes or events; (xii) litigation; (xiii) taxes, tax returns, and audits;
(xiv) employee benefits; (xv) environmental matters; (xvi) brokers and finders; (xvii) validity of notes and receivables of Genesis; (xviii) certain tax and accounting matters; (xix) labor matters; (xx) compliance with laws;
(xxi) Year 2000 compliance; (xxii) material contracts of Genesis; (xxiii) insurance of Genesis; and (xxiv) the accuracy of information supplied in connection with the Registration Statement and this Proxy Statement/Prospectus.

  The Combination Agreement also contains various representations and warranties of JWGenesis with respect to (i) its organization; (ii) the authorization, execution, delivery and enforceability of the Combination Agreement and the consummation of the transactions contemplated thereby; and
(iii) the absence of violations under its Articles of Incorporation or Bylaws.

CERTAIN COVENANTS

  Pursuant to the Combination Agreement, each of JWCFS and Genesis (or, if indicated below, only JWCFS or only Genesis) has agreed that, during the period from the date of the Combination Agreement until the earlier of the termination of the Combination Agreement in accordance with its terms or the Effective Time, it and each of its subsidiaries will, with certain exceptions:
(i) carry on its business in the ordinary course; (ii) maintain its books and records in the ordinary course, on a basis consistent with prior years; (iii) use its best efforts to preserve its business organization, to keep available the services of its present employees, and to preserve the goodwill of its suppliers, customers, and others having any business relations with it; (iv) except for certain permitted instances, not increase the compensation or the rate of compensation (including commissions, bonuses, and profit sharing) payable to any Genesis Member or certain officers and employees except in the ordinary course of business; (v) not make any change in its Articles or Certificate of Incorporation or Bylaws or Certificate of Organization or Operating Agreement, as the case may be, not make any change in its authorized or issued capital stock or equity interests, and not issue or grant any right or option to purchase or otherwise acquire any of its capital stock or equity interests; (vi) allow the other party and their authorized representatives full access during normal business hours to all of its properties, books, contracts, commitments, and records, and furnish the other party or its authorized representatives such information concerning their affairs as may reasonably be requested; (vii) deliver to the other party as soon as possible after each month ending between December 31, 1997 and the closing date, true and correct copies of monthly financial statements of JWCFS or Genesis, as the case may be, for each such month; (viii) Genesis will notify JWCFS prior to declaring or making any distribution or payment, or any direct or indirect redemption, purchase, or other acquisition of any of its Membership Interests that exceeds any distribution paid by Genesis in the corresponding calendar quarter of the previous year; (ix) except as expressly permitted, JWCFS will not declare or make any dividend, distribution, or other payment in respect to the capital stock of JWCFS, and JWCFS will not, directly or indirectly, redeem, purchase, or otherwise acquire any of its capital stock; and (x) with certain exceptions, not increase the number of shares authorized or issued and outstanding of its capital stock or equity interests, nor grant any option, warrant, call, commitment, right, or agreement of any character relating to its capital stock or equity interests, nor issue or sell any shares of its capital stock or securities convertible into such capital stock, equity interests, or any bonds, promissory notes, debentures or other corporate securities.

RESALE REGISTRATION AND RELATED MATTERS

  Pursuant to the Combination Agreement and subject to certain conditions, JWCFS and JWGenesis have agreed that a registration statement of JWGenesis (the "Resale Registration Statement") will be filed with the Commission to cover the resale of the shares of JWGenesis Common Stock issued to The Will K. Weinstein Revocable Trust, a trust of which Mr. Weinstein is grantor and beneficiary ("Weinstein"), pursuant to the Combination Agreement and any other shares of JWGenesis Common Stock issued or issuable in respect of the JWGenesis Common Stock (because of stock splits, stock dividends, reclassifications, recapitalizations, or similar events) to Weinstein (the "Weinstein Stock"), and that they will use their best efforts to cause the Resale Registration Statement to become effective as soon after the Combination as is permitted by applicable rules or policies of the Commission and to remain effective for a period of two years after the consummation of the Combination. Weinstein agreed to provide JWCFS and JWGenesis reasonable assistance as necessary in preparing and maintaining the effectiveness of the Resale Registration Statement. JWCFS agreed to pay all expenses of the registration of the Weinstein Stock (except as to fees and expenses of counsel for Weinstein, underwriting discounts or selling commissions, and amounts required by law to be paid by Weinstein).

  In connection with the Resale Registration Statement, (i) JWCFS and JWGenesis, subject to certain limitations, will indemnify and hold harmless Weinstein against certain losses, claims, damages, or liabilities to which Weinstein may become subject under the Securities Act or otherwise, based upon certain actions by JWCFS and JWGenesis, and (ii) Weinstein, subject to certain limitations, will indemnify and hold harmless JWCFS and JWGenesis and, among others, certain officers, directors, underwriters, or controlling persons of JWCFS and JWGenesis, against certain losses, claims, damages, or liabilities to which JWCFS or JWGenesis or such officer, director, underwriter, or controlling person may become subject under the Securities Act or otherwise, based upon certain actions by Weinstein.

AGREEMENTS FOR OTHER TRANSACTIONS

  Stock Options. In connection with the Closing, JWGenesis will issue options to purchase, in the aggregate, up to 25,000 shares of JWGenesis Common Stock to certain of the Genesis Members.

  Employment Agreements. In addition to the agreements with respect to Messrs. Leeds and Marks discussed above under "The Combination Proposal--Interests of Certain JWCFS Persons in the Combination", in connection with the Combination, JWGenesis will enter into employment agreements with Messrs. Weinstein and Stapleton providing for their employment as Vice Chairman and Chief Operating Officer, respectively, of JWGenesis. Mr. Stapleton's employment agreement will be substantially identical to the new agreements described above for Messrs. Leeds and Marks, except that his base salary will be $250,000 per year, and he will be entitled to receive 28.5% of the Executive Bonus Pool, subject to downward adjustment to 20%.

  Mr. Weinstein's employment agreement is significantly different in that it calls for Mr. Weinstein to use his best efforts, in the course of his business and personal activities, (i) to promote the interests of JWGenesis and its subsidiaries and affiliates, (ii) to convey information regarding JWGenesis and its subsidiaries and affiliates to potential customers and clients, and
(iii) to facilitate contacts and communications between JWGenesis and its subsidiaries and affiliates and potential clients and customers. Mr. Weinstein will devote such reasonable amount of time to the promotion of JWGenesis' interests as he deems is necessary to discharge his duties in good faith, with the understanding that he shall not be required to work full time or keep regular or specified office hours or provide his services at a particular location.

  JWGenesis will pay Mr. Weinstein incentive compensation based upon the gross income received by JWGenesis related to retail and institutional accounts serviced by Mr. Weinstein and investment banking fees generated by JWGenesis from transactions with respect to which Mr. Weinstein made the introduction that led to the transactions. Subject to certain limitations, Mr. Weinstein will receive an annual accountable allowance for expenses incurred in connection with furtherance of the business of JWGenesis in the amount of $450,000. If JWGenesis terminates the employment of Mr. Weinstein for any reason other than cause, death, or disability then (a) JWGenesis will pay to Mr. Weinstein the amount of any accrued but unpaid incentive compensation that otherwise would become payable to Mr. Weinstein if there had been no termination and any amounts reimbursable for expenses incurred prior to termination; (b) JWGenesis will pay to Mr. Weinstein a lump sum amount without the requirement for documentation, accounting or other justification, equal to the expense allowance which would otherwise be payable through December 31, 2001, absent the termination; and (c) all outstanding stock options held by Mr. Weinstein will become fully vested. Mr. Weinstein's agreement is not automatically extended after December 31, 2001.

  Additionally, on each of the annual anniversary dates of the commencement of Mr. Weinstein's employment on which he remains employed by JWGenesis, JWGenesis will transfer to Mr. Weinstein 20% of the $3.5 million aggregate face amount of certain term life insurance policies upon Mr. Weinstein's life. The remainder of such life insurance will be transferred to Mr. Weinstein on December 31, 2001 if Mr. Weinstein remains employed by JWGenesis at such date. Mr. Weinstein will be responsible for paying the premiums upon such portions of the life insurance policies as he owns.

  Agreement to Vote for Directors. Messrs. Leeds and Weinstein will enter into a voting agreement to vote for the election as directors of JWGenesis a specified number of nominees identified by Mr. Leeds, on the one hand, and by Mr. Weinstein, on the other hand. See "The Combination Proposal--Directors and Executive Officers of JWGenesis--Voting Agreement".

  No Solicitation. The Combination Agreement provides that JWCFS and Genesis will not, directly or indirectly, (i) solicit proposals from any person other than a party to the Combination Agreement relating to any business combination with, or any recapitalization or offering of debt or equity securities of, Genesis or JWCFS (an "Acquisition Proposal") or (ii) participate in any discussions or negotiations regarding, furnish any information to any person other than a party to the Combination Agreement or its representatives with respect to, any Acquisition Proposal. If any party or its representatives receives any Acquisition Proposal, such party must promptly inform the other parties to the Combination Agreement. In certain circumstances, JWCFS may furnish information to and may negotiate and participate in discussions with another person concerning an Acquisition Proposal if the JWCFS Board determines that the failure to do so could cause the JWCFS Board to violate its fiduciary duties to the shareholders of JWCFS under applicable law.

  Nonsolicitation Agreement of Certain Genesis Employees. In connection with the Combination, certain employees of Genesis will execute nonsolicitation agreements with JWGenesis whereby, in the event of the termination of their employment with JWGenesis, they agree to certain restrictions with respect to, among other things, their use of confidential information of JWGenesis, the solicitation of clients of JWGenesis, and the solicitation for employment of employees of JWGenesis.

  Distributions to Genesis Members. Not later than 60 days after the closing date, Genesis will be permitted to distribute to the Genesis Members their allocable share of the members' capital of Genesis as of the closing date that exceeds the aggregate of $3,000,000 plus an amount equal to 37.5% of the net income of Genesis for the period from January 1, 1998 to the closing date, computed in accordance with generally accepted accounting principals, and which shall not include as capital any amounts allocable as Class C and Class D Genesis Membership Interests.

  JWGenesis Common Stock Deliverable to Putnam, Lovell & Thornton. If instructed by Genesis and the Genesis Members, JWGenesis will deliver to Putnam, Lovell, & Thornton, the financial advisor to Genesis, a portion of the JWGenesis Common Stock otherwise issuable to the Genesis Members in the Genesis Membership Exchange in order to satisfy the obligations of Genesis and the Genesis Members with respect to brokerage or finders fee in connection with the Combination, and will reduce, on a pro rata basis, the number of shares of JWGenesis Common Stock issued to each Genesis Member.

STOCK PLANS

  For a description of the provisions of the Combination Agreement relating to JWCFS Stock Plans and the securities outstanding thereunder or covered thereby, see "The Combination Proposal--Stock Option and Stock Purchase Plans".

INDEMNIFICATION

  The Combination Agreement provides that all of its provisions will survive the Closing and the Effective Time indefinitely, provided that (i) certain of the representations and warranties will terminate and expire on the first anniversary of the Effective Time, (ii) the representations and warranties that relate to the fact that Genesis is taxable as a partnership for income tax purposes will survive until the expiration of the applicable statutes of limitations, and (iii) certain other representation and warranties of the Genesis Members relating to their ownership of the Genesis Membership Interests and authority to exchange the same for JWGenesis shares will survive indefinitely.

  The Combination Agreement provides that the Genesis Members will indemnify each of JWCFS, JWGenesis, their affiliates, and each of their respective shareholders and representatives (each a "Seller Indemnified Party"), and hold each Seller Indemnified Party harmless from and in respect of, all damages claims that arise from, are based on, or relate or otherwise are attributable to (i) any breach of the representations and warranties of Genesis made in, or contained in certificates delivered in connection with, the Combination Agreement, (ii) any nonfulfillment of any covenant or agreement on the part of Genesis under the Combination Agreement, (iii) any liability under the Securities Act, the Exchange Act, or other applicable governmental requirement that arises out of or is based on (A) any untrue statement or alleged untrue statement of a material fact relating to Genesis, any Genesis subsidiary, or any Genesis Member that is (1) provided to JWCFS or JWGenesis or its counsel by Genesis or the Genesis Members, and (2) contained in any Form S-4 Document (which includes this Proxy Statement/Prospectus), or (B) any omission or alleged omission to state therein a material fact relating to Genesis, any Genesis subsidiary, or the Genesis Members required to be stated therein or necessary to make the statements therein not misleading, and not provided to JWCFS or JWGenesis by Genesis or the Genesis Members (each such damages claim being a "Seller Indemnified Loss").

  The Combination Agreement provides that, subject to certain limitations, each Genesis Member, severally and not jointly with any other person, covenants and agrees that it will indemnify each Seller Indemnified Party against, and hold each Seller Indemnified Party harmless from and in respect of, all damages claims that arise from, are based on, or relate or otherwise are attributable to (i) any breach of the representations and warranties of that Genesis Member, solely as to that Genesis Member, made in, or contained in certificates delivered by that Genesis Member and relating to those representations and warranties in connection with, the Combination Agreement,
(ii) any nonfulfillment of any several, and not joint and several, agreement on the part of that Genesis Member under the Combination Agreement, or (iii) any liability under the Securities Act, the Exchange Act, or other applicable Governmental Requirement that arises out of or is based on (A) any untrue statement of a material fact relating solely to that Genesis Member that is
(1) provided in writing to JWCFS or JWGenesis or its counsel by that Genesis Member for purpose of inclusion in any Form S-4 Document and (2) contained in any Form S-4 Document, or (B) any omission to state therein a material fact relating solely to that Genesis Member required to be stated therein or necessary to make the statements therein not misleading, and not provided to JWCFS or JWGenesis or its counsel by that Genesis Member (each such damages claim being a "Genesis Member Indemnified Loss").

  The Combination Agreement provides that JWCFS will indemnify each Genesis Member and each of that Genesis Member's affiliates, agents, and counsel and, prior to the Effective Time, Genesis and each of its officers, directors, employees, agents, and counsel (each a "JWCFS Indemnified Party") against, and hold each JWCFS Indemnified Party harmless from damages claims that arise from
(i) any breach by JWCFS or JWGenesis of its representations and warranties set forth in the Combination Agreement or in its certificates delivered to Genesis or the Genesis Members in connection with the Combination Agreement, (ii) any nonfulfillment of any covenant or agreement on the part of JWCFS or JWGenesis under the Combination Agreement (each such damages claim being a "JWCFS Indemnified Loss"); or (iii) any liability under the Securities Act, the Exchange

Act, or other applicable Governmental Requirement that arises out of or is based on (A) any untrue statement of a material fact relating to JWCFS or any JWCFS subsidiary contained in the Registration Statement or any prospectus forming a part thereof, or any amendment thereof or supplement thereto, or (B) any omission to state therein a material fact relating to JWCFS or any JWCFS subsidiary required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

CONDITIONS

  The obligations of JWCFS and JWGenesis, on the one hand, and Genesis and the Genesis Members, on the other hand, under the Combination Agreement are subject to the fulfillment or waiver prior to or at the Closing, by the appropriate party, of each of the following conditions: (i) the representations and warranties of the other parties shall be true and correct as of the closing date; (ii) the other parties shall have performed each of its or their obligations and complied with all agreements and conditions to be performed or complied with by it or them prior to or at the Closing, including the delivery of certain certificates, opinions of counsel, and documents, in form and substance reasonably satisfactory to the party receiving such certificates, opinions, or documents, verifying the performance and compliance of and with such obligations and conditions; (iii) each party shall have obtained and delivered to the other parties any consent required of any person to the transactions contemplated by the Combination Agreement; (iv) the parties shall have received an opinion from Kilpatrick Stockton LLP relating to certain tax matters; (v) the Registration Statement of which this Proxy Solicitation/Prospectus forms a part shall have become effective, and no stop order suspending the effectiveness thereof shall have been issued and be in effect; (vi) the shares of JWGenesis Common Stock to be outstanding, covered by outstanding options, purchase rights, or warrants, or covered by JWGenesis Option Plans upon effectiveness of the Combination, shall have been approved for listing upon issuance on the AMEX; (vii) the agreements with respect to the existing and future employment and compensation arrangements for certain JWCFS and Genesis officers shall be performed as and to the extent required to be performed as of the Closing; and (viii) the holders of a majority of the outstanding shares of JWCFS Common Stock entitled to vote thereon shall have voted in favor of approval of the Combination proposal.

  Additionally, the obligations of JWCFS and JWGenesis under the Combination Agreement are subject to the fulfillment or waiver prior to or at the Closing of each of the following conditions: (i) Genesis shall have delivered to JWCFS and JWGenesis an agreement of the Genesis Members with respect to such persons' eligibility to be issued shares of JWGenesis Common Stock without the registration of such issuance under the Securities Act and any applicable state laws; (ii) no Genesis Member shall have exercised any statutory or other right to dissent from the Genesis Membership and receive payment in cash for any Genesis Membership Interest; and (iii) Genesis shall deliver to JWCFS an unaudited balance sheet of Genesis that reflects, among other things, members' capital of at least (A) $3,000,000, no part of which is goodwill or the Class C and D Genesis Membership Interests, plus (B) an amount equal to 37.5% of the net income of Genesis for the period from January 1, 1998 to the closing date.

  Under the terms of the Combination Agreement, any of the conditions to the Combination may be waived by the party entitled to benefit from such condition. As of the date of this Proxy Statement/Prospectus, no party has indicated an intention to waive any material conditions to its obligations. If JWCFS or JWGenesis were to waive performance of a material condition by Genesis or its Members that would affect adversely the value of the Combination to the shareholders of JWCFS, JWCFS will resolicit the votes of the shareholders to approve the Combination Proposal.

TERMINATION AND RELATED FEES AND EXPENSES

  The Combination Agreement may be terminated, and the Combination may be abandoned, at any time by Genesis or JWCFS, prior to the Effective Time, before or after the approval thereof by JWCFS Shareholders, upon written notice to the other party in the following situations:

    (i) By JWCFS, if a material adverse change in the financial condition or business of Genesis, considered as a whole, shall have occurred, or Genesis shall have suffered a material loss or damage to any of its properties or assets, which loss or damage materially adversely affects or impairs the ability of to conduct such business after the Combination.

    (ii) By Genesis, if a material adverse change in the financial condition or business of JWCFS, considered as a whole, shall have occurred, or JWCFS shall have suffered a material loss or damage to any of its properties or assets, which loss or damage materially and adversely affects or impairs the ability of JWGenesis to conduct such business after the Combination.

    (iii) By JWCFS, if the terms, covenants, or conditions of the Combination Agreement to be complied with or performed by Genesis or any Genesis Member at or before the Closing shall not by that time have been complied with or performed, and such non-compliance or non-performance shall not have been waived by JWCFS.

    (iv) By Genesis, if the terms, covenants, or conditions of the Combination Agreement to be complied with or performed by JWCFS or JWGenesis at or before the Closing shall not by that time have been complied with or performed, and such non-compliance or non-performance shall not have been waived by Genesis.

    (v) By the Board of Directors of either Genesis or JWCFS, if there shall be pending against Genesis, JWGenesis, or JWCFS, or threatened in a writing received by either party, any Litigation seeking or threatening to seek to enjoin the Combination, or to obtain material damages or the payment of material penalties if the Combination is consummated.

    (vi) By the Board of Directors of JWCFS, upon two days' prior notice to Genesis, if, as a result of an Acquisition Proposal by a person other than Genesis or JWGenesis, the Board of Directors of JWCFS determines, after receipt of advice from legal counsel to JWCFS, that the failure by JWCFS to accept such proposal could cause the Board of Directors to violate its fiduciary duties to the shareholders of JWCFS under applicable law.

    (vii) By the Board of Directors of JWCFS or JWGenesis or by the Executive Committee of Genesis if the Combination shall not have become effective by June 30, 1998.

  The Combination Agreement provides that the expenses incurred by the parties in connection with the Combination Agreement and the performance of their respective obligations thereunder shall be paid by the party that incurred such expenses, whether or not the transactions contemplated thereby are consummated. If the Combination Agreement is terminated pursuant to paragraph
(iv) or (vi) above and Genesis and the Genesis Members are not in breach of the Combination Agreement in any material respect, then JWCFS shall pay to Genesis (in each case, as the sole and exclusive remedy of Genesis and the Genesis Members therefor and for any breach or misrepresentation by JWCFS or JWGenesis) $1,500,000 if the Combination Agreement is terminated pursuant to paragraph (iv) and $2,000,000 if the Combination Agreement is terminated under paragraph (vi). If the Combination Agreement is terminated by JWCFS pursuant to paragraph (iii) and JWCFS is not in breach of the Combination Agreement in any material respect, then Genesis shall pay to JWCFS $1,500,000 to compensate JWCFS for its costs and expenses incurred (as JWCFS's sole and exclusive remedy therefor and for any breach or misrepresentation by Genesis or any Genesis Member).

AMENDMENT AND WAIVER

  The Combination Agreement may be amended or modified only by an instrument in writing executed by the party against whom enforcement of the amendment or modification is sought. The President or any Vice President of any party may by a signed writing modify the terms of the Combination Agreement, or take any other action deemed by him to be necessary or appropriate to consummate the transactions contemplated by the Combination Agreement; provided, however, that no such modification or other action shall (i) reduce the consideration payable to the Genesis Members in the Combination, (ii) if given or taken after the Combination Agreement has been approved by the JWCFS Shareholders, reduce substantially the rights or benefits of JWCFS Shareholders, or (iii) increase the indemnification obligation of any Genesis Member.

                 GENESIS MANAGEMENT'S DISCUSSION AND ANALYSIS
               OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

RESULTS OF OPERATIONS--THREE YEARS ENDED DECEMBER 31, 1997

  The following discussion and analysis of financial condition and results of operations presents significant factors affecting Genesis during the years ended December 31, 1997, 1996 and 1995. The discussion and analysis should be read in conjunction with the financial statements of Genesis and related notes and with the other financial information concerning Genesis appearing elsewhere in this Proxy Statement/Prospectus.

  The financial information provided below has been rounded in order to simplify its presentation. However, the percentages are calculated using the detailed information contained in the consolidated financial statements of Genesis, the notes thereto and the other financial data concerning Genesis included elsewhere in this Proxy Statement/Prospectus.

  The following table sets forth summary data for the years ended December 31, 1997, 1996 and 1995. Operating results for any period are not necessarily indicative of the results for any future period.

                                                YEAR ENDED DECEMBER 31,
                                         -------------------------------------
                                          1997     %     1996     %     1995
                                         (000'S) CHANGE (000'S) CHANGE (000'S)
                                         ------- ------ ------- ------ -------
Revenues:
Commissions............................. $18,073   57   $11,519  (10)  $12,834
Commissions--related parties............   5,281   11     4,748   48     3,208
Market making and principal
 transactions, net......................   3,372   75     1,932  (57)    4,463
Investment banking......................   2,760    5     2,633  207       858
Unrealized gains from not readily
 marketable securities..................     --   --        293  (95)    5,413
Interest and dividends..................     565    6       533  (10)      590
Other...................................     519  (17)      623  181       222
                                         -------  ---   -------  ---   -------
Total Revenues.......................... $30,570   37   $22,281  (19)  $27,588
                                         =======  ===   =======  ===   =======
Expenses:
Commissions and floor brokerage......... $10,098   60   $ 6,324  (19)  $ 7,796
Personnel and employee benefits.........   9,329    7     8,726    6     8,253
Communications..........................   1,529   20     1,279  (19)    1,581
Occupancy and equipment rental..........     765   23       622   45       429
General and administrative..............   5,023    4     4,840   24     3,908
                                         -------  ---   -------  ---   -------
Total Expenses.......................... $26,744   23   $21,791   (1)  $21,967
                                         =======  ===   =======  ===   =======

  Revenues of Genesis exceeded $30 million in 1997, compared to $22 million in 1996 and $28 million in 1995. This increase in revenue in 1997 was largely due to the fact that Genesis increased its focus on, and the level of resources devoted to, its institutional client base, coupled with strong equity markets. The decrease in revenues in 1996 compared to 1995 was due to a restructuring of Genesis in 1996, explained in more detail below.

  A significant portion of the business activities of Genesis consists of providing brokerage processing services ("BPS") to its clients. BPS includes the provision of trading processing services and administrative services to investment managers and investment partnerships.

  BPS revenues (approximately $3.5 million) and corporate finance activities (approximately $2.6 million) contributed to the growth of the revenues of Genesis in 1997. In 1997, the commissions earned by Genesis, including from related parties, grew 44% to $23.3 million from $16.3 million in 1996, due primarily to the increased coverage by Genesis of its institutional client base and the resulting increased revenues from its BPS activities.

  Approximately $5 million of the decrease in the revenues of Genesis in 1996, as compared to 1995, arose out of the fact that 1996 was a transition year for Genesis. In 1996, Genesis realigned several of its business divisions in order to better provide for future growth, including its research and corporate finance groups. As a result, Genesis was not able to increase its coverage of its institutional client base in 1996 and build relationships for growth, resulting in only a 1% increase in commissions for 1996 over 1995 commissions.

  Over the last three years, Genesis experienced an increase in BPS revenues from affiliates with increased assets under management, creating a more stable revenue stream than traditional transaction-oriented investment banking and trading revenues. BPS revenues attributable to related parties accounted for $533,000 of the increase in revenues in 1997 as compared to 1996.

  Market making and principal transactions, net, which consists of net inventory and investment gains and losses, syndicate sales credits and underwriting income, increased by 75% from 1996 to 1997 and decreased by 57% from 1995 to 1996 for the reasons discussed below.

  Net inventory and investment losses, which result from the purchasing or selling securities by Genesis to facilitate customer transactions, declined to $1.0 million in 1997, compared to $1.5 million in 1996. This decrease was due to better risk management by Genesis in employing capital to facilitate customer transactions. Syndicate sales credits, or the selling concession received by Genesis on securities sold in an underwriting, in 1997 were $3.2 million, representing 17% growth over 1996 levels of $2.7 million. Increased research coverage by Genesis facilitated its participation in the selling groups of an increased number of public offerings. Syndicate sales credits increased 91% from $1.4 million in 1995 to $2.7 million in 1996 due to increased public offering activity. In 1997, the underwriting income of Genesis reflecting the increased activity in the public underwriting arena, was $1.1 million (gross of expenses), a 60% increase from $700,000 in 1996. This increase represents the results of the increased resources devoted by Genesis to research and investment banking operations. An 18% increase in underwriting income of Genesis from 1995 to 1996 reflected the increased efforts of Genesis to enhance its public underwriting presence.

  Investment banking income of Genesis, generated from public and private offering (approximately $1.4 million) as well as merger and acquisition activities (approximately $1.4 million), was $2.8 million in 1997, up 5% from its 1996 level of $2.6 million. Due to the lag time between the 1995 and early 1996 addition by Genesis of revenue-producing investment bankers and the closing of merger and acquisitions transactions, investment banking income fees increased over 200% from 1995 to 1996.

  Unrealized gains from not readily marketable securities, which represents gains attributable to the increase in value of warrant and option positions acquired by Genesis and distributed to its members, fluctuates from year to year based upon the performance of such positions and the decision by Genesis to distribute such securities to its members.

  Although expenses grew during 1997 as a result of Genesis' overall revenue growth, expense growth trailed revenue growth. The resulting increased operating margin of 14% for 1997, compared to 1% for 1996 and 1995, was largely attributable to increased efficiency at Genesis throughout 1997.

  Commission and floor brokerage expenses of Genesis, consisting primarily of the cost to execute and settle transactions, equaled $10.1 million in 1997, a 60% increase over 1996 levels of $6.3 million. This increase directly relates to the increase in commission revenue for the same period. The decrease in commission and floor brokerage expenses from 1995 to 1996 occurred as a result of the negotiation by Genesis of more favorable clearing contracts and execution arrangements with the clearing and executing firms utilized by Genesis.

  Total personnel expenses for Genesis were $9.3 million in 1997 as compared to $8.7 million in 1996, a 7% increase. The increase in total personnel expenses for 1997, as well as the increase in total personnel expenses for 1996 over 1995, is attributable to revenue growth and increased competitiveness in the marketplace for financial service professionals.

  Communications expenses of Genesis, comprised of telephone and quotation expenses, increased to $1.5 million in 1997, a 20% increase over 1996 levels. This approximately $250,000 increase in costs is primarily attributable to the expansion of the internal and external communication and information systems utilized by Genesis (approximately $250,000), but also reflects increased usage as a result of Genesis' higher volume of business. The reduction of communication expenses from 1995 to 1996 is attributable to the successful negotiation of a variety of contracts for communication services.

  Occupancy and equipment rental expenses of Genesis showed steady increases from 1995 to 1997 due, in large part, to the opening by Genesis of its New York office in the summer of 1996.

  General and administrative expenses, which consist primarily of travel expenses, dues and subscriptions, office supplies and other expenses of a similar nature, increased to $5.0 million in 1997 compared to $4.8 million in 1996 and $3.9 million in 1995. The net increase in 1997 is primarily attributable to a significant increase in travel expenses (approximately $137,000) due to an increase in sales efforts by professionals and the opening by Genesis of its New York City office, and a decrease in certain other operating expenses due to increased controls and efficiency of Genesis.

LIQUIDITY AND CAPITAL RESOURCES

  Genesis maintains a liquid balance sheet. A majority of the assets of Genesis consists of cash, securities and receivables from broker dealers. The total assets of Genesis can fluctuate significantly depending largely upon general economic and market conditions, volume of business activity by Genesis, and underwriting and trading commitments of Genesis. The ability of Genesis to support increases in its total assets is a function of its ability to generate funds internally and its ability to obtain short term borrowings.

  At December 31, 1997, Genesis had members' capital of approximately $4,770,000, representing an increase of $2.3 million from its members' capital at December 31, 1996. Also, at December 31, 1997, Genesis had cash and cash equivalents of $2.6 million. Genesis believes that its internally generated funds will be sufficient to fund its financial requirements for the foreseeable future based on its current level of operations and planned growth. Should Genesis significantly expand its capital expenditures or enter into any long-term commitments, Genesis may need to obtain additional capital to support such activities and to comply with regulatory requirements. If Genesis should find that its ability to generate funds internally is insufficient to satisfy its future capital needs, Genesis will require additional financing from outside sources.

  Genesis is subject to the Securities and Exchange Commission's Uniform Net Capital Rule (Rule 15c3-1 under the Securities Exchange Act of 1934) which requires the maintenance of minimum net capital and requires that the ratio of the aggregate indebtedness of Genesis to the net capital of Genesis (excess net capital) as defined by the rules, not exceed 15 to 1. As of December 31, 1997, Genesis had aggregate indebtedness of $1.1 million and net capital of $4.1 million, yielding excess net capital of $4.0 million and a ratio of 0.27 to 1. Accordingly, at December 31, 1997, Genesis complied with the applicable capital requirements of Rule 15c3-1.

  During the year ended December 31, 1997, Genesis generated cash flow from operating activities of $3.7 million, compared to approximately $622,000 for the year ended December 31, 1996 and $2.4 million for the year ended December 31, 1995. The increase in cash flow from operating activities in 1997 was due to the net income of Genesis for 1997. The decrease in cash flow from operating activities for the year ended December 31, 1996 was due to the reduction in cash and securities deposited with clearing brokers.

  Net cash used in investing activities was $762,000 for the year ended December 31, 1997, compared to $861,000 for the year ended December 31, 1996. The increase in net cash used in investing activities of $520,000 for the year ended December 31, 1996 compared to the year ended December 31, 1995 was primarily due to investment in non-marketable securities.

  Net cash provided by (used in) financing activities was ($657,000) for the year ended December 31, 1997 compared to $293,000 for the year ended December 31, 1996 and ($4.0 million) for the year ended December 31, 1995. The variations in net cash provided by (used in) financing activities for those years reflect the distribution to the members of Genesis of income (approximately $6,700,000) as well as the contribution of new capital (approximately $2,100,000) by the members of Genesis.

                              BUSINESS OF GENESIS

  Genesis is a San Francisco-based investment banking firm offering corporate finance, institutional sales and trading, and institutionally focused research and investment advisory services and having special expertise in institutional trading and innovative research focused on high-growth industries. Its corporate finance services include equity underwriting and merger and acquisition advisory services. Its customer base is comprised principally of institutional, corporate, and high-net worth individual clients. Genesis was formed in 1989 primarily to provide brokerage, accounting, and administrative services to investment partnerships. As of February 1, 1998, Genesis had 59 employees. Genesis' Research, Capital Markets, Corporate Finance, and Brokerage Processing Services Departments work closely to allow Genesis to offer a wide range of resources to its clients, while providing the attention of a smaller boutique catering to middle market companies.

CORPORATE FINANCE

  Over the past nine years, Genesis or the three principals in its Corporate Finance Department have participated in more than 300 public underwritings and private placements (including 24 in which Genesis served as a manager or co-manager) and more than 40 mergers, acquisitions, and other recapitalizations. Working in partnership with the Research and Capital Markets Departments, the Corporate Finance Department is able to meet most of the financial advisory and capital funding requirements necessary to develop its clients' businesses. Following an offering, Genesis maintains after-market support by providing in-depth research analysis, after-market trading and sponsorship in the investment community. Genesis often becomes the dominant force in the after-market trading of the stock it underwrites.

  The Corporate Finance Department has experience in each stage of a merger, acquisition, divestiture, buyout, and recapitalization transaction, including the identification of potential acquisitions and/or acquirers, the optimal "packaging" of a client for a transaction, the preparation of client meetings, the structuring of merger and sale transactions, and the negotiation of sale and purchase terms.

  The Corporate Finance Department also renders valuation and fairness opinions for both private and public companies. Its work generally includes a comprehensive operational and financial review of a client and the development of financial analyses that incorporate both quantitative and qualitative factors.

BROKERAGE PROCESSING SERVICES

  Genesis' brokerage operations were originally established in 1989 to support affiliated money management organizations by recapturing trading commissions, making spreads generated by trading activity, and providing administrative and other services in exchange for trading and processing business. Over the years, these various asset management operations have grown significantly and, with them, so has the firm's brokerage processing unit, which accounted for approximately 40% of total revenue for the year ended December 31, 1997, compared to approximately 39% for the year ended December 31, 1996.

  The Department currently serves two primary types of organizations-- investment partnerships and fee-based investment advisors. Total gross processing commissions were approximately $12 million for the year ended December 31, 1997, compared to approximately $8.5 million for the year ended December 31, 1996.

  Genesis also offers trading execution, clearing, and settlement. It performs record keeping, account balance tracking, and trading strategies tracking, as well as daily and monthly transaction reporting. Genesis has clearing agreements with three firms to act as its clearing agent: ABN Amro/The Chicago Corporation, Alex Brown/Bankers Trust and Morgan Stanley & Co.

  In addition, the Department offers financial accounting functions (tax preparation and certification), legal support (including partnership documentation, offering memoranda, and investment advisor registration), administrative resources and systems (hardware, software, and networking), fund accounting (performance reports and other recordkeeping), custodial accounting and compliance services. Investment partnerships accounted for approximately 68% and 56% of total processing revenues for the years ended December 31, 1997 and December 31, 1996, respectively.

RESEARCH

  Genesis provides comprehensive coverage of a select group of industries and companies that are not widely followed by the investment community. Genesis publishes numerous materials for its clients, including quarterly earnings reports, company updates, company reports, which initiate research coverage, industry overviews, and emphasis lists, which encompass all covered industries. The Genesis Research Department follows over 50 companies in the following principal areas: correctional services, healthcare technology, retailing, real estate, electronic commerce, and wireless communications components.

CAPITAL MARKETS

  Working in partnership with its Research Department, the Capital Markets Department encompasses all of the trading operations at Genesis, including over-the-counter ("OTC") and listed trading, syndicate, and corporate services.

  The Capital Markets Department is a market maker in 75 OTC stocks and has a significant presence in 75 listed securities--including 58% of the securities followed by the Research department. Total OTC trading volume of Genesis for the year ended December 31, 1997 was approximately 169 million shares compared to approximately 151 million shares for the year ended December 31, 1996. Total listed trading volume of Genesis for the year ended December 31, 1997 was approximately 176 million shares compared to approximately 100 million shares for the year ended December 31, 1996.

  Over the past four years, Genesis has been a syndicate member in 251 public offerings. Because it believes syndicate participation is becoming an increasingly important function of an investment bank's research capability, Genesis expects that it will continue to be involved in a significant number of offerings every year.

  The Corporate Services Group was formed in 1995 to facilitate restricted securities sales. Genesis is an active market maker with strong block trading capabilities and it is aware of "unsolicited buyers" and advantageous opportunities for a client's sale of restricted securities. The Group's members are cognizant of the Securities and Exchange Commission rules and regulations that govern restricted sales transactions and are supported by a compliance and operations group.

FACILITIES AND EMPLOYEES

  As of February 1, 1998, Genesis employed 59 persons, eight of whom work in the firm's New York office which opened in 1996. Genesis leases 22,000 square feet of space in San Francisco and 3,000 square feet of space in New York.

GOVERNMENT REGULATION

  The securities industry and the business of Genesis, similar to the business of JWCFS, are subject to extensive regulation by the Commission, state securities regulators, and other governmental regulatory authorities. The business also is regulated by industry self-regulatory organizations ("SROs"), including the NASD, the NYSE, the AMEX, and other exchanges.

LEGAL PROCEEDINGS

  Genesis may be involved from time to time in litigation arising in the normal course of business. As of the date of this Proxy Statement/Prospectus, Genesis is not a party to any material legal proceeding.

        UNAUDITED PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

  The unaudited pro forma consolidated condensed balance sheet of JWGenesis at December 31, 1997 gives effect to the Combination as if it was consummated on such date. The unaudited pro forma consolidated statement of operations of JWGenesis for the year ended December 31, 1997 give effect to the Combination as if it had occurred as of January 1, 1997. The unaudited pro forma consolidated condensed financial statements should be read in conjunction with
(i) the historical financial statements of JWCFS, including the notes thereto, incorporated herein by reference, and (ii) the historical financial statements of Genesis, including the notes thereto, which are contained in this Proxy Statement/Prospectus. The unaudited pro forma consolidated condensed financial statements are presented for informational purposes only and are not necessarily indicative of the financial position or operating results that would have occurred if the Combination had been consummated as of the dates indicated, nor are they necessarily indicative of future financial conditions or operating results. JWCFS and Genesis expect to realize certain revenue enhancements as a result of strategic initiatives relating to the integration of the operations of Genesis and JWCFS into JWGenesis; however, such incremental revenue has not been reflected in the unaudited pro forma consolidated condensed financial statements of operations of JWGenesis as they are not quantifiable.

                 PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET
                              AT DECEMBER 31, 1997
                                 (IN THOUSANDS)

                              AS REPORTED
                            -----------------
                             JWCFS    GENESIS COMBINED  ADJUSTMENTS AS ADJUSTED
                            --------  ------- --------  ----------- -----------
          ASSETS
Cash and cash
 equivalents..............  $ 11,512  $2,589  $ 14,101               $ 14,101
Commissions and other
 receivables from clearing
 brokers..................       716               716                    716
Receivable from customers,
 net......................   107,507           107,507                107,507
Receivable from brokers
 and dealers..............     4,532   1,477     6,009                  6,009
Securities owned, at
 market value.............     9,010   2,551    11,561                 11,561
Furniture, equipment and
 leasehold improvements,
 net......................     1,742   1,208     2,950                  2,950
Deferred tax asset........     1,621             1,621                  1,621
Income tax receivable.....       294               294                    294
Other, net................     3,798     396     4,194                  4,194
Cost in excess of net
 value of assets
 acquired.................                                $17,400 b    17,400
                            --------  ------  --------    -------    --------
                            $140,732  $8,221  $148,953    $17,400    $166,353
                            ========  ======  ========    =======    ========
     LIABILITIES AND
  STOCKHOLDERS'/MEMBERS'
          EQUITY
Liabilities:
Short-term borrowings from
 banks....................  $ 29,423          $ 29,423               $ 29,423
Accounts payable, accrued
 expenses and other
 liabilities..............    12,043  $  554    12,597    $   900 b    13,497
Distributions payable to
 members..................                                  1,770 a     1,770
Payable to customers......    35,055            35,055                 35,055
Payable to brokers and
 dealers..................    32,975   1,185    34,160                 34,160
Securities sold, not yet
 purchased, at market
 value....................       567     180       747                    747
Notes payable to
 affiliate................     5,113     257     5,370      1,275 e     6,645
Lines of credit...........       890               890                    890
                            --------  ------  --------    -------    --------
                             116,066   2,176   118,242      3,945     122,187
                            --------  ------  --------    -------    --------
Redeemable preferred
 members' capital.........             1,275     1,275     (1,275)e       --
Stockholders'
 equity/Members' capital
Common stock..............         4                 4          2 b         6
Members' capital..........             4,770     4,770     (1,770)a       --
                                                           (3,000)b
Additional paid-in
 capital..................     4,018             4,018     19,498 b    23,516
Retained earnings.........    20,651            20,651                 20,651
Treasury stock............        (7)               (7)                    (7)
                            --------  ------  --------    -------    --------
Total stockholders'
 equity/Members' capital..    24,666   4,770    29,436     14,730      44,166
                            --------  ------  --------    -------    --------
                            $140,732  $8,221  $148,953    $17,400    $166,353
                            ========  ======  ========    =======    ========

      (See Notes to Pro Forma Consolidated Condensed Financial Statements)

            PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                  (IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)

                             AS REPORTED
                          ------------------
                            JWCFS    GENESIS COMBINED ADJUSTMENTS   AS ADJUSTED
                          ---------- ------- -------- -----------   -----------
Revenues:
Commissions.............  $   49,907 $23,355 $ 73,262               $   73,262
Market making and
 principal transactions,
 net....................      20,836   3,371   24,207                   24,207
Interest................      11,363     565   11,928                   11,928
Clearing fees...........      12,338       0   12,338                   12,338
Other...................       2,738   3,279    6,017                    6,017
                          ---------- ------- -------- ----------    ----------
                          $   97,182 $30,570 $127,752               $  127,752
                          ---------- ------- -------- ----------    ----------
Expenses:
Commission and clearing
 costs..................      51,238  10,098   61,336                   61,336
Employee compensation
 and benefits...........      16,278   9,330   25,608 $      871 f      26,479
Selling, general and
 administrative.........      15,487   7,316   22,803        870 c      23,673
Interest................       4,387       0    4,387                    4,387
                          ---------- ------- -------- ----------    ----------
                              87,390  26,744  114,134      1,741       115,875
                          ---------- ------- -------- ----------    ----------
Income before income
 taxes..................       9,792   3,826   13,618     (1,741)       11,877
Provision for income
 taxes..................       3,689            3,689      1,111 d       4,800
                          ---------- ------- -------- ----------    ----------
Net income..............  $    6,103 $ 3,826 $  9,929 $   (2,852)   $    7,077
                          ========== ======= ======== ==========    ==========
Earnings per common
 share:
Basic...................  $     1.77                                $     1.43
                          ==========                                ==========
Diluted.................  $     1.50                                $     1.27
                          ==========                                ==========
Weighted average shares
 outstanding:
Basic...................   3,443,141                   1,500,000     4,943,141
                          ==========                  ==========    ==========
Diluted.................   4,069,594                   1,500,000     5,569,594
                          ==========                  ==========    ==========


      (See Notes to Pro Forma Consolidated Condensed Financial Statements)

        NOTES TO PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

  (a) To adjust Genesis equity to the minimum equity required by the Combination Agreement and record the distribution payable of the excess Genesis equity to the Genesis Members.

                                                                      DR (CR.)
                                                                     ----------
   Members' capital.................................................  1,770,000
   Distributions payable to members................................. (1,770,000)

  (b) To record the issuance of JWGenesis common stock to acquire 100% of the Genesis Membership Interests and the related direct costs of the Combination.

   Number of shares of JWGenesis Common Stock to be issued in the
    Combination...................................................   1,500,000
   Per share value at the date the Combination Agreement was
    executed and announced........................................ $     13.00
                                                                   -----------
   Value of shares issued.........................................  19,500,000
   Direct costs of Combination....................................     900,000
                                                                   -----------
   Total.......................................................... $20,400,000
                                                                   ===========

                                                                     DR (CR.)
                                                                    -----------
   Accounts payable................................................    (900,000)
   Common stock....................................................      (2,000)
   Additional paid-in capital...................................... (19,498,000)
   Goodwill........................................................  17,400,000
   Net assets acquired.............................................   3,000,000

  (c) To record the amortization of goodwill resulting from the Combination using the straight-line method of amortization and an estimated useful life of twenty (20) years.

                                                                        DR (CR.)
                                                                        --------
   Amortization expense................................................ 870,000

  (d) To record the net effect on income taxes attributable to (i) Genesis pretax income since Genesis has not recorded such a provision as a result of its status as a limited liability company and (ii) amortization of the Special Payments and changes in executive compensation. The income taxes are being recorded at JWGenesis' statutory income tax rate of 37.6%.

                                                                       DR (CR.)
                                                                       ---------
   Provision for income taxes......................................... 1,111,000

  (e) To reclassify Genesis redeemable preferred members' interests to notes payable.

                                                                      DR (CR.)
                                                                     ----------
   Redeemable preferred members' interests..........................  1,275,000
   Notes payable.................................................... (1,275,000)

  (f) To record the amortization of Special Payments using the straight-line method of amortization over the seven year nonsolicitation period and the net effect of the new employment agreements expected to be executed by Messrs. Leeds, Marks, Stapleton, and Weinstein.

                                                                        DR (CR.)
                                                                        --------
   Employee compensation and benefits.................................. 871,000

                    DESCRIPTION OF JWGENESIS CAPITAL STOCK

  The JWGenesis Articles of Incorporation provide that the authorized capital stock of JWGenesis consists of 30,000,000 shares of Common Stock, par value $.001 per share, and 5,000,000 shares of Preferred Stock, par value $.10 per share ("JWGenesis Preferred Stock"). Except for 100 shares of Common Stock owned by JWCFS (which will be cancelled in the Combination), no shares of JWGenesis capital stock is or will be issued and outstanding immediately prior to the Effective Time.

COMMON STOCK

  Each share of JWGenesis Common Stock will entitle its holder of record to one vote for the election of directors and all other matters to be voted on by the shareholders. Holders of JWGenesis Common Stock will not have cumulative voting rights; therefore the holders of a majority of the shares of JWGenesis Common Stock voting for the election of directors may elect all nominees standing for election as JWGenesis directors. Subject to the rights of holders of Preferred Stock, holders of JWGenesis Common Stock will be entitled to receive such dividends, if any, as may be declared from time to time by JWGenesis by the JWGenesis Board of Directors in its discretion from funds legally available for that use. Subject to the rights of holders of Preferred Stock, holders of JWGenesis Common Stock will be entitled to share on a pro rata basis in any distribution to shareholders upon liquidation, dissolution, or winding up of JWGenesis. No holder of JWGenesis Common Stock will have any preemptive right to subscribe for any stock or other security of JWGenesis.

PREFERRED STOCK

  The Board of Directors of JWGenesis, without further action by shareholders, may from time to time authorize the issuance of shares of JWGenesis Preferred Stock in one or more series and with certain limitations, rights, preferences, qualifications, or restrictions thereon and the number of shares constituting such series and the designation of such series. Satisfaction of any dividend preferences on outstanding JWGenesis Preferred Stock would reduce the amount of funds available for the payment of dividends on JWGenesis Common Stock. Holders of JWGenesis Preferred Stock would normally be entitled to receive a preference payment in the event of any liquidation, dissolution, or winding up of JWGenesis before any payment is made to the holders of JWGenesis Common Stock. In addition, under certain circumstances, the issuance of such JWGenesis Preferred Stock may render more difficult or tend to discourage a change in control of JWGenesis. Although JWGenesis currently has no plans to issue shares of JWGenesis Preferred Stock, the Board of Directors of JWGenesis, without shareholder approval, may issue JWGenesis Preferred Stock with voting and conversion rights which could adversely affect the rights of holders of shares of JWGenesis Common Stock.

TRANSFER AGENT AND REGISTRAR

  The transfer agent and registrar for JWGenesis Common Stock is American Stock Transfer & Trust Company, New York, New York.

INDEMNIFICATION AND LIMITATIONS ON LIABILITY OF OFFICERS AND DIRECTORS

  JWGenesis' Articles of Incorporation and Bylaws provide for indemnification of officers and directors to the fullest extent permitted by Florida law and, to the extent permitted by such law, eliminate, or limit the personal liability of directors to JWGenesis and its shareholders for monetary damages for certain breaches of fiduciary duties. The liability of a director is not eliminated or limited (i) for any breach of the director's duty of loyalty to JWGenesis or its shareholders; (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) for any improper distribution under the FBCA; or (iv) for any transaction from which the director derived an improper personal benefit. Such indemnification may be available for liabilities arising in connection with the Share Exchange. Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers, or persons controlling JWGenesis pursuant to the foregoing provisions, JWGenesis has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

CERTAIN ANTI-TAKEOVER MATTERS

  No provision of JWGenesis' Articles of Incorporation or Bylaws has been adopted in order to accomplish any anti-takeover objective of the Board of Directors or management. However, certain provisions of the JWGenesis Bylaws and Articles of Incorporation could have the effect of making a hostile, unsolicited offer to take control of JWGenesis more difficult. See "Comparison of Shareholder Rights--Special Meetings of Shareholders" and "Comparison of Shareholder Rights--Shareholder Action Without Meeting". Management does not believe that any other provisions of JWGenesis' Bylaws or Articles of Incorporation have such anti-takeover effects, and management does not have any current plans to adopt or propose for adoption any anti-takeover measure in a future proxy solicitation.

                        COMPARISON OF SHAREHOLDER RIGHTS

GENERAL

  If the Combination is consummated, holders of JWCFS Common Stock will become holders of JWGenesis Common Stock. The rights of the former JWCFS shareholders will continue to be governed by the Florida Business Corporations Act (the "FBCA") because JWGenesis is also a Florida corporation. However, the JWGenesis Articles of Incorporation and Bylaws differ in certain respects from the comparable documents of JWCFS. The material differences are summarized below. This summary is qualified in its entirety by reference to the full text of the FBCA and the aforementioned documents, which are filed as exhibits to the Registration Statement of which this Proxy Statement/Prospectus forms a part.

AUTHORIZED SHARES

  The JWGenesis Articles of Incorporation authorize 35,000,000 shares of capital stock, consisting of 30,000,000 shares of Common Stock, and 5,000,000 shares of Preferred Stock. As to the Preferred Stock, the JWGenesis Articles of Incorporation authorize the Board of Directors to determine or alter the designations, voting powers, preferences, and relative, participating, optional, or other special rights, and the qualifications, limitations, and restrictions on such rights, as authorized by resolutions duly adopted prior to the issuance of any shares of a series of preferred stock.

  The JWCFS Articles of Incorporation authorize 14,056,000 shares of capital stock, consisting of 9,056,000 shares of Common Stock and 5,000,000 shares of special stock, par value $.001, with such designations, voting powers, preferences, and rights as the board of directors shall determine. The JWCFS Board had previously established a series of special stock, known as Series A Special Distribution Stock, none of which is outstanding.

SPECIAL MEETINGS OF SHAREHOLDERS

  The JWGenesis Bylaws require a special meeting to be called by the corporation only upon the written request of the holders of shares representing 40% or more of the votes entitled to be cast on each issue proposed to be considered at the special meeting. For a special meeting of shareholders to be called by the corporation, JWCFS requires, by virtue of the operation of the FBCA, only the written request of 10% of the votes entitled to be cast on any issue proposed to be considered at a special meeting.

  By requiring a shareholder or a group of shareholders to gain the support of a larger percentage of the holders of shares before the shareholder or group of shareholders can require JWGenesis to call a special meeting, the JWGenesis Bylaw provision could have the effect of making a hostile or unsolicited offer to take control of JWGenesis more difficult and could have the effect of frustrating the ability of acquirors to consummate acquisitions of JWGenesis at substantial premiums to market prices. This is because, without the support of the Board of Directors, an acquiror would not be able to call a meeting to address all of the shareholders until the requisite support was obtained. On the other hand, requiring a greater percentage of support also helps to ensure that special meetings are not called to address matters that may not be important to a significant number of the shareholders.

SHAREHOLDER ACTION WITHOUT MEETING

  In its Articles of Incorporation, JWGenesis has elected to opt-out of the FBCA provision that permits any action required or permitted to be taken at an annual or special meeting of shareholders to be taken without a meeting if the action is taken by written consent of not less than the minimum number of votes with respect to each voting group necessary to authorize or take action at a meeting at which all voting groups and shares entitled to vote are present and voted. JWCFS had not opted-out of that provision. Accordingly, unlike with JWCFS, shareholders of JWGenesis may take action without a vote only if the action is taken by unanimous written consent of the holders of the outstanding stock of each voting group entitled to vote thereon.

  Because JWGenesis, like JWCFS, will have public shareholders, this provision will make it impossible, as a practical matter, for actions to be taken by written consent without a meeting of the shareholders. This provision could have the effect of making a hostile or unsolicited offer to take control of JWGenesis more difficult or impede the ability of acquirors to consummate acquisitions of JWGenesis at substantial premiums to market prices. It may also discourage the accumulation of substantial blocks of JWGenesis' stock because, at a meeting, opposing groups would have a chance to speak out and voice their concerns. The provision does not limit the actions that the shareholders can take, however, it merely limits the way in which the actions may be taken. This provision was adopted because management and the Board of Directors believe that the opportunity for a meeting and a full discussion of matters upon which shareholders may vote is preferable to allowing the holders of 51% of the shares the ability to act unilaterally by written consent.

MATTERS CONSIDERED AT ANNUAL MEETINGS

  The JWGenesis Bylaws specify that the only business that may be conducted at an annual meeting of shareholders shall be business brought before the meeting
(i) by or at the direction of the Board of Directors prior to the meeting;
(ii) by or at the direction of the Chairman of the Board, the Chief Executive Officer, or the President; or (iii) by a shareholder of the corporation who is entitled to vote with respect to the business and who complies with certain prior notice procedures. The prior notice procedures provide that a shareholder must have given timely notice of the proposed business in writing to the secretary of the corporation. To be timely, a shareholder's notice must be delivered or mailed to and received at the principal offices of the corporation on or before the later to occur of (i) 14 days prior to the annual meeting or (ii) five days after notice of the meeting is provided to the shareholders. A shareholder's notice to the secretary must set forth a brief description of each matter of business the shareholder proposes to bring before the meeting and the reasons for conducting that business at the meeting; the name, as it appears on the corporation's books, and address of the shareholder proposing the business; the series or class and number of shares of the corporation's capital stock that are beneficially owned by the shareholder; and any material interest of the shareholder in the proposed business. The chairman of the meeting has discretion to declare to the meeting that any business proposed by a shareholder to be considered at the meeting is out of order and that such business shall not be transacted at the meeting if the chairman concludes that the matter has been proposed in a manner inconsistent with the requirements, or the chairman concludes that the subject matter of the proposed business is inappropriate for consideration by the shareholders at the meeting.

  The JWCFS Bylaws do not prescribe specific procedures for a shareholder to bring a matter before an annual meeting. The JWCFS Bylaws state simply that shareholders may, at the annual meeting, elect a board of directors and transact such other business as may properly come before the meeting.

VACANCIES ON THE BOARD OF DIRECTORS

  The JWGenesis Bylaws provide that a vacancy occurring on the Board of Directors may be filled for the unexpired term, unless the shareholders have elected a successor, by the affirmative vote of a majority of the remaining directors, whether or not the remaining directors constitute a quorum. If the vacant office was held by a director elected by a particular voting group, only the holders of shares of that voting group or the remaining directors elected by that voting group shall be entitled to fill the vacancy. If the vacant office was held by a director elected by a particular voting group and there is no remaining director elected by that voting group, the other remaining directors or director (elected by another voting group or groups) may fill the vacancy during an interim period before the shareholders of the vacated director's voting group act to fill the vacancy.

  The JWCFS Bylaws state simply that any vacancy shall be filled by a majority vote of the remaining directors in office.

                                 LEGAL MATTERS

  The validity of the shares of JWGenesis Common Stock to be issued to the JWCFS Shareholders in connection with the JWCFS Share Exchange will be passed upon by Kilpatrick Stockton LLP.

                                    EXPERTS

  The consolidated financial statements of JWCFS incorporated in this Proxy Statement/Prospectus by reference to JWCFS' Annual Report on Form 10-K for the year ended December 31, 1997 have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

  The Statement of Financial Condition of JWGenesis, as of January 16, 1998, included in this Proxy Statement/Prospectus has been audited by Price Waterhouse LLP, independent accountants, as indicated in their report with respect thereto, and has been included in this Proxy Statement/Prospectus and the registration statement of which it forms a part in reliance on such report given on the authority of said firm as experts in auditing and accounting.

  The financial statements of Genesis for the three years ended December 31, 1997 included in this Proxy Statement/Prospectus have been audited by Lallman, Feltman, Shelton & Peterson, P.A., independent auditors, as indicated in their report with respect thereto. Such financial statements have been included in this Proxy Statement/Prospectus and the registration statement of which it forms a part in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                         INDEX TO FINANCIAL STATEMENTS

GENESIS MERCHANT GROUP SECURITIES, LLC

Independent Auditor's Report.............................................   F-1
Statements of Financial Condition at December 31, 1997 and 1996..........   F-2
Statements of Operations for the Year Ended December 31, 1997, 1996, and
 1995....................................................................   F-3
Statements of Changes in Members' Capital for the Year Ended December 31,
 1997, 1996, and 1995....................................................   F-4
Statements of Cash Flows for the Year Ended December 31, 1997, 1996, and
 1995....................................................................   F-5
Notes to Financial Statements............................................   F-6
JWGENESIS FINANCIAL CORP.
Report of Independent Certified Public Accountants.......................  F-11
Statement of Financial Condition as of January 16, 1998..................  F-12
Notes to Financial Statements............................................  F-13

                         INDEPENDENT AUDITOR'S REPORT

January 30, 1998

Members
Genesis Merchant Group Securities, LLC
San Francisco, CA 94133

  We have audited the accompanying statements of financial condition of Genesis Merchant Group Securities, LLC as of December 31, 1997 and 1996, and the related statements of operations, changes in Members' capital, and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Genesis Merchant Group Securities, LLC as of December 31, 1997 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.

/S/ LALLMAN, FELTMAN, SHELTON & PETERSON, P.A.
Ketchum, Idaho

                       STATEMENTS OF FINANCIAL CONDITION

                                                              DECEMBER 31,
                                                          ---------------------
                                                             1997       1996
                                                          ---------- ----------
                                    ASSETS
Assets:
  Cash and cash equivalents.............................. $2,588,927 $  259,523
  Receivables from brokers and dealers...................  1,477,415  2,697,287
  Readily marketable securities owned, at market value...  2,281,085    466,882
  Not readily marketable securities owned, at market
   value.................................................    269,440    683,812
  Furniture, equipment, and leasehold improvements, net
   of accumulated depreciation of $1,381,452 and
   $1,233,377, respectively..............................  1,207,914  1,215,593
  Secured demand note from related party.................    256,882        --
  Other..................................................    139,620    664,748
                                                          ---------- ----------
                                                          $8,221,283 $5,987,845
                                                          ========== ==========
                 LIABILITIES, MANDATORILY REDEEMABLE PREFERRED
                     MEMBERS' CAPITAL, AND MEMBERS' CAPITAL
Liabilities:
  Accounts payable....................................... $  553,976 $  981,282
  Payable to brokers and dealers.........................  1,185,138    460,688
  Securities sold, not yet purchased, at market value....    179,871    298,805
  Payables to related parties............................        --     455,000
  Subordinated borrowings from related party.............    256,882        --
                                                          ---------- ----------
                                                           2,175,867  2,195,775
                                                          ---------- ----------
  Mandatorily redeemable preferred members' capital        1,275,174  1,288,778
                                                          ---------- ----------
  Commitments and contingencies (Note 3)
  Members' Capital.......................................  4,770,242  2,503,292
                                                          ---------- ----------
                                                          $8,221,283 $5,987,845
                                                          ========== ==========


               The accompanying Notes to Financial Statements are
                an integral part of these financial statements.

                            STATEMENTS OF OPERATIONS

                                                  YEAR ENDED DECEMBER 31,
                                            -----------------------------------
                                               1997        1996        1995
                                            ----------- ----------- -----------
Revenues:
  Commissions.............................. $18,073,683 $11,518,563 $12,834,210
  Commissions-related parties..............   5,281,000   4,748,000   3,208,000
  Market making and principal transactions,
   net.....................................   3,371,904   1,932,159   4,462,836
  Investment banking.......................   2,759,567   2,633,040     857,502
  Unrealized gain from not readily
   marketable securities...................         --      292,775   5,413,048
  Interest and dividends...................     565,113     533,313     590,199
  Other....................................     518,501     622,693     222,180
                                            ----------- ----------- -----------
                                             30,569,768  22,280,543  27,587,975
                                            ----------- ----------- -----------
Expenses:
  Commission and floor brokerage...........  10,097,656   6,324,226   7,795,721
  Personnel and employee benefits..........   9,329,277   8,726,101   8,253,440
  Communications...........................   1,529,390   1,279,141   1,581,035
  Occupancy and equipment rental...........     765,032     622,290     429,339
  General and administrative...............   5,022,403   4,840,238   3,908,160
                                            ----------- ----------- -----------
                                             26,743,758  21,791,996  21,967,695
                                            ----------- ----------- -----------
Net income................................. $ 3,826,010 $   488,547 $ 5,620,280
                                            =========== =========== ===========


               The accompanying Notes to Financial Statements are
                an integral part of these financial statements.

                   STATEMENTS OF CHANGES IN MEMBERS' CAPITAL

                                                       MANDATORILY
                                                       REDEEMABLE
                                                        PREFERRED
                                                        MEMBERS'     MEMBERS'
                                                         CAPITAL      CAPITAL
                                                       -----------  -----------
Partners' Capital, January 1, 1995.................... $      --    $ 7,597,938
  Contributions of capital............................        --         66,000
  Distributions of capital............................        --     (4,823,987)
  Net income..........................................        --      5,620,280
                                                       ----------   -----------
Partners' Capital, December 31, 1995..................        --      8,460,231
                                                       ----------   -----------
  Contributions of capital............................        --      1,916,680
  Transfer to mandatorily redeemable preferred........  1,988,993    (1,988,993)
  Distributions of capital............................   (791,551)   (6,281,837)
  Net income..........................................     91,336       397,211
                                                       ----------   -----------
Members' Capital, December 31, 1996...................  1,288,778     2,503,292
                                                       ----------   -----------
  Contributions of capital............................        --        127,664
  Transfer to mandatorily redeemable preferred........    385,766      (385,766)
  Distributions of capital............................   (477,245)   (1,223,083)
  Net income..........................................     77,875     3,748,135
                                                       ----------   -----------
Members' Capital, December 31, 1997................... $1,275,174   $ 4,770,242
                                                       ==========   ===========


               The accompanying Notes to Financial Statements are
                an integral part of these financial statements.

                            STATEMENTS OF CASH FLOWS

                                            FOR THE YEAR ENDED DECEMBER 31,
                                          -------------------------------------
                                             1997         1996         1995
                                          -----------  -----------  -----------
Operating activities:
  Net income............................  $ 3,826,010  $   488,547  $ 5,620,280
  Adjustment to reconcile net income to
   cash provided (used) by operating
   activities:
    Depreciation........................      267,947      354,711      336,000
    Unrealized gain from not readily
     marketable securities..............          --      (292,775)  (5,413,048)
  Change in assets and liabilities:
    Receivables from brokers and
     dealers............................    1,219,872      252,901   (1,275,547)
    Securities owned, at market value...   (1,814,203)    (147,294)   2,419,395
    Other assets........................      525,128     (460,221)     582,393
    Accounts payable....................     (427,305)     563,114      (34,209)
    Payable to brokers and dealers......      724,450      (44,974)     458,511
    Securities sold, net yet purchased..     (118,934)    (544,765)    (318,170)
    Payables to related parties.........     (455,000)     452,530       (6,030)
                                          -----------  -----------  -----------
      Net cash flows provided by
       operating activities.............    3,747,965      621,774    2,369,575
                                          -----------  -----------  -----------
Investing activities
  (Purchase of) proceeds from not
   readily marketable securities........     (244,440)    (393,358)     132,310
  Acquisition of secured demand note
   from related party...................     (256,882)         --           --
  Purchase of furniture, equipment, and
   leasehold improvements...............     (260,268)    (468,004)    (473,226)
                                          -----------  -----------  -----------
      Net cash flows used in investing
       activities.......................     (761,590)    (861,362)    (340,916)
                                          -----------  -----------  -----------
Financing activities
  Acquisition of subordinated debt......      256,882          --           --
  Distributions paid to members.........   (1,041,517)  (1,623,694)  (4,071,836)
  Contributions received from members...      127,664    1,916,680       66,000
                                          -----------  -----------  -----------
      Net cash flows (used) provided by
       financing activities.............     (656,971)     292,986   (4,005,836)
                                          -----------  -----------  -----------
Net increase (decrease) in cash and cash
 equivalents............................    2,329,404       53,398   (1,977,177)
Cash and cash equivalents, beginning of
 year...................................      259,523      206,125    2,183,302
                                          -----------  -----------  -----------
Cash and cash equivalents, end of year..  $ 2,588,927  $   259,523  $   206,125
                                          ===========  ===========  ===========
Supplemental information:
  Cash paid for interest................  $     3,853  $       --   $       --
                                          ===========  ===========  ===========
Noncash transactions:
  Distributions of not readily
   marketable securities to members.....  $  (658,812) $(5,449,694) $  (752,151)
                                          ===========  ===========  ===========
  Transfer of members' capital to
   mandatorily redeemable preferred
   members' capital.....................  $   385,766  $ 1,988,993  $       --
                                          ===========  ===========  ===========

                The accompany Notes to Financial Statements are an integral part of these financial statements.

                         NOTES TO FINANCIAL STATEMENTS

1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 Description of Operations

  Genesis Merchant Group Securities, LLC (the "Firm") a California limited liability company, commenced operations on March 16, 1989. The Firm, formerly organized as a limited partnership, became a limited liability company ("LLC"), which is an unincorporated association of members, on July 1, 1996. The Firm will continue to operate until March 31, 1999 unless the members elect otherwise.

  The Firm is a broker/dealer in securities with customers throughout the United States. The Firm's primary office is in San Francisco and it maintains a secondary office in New York City. The Firm's services include investment banking and investment advisory services. The Firm introduces all of its trades, on a fully-disclosed basis, to other broker/dealers and is therefore exempt from SEC Rule 15c3-3 under provisions provided for in subparagraph
(k)(2)(ii).

 Management Estimates and Assumptions

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Cash and Cash Equivalents

  Cash and cash equivalents consist of cash, including cash in banks and money market funds.

 Receivable from Brokers and Dealers

  The Firm's receivable from brokers and dealers consists primarily of amounts due from other broker/dealers for trades initiated by the Firm and executed and cleared by these other broker/dealers. These amounts due from other broker/dealers are typically received shortly after the accounting period in which they are recorded and the Firm has not experienced any significant uncollectible accounts receivable.

 Securities Owned and Securities Sold, Not Yet Purchased

  Securities owned and securities sold, not yet purchased are recorded at market value with unrealized gains or losses reflected in income currently.

  Included in securities owned are not readily marketable securities. These securities are defined as securities (a) for which there is no market on a securities exchange or no independent publicly quoted market, (b) that cannot be publicly offered or sold unless registration has been effected, and/or (c) that cannot be offered or sold because of other arrangements, restrictions, or conditions applicable to the securities or to the Firm. These securities are carried at their estimated fair value as determined by management with unrealized gains and losses included in income.

 Furniture, Equipment and Leasehold Improvements

  Assets classified as furniture, equipment, and leasehold improvements are shown at historical cost and are being depreciated over their estimated useful lives of five to ten years using accelerated and straight-line methods.

 Income Taxes

  The financial statements do not reflect a provision or liability for federal or state income taxes since under the Internal Revenue Code, an LLC is treated as a partnership. Accordingly, the individual Members report their share of the Firm's income on each member's individual tax return.

 Revenue Recognition

  The Firm recognizes all income and expenses relating to security transactions on a trade date basis and the net realized gain or loss on sales of securities is determined on a first-in, first-out (FIFO) cost basis. Investment banking revenue is recognized as follows: Management fees are recognized on offering date and underwriting fees at the time the underwriting is completed and the income is reasonably determinable.

 Reclassification

  Certain amounts from prior years have been reclassified to conform to the current year presentation. These reclassifications are not material to the financial statements.

2. ESTIMATED FAIR VALUE OF FINANCIAL INSTRUMENTS:

  Statement of Financial Accounting Standards No. 107, "Disclosure about Fair Value of Financial Instruments," requires the disclosure of the fair value of financial instruments, including assets and liabilities recognized and not recognized in the statement of financial condition.

  The Firm's securities owned and securities sold, not yet purchased are carried at market value.

  Management estimates that the aggregate net fair value of other financial instruments recognized on the statement of financial condition (including cash and cash equivalents and receivables and payables) approximates their carrying value, as such financial instruments are short-term in nature, bear interest at current market rates or are subject to repricing.

3. COMMITMENTS AND CONTINGENCIES:

  The Firm rents office space under noncancelable operating leases. Rental expense under the leases approximated $663,600, $560,000 and $402,000 for the years ended December 31, 1997, 1996 and 1995, respectively. Future minimum rental payments under these leases are as follows:

     1998............................................................ $  663,600
     1999............................................................    669,600
     2000............................................................    669,600
     2001............................................................    605,600
     2002............................................................    516,000
                                                                      ----------
                                                                      $3,124,400
                                                                      ==========

  The Firm has entered into an operating lease for certain furniture. The terms of this lease call for monthly payments aggregating $69,500 annually through December 2000.

  In the ordinary course of business, the Firm regularly enters into agreements for the use of quotation, trading, and other services. These agreements are typically for periods of one year or less.

  The Firm is involved in various claims and possible actions arising out of the normal course of its business. Although the ultimate outcome of these claims cannot be ascertained at this time, it is the opinion of the Firm, based on knowledge of facts and advice of counsel, that the resolution of such claims and actions will not have a material adverse effect on the Firm's financial condition or results of operations.

  The Firm has adopted a Profit Sharing 401(k) Plan. The Plan is a defined contribution plan which provides for voluntary employee contributions as well as discretionary matching allocations by the employer as set forth by the Plan. The Plan covers substantially all full-time employees who meet the Plan's eligibility requirements as defined by the Plan. As of December 31, 1997, no employer contributions had been made to the Plan.

4. SECURED DEMAND NOTE/SUBORDINATED BORROWINGS

  Subordinated borrowings consist of a loan from a member of the Firm, which is due by July 31, 1998 and bears interest at 6% per annum, payable quarterly. The Firm has a secured demand note receivable from this same member in an amount equal to the subordinated borrowing; this note is collateralized with marketable securities.

  The subordinated borrowings are available in computing net capital under the SEC's uniform net capital rule. To the extent that such borrowings are required for the Firm's continued compliance with minimum net capital requirements, they may not be repaid.

5. RELATED PARTY TRANSACTIONS:

 Receivables from and payables to related parties

  Periodically, the Firm advances certain payments on behalf of Seneca Capital Management, LLC (Seneca), an investment advisor which was controlled by a member and provides services to Seneca. These amounts are reimbursed to the Firm on a regular basis and, as such, no interest is charged. Total fees earned from these services amounted to $327,000, $574,000 and $222,000 for the years ended December 31, 1997, 1996 and 1995, respectively. On July 17, 1997, the majority interest in Seneca was purchased by an unrelated party; subsequent to this date, Seneca was no longer considered a related party.

  The Firm periodically borrows money from Genesis Merchant Group, L.P., a registered investment advisor controlled by members of the Firm.

 Combined Revenues

  The Firm has a number of customers who are related parties. Commissions earned from these customers amounted to approximately $5,281,000, $4,748,000 and $3,208,000 for the years ended December 31, 1997, 1996 and 1995, respectively.

 Expenses paid on behalf of related parties

  In exchange for providing brokerage services, the Firm has also agreed to pay certain operating expenses on behalf of customers who are related parties. These expenses are included in general and administrative and amounted to approximately $1,522,000, $1,226,000 and $678,000 for the years ended December 31, 1997, 1996 and 1995, respectively.

6. MANDATORILY REDEEMABLE PREFERRED MEMBERS' CAPITAL:

  Mandatorily redeemable preferred members' capital consists of Class C and Class D membership interests, as defined in the Members' agreement. These interests are specifically allocated a cumulative, priority return of net profits equal to 7% of their remaining capital balances. The basis of the Class C interests was determined at the date of the reduction of the member's profits interest in the Firm and was based upon the proportionate decrease in the affected member's capital balance. The basis of Class D interests is determined at the time of the termination of their employment by the Firm or their reduction in profit allocation and is based upon their capital balance at time of employment termination or reduction of profit allocation.

  Class C interests are to be redeemed over a five year period and Class D interests over a two year period. For the year ended December 31, 1997 and 1996, respectively, a total of $385,766 and $426,294 of members' equity was converted to Class D interests. For the year ended December 31, 1996, a total of $1,562,699 was converted to Class C interests. If these payments become in arrears, no distributions to other members may occur until the payments to Class C and D members become current. The aggregate amount of redemption requirements, including profit allocation, are as follows:

     1998............................................................ $  468,000
     1999............................................................    477,000
     2000............................................................    272,000
     2001............................................................    153,000
                                                                      ----------
                                                                      $1,370,000
                                                                      ==========

7. DISTRIBUTIONS TO MEMBERS:

  Included in distributions to members are cash distributions and distributions of not readily marketable securities. Pursuant to the Members agreement in effect at the time of the distributions, the distributions of not readily marketable securities were specifically allocated to certain partners/members. On January 17, 1998, an additional cash distribution of $933,000 was paid to members.

8. NET CAPITAL REQUIREMENTS:

  The Firm is subject to the Securities and Exchange commission Uniform Net Capital Rule (Rule 15c3-1), which requires the maintenance of minimum net capital and provides for certain ratios of aggregate indebtedness to net capital, both as defined. The Firm has consistently operated in excess of the minimum net capital requirements imposed by these rules.

  Net capital positions of the Firm were as follows:

                                                             DECEMBER 31,
                                                          --------------------
                                                             1997       1996
                                                          ----------  --------
   Net capital as a percent of aggregate debit items.....      27.45%   279.06%
   Net capital........................................... $4,129,017  $679,759
   Required net capital.................................. $  156,000  $250,000

9. CREDIT RISK CONCENTRATION AND OFF-BALANCE SHEET RISK:

 Securities sold, not yet purchased

  Securities sold, not yet purchased represent obligations of the Firm to deliver the specified financial instrument at the contracted price, and thereby create a liability to repurchase the financial instrument in the market at the then prevailing price. Accordingly, these transactions result in off-balance sheet risk as the Firm's ultimate obligation to satisfy the sale of securities sold, not yet purchased may exceed the amount recognized on the statement of financial condition.

 Concentrations

  As of December 31, 1997, substantially all of the amounts receivable from brokers and dealers is due from either ABN AMRO Chicago Corp. or BT Alex Brown. Cash and securities deposited with clearing brokers and dealers is held by ABN AMRO Chicago Corp. and the amounts shown as cash and cash equivalents are held by a single bank.

 Credit risk

  As a securities broker and dealer, the Firm is engaged in various securities underwriting, brokerage, and trading activities. These services are provided to a diverse group of investors. A portion of the Firm's securities transactions are collateralized and executed with and on behalf of other institutional investors, including other brokers and dealers. The Firm's exposure to credit risk associated with the non-performance of these customers and counterparties in fulfilling their contractual obligations pursuant to securities transactions can be directly impacted by volatile trading markets, which may impair customers' and counterparties' abilities to satisfy their obligations to the Firm.

10. SUBSEQUENT EVENTS:

  On March 9, 1998, the Firm executed an Amended and Restated Agreement and Plan of Combination (the "Combination Agreement") with JW Charles Financial Services, Inc. ("JWCFS"). Under the structure of this transaction, the two firms will combine to create a new holding company with the name "JWGenesis Financial Corp." ("JWGenesis"). The Combination Agreement contemplates, among other things, that (i) JWGenesis will acquire the outstanding shares of JWCFS Common Stock, pursuant to a statutory share exchange, in exchange for shares of JWGenesis Common Stock, on a one-for-one basis, with the result that JWCFS will become a wholly-owned subsidiary of JWGenesis and each issued and outstanding share of JWCFS will be exchanged for and become the right to receive one share of JWGenesis Common Stock and (ii) Genesis Members holding at least 90% of the Genesis Membership Interests will exchange such interests for up to 1,500,000 shares of JWGenesis Common Stock with the result that Genesis will become at least a 90% owned limited liability company of JWGenesis.

  The Combination, which will be accounted for as a purchase, is expected to be completed during 1998 and is subject to approval by the shareholders of JWCFS as well as other customary conditions of closing.

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholder of JWGenesis Financial Corp.

In our opinion, the accompanying statement of financial condition presents fairly, in all material respects, the financial position of JWGenesis Financial Corp. (a wholly-owned subsidiary of JW Charles Financial Services, Inc.) at January 16, 1998 in conformity with generally accepted accounting principles. This financial statement is the responsibility of the Company's management; our responsibility is to express an opinion on this financial statement based on our audit. We conducted our audit in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

PRICE WATERHOUSE LLP
Tampa, Florida
April 16, 1998

                           JWGENESIS FINANCIAL CORP.

            STATEMENT OF FINANCIAL CONDITION AS OF JANUARY 16, 1998

   ASSETS
   TOTAL............................................................. $     0
                                                                      =======
   LIABILITIES AND STOCKHOLDER'S EQUITY
   STOCKHOLDER'S EQUITY:
   Preferred stock $.01 par value--authorized 5,000,000 shares; none
    issued or outstanding............................................ $   --
   Common Stock $.001 par value--authorized 30,000,000 shares; 1,000
    shares issued and outstanding....................................       1
   Additional paid-in capital........................................     999
   Less subscriptions receivable from parent company.................  (1,000)
                                                                      -------
   Total stockholder's equity........................................       0
                                                                      -------
   TOTAL............................................................. $     0
                                                                      =======


   The accompanying notes to financial statement are an integral part of this financial statement.

                           JWGENESIS FINANCIAL CORP.

                         NOTES TO FINANCIAL STATEMENT

1. NATURE OF BUSINESS

Operations

  JWGenesis Financial Corp. ("JWGenesis" and the "Company") was incorporated in the State of Florida on January 16, 1998 and is a wholly-owned subsidiary of JW Charles Financial Services, Inc. ("JWCFS"). JWGenesis was formed for the purpose of becoming the parent company of JWCFS and Genesis Merchant Group Securities, LLC ("Genesis") as a result of a proposed business combination as discussed below.

Subsequent Event

  On March 9, 1998, JWCFS executed an Amended and Restated Plan of Combination (the "Combination Agreement") between JWCFS, Genesis and the owners of all of the outstanding equity interests in Genesis (the "Genesis membership Interests") and JWGenesis. Genesis is a San Francisco-based investment banking firm with special expertise in institutional research, sales and trading, corporate finance and brokerage processing services.

  The Combination Agreement contemplates, among other things, that (i) JWGenesis will acquire the outstanding shares of JWCFS Common Stock, pursuant to a statutory share exchange, in exchange for shares of JWGenesis Common Stock, on a one-for-one basis, with the result that JWCFS will become a wholly-owned subsidiary of JWGenesis and each issued and outstanding share of JWCFS will be exchanged for and become the right to receive one share of JWGenesis Common Stock and (ii) Genesis Members holding at least 90% of the Genesis Membership Interests will exchange such interests for up to 1,500,000 shares of JWGenesis Common Stock with the result that Genesis will become at least a 90% owned limited liability company of JWGenesis.

  The Combination, which will be accounted for as a purchase, is expected to be completed during 1998 and is subject to approval by the shareholders of JWCFS as well as other customary conditions of closing.

                                                                     Appendix A


                             AMENDED AND RESTATED
                       AGREEMENT AND PLAN OF COMBINATION

                                 BY AND AMONG

                     JW CHARLES FINANCIAL SERVICES, INC.,
                            A FLORIDA CORPORATION,

                          JW GENESIS FINANCIAL CORP.,
                            A FLORIDA CORPORATION,

                    GENESIS MERCHANT GROUP SECURITIES LLC,
                    A CALIFORNIA LIMITED LIABILITY COMPANY,

                                      AND

                       THE GENESIS MEMBERS NAMED HEREIN

                           DATED AS OF MARCH 9, 1998

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE 1:  CERTAIN DEFINITIONS................................................2
     1.1 Definitions...........................................................2
     1.2 Other Definitional Provisions........................................14
     1.3 Captions.............................................................14

ARTICLE 2:  THE COMBINATION...................................................15
     2.1 Articles of Share Exchange; Delivery of Membership Interests.........15
     2.2 The Effective Time...................................................15
     2.3 Certain Effects of the Combination...................................15
     2.4 Exchange of  Genesis Membership Interests; Exchange of JWCFS
          Common Stock........................................................16
     2.5 Assumption of JWCFS Options, Purchase Rights, and Warrants...........17
     2.6 Adjustments..........................................................18
     2.7 Surrender of Certificates............................................18
     2.8 Escrow Account.......................................................20
     2.9 Maintenance of Two Members of Genesis................................20

ARTICLE 3:  REPRESENTATIONS AND WARRANTIES OF GENESIS MEMBERS.................21
     3.1 Investment Intentions................................................21
     3.2 Ownership and Status of Genesis Member Interests.....................22
     3.3 Power of Genesis Member; Approval of LLC Exchange....................22
     3.4 No Conflicts or Litigation...........................................23
     3.5 No Brokers...........................................................23
     3.6 Preemptive and Other Rights; Waiver..................................23
     3.7 Control of Related Businesses........................................23

ARTICLE 4:  REPRESENTATIONS AND WARRANTIES OF GENESIS.........................24
     4.1 Organization, Etc. of Genesis........................................24
     4.2 Capitalization.......................................................24
     4.3 Rights to Acquire Genesis Equity Interests...........................24
     4.4 Subsidiaries.........................................................24
     4.5 Authority............................................................24
     4.6 No Default Resulting from Agreement..................................25
     4.7 Financial Statements of Genesis; Disclosure..........................25
     4.8 Absence of Undisclosed Liabilities...................................26
     4.9 Property.............................................................26
     4.10 Certain Environmental Matters.......................................27
     4.11 Notes and Accounts Receivable.......................................27
     4.12 Litigation; Compliance with Laws Generally..........................28

     4.13 Tax Matters.........................................................28
     4.14 Material Contracts..................................................29
     4.15 Licenses; No Infringement...........................................30
     4.16 Bank Accounts; Insurance Policies...................................30
     4.17 Genesis Member Materials............................................30
     4.18 Obligations for Indemnification.....................................31
     4.19 Brokers or Finders..................................................31
     4.20 Absence of Changes..................................................31
     4.21 Year 2000 Compliance................................................32
     4.22 Broker-Dealer Registration; Etc.....................................32
     4.23 Employee Matters....................................................33
     4.24 Compliance with ERISA, Etc..........................................35
     4.25 Representations and Warranties......................................38

ARTICLE 5:  CONDUCT PENDING CLOSING...........................................38
     5.1 Conduct of Genesis Pending Closing...................................38
          5.1.1 General.......................................................38
          5.1.2 Ordinary Course; Preservation of Business and Records.........38
          5.1.3 Compensation..................................................39
          5.1.4 Change in Articles of Organization and Ownership..............39
          5.1.5 Access to Properties, Books, Etc..............................39
          5.1.6 Monthly Financial Statements..................................39
          5.1.7 Distributions.................................................39
     5.2 Conduct of JWCFS Pending Closing.....................................39
          5.2.1 General.......................................................40
          5.2.2 Ordinary Course; Preservation of Business and Records.........40
          5.2.3 Access to Properties, Books, Etc..............................40
          5.2.4 Monthly Financial Statements..................................40
          5.2.5 Distributions.................................................40
          5.2.6 Capital Structure.............................................40

ARTICLE 6:  REPRESENTATIONS AND WARRANTIES OF JWCFS...........................41
     6.1 Organization, Etc. of JWCFS..........................................41
     6.2 Capitalization of JWCFS..............................................41
     6.3 Organization and Capitalization of Newco.............................42
     6.4 Authority............................................................43
     6.5 No Default Resulting from Agreement..................................43
     6.6 Securities Filings; Financial Statements.............................44
     6.7 Absence of Undisclosed Liabilities...................................44
     6.8 Litigation; Compliance with Laws Generally...........................45
     6.9 Licenses; No Infringement............................................45
     6.10 Broker-Dealer Registration; Etc.....................................45
     6.11 Material Changes....................................................46
     6.12 Tax Matters.........................................................46

     6.13 Employee Matters....................................................46
     6.14 Compliance with ERISA, Etc..........................................48
     6.15 Certain Environmental Matters.......................................50
     6.16 Year 2000 Compliance................................................51
     6.17 Representations and Warranties......................................51

ARTICLE 7:  RESALE REGISTRATION AND RELATED MATTERS...........................51
     7.1 Resale Registration of Weinstein Stock...............................51
     7.2 Certain Additional Obligations of JWCFS and Newco....................52
     7.3 Certain Conditions to Newco's Obligations............................53
     7.4 Registration Indemnification.........................................53

ARTICLE 8:  OTHER AGREEMENTS..................................................55
     8.1 Stock Options to Certain Genesis Personnel...........................55
     8.2 Leeds Employment Agreement...........................................55
     8.3 Marks Employment Agreement...........................................55
     8.4 Employment of Will K. Weinstein......................................55
     8.5 Employment of Stapleton..............................................55
     8.6 Establishment of Executive Bonus Pool................................56
     8.7 Agreement Among Certain Shareholders.................................56
     8.8 Confidentiality......................................................56
     8.9 Proxy Statement and Form S-4 Registration Statement..................56
     8.10 No Solicitation of Transactions.....................................57
     8.11 Tax Return Positions................................................57
     8.12 JWCFS Shareholders Meeting..........................................57
     8.13 Meeting of or Action by Genesis Members.............................58
     8.14 Cooperation.........................................................58
     8.15 Expenses............................................................58
     8.16 Press Releases......................................................58
     8.17 JWCFS's Public Documents and Access to Information..................59
     8.18 Agreement by Leeds and Marks........................................59
     8.19 Delivery of SEC Compliance Documents................................59
     8.20 Nonsolicitation Agreements..........................................59
     8.21 Distribution to Genesis Members.....................................59
     8.22 Newco Common Stock Deliverable to Putnam, Lovell & Thornton.........59

ARTICLE 9:  INDEMNIFICATION...................................................60
     9.1  Survival of Representations and Warranties..........................60
     9.2  Indemnification of Seller Indemnified Parties.......................60
     9.3  Indemnification of JWCFS Indemnified Parties........................61
     9.4  Conditions of Indemnification.......................................61
     9.5  Limitation on Remedies..............................................64
     9.6  Limitations on Indemnification......................................64

ARTICLE 10:  CLOSING AND CONDITIONS PRECEDENT.................................65

     10.1 Closing.............................................................65
          10.1.1 Time and Place of Closing....................................65
          10.1.2 Exchange of Other Closing Documents..........................65
     10.2 Conditions Precedent to the Obligations of JWCFS and Newco..........65
          10.2.1 Accuracy of Representations and Warranties...................65
          10.2.2 Compliance with Obligations and Conditions...................65
          10.2.3 Closing Documents............................................66
          10.2.4 Genesis Consents and Approvals...............................66
          10.2.5 Securities Law Compliance as to Genesis Members..............67
          10.2.6 No Dissenting Genesis Members................................67
          10.2.7 Tax Opinion..................................................67
          10.2.8 Schedules and Due Diligence..................................67
          10.2.9 SEC Compliance Documents.....................................67
          10.2.10 AMEX Listing................................................67
          10.2.11 Employment Agreement Matters................................68
          10.2.12 Shareholder Approval........................................68
          10.2.13 Certain Financial Performance Matters.......................68
          10.2.14 Accountants' Letters........................................68
          10.2.15 HSR Act Matters.............................................68
          10.2.16 Maintenance of Two Members of Genesis.......................69
          10.2.17  JWCFS Consents and Approvals...............................69
     10.3 Conditions Precedent to the Obligations of Genesis and the Genesis
          Members.............................................................69
          10.3.1 Accuracy of Representations and Warranties...................69
          10.3.2 Compliance with Obligations and Conditions...................69
          10.3.3 Certain Closing Documents....................................69
          10.3.4 Tax-Free Reorganization......................................70
          10.3.5 Consents and Approvals.......................................70
          10.3.6 Employment Agreement Matters.................................70
          10.3.7 Schedules and Due Diligence..................................71
          10.3.8 Member Transfer..............................................71
          10.3.9 Shareholder Approval.........................................71
          10.3.10 AMEX Listing................................................71

ARTICLE 11:  TERMINATION......................................................71
     11.1 Material Adverse Change to Genesis..................................71
     11.2 Material Adverse Change to JWCFS....................................71
     11.3 Non-Compliance by Genesis or Genesis Members........................72
     11.4 Non-Compliance by JWCFS or Newco....................................72
     11.5 Litigation Regarding the Combination................................72
     11.6 Requirements and Effect of Termination..............................72
     11.7 Election to Close Despite Failure to Satisfy Conditions.............72
     11.8 Other Acquisition Proposals; Failure to Receive Fairness Opinion....73
     11.9 Review of SEC Compliance Documents..................................73

     11.10 Extended Delay of Combination......................................73
     11.11 JWCFS Dissenters...................................................73

ARTICLE 12:  GENERAL AND MISCELLANEOUS........................................74
     12.1 Notices, Etc........................................................74
     12.2 Entire Agreement....................................................75
     12.3 Amendments; Modifications; Waivers..................................75
     12.4 Counterparts; Headings..............................................75
     12.5 Binding Effect......................................................75
     12.6 Governing Law.......................................................75
     12.7 Further Assurances..................................................76
     12.8 Exercise of Rights and Remedies.....................................76
     12.9 Time................................................................76
     12.10 Restriction on Trading.............................................76

SCHEDULES

Schedule 3.1      Selling Genesis Members Who Are Not Accredited Investors
Schedule 3.2      Disclosure of Equity Ownership and Liens
Schedule 3.5      Disclosure of Activities with Brokers
Schedule 3.7      Disclosure of Genesis Members' Controlling Interests and
                         Material Related Transactions
Schedule 4.1      Jurisdictions of Authorization or Qualification
Schedule 4.6      Defaults
Schedule 4.7      Financial Statements of Genesis
Schedule 4.7(a)   Financial Statements of Genesis Not Prepared in
                         Conformance With GAAP
Schedule 4.8      Liabilities Not Reflected in the Financial Statements of
                         Genesis; Notices of Unremedied Breach or Default
Schedule 4.9(a)   Liens on Personal Property
Schedule 4.9(b)   Owned and Leased Real Property and Leased Material
                         Personal Property
Schedule 4.9(c)   Invalid or Nonbinding Leases; Subleases
Schedule 4.9(d)   Fixed Assets Not In Good Condition
Schedule 4.10(a)  Environmental Matters:  Noncompliance
Schedule 4.10(b)  Environmental Matters:  Release or Disposal of Hazardous
                         Substances
Schedule 4.10(c)  Environmental Matters:  Offsite Disposal of
                         Hazardous Substances
Schedule 4.10(d)  Environmental Matters:  Storage Tanks
Schedule 4.11     Receivables Not Collectable or Not Valid
Schedule 4.12     Litigation
Schedule 4.13     Exceptions to Tax Representations and Warranties
Schedule 4.14     Material Contracts
Schedule 4.16(a)  Bank Accounts
Schedule 4.16(b)  Insurance Policies, Loss Runs and Worker's Compensation
                          Claims
Schedule 4.16(c)  Powers of Attorney
Schedule 4.20     Changes Since September 30, 1997
Schedule 4.21     Year 2000 Compliance Plan
Schedule 4.23(a)  Employee Matters:  Cash Compensation
Schedule 4.23(b)  Employee Matters:  Engagement and Non-Competition
                          Agreements
Schedule 4.23(c)  Employee Matters:  Other Compensation Plans
Schedule 4.23(d)  Employee Matters:  ERISA Benefit Plans
Schedule 4.23(e)  Employee Matters:  Employee Policies and Procedures
Schedule 4.23(f)  Employee Matters:  Unwritten Amendments
Schedule 4.23(g)  Employee Matters:  Labor Compliance

Schedule 4.23(i)  Employee Matters:  Change of Control Benefits
Schedule 4.23(j)  Employee Matters:  Retirees
Schedule 4.24(b)  Compliance with ERISA:  Plans Not Qualified
Schedule 4.24(g)  Compliance with ERISA:  Participation in
                          Multiemployer Plans
Schedule 4.24(h)  Compliance with ERISA:  Claims and Litigation
Schedule 4.24(k)  Compliance with ERISA:  Liabilities Incurred in Amending or
                          Modifying Plans
Schedule 6.1      Jurisdictions of Authorization or Qualification
Schedule 6.2(b)   Obligations with Respect to JWCFS Capital Stock
Schedule 6.5      Defaults
Schedule 6.7      Liabilities Except Those Incurred After Current Balance Sheet
                          Date or in Connection with the Transaction
Schedule 6.8      Litigation
Schedule 6.9      Compliance with Laws: Licenses, Permits, and
                          Government Approvals
Schedule 6.11     Material Changes Since September 30, 1997
Schedule 6.12     Insufficient Tax Provisions
Schedule 6.13(a)  Employee Matters:  Cash Compensation
Schedule 6.13(b)  Employee Matters:  Other Compensation Plans
Schedule 6.13(c)  Employee Matters:  ERISA Benefit Plans
Schedule 6.13(d)  Employee Matters:  Employee Policies and Procedures
Schedule 6.13(e)  Employee Matters:  Unwritten Amendments
Schedule 6.13(f)  Employee Matters:  Labor Compliance
Schedule 6.13(g)  Employee Matters:  Change of Control Benefits
Schedule 6.13(h)  Employee Matters:  Retirees
Schedule 6.14(b)  Compliance with ERISA:  Plans Not Qualified
Schedule 6.14(g)  Compliance with ERISA:  Participation in
                          Multiemployer Plans
Schedule 6.14(h)  Compliance with ERISA:  Claims and Litigation
Schedule 6.14(k)  Compliance with ERISA:  Liabilities Incurred in Amending or
                          Modifying Plans
Schedule 6.15(a)  Environmental Matters:  Noncompliance
Schedule 6.15(b)  Environmental Matters:  Release or Disposal of Hazardous
                          Substances
Schedule 6.15(c)  Environmental Matters:  Offsite Disposal of
                          Hazardous Substances
Schedule 6.15(d)  Environmental Matters:  Storage Tanks
Schedule 6.16     Year 2000 Compliance Plan

ANNEXES

          Annex A            Newco Initial Board of Directors
          Annex B            Newco Initial Officers
          Annex C            Ownership Interests of Genesis Members;
                             Shares Received in LLC Exchange; Escrowed Shares
          Annex D            Issuance of Options to Purchase Newco Common Stock
          Annex E            Leeds and Marks Contract Buy-Out Terms
          Annex F            Genesis Employees Executing Nonsolicitation
                             Agreement
          Annex G            Addresses of Genesis Members

EXHIBITS

          Exhibit A          Form of Plan of Share Exchange
          Exhibit B          Form of Assumption Agreement
          Exhibit C          Form of Escrow Agreement
          Exhibit D          Form of Employment Agreement (Leeds, Stapleton,
                             Marks)
          Exhibit E          Form of Will K. Weinstein Employment Agreement
          Exhibit F          Form of Agreement Among Certain Shareholders
          Exhibit G          Form of Voting Agreement
          Exhibit H          Form of Genesis Counsel Opinion
          Exhibit I          Form of JWCFS Counsel Opinion
          Exhibit J          Form of Nonsolicitation Agreement

                             AMENDED AND RESTATED
                       AGREEMENT AND PLAN OF COMBINATION


     THIS AMENDED AND RESTATED AGREEMENT AND PLAN OF COMBINATION (the "Agreement") is made as of March 9, 1998, by and among JW CHARLES FINANCIAL SERVICES, INC., a Florida corporation ("JWCFS"), JW GENESIS FINANCIAL CORP., a Florida corporation and a wholly owned subsidiary of JWCFS ("Newco"), GENESIS MERCHANT GROUP SECURITIES LLC, a California limited liability company ("Genesis"), and the persons listed on and executing the signature pages hereof under the caption "Genesis Members."

                             W I T N E S S E T H:

     WHEREAS, JWCFS operates a full-service securities brokerage and investment banking business;

     WHEREAS, Genesis operates a securities research, sales and trading, corporate finance, and brokerage business, with special expertise in institutional equity trading and innovative research focused on high-growth industries;

     WHEREAS, Newco is a newly formed Florida corporation and wholly owned subsidiary of JWCFS created for the purpose of effecting the Share Exchange (as this and certain other capitalized terms used herein are defined in Article 1 hereof) between JWCFS and Newco and the LLC Exchange among Genesis, the Genesis Members, and Newco;

     WHEREAS, the Boards of Directors of JWCFS and Newco and the Executive Committee of Genesis deem it advisable and for the benefit of each such company and their respective shareholders or members, as the case may be, that JWCFS, Genesis, and Newco act to effect such Share Exchange and LLC Exchange in order to accomplish a business combination to advance the long-term business interests of all such parties;

     WHEREAS, such business combination shall be effected pursuant and subject to the terms of this Agreement by means of a two-part transaction in which first, JWCFS and Newco enter into a transaction pursuant to which all shares of capital stock of JWCFS shall be transferred to Newco in exchange for the issuance by Newco to the former owners thereof of shares of Newco Common Stock, all as set forth more particularly herein (the "Share Exchange") and second, after the Share Exchange, Genesis, the Genesis Members, and Newco enter into a transaction pursuant to which at least 90% of the outstanding Genesis Voting Membership Interests shall be transferred to Newco in exchange for the issuance by Newco to the former owners thereof of shares of Newco Common Stock, all as set forth more particularly herein (the "LLC Exchange"), and the shareholders of JWCFS and the Genesis Members (other than the holder of any Special Continuing Genesis Interest) will become shareholders of Newco (the Share Exchange and the LLC Exchange together comprising the "Combination");

     WHEREAS, pursuant to the Combination, on the basis set forth in Article 2 hereof and, for purposes of the Share Exchange, the Plan of Share Exchange substantially in the form attached hereto as EXHIBIT A, (i) each issued and outstanding share of JWCFS Common Stock will be acquired by Newco in exchange for one (1) share of Newco Common Stock and (ii) at least 90% of the Genesis Voting Membership Interests will be acquired by Newco in exchange for an aggregate of up to 1,500,000 shares of Newco Common Stock, to be allocated among the Genesis Members as provided herein; and

     WHEREAS, this Agreement and the Combination have been approved by the Boards of Directors of JWCFS and Newco and the Executive Committee of Genesis as a transaction intended to qualify for federal income tax purposes as a nonrecognition transaction within the meaning of Section 351 of the Code.

     NOW, THEREFORE, for and in consideration of the premises and the mutual agreements, representations and undertakings contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE 1
                              CERTAIN DEFINITIONS

     1.1  DEFINITIONS.  For the purpose of this Agreement, any amendments
          -----------
hereto, and any annexes, schedules, or exhibits attached hereto, the following terms shall have the following meanings:

     "ACQUISITION PROPOSAL" has the meaning set forth in Section 8.10.

     "AFFILIATE" means, as to any specified Person, any other Person that, directly or indirectly through one or more intermediaries or otherwise, controls, is controlled by, or is under common control with the specified Person. As used in this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person (whether through ownership of Capital Stock of that Person, by contract, or otherwise).

     "AMEX" means The American Stock Exchange, Inc.

     "ANNUAL REPORT" means JWCFS's Annual Report on Form 10-K, as amended, for its fiscal year ended December 31, 1996.

     "ASSUMPTION AGREEMENT" has the meaning set forth in Section 2.3(b).

     "CAPITAL LEASE" means a lease of (or other agreement conveying the right to use) real or personal property that is required to be classified and accounted for as a capital lease in accordance with GAAP as in effect on the date of this Agreement.

     "CAPITAL STOCK" means, with respect to (a) any corporation, any share, or any depository receipt or other certificate representing any share, of an equity ownership interest in that corporation, and (b) any other Entity, any share, membership or other percentage interest, unit of participation, or other equivalent (however designated) of an equity interest in that Entity.

     "CASH COMPENSATION" means, as applied to any employee, non-employee director or officer of, or any natural person who performs consulting or other independent contractor services for, JWCFS or Genesis or any Subsidiary thereof, the wages, salaries, bonuses (discretionary and formula), fees and other cash compensation paid or payable by JWCFS or Genesis or any Subsidiary thereof to that employee or other natural person.

     "CHARTER DOCUMENTS" means, with respect to any Entity at any time, in each case as amended, modified, and supplemented at that time, the articles or certificate of formation, incorporation, or organization (or the equivalent organizational documents) of that Entity, (b) the bylaws, operating agreement, trust indenture, or regulations (or the equivalent governing documents) of that Entity, and (c) each document setting forth the designation, amount and relative rights, limitations, and preferences of any class or series of that Entity's Capital Stock or of any rights in respect of that Entity's Capital Stock.

     "CLAIM NOTICE" has the meaning set forth in Section 9.4.

     "CLASS A-E MEMBERS" means the Class A-E Members of Genesis as defined in the Genesis Charter Documents.

     "CLASS A-E MEMBERSHIP INTEREST" refers to the interest held by the Class A-E Members as defined in the Genesis Charter Documents.

     "CLASS C MEMBERS" mean the Class C Members of Genesis as defined in the Genesis Charter Documents.

     "CLASS C MEMBERSHIP INTEREST" refers to the interest held by the Class C Members as defined in the Genesis Charter Documents.

     "CLASS D MEMBERS" means the Class D Members of Genesis as defined in the Genesis Charter Documents.

     "CLASS D MEMBERSHIP INTEREST" refers to the interest held by the Class D Members as defined in the Genesis Charter Documents.

     "CLOSING" has the meaning set forth in Section 10.1.

     "CLOSING DATE" has the meaning set forth in Section 10.1.1.

     "COMMISSION" means the Securities and Exchange Commission.

     "COBRA" means the continuation coverage requirements of Section 1001 of the Consolidated Omnibus Reconciliation Act of 1985, as amended, as codified in ERISA Sections 601 through 608 and Section 4980B of the Code.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "COMBINATION" means the Share Exchange and the LLC Exchange.

     "CURRENT BALANCE SHEET" means the unaudited balance sheet of Genesis at the Current Balance Sheet Date.

     "CURRENT BALANCE SHEET DATE" means September 30, 1997.

     "CURRENT DATE" means any day during the 14-day period ending on the Closing Date.

     "DAMAGES" to any specified Person means any costs, damages (including any consequential, exemplary, punitive, or treble damages), or expenses (including reasonable fees and actual disbursements by attorneys, consultants, experts, or other Representatives, and Litigation costs) to, any fine of or penalty on, or any liability (including loss of earnings or profits) of any other nature to that Person.

     "DAMAGES CLAIM" means, as asserted (a) against any specified Person, any claim, demand, or Litigation made or pending against that Person for Damages to any other Person, or (b) by the specified Person, any claim or demand of the specified Person against any other Person for Damages to the specified Person.

     "DERIVATIVE SECURITIES" of a specified Entity means any Capital Stock or debt security or other Indebtedness of the specified Entity or any other Person that is convertible into or exchangeable for, or any option, warrant, or other right to acquire, common stock of the specified Entity.

     "DISCRETIONARY ALLOCATION POOL" has the meaning set forth in Section 8.6.

     "EFFECTIVE TIME" means the date on and time at which the Combination becomes effective, as determined by Section 2.2 of this Agreement.

     "EMPLOYEE POLICIES AND PROCEDURES" means at any time all employee manuals and all material policies, procedures, and work-related rules that apply at that time to any employee, non-employee director or officer of, or any other natural person performing consulting or other independent contractor services for, JWCFS or Genesis or any Subsidiary thereof, as the case may be.

     "ENGAGEMENT AND NON-COMPETITION AGREEMENTS" means, at any time, any agreement to which JWCFS or Genesis or any Subsidiary thereof, as the case may be, is a party that then (a) relates to the direct or indirect employment or engagement, or arises from the past employment or engagement, of any natural person by JWCFS or Genesis or any Subsidiary thereof, as the case may be, whether as an employee, a non-employee officer or director, a registered representative, a consultant or other independent contractor, or an agent of any kind, and (b) limits that Person's competition with JWCFS or Genesis or any Subsidiary thereof, as the case may be.

     "ENVIRONMENTAL LAWS" means any and all Governmental Requirements relating to the environment or worker health or safety, including ambient air, surface water, land surface, or subsurface strata, or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial toxic or hazardous substances or wastes (including Hazardous Substances) or noxious noise or odor into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, recycling, removal, transport, or handling of pollutants, contaminants, chemicals, or industrial toxic or hazardous substances or wastes (including petroleum, petroleum distillates, asbestos or asbestos-containing material, polychlorinated biphenyls, chlorofluorocarbons (including chlorofluorocarbon-
12), or hydrochlorofluoro-carbons), including but not limited to the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C.A.
(S) 9601 et seq.; the Resource Conversation and Recovery Act, 42 U.S.C.A. (S) 6901 et seq.; the Federal Water Pollution Control Act, 33 U.S.C.A. (S) 1251 et seq.; the Federal Clean Air Act, 42 U.S.C.A. (S) 7401 et seq.; the Federal Insecticide Fungicide and Rodenticide Act, 7 U.S.C.A. (S) 135 et seq.; the Toxic Substances Control Act, 15 U.S.C.A. (S) 2601 et seq.

     "ENTITY" OR "ENTITIES" means one or more sole proprietorships, corporations, partnerships of any kind having a separate legal status, limited liability companies, business trusts, unincorporated organizations or associations, mutual companies, joint stock companies, or joint ventures.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA AFFILIATE" means any Person that is, or at any time within six years of that time was, a member of any "group of organizations" within the meaning of
Section 414(b), (c), (m) or (o) of the Code or any "controlled group" as defined in Section

4001(a)(14) of ERISA of which the specified Person is or was a member at the same time.

     "ERISA BENEFIT PLAN" means any "employee benefit plan" as defined in
Section 3(3) of ERISA, excluding any Multiemployer Plan.

     "ERISA PENSION BENEFIT PLAN" means any "employee pension benefit plan", as defined in Section 3(2) of ERISA, excluding any Multiemployer Plan.

     "ESCROW AGENT" means American Stock Transfer & Trust Company.

     "ESCROW AGREEMENT" means the agreement in the form substantially as set forth as Exhibit C.

     "ESCROWED SHARES" has the meaning set forth in Section 2.8.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     "EXCHANGE AGENT" means American Stock Transfer & Trust Company.

     "EXECUTIVE COMPENSATION POOL" has the meaning set forth in Section 8.6.

     "FBCA" means the Florida Business Corporation Act.

     "FINANCIAL STATEMENTS OF GENESIS" has the meaning set forth in Section 4.7.

     "FIXED ALLOCATION POOL" has the meaning set forth in Section 8.6.

     "FORM S-4 DOCUMENTS" has the meaning set forth in Section 7.

     "GAAP" means generally accepted accounting principles and practices, as such principles and practices are applied in the United States of America as of the date of the financial statement with respect to which the term is used.

     "GENESIS" means Genesis Merchant Group Securities LLC, a California limited liability company.

     "GENESIS CAPITAL INTERESTS" refers to all of the capital ownership interests of Genesis including without limitation the Class A-E Membership Interest, the Class B Membership Interest, the Class C Membership Interest, and the Class D Membership Interest.

     "GENESIS COMBINATION BALANCE SHEET" has the meaning set forth in Section 10.2.13.

     "GENESIS MEMBERS" means those persons who are holders of record of Genesis Membership Interests and execute this Agreement.

     "GENESIS MEMBER INDEMNIFIED LOSS" has the meaning set forth in Section 9.2.

     "GENESIS MEMBERSHIP INTEREST" refers to an equity ownership in Genesis, however denominated or evidenced, except that it does not include any Special Continuing Genesis Interest or any Class C Membership Interest or Class D Membership Interest.

     "GENESIS PLANS" has the meaning set forth in Section 4.24.

     "GENESIS SOFTWARE" has the meaning set forth in Section 4.21.

     "GENESIS VOTING MEMBERS" shall mean the Class A-E Members and the Class B Members of Genesis as defined in the Genesis Charter Documents.

     "GENESIS VOTING MEMBERSHIP INTEREST" refers to the interest held by Class A-E and Class B Members of Genesis.

     "GOVERNMENTAL APPROVAL" means at any time any authorization, consent, approval, permit, franchise, certificate, license, implementing order, or exemption of, or registration or filing with, any Governmental Authority, including any certification or licensing of a natural person to engage in a profession or trade or a specific regulated activity, at that time.

     "GOVERNMENTAL AUTHORITY" means (a) any national, state, county, municipal, or other government, domestic or foreign, or any agency, board, bureau, commission, court, department, or other instrumentality of any such government, and (b) any Person having the authority under any applicable Governmental Requirement to assess and collect Taxes for its own account.

     "GOVERNMENTAL REQUIREMENT" means at any time (a) any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, writ, edict, award, authorization or other requirement of any Governmental Authority in effect at that time, and (b) any obligation included in any certificate, certification, franchise, permit, or license issued by any Governmental Authority or resulting from binding arbitration, including any requirement under common law, at that time.

     "GUARANTY" means, for any specified Person, without duplication, any liability, contingent or otherwise, of that Person guaranteeing or otherwise becoming liable for any obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any liability of the specified Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) that obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment of that obligation, (b) to purchase property, securities, or services for the purpose of assuring the owner of that obligation of its payment, or (c) to maintain working capital, equity capital, or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay that obligation; provided, that the term "Guaranty" does not include endorsements for collection or deposit in the ordinary course of the endorser's business.

     "HAZARDOUS SUBSTANCES" means any material or substance, or combination of materials or substances, that by reason of quantity, concentration, composition, or characteristic is or in the future becomes regulated under any Environmental Law.

     "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

     "IMMEDIATE FAMILY MEMBER" of a Person means at any time: (a) if that Person is a natural person, then any child or grandchild (by blood or legal adoption) or spouse of that Person at that time, or any child of that spouse, or such person's parents, siblings, mothers and fathers-in-law, or brothers and sisters-in-law; and (b) if that Person is an Entity whose ultimate beneficial owner is a natural person, or a natural person and his or her spouse, then any child or grandchild (by blood or legal adoption) or spouse at that time, or any child of that spouse, or such person's parents, siblings, mothers and fathers-in-law, or brothers and sisters-in-law of the ultimate beneficial owner or owners.

     "INDEBTEDNESS" of any Person means, without duplication, (a) any liability of that Person (i) for borrowed money or arising out of any extension of credit to or for the account of that Person (including reimbursement or payment obligations with respect to surety bonds, letters of credit, banker's acceptances, and similar instruments), for the deferred purchase price of property or services or arising under conditional sale or other title retention agreements, other than trade payables arising in the ordinary course of business, (ii) evidenced by notes, bonds, debentures, or similar instruments, or
(iii) in respect of Capital Leases; (b) any liability secured by any Lien upon any property or assets of that Person (or upon any revenues, income, or profits of that Person therefrom), whether or not that Person has assumed that liability or otherwise becomes liable for the payment thereof; or (c) any liability of others of the type described in the preceding clause (a) or (b) in respect of which that Person has incurred, assumed, or acquired a liability by means of a Guaranty.

     "INDEMNIFICATION LIMIT" has the meaning set forth in Section 9.6(a).

     "INDEMNIFIED PARTY" has the meaning set forth in Section 9.4(a).

     "INDEMNIFYING PARTY" has the meaning set forth in Section 9.4(a).

     "INDEMNITY NOTICE" has the meaning set forth in Section 9.4(d).

     "INFORMATION" means written information, including without limitation, (a) data, certificates, reports, files, records, agreements, correspondence, plans, policies, practices, manuals, and statements, and (b) summaries of unwritten agreements, arrangements, contracts, plans, policies, programs, or practices or of unwritten amendments or modifications of, supplements to, or waivers under any of the foregoing.

     "IRS" means the Internal Revenue Service.

     "JWCFS" means JW Charles Financial Services, Inc., a Florida corporation.

     "JWCFS COMMON STOCK" means the common stock, $.001 par value, of JWCFS.

     "JWCFS INDEMNIFIED PARTY" means (a) each Genesis Member and each of that Genesis Member's Affiliates (other than Genesis or, following the Effective Time, Newco or any of its Subsidiaries, if the Genesis Member is an Affiliate of Newco), agents, and counsel and (b) prior to the Effective Time, Genesis and each of its officers, directors, employees, agents, and counsel who are not JWCFS Indemnified Parties within the meaning of clause (a) of this definition.

     "JWCFS INDEMNIFIED LOSS" has the meaning set forth in Section 9.3.

     "JWCFS STOCK PLANS" means the JWCFS Amended and Restated Stock Option Plan and the JWCFS Employee Stock Purchase Plan.

     "LIENS" means, with respect to any property or asset of any Person (or any revenues, income, or profits of that Person therefrom) (in each case whether the same is consensual or nonconsensual or arises by contract, operation of law, legal process, or otherwise), (a) any mortgage, lien, security interest, pledge, attachment, levy, or other charge or encumbrance of any kind thereupon or in respect thereof or (b) any other arrangement under which the same is transferred, sequestered, or otherwise identified with the intention of subjecting the same to, or making the same available for, the payment or performance of any liability in priority to the payment of the ordinary, unsecured creditors of that Person, including any "adverse claim" (as defined in Florida Statutes Annotated Section 678.302(2)) in the case of any Capital Stock. For purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease, or other title retention agreement relating to that asset.

     "LITIGATION" means any action, case, proceeding, claim, grievance, suit, or investigation or other proceeding conducted by or pending before any Governmental Authority or any arbitration or mediation proceeding.

     "LLC EXCHANGE" has the meaning set forth in the recitals.

     "LLC GEORGIA MERGER" has the meaning set forth in Section 2.9.

     "MATERIAL" means, as applied to any Entity, material to the business, operations, property or assets, liabilities, financial condition, results of operations, or prospects of that Entity and its Subsidiaries considered as a whole.

     "MATERIAL ADVERSE EFFECT" means, with respect to the consequences of any fact or circumstance (including the occurrence or non-occurrence of any event) to JWCFS and its Subsidiaries or to Genesis and its Subsidiaries, as the case may be, considered as a whole (or after the Effective Time, to Newco and its Subsidiaries considered as a whole), that such fact or circumstance has caused, is causing, or may reasonably be expected to cause, directly, indirectly, or consequentially, singularly or in the aggregate with other related facts and circumstances, any Damages which exceed $500,000 with respect to JWCFS or $100,000 with respect to Genesis.

     "MINIMUM BALANCE SHEET AMOUNT" shall have the meaning set forth in Section 10.2.13.

     "MULTIEMPLOYER PLAN" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA, Section 414 of the Code, or Section 3(37) of ERISA.

     "NASD" means the National Association of Securities Dealers, Inc.

     "NET CAPITAL" has the meaning set forth in Rule 15c3-1(c) of the General Rules and Regulations under the Exchange Act.

     "NEWCO" means JW Genesis Financial Corp., a Florida corporation and a wholly owned subsidiary of JWCFS.

     "NEWCO COMMON STOCK" means the common stock, $.001 par value of Newco.

     "NEW GENESIS-GEORGIA LLC" means a new Georgia limited liability company that may be formed and wholly owned by Newco for the sole purpose of effecting the LLC Georgia Merger if the same is determined by JWCFS and Newco to be necessary or advisable.

     "NYSE" means The New York Stock Exchange, Inc.

     "OTHER COMPENSATION PLAN" means any compensation or benefit arrangement, plan, policy, practice, or program established, maintained, or sponsored by JWCFS or Genesis or any Subsidiary thereof, as the case may be, or to which JWCFS or Genesis or any Subsidiary thereof, as the case may be, contributes, on behalf of any of its employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries, including, but not limited to, all pension, retirement, profit sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plans, medical, vision, dental or other health plans, life insurance plans, and all other employee benefit plans or fringe benefit plans, but excluding any ERISA Benefit Plan.

     "PARTNERSHIP TAX STATUS" has the meaning set forth in Section 9.1.

     "PERSON" means any natural person, Entity, estate, trust, union or employee organization, or Governmental Authority or, for the purpose of the definition of "ERISA Affiliate", any trade or business.

     "PLAN OF SHARE EXCHANGE" has the meaning set forth in Section 2.3(a).

     "PREDECESSOR GENESIS" means Genesis Merchant Group Securities LP, an Illinois limited partnership.

     "PROHIBITED TRANSACTION" means any transaction that is prohibited under
Section 4975 of the Code or Section 406 of ERISA and not exempt under Section 4975 of the Code or Section 408 of ERISA.

     "Recent SEC Documents" has the meaning set forth in Section 8.17.

     "RELATED PARTY AGREEMENT" means, as to a specified Person, any contract or other agreement, written or oral, (a) to which that Person is a party or is bound or by which any property of that Person is bound or may be subject, and
(b) (i) to which any of that Person's Related Persons or Affiliates also is a party, (ii) of which any of that Person's Related Persons or Affiliates is a beneficiary, or (iii) as to which any transaction contemplated thereby properly would be characterized (without regard to the amount involved) as a related party transaction for purposes of applying the disclosure requirements of GAAP or the Commission applicable to the SEC Compliance Documents.

     "Related Person" of a specified Person means (a) if that Person is a natural person, (i) any Immediate Family Member of that Person, (ii) any Estate of that Person or any Immediate Family Member of that Person, (iii) the trustee of any inter vivos or testamentary trust of which all the beneficiaries are Related Persons of that Person, and (iv) any Entity the entire equity interest in which is owned by any one or more of that Person and Related Persons of that Person; and (b) if that Person is an Entity, Estate, or trust, then (i) any Person who owns an equity interest in that Person on the date hereof, (ii) any Person who would be a Related Person under clause (a) of this definition of a natural person who is an ultimate beneficial owner of the specified Person, or
(iii) any other Entity the entire equity interest in which is owned by any one or more of that

Person and Related Persons of that Person. As used in this definition, "Estate" means, as to any natural person who has died or been adjudicated mentally incompetent by a court of competent jurisdiction, that person's estate or the administrator, conservator, executor, guardian, or representative of that estate.

     "REPRESENTATIVES" means, with respect to any Person, the directors, officers, employees, Affiliates, accountants (including independent certified public accountants), advisors, attorneys, consultants, or other agents of that Person, or any other representatives of that Person or of any of those directors, officers, employees, Affiliates, accountants (including independent certified public accountants), advisors, attorneys, consultants or other agents.

     "RESALE PROSPECTUS" means the prospectus included as a part of Resale Registration Statement covering the sale of Weinstein Stock.

     "RESALE REGISTRATION STATEMENT" means a registration statement, including any amendments or supplements thereto, of Newco filed with and declared effective by the Commission pursuant to the Securities Act that covers the resale by Weinstein of shares of Weinstein Stock.

     "RESTRICTED PAYMENT" means, with respect to any Entity at any time, any of the following effected by that Entity, (a) any declaration or payment of any dividend or other distribution, direct or indirect, on account of any Capital Stock of that Entity or any Affiliate of that Entity or (b) any direct or indirect redemption, retirement, purchase, or other acquisition for value of, or any direct or indirect purchase, payment, or sinking fund or similar deposit for the redemption, retirement, purchase, or other acquisition for value of, or to obtain the surrender of (i) any then outstanding Capital Stock of that Entity or any Affiliate of that Entity or (ii) any then outstanding warrants, options, or other rights to acquire or subscribe for or purchase unissued or treasury Capital Stock of that Entity or any Affiliate of that Entity; provided, however, the term "Restricted Payment" shall not include any of (a) payments made to redeem any Class C Membership Interest or Class D Membership Interest in Genesis, (b) distributions to the holders of Genesis Capital Interests of profits of Genesis for the year ended December 31, 1997 and (c) an amount equal to 62.5% of the net income of Genesis for the period beginning January 1, 1998 and ending on the Closing Date, provided that for the purpose of calculating Genesis net income, no expenses attributable to the negotiation and carrying out of the transactions contemplated by this Agreement shall be deducted from gross income.

     "RETURNS" means the returns, reports, or statements (including any information returns) any Governmental Requirement requires to be filed for purposes of any Tax.

     "SEC COMPLIANCE DOCUMENTS" has the meaning set forth in Section 8.9.

     "SELLER INDEMNIFIED PARTY" means JWCFS, Newco, their Affiliates, and each of their respective shareholders and Representatives (excluding, however, Genesis, Genesis Members, and their Affiliates if their status as Affiliates, shareholders, or Representatives of JWCFS or Newco is based on this Agreement or the Combination).

     "SELLER INDEMNIFIED LOSS" has the meaning set forth in Section 9.2(a).

     "SHARE EXCHANGE" has the meaning set forth in the recitals.

     "SPECIAL CONTINUING GENESIS INTEREST" has the meaning set forth in Section 2.9.

     "SRO REPORTS" means, as to a Person, all forms, reports, statements and documents required to be filed by that Person with the NASD, AMEX, NYSE, or other self-regulatory organizations since January 1, 1995.

     "SUBSIDIARY" or "SUBSIDIARIES" of any specified Person means any Entity or Entities, as the case may be, a majority of the Capital Stock of which is or are at that time owned directly by the specified Person.

     "TAX" or "TAXES" means all net or gross income, gross receipts, net proceeds, sales, use, ad valorem, value added, franchise, bank shares, withholding, payroll, employment, excise, property, deed, stamp, alternative or add-on minimum, environmental, or other taxes, assessments, duties, fees, levies, or other governmental charges or assessments of any nature whatever imposed by any Governmental Requirement, whether disputed or not, together with any interest, penalties, or additional amounts with respect thereto.

     "TAXING AUTHORITY" means any Governmental Authority having or purporting to exercise jurisdiction with respect to any Tax.

     "THIRD PARTY CLAIM" has the meaning set forth in Section 9.4.

     "THRESHOLD AMOUNT" means five percent (5%) of the Indemnification Limit.

     "TRANSACTION DOCUMENTS" means this Agreement, the Assumption Agreement, the Employment Agreements, and the other written agreements, documents, instruments, and certificates executed pursuant to or in connection with this Agreement or the Combination, including those specified in Article 10 to be delivered at or before the Closing Date, all as amended, modified, or supplemented from time to time.

     "WEINSTEIN STOCK" means the shares of Newco Common Stock issued to The Will
K. Weinstein Revocable Trust pursuant to this Agreement as consideration for the LLC Exchange and any other shares of Newco Common Stock issued or issuable in respect of the Newco Common Stock (because of stock splits, stock dividends, reclassifications, recapitalizations, or similar events) to Weinstein.

     "WEINSTEIN" means The Will K. Weinstein Revocable Trust Under Trust Agreement dated February 27, 1990 and any subsequent lawful holder of record of shares of Weinstein Stock.

     "WELFARE PLAN" means an "employee welfare benefit plan" as defined in
Section 3(1) of ERISA.

     "WHOLLY-OWNED SUBSIDIARY" means, as a Person, any corporation or other Entity or Entities, as the case may be, all of the outstanding Capital Stock of which, on a fully diluted basis, is owned, directly by, or indirectly through another Wholly Owned Subsidiary, by that Person.

     1.2  OTHER DEFINITIONAL PROVISIONS.
          -----------------------------

     (a) Except as otherwise specified herein, all references herein to any Governmental Requirement defined or referred to herein, including the Code, ERISA, the Exchange Act, and the Securities Act, shall be deemed references to that Governmental Requirement or any successor Governmental Requirement, as the same may have been amended or supplemented from time to time, and any rules or regulations promulgated thereunder.

     (b) When used in this Agreement, the words "herein", "hereof", and "hereunder" and words of similar import shall refer to this Agreement as a whole and not to any provision of this Agreement, and the words "Article", "Section", "Annex", "Schedule", and "Exhibit" refer to Articles and Sections of, and Annexes, Schedules, and Exhibits to this Agreement, unless otherwise specified.

     (c) Whenever the context so requires, the singular includes the plural and vice versa, and a reference to one gender includes the other gender and the neuter.

     (d) The word "including" (and, with correlative meaning, the word "include") means that the generality of any description preceding such word is not limited, and the words "shall" and "will" are used interchangeably and have
---
the same meaning.

     1.3  CAPTIONS.  Captions to Articles, Sections, and subsections of, and
          --------
Annexes, Schedules, and Exhibits to, this Agreement or any Transaction Document are included for convenience of reference only, and such captions shall not constitute a part of this Agreement or any Transaction Document for any other purpose or in any way affect the meaning or construction of any provision of this Agreement or any Transaction Document.

                                   ARTICLE 2
                                THE COMBINATION

     Subject and pursuant to the terms and conditions provided herein, the Combination shall be effected upon the consummation of the Share Exchange and the LLC Exchange, which shall be accomplished in the manner and with the effects set forth below:

     2.1  Articles of Share Exchange; Delivery of Membership Interests.  JWCFS
          ------------------------------------------------------------
and Newco will cause Articles of Share Exchange to be duly executed and delivered on or prior to the Closing Date and to be filed with the Secretary of State of the State of Florida in accordance with the Florida Business Corporation Act (the "FBCA"). Genesis will deliver to Newco on the Closing Date instruments or other evidence of ownership representing at least 90% of the outstanding Genesis Voting Membership Interests, in a form legally sufficient to convey ownership thereof to Newco.

     2.2  The Effective Time.  The Combination will be effective (the "Effective
          ------------------
Time") at the time on the Closing Date that the Articles of Share Exchange specify or, if the Articles of Share Exchange do not specify another time, 4:30 P.M., Eastern Time, on the Closing Date.

     2.3  Certain Effects of the Combination.   At and as of the Effective Time:
          ----------------------------------

     (a) Newco shall first acquire all of the issued and outstanding JWCFS Common Stock in the manner set forth in Section 2.4(b) and in the Plan of Share Exchange substantially in the form attached hereto as Exhibit A (the "Plan of Share Exchange") and in accordance with the provisions of the FBCA, and, thereafter, shall promptly acquire at least 90% of the Genesis Voting Membership Interests in the manner set forth in Section 2.4(a);

     (b) Newco will (i) own all of the outstanding Capital Stock of JWCFS, (ii) own at least 90% of the Genesis Voting Membership Interests, (iii) assume all of the obligations of JWCFS under outstanding options, warrants, and other rights to purchase any shares of JWCFS Common Stock and under the applicable JWCFS Stock Plans, pursuant to the terms of an assumption agreement substantially in the form set forth as EXHIBIT B hereto (the "Assumption Agreement"), and (iv) be governed by the laws of the State of Florida;

     (c) the Articles of Incorporation and Bylaws of Newco as of the Effective Time will remain (until changed in accordance with applicable law or their terms) the Articles of Incorporation and Bylaws of Newco from and after the Effective Time;

     (d) the initial Board of Directors of Newco following the Effective Time will consist of the persons set forth on ANNEX A to this Agreement, each of whom will be so identified in the Plan of Share Exchange and will hold the office of director of Newco subject to the provisions of the laws of the State of Florida and the Articles of Incorporation and Bylaws of Newco until that person's successor, if there is to be one, is duly elected and qualified;

     (e) the initial officers of Newco following the Effective Time will consist of the persons set forth on ANNEX B to this Agreement, each of whom will be so identified in the Plan of Share Exchange and will serve in such office, subject to the provisions of the laws of the State of Florida and the Articles of Incorporation and Bylaws of Newco; and

     (f) the Share Exchange shall otherwise have the effects specified in applicable provisions of the FBCA.

     2.4  Exchange of Genesis Membership Interests; Exchange of JWCFS Common
          ------------------------------------------------------------------
Stock. At and as of the Effective Time:
-----

     (a) In accordance with the terms of this Agreement, the Genesis Membership Interests owned by the Genesis Members outstanding immediately prior to the Effective Time will be exchanged for an aggregate number of up to 1,500,000 fully paid and nonassessable shares of Newco Common Stock, to be allocated among the Genesis Members in accordance with their respective ownership of such Genesis Membership Interests as set forth on ANNEX C; provided, however, this number of shares is subject to pro rata reduction (without a corresponding decrease in the Escrowed Shares) if Genesis and the Genesis Members instruct Newco, in writing, to deliver shares of Newco Common Stock to Putnam, Lovell & Thornton to satisfy the obligations of Genesis and the Genesis Members with respect to any brokerage or finders fee in connection with this transaction. Any holder of Genesis Voting Membership Interests listed on Annex C who does not execute this Agreement will not be entitled to receive its allocated share of the 1,500,000 shares of Newco Common Stock, which shares will be retained by Newco. No fractional shares of Newco Common Stock will be issued, however, and any Genesis Member who otherwise would be entitled to a fraction of a share of Newco Common Stock shall be paid an amount in cash equal to such fractional part of a share multiplied by the closing price of JWCFS Common Stock on the AMEX on the trading day immediately preceding the Closing Date. In accordance with the terms and conditions of this Section 2.4(a), Newco shall deliver to the Genesis Members certificates representing the number of shares of Newco Common Stock to be issued and delivered to them upon exchange of Genesis Membership Interests, and shall make available sufficient funds to provide for cash payments in lieu of the issuance of fractional shares; and

     (b) By virtue of the Share Exchange and without any action on the part of the JWCFS Shareholders, in accordance with the terms of this Agreement and the Plan of Share Exchange, each share of JWCFS Common Stock issued and outstanding immediately prior to the Effective Time will be exchanged for and become the right to receive, without interest, one (1) fully paid and nonassessable share of Newco Common Stock. In accordance with the terms and conditions of this Agreement and the Plan of Share Exchange, Newco shall deliver to the JWCFS Shareholders certificates representing the number of shares of Newco Common Stock to be issued and delivered to them upon exchange of shares JWCFS Common Stock. All shares of JWCFS Common Stock that, immediately prior to the Effective Time of the Combination, are owned directly or indirectly by JWCFS as treasury stock, or by Newco or any other subsidiary of JWCFS, shall be canceled, and no consideration shall be delivered in exchange therefor.

     (c) By virtue of the Share Exchange, all of the shares of Newco Common Stock owned by JWCFS as of the Effective Time will be canceled.

     2.5  Assumption of JWCFS Options, Purchase Rights, and Warrants.
          ----------------------------------------------------------

     (a) At and as of the Effective Time, (i) each outstanding option to purchase shares of JWCFS Common Stock (a "JWCFS Option"), (ii) each outstanding warrant to purchase shares of JWCFS Common Stock (a "JWCFS Warrant"), and (iii) each other outstanding right to purchase shares of JWCFS Common Stock, including rights under the JWCFS Employee Stock Purchase Plan (a "JWCFS Purchase Right") shall be assumed by Newco and converted into an option, warrant, or right, as the case may be, to purchase shares of Newco Common Stock, as provided below. Following the Effective Time, each JWCFS Option or JWCFS Purchase Right shall continue to have, and shall be subject to, the same terms and conditions set forth in the applicable JWCFS Stock Plan pursuant to which such JWCFS Option or JWCFS Purchase Right was granted and any agreement by which the same was evidenced, and each JWCFS Warrant shall continue to have, and shall be subject to, the same terms and conditions set forth in any applicable warrant plan pursuant to which such JWCFS Warrant was granted and any agreement by which the same was granted or evidenced, in each case as such JWCFS Stock Plan or warrant plan as in effect immediately prior to the Effective Time, except that each such JWCFS Option, JWCFS Purchase Right, or JWCFS Warrant shall be exercisable for the same number of shares of Newco Common Stock as the number of shares of JWCFS Common Stock for which such JWCFS Option, JWCFS Purchase Right, or JWCFS Warrant was exercisable immediately prior to the Effective Time.

     (b) As of the Effective Time, Newco shall enter into the Assumption Agreement covering all JWCFS Options, JWCFS Purchase Rights, and JWCFS Warrants, which in the case of any JWCFS Option or JWCFS Purchase Right, shall provide for Newco's assumption of the obligations of JWCFS under the applicable JWCFS Stock Plans. Prior to the Effective Time, JWCFS shall make such amendments, if any, to the JWCFS Stock Plans as shall be necessary to permit such assumption in accordance with this Section 2.5.

     (c) It is the intention of the parties that, to the extent that any JWCFS Option constitutes an "incentive stock option" (within the meaning of Section 422 of the Code) immediately prior to the Effective Time, such JWCFS Option shall continue to qualify as an incentive stock option to the maximum extent permitted by Section 422 of the Code, and that the assumption of the JWCFS Option provided by this Section 2.5 shall satisfy the conditions of Section 424(a) of the Code.

     2.6  Adjustments.  The number and kind of shares of Newco Common Stock to
          -----------
be issued pursuant to the Combination shall be appropriately adjusted to take into account any stock split, stock dividend, reverse stock split, recapitalization, stock repurchase, redemption or other similar change in the capitalization of JWCFS occurring between the date of this Agreement and the Effective Time.

     2.7  Surrender of Certificates.
          -------------------------

     (a) Exchange Procedures. (i) Promptly after the Effective Time, Newco shall cause its transfer agent and registrar, American Stock Transfer & Trust Company, acting as the exchange agent (the "Exchange Agent"), to mail to the former shareholders of JWCFS appropriate transmittal materials (which shall specify that delivery shall be effected, and the risk of loss and title to the certificates theretofore representing shares of JWCFS Common Stock shall pass, only upon proper delivery of such certificates to the Exchange Agent) advising such holder of the effectiveness of the Share Exchange and the procedure for surrendering to the Exchange Agent (who may appoint forwarding agents with the approval of Newco) such certificates for exchange into certificates evidencing Newco Common Stock. Each holder of certificates theretofore evidencing shares of JWCFS Common Stock, upon proper surrender thereof to the Exchange Agent together and in accordance with such transmittal form, shall be entitled promptly to receive in exchange therefor certificates evidencing Newco Common Stock deliverable in respect of the shares of JWCFS Common Stock evidenced by the certificates so surrendered, together with all undelivered dividends and distributions in respect of such shares (without interest thereon) pursuant to
Section 2.7(b). Newco shall not be obligated to deliver the consideration to which any former holder of JWCFS Common Stock is entitled as a result of the Share Exchange until such holder surrenders such holder's certificate or certificates representing the shares of JWCFS Common Stock for exchange as provided in this Section 2.7(a). The certificate or certificates of JWCFS Common Stock so surrendered shall be duly endorsed as the Exchange Agent may require. Any other provision of this Agreement notwithstanding, neither Newco nor the Exchange Agent shall be liable to a holder of JWCFS Common Stock for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property law.

          (ii) Promptly after the Effective Time, Newco shall deliver, or cause the Exchange Agent to promptly deliver to, each of the Genesis Members certificates evidencing Newco Common Stock (and cash in lieu of any fractional share) deliverable to such Genesis Member pursuant to Section 2.4, if there has
                                                                   --
been delivered to Newco the certificates representing (or other instruments or evidence of ownership of) all Genesis

Membership Interests of such Genesis Member (properly endorsed for transfer to (or otherwise legally sufficient to convey ownership thereof) to Newco.

          (b) Rights of Former JWCFS Shareholders. At the Effective Time, the stock transfer books of JWCFS shall be closed as to holders of JWCFS Common Stock immediately prior to the Effective Time, and no transfer of JWCFS Common Stock (as opposed to transfers of Newco Common Stock) by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 2.7(a), each certificate theretofore representing shares of JWCFS Common Stock shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Section 2.4(b) in exchange therefor. To the extent permitted by Law, former shareholders of record of JWCFS shall be entitled to vote after the Effective Time at any meeting of Newco shareholders the number of shares of Newco Common Stock into which their respective shares of JWCFS Common Stock were converted in the Share Exchange, regardless of whether such holders have exchanged their certificates representing JWCFS Common Stock for certificates representing Newco Common Stock in accordance with the provisions of this Agreement. Whenever a dividend or other distribution is declared by Newco on the Newco Common Stock, the record date for which is at or after the Effective Time, the Newco declaration shall include dividends or other distributions on all shares of Newco Common Stock issuable pursuant to this Agreement, but no dividend or other distribution payable to the holders of record of Newco Common Stock as of any time subsequent to the Effective Time shall be delivered to the holder of any certificate representing shares of JWCFS Common Stock issued and outstanding at the Effective Time until such holder surrenders such certificate for exchange as provided in this Section 2.7. However, upon surrender of such JWCFS stock certificate, the Newco Common Stock certificate (together with all such undelivered dividends or other distributions, without interest) shall be delivered and paid with respect to each share represented by such certificate.

          (c) Withholding. Newco or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable or issuable pursuant to this Agreement to any JWCFS Shareholder or Genesis Member such amounts as Newco or the Exchange Agent is required to deduct and withhold with respect to the making of such payment or issuance under the Code or any Governmental Requirement. To the extent that amounts are so withheld by Newco or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the JWCFS Shareholder or Genesis Member in respect of which such deduction and withholding was made by Newco or the Exchange Agent.

          (d) Lost Certificates. If any certificate shall have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen, or destroyed, Newco will issue in exchange for such lost, stolen, or destroyed certificate the certificate evidencing shares of Newco Common Stock deliverable in respect thereof, as determined in accordance with this Article 2. When authorizing such issue of the certificate of shares of Newco Common Stock in exchange therefor, the Board of Directors of Newco may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate to give Newco a bond in such sum as it may direct as indemnity against any claim that may be made against Newco with respect to the certificate alleged to have been lost, stolen, or destroyed.

     2.8  Escrow Account.  On the Closing Date, an aggregate of ten percent
          --------------
(10%) of the shares of Newco Common Stock to be received by the Genesis Members in the LLC Exchange (the "Escrowed Shares"), allocated among the Genesis Members as set forth in ANNEX C, shall be deposited with the Escrow Agent in a segregated account (the "Escrow Account") pursuant to the Escrow Agreement set forth as Exhibit C for a period of up to one year from the Closing Date, for the purpose of securing and funding the obligations of the Genesis Members or Genesis to Newco that may arise pursuant to Article 9 hereof, except with respect to an individual Genesis Member as a result of Article 3, in which case, the liability of such Genesis Member may extend to the value on the Closing Date of the total number of shares of Newco Common Stock received by the Genesis Member pursuant to the LLC Exchange. No Genesis Member shall have any personal liability for, nor shall any Genesis Member's share of the Escrowed Shares serve as a source of recovery for, any breach or misrepresentation under Article 3 by any other Genesis Member. The Escrowed Shares shall be held in the Escrow Account and disbursed in accordance with the terms of the Escrow Agreement. Notwithstanding the foregoing, the respective Genesis Members as the legal owners of the Escrowed Shares, unless and until disposed of in accordance with the terms of this Agreement and the Escrow Agreement, shall be entitled to exercise the voting rights and to receive any dividends or other distributions declared and paid with respect to such shares; provided, however, any shares of
                                               --------  -------
Newco Common Stock issued with respect to the Escrowed Shares as a result of a stock dividend, share exchange, stock split, or other action in respect of the Newco Common Stock, shall be held in the Escrow Account as additional Escrowed Shares.

     2.9  Maintenance of Two Members of Genesis.  Simultaneously with the
          -------------------------------------
consummation of the LLC Exchange, but without affecting any right, interest, or obligation of any Genesis Member otherwise arising under or in connection with this Agreement, Genesis may be merged with and into New Genesis-Georgia LLC (the "LLC Georgia Merger"). Newco and Genesis, if requested by JWCFS, shall cause Articles of Merger of Genesis and New Genesis-Georgia LLC to be duly executed and delivered on or prior to the Closing Date to be filed with the Secretary of State of each of California and Georgia, as applicable, in order to cause the LLC Georgia Merger to be effective from and after the Effective Time. The parties expressly acknowledge that the purpose of the LLC Georgia Merger is to avoid possible non-compliance with the California Beverly-Killea Act, which may not permit the ownership of a limited liability company by only one Person, whereas the Georgia Business Corporation Act permits such ownership. In lieu of effecting the LLC Georgia Merger, however, JWCFS and Newco shall have the right, notwithstanding any other provision hereof, to establish an Affiliate of Newco either (i) to be a recipient along with Newco of a portion of the Genesis Membership Interests from the Genesis Members in the LLC Exchange (and thereafter, following the LLC Exchange, may effect the LLC Merger), or (ii) to receive a noneconomic interest in Genesis prior to the Effective Time, which interest shall continue to be held by such Affiliate and not exchanged in the LLC Exchange ("Special Continuing Genesis Interest"); provided that any such
                                                      --------
action does not affect the consideration payable to the Genesis Members or the tax consequences of the LLC Exchange or the Combination to any Genesis Member or any other right, interest, or obligation of a Genesis Member.


                                   ARTICLE 3
               REPRESENTATIONS AND WARRANTIES OF GENESIS MEMBERS

     Each Genesis Member, severally and not jointly, represents and warrants to JWCFS and Newco that, as applied solely to such Genesis Member, all of the representations and warranties in this Article 3 are, as of the date of this Agreement, and will be on the Closing Date, true and correct, and do not and will not contain or omit any disclosure that has or will or could have a Material Adverse Effect on Genesis or Newco.

     3.1  Investment Intentions.
          ---------------------

     (a) The Genesis Member (i) will be acquiring the shares of Newco Common Stock to be issued pursuant to Section 2.4 to the Genesis Member solely for such Genesis Member's account, for investment purposes only and with no current intention or plan to distribute, sell, or otherwise dispose of any of those shares in connection with any distribution that is not made pursuant to an appropriate registration statement or in accordance with an applicable exemption promulgated under the Securities Act and any applicable state securities law;
(ii) is not a party to any agreement or other arrangement for the disposition of any shares of Newco Common Stock other than this Agreement; (iii) unless disclosed otherwise on Schedule 3.1, is an "accredited investor" as defined in Securities Act Rule 501(a); and (iv) (A) is able to bear the economic risks of an investment in the Newco Common Stock acquired pursuant to this Agreement, (B) can afford to sustain a total loss of that investment, (C) has such knowledge and experience in financial and business matters that the Genesis Member is capable of evaluating the merits and risks of the proposed investment in the Newco Common Stock, (D) has received and carefully reviewed the Recent SEC Documents and has had an adequate opportunity to ask questions and receive answers from the officers of JWCFS and Newco concerning any and all matters relating to the transactions contemplated hereby, including the background and experience of the current and proposed officers and directors of JWCFS and Newco, the plans for the operations of the business of Newco, and the business, operations, and financial condition of JWCFS and Newco, and (E) has asked all questions of the nature described in preceding clause (D), and all those questions have been answered to such Genesis Member's satisfaction.

     (b) The Genesis Member has no present plan, intention, or arrangement to dispose of any of the Newco Common Stock to be received in the LLC Exchange if such disposition would reduce the fair value of the Newco Common Stock (with such value measured as of the Closing Date) retained by the Genesis Member to an amount less than 50% of the fair value of the Genesis Membership Interests held by the Genesis Member immediately before the consummation of the LLC Exchange.

     3.2  Ownership and Status of Genesis Member Interests.  The Genesis Member
          ------------------------------------------------
is the record and beneficial owner (or, if the Genesis Member is a trust or the estate of a deceased natural person, the legal owner) of the percentage of the outstanding Genesis Membership Interests set forth opposite the Genesis Member's name in ANNEX C, free and clear of all Liens, except for the Liens accurately set forth in Schedule 3.2, all of which will be released at or before the Effective Time.

     3.3  Power of Genesis Member; Approval of LLC Exchange.
          -------------------------------------------------

     (a) The Genesis Member has the full power, legal capacity, and authority to execute and deliver this Agreement and each Transaction Document to which the Genesis Member is a party and to perform the Genesis Member's obligations in this Agreement and in all Transaction Documents to which the Genesis Member is a party. This Agreement constitutes, and each such Transaction Document when executed in the Genesis Member's individual or legal capacity and delivered by the Genesis Member, will constitute the legal, valid, and binding obligation of the Genesis Member, enforceable against the Genesis Member in accordance with its terms, except as that enforceability may be (i) limited by any applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally and (ii) subject to general principles of equity (regardless of whether that enforceability is considered in a proceeding in equity or at law). If the Genesis Member is an Entity, the Genesis Member has obtained, in accordance with all applicable Governmental Requirements and its Charter Documents, all approvals and the taking of all actions necessary for the authorization, execution, delivery, and performance by the Genesis Member of this Agreement and the Transaction Documents to which the Genesis Member is a party. If the Genesis Member is acting otherwise than in his individual capacity (whether as an executor or a guardian or in any other fiduciary or representative capacity), all actions on the part of the Genesis Member and all other Persons (including any court) necessary for the authorization, execution, delivery, and performance by the Genesis Member of this Agreement and the Transaction Documents to which the Genesis Member is a party have been duly taken and the transactions contemplated herein have been duly authorized.

     (b) The Genesis Member, acting in each capacity in which he or it is required and entitled to vote to approve or disapprove the consummation of the LLC Exchange, has voted all the Genesis Membership Interests owned by him or it in favor of the entering of this Agreement and the consummation of the LLC Exchange and the other transactions contemplated hereby.

     3.4  No Conflicts or Litigation. The execution, delivery, and performance
          --------------------------
in accordance with their respective terms by the Genesis Member of this Agreement and the Transaction Documents to which the Genesis Member is a party do not and will not (a) violate or conflict with any Governmental Requirement applicable to such Genesis Member, (b) breach or constitute a default under any agreement or instrument to which the Genesis Member is a party or by which the Genesis Member or any of the Genesis Membership Interests owned by the Genesis Member is bound, (c) result in the creation or imposition of, or afford any Person the right to obtain, any Lien upon any of the Genesis Membership Interests owned by the Genesis Member, or (d) if the Genesis Member is an Entity, violate the Genesis Member's Charter Documents. No Litigation is pending to which such Genesis Member is a party or, to the knowledge of the Genesis Member, threatened to which the Genesis Member is or may become a party that (i) questions or involves the validity or enforceability of any of the Genesis Member's obligations under any Transaction Document or (ii) seeks (or reasonably may be expected to seek) (A) to prevent or delay the consummation by the Genesis Member of the transactions contemplated by this Agreement to be consummated by the Genesis Member or (B) Damages in connection with any consummation by the Genesis Member of the transactions contemplated by this Agreement.

     3.5  No Brokers.  Except as set forth on Schedule 3.5, the Genesis Member
          ----------
has not, directly or indirectly, in connection with this Agreement or the transactions contemplated hereby (a) employed any broker, finder, or agent or
(b) agreed to pay or incurred any obligation to pay any broker's or finder's fee, any sales commission, or any similar form of compensation.

     3.6  Preemptive and Other Rights; Waiver.  Except for the rights of the
          -----------------------------------
Genesis Member to receive shares of Newco Common Stock as a result of the LLC Exchange or to acquire Newco Common Stock pursuant to any written option granted by JWCFS or Newco to the Genesis Member separate and apart from this Agreement, the Genesis Member either (a) does not own or otherwise have any statutory or contractual preemptive or other right of any kind (including any right of first offer or refusal) to acquire any shares of Newco Common Stock or (b) hereby irrevocably waives each right of that type the Genesis Member does own or otherwise has.

     3.7  Control of Related Businesses.  Except as accurately set forth in
          -----------------------------
Schedule 3.7, the Class A-E Members are not, alone or with one or more other Related Persons, the controlling Affiliate of, or have an equity interest in, any Entity, business, or trade (other than Genesis Merchant Group, L.P., GMG, Inc. and GMG Seneca L.P.) that

(a) is engaged in any line of business that is the same as or similar to the business of Genesis or JWCFS, as described in the recitals to this Agreement, or
(b) is, or has within the three-year period ending on the date of this Agreement, engaged in any transaction with Genesis or any Genesis Subsidiary.

                                   ARTICLE 4
                   REPRESENTATIONS AND WARRANTIES OF GENESIS

     As an inducement to JWCFS to enter into this Agreement and to consummate the transactions contemplated hereby, Genesis represents and warrants as follows:

     4.1  Organization, Etc. of Genesis.  Genesis has power (corporate or
          -----------------------------
otherwise) to own or lease its properties and to carry on its business as and in the places where such properties are now owned, leased, or operated and such business is now conducted, and has fully complied in all material respects with all applicable federal, state, foreign, and other laws with respect to its operations and the conduct of its business, except for any such failures to so comply (none of which are now known to Genesis) that will not, singly or in the aggregate, have a Material Adverse Effect on the business, assets, results of operations, financial condition, or prospects of Genesis. Genesis is duly qualified and in good standing as a foreign corporation for the transaction of business under the laws of each jurisdiction in which it owns or leases property, or conducts business, so as to require such qualification, which jurisdictions are set forth on Schedule 4.1. Copies of the Articles of Organization and all amendments thereto, the Operating Agreement, as amended and currently in force, certificates of authority or qualification to transact business as a foreign limited liability company in each jurisdiction where such is required, membership unit records, and corporate minutes and records of Genesis have heretofore been made available to JWCFS and are true, complete, and correct at the date hereof.

     4.2  Capitalization.  Annex C accurately identifies the holders and the
          --------------
amounts held by them of all of the Genesis Capital Interests. All of the issued and outstanding Genesis Capital Interests are duly authorized and validly issued, fully paid and nonassessable were offered, sold, and issued in accordance with applicable federal and state securities laws, and there are no preemptive rights in respect thereof.

     4.3  Rights to Acquire Genesis Capital Interests.  There are no outstanding
          -------------------------------------------
options, warrants, rights, calls, commitments, conversion rights, plans, or other agreements or arrangements of any character providing for the purchase or issuance of any additional Genesis Capital Interests.

     4.4  Subsidiaries.  Genesis has no direct or indirect subsidiaries.
          ------------

     4.5  Authority.  Each of Genesis and the Genesis Members has full legal
          ---------
power and authority to make, execute, and deliver this Agreement and to perform its or their obligations hereunder and thereunder and in connection with the transactions contemplated hereby and thereby, and the making, execution, and delivery of this Agreement by each of Genesis and the Genesis Members and the performance of its or their respective obligations in compliance with their respective terms, have been duly authorized by all necessary action of Genesis and of the Genesis Members.

     4.6  No Default Resulting from Agreement.  Except as set forth on Schedule
          -----------------------------------
4.6, neither the making, execution, and delivery of this Agreement, nor the performance by Genesis and the Genesis Members of their respective obligations in compliance with its terms, will (i) result in a breach or violation of any term or condition of, or constitute a default under, the Articles of Organization, or the Operating Agreement of Genesis, as each may have been amended, (ii) constitute a default that may reasonably be expected to have a Material Adverse Effect on Genesis under any agreement, instrument, undertaking, judgment, decree, governmental order, or other restriction or obligation to which Genesis is a party or by which its properties or assets may be bound or affected or (iii) result in a violation of any Governmental Requirement. Except as set forth in Schedule 4.6, no consent of or filing with any Governmental Authority is required in connection with the valid making, execution, or delivery of this Agreement by Genesis or the Genesis Members, or the performance by any of them of their respective obligations in compliance with their respective terms.

     4.7  Financial Statements of Genesis; Disclosure.
          -------------------------------------------

    (a) Set forth as Schedule 4.7 are true, correct, and complete copies of the audited consolidated financial statements of Genesis and Predecessor Genesis, as applicable, for the three fiscal years ended December 31, 1996, and the unaudited financial statements of Genesis for the nine months ended September 30, 1997, including the notes and any schedules thereto and the reports of its independent certified public accountants thereon (collectively, the "Financial Statements of Genesis"). The Financial Statements of Genesis have been prepared in conformity with GAAP, consistently applied, except as provided in Schedule 4.7(a), and present fairly the consolidated financial position of Genesis at each of the dates indicated and the consolidated results of its operations and changes in its cash flow for each of the periods indicated.

     (b) (i) As of the date hereof, all Information that has been made available to JWCFS by or on behalf of Genesis in connection with the transactions contemplated hereby is, taken together, true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances under which those statements were made.

          (ii) All Information that is made available to JWCFS by or on behalf of Genesis or any Genesis Member from the date hereof to the Closing in connection with or pursuant to this Agreement or any Transaction Document will be, when made available and taken together, true and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading in any material respect in light of the circumstances under which those statements are made.

          (iii) All financial budgets and projections that have been or are hereafter from time to time prepared by Genesis or any of its Representatives and made available to JWCFS prior to the Closing pursuant to or in connection with the transactions contemplated by this Agreement have been and will be prepared and furnished to JWCFS in good faith and were and will be based on facts and assumptions that are believed by Genesis and the Genesis Member to be reasonable in light of the then current and foreseeable business conditions of Genesis and represented and will represent Genesis' good faith estimate of the projected financial performance of Genesis based on the information available to Genesis at the time so furnished.

     4.8  Absence of Undisclosed Liabilities.  Except as fully reflected in the
          ----------------------------------
Financial Statements of Genesis or as set forth in Schedule 4.8, Genesis has no debt, liability, or obligation of any kind (whether accrued, absolute, contingent, or otherwise) including without limitation any liability or obligation on account of taxes or any governmental charge, penalty, interest, or fine, or any "loss contingencies" considered "probable" or "reasonably possible" within the meaning of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 5, except (i) liabilities incurred in the ordinary course of business since the Current Balance Sheet Date, none of which have, individually or in the aggregate, had a Material Adverse Effect on Genesis, and (ii) liabilities incurred in connection with the transactions provided for in this Agreement and the Combination. Genesis is not in default with respect to any term or condition of any Indebtedness; and except as set forth on Schedule 4.8, no notice has been given by any holder of any Indebtedness claiming that any default or breach exists that has not been remedied by Genesis or waived in writing by such holder.

     4.9  Property.
          --------

     (a) Genesis has good and marketable title to all personal property owned by it, in each case free and clear of all Liens, except such as are set forth on
Schedule 4.9(a) or such as do not Materially affect the value of such property and do not interfere with the use made or reasonably anticipated to be made of such property.

     (b) Except as set forth on Schedule 4.9(b), no real property, building, or material personal property is held under any lease by Genesis, and such as may be so held are held under a valid lease of which Genesis is not in default or in breach or violation of any term or condition thereof in a manner that may reasonably be expected to have a Material Adverse Effect on Genesis. Schedule 4.9(b) accurately lists and correctly describes in all Material respects (i) all real properties owned or leased by Genesis and, for each of those properties, the address thereof, the type and square footage of each structure located thereon, and the use thereof in the business of Genesis, (ii) whether each such property was or is currently owned by any Genesis Member, any Related Person or Affiliate of any Genesis Member (other than Genesis), and (iii) with respect to any leased property, the expiration date of the lease.

     (c) Genesis has provided JWCFS with true, complete, and correct copies of all leases under which Genesis is leasing each of the properties listed in
Schedule 4.9(b) as being leased and, except as accurately set forth in Schedule 4.9(c) each of those leases is valid and binding on the lessor party thereto, and the lessee party thereto has not sublet any of the leased space to any Person other than Genesis.

     (d) The fixed assets of Genesis are located at one or more of the real properties listed in Schedule 4.9(b) and, except as accurately set forth in
Schedule 4.9(d), are well-maintained and adequate for the purposes for which they presently are being used or held for use, ordinary wear and tear excepted.

     4.10 Certain Environmental Matters. (a) Except as accurately disclosed in
          -----------------------------
Schedule 4.10(a), Genesis has complied, and remains in compliance, with the provisions of all Environmental Laws applicable to it or any of its respective presently owned or operated facilities, sites, or other properties, businesses, and operations; (b) except as accurately disclosed in Schedule 4.10(b), no Hazardous Substances have been disposed of or released at, from, in, or on any site owned or operated by Genesis in violation of applicable Environmental Laws;
(c) except as accurately disclosed in Schedule 4.10(c), neither Genesis (or any agent or contractor of Genesis) has transported or arranged for the transportation of any Hazardous Substances to, or disposed or arranged for the disposition of any Hazardous Substances at, any off-site location that could lead to any claim against Genesis, or any Affiliate or Subsidiary of Genesis, as a potentially responsible party or otherwise, for any clean-up costs, remedial work, damage to natural resources, personal injury, or property damage, including any claim under Environmental Laws; and (d) except as accurately disclosed in Schedule 4.10(d), no storage tanks existed or exist on or under any of the properties owned, leased, or operated by Genesis from which any Hazardous Substances could have been released into the surrounding environment. Genesis has provided JWCFS with copies (or if not available, accurate written summaries) of all environmental investigations, studies, audits, reviews, inspections, and other analyses conducted by or on behalf, or which otherwise are in the possession, of Genesis respecting any facility, site, or other property presently owned, leased, or operated by Genesis.

     4.11 Notes and Accounts Receivable.  Except as set forth on Schedule 4.11,
          -----------------------------
all receivables reflected in the Financial Statements of Genesis (net of reserves stated therein) were, and all such receivables held by Genesis on the date hereof are, valid obligations of the makers thereof. Genesis has not received any notice from any of the makers of such receivables of any alleged offsets or counterclaims, nor does Genesis have any reason to believe that any of such receivables are not collectible. Genesis has no reason to believe that future experiences with respect to the amount of allowances for uncollectible receivables will vary materially and adversely from the amount of such allowances reflected in the Financial Statements of Genesis.

     4.12  Litigation; Compliance with Laws Generally.    Except as set forth on
           ------------------------------------------
Schedule 4.12, (a) no Litigation is pending or overtly threatened against, by, or affecting Genesis that might have a Material Adverse Effect on Genesis or that might prevent or impede the Combination; (b) Genesis has not been charged with, and to the best knowledge of Genesis is not under investigation with respect to, any charge concerning any violation of any Governmental Requirement in respect to its business, except as set forth in Schedule 4.12; and (c) there are no judgments unsatisfied against Genesis or the Genesis Members, and no consent decrees to which Genesis or the Genesis Members is subject. Genesis is in compliance with all applicable Governmental Requirements, except where the failure to so comply does not and will not have a Material Adverse Effect on Genesis or on Newco following the Combination.

     4.13  Tax Matters.  Each of the following representations and warranties in
           -----------
this Section 4.13 is qualified to the extent set forth in Schedule 4.13.

     (a) For federal, state and local income tax purposes, Genesis is a Partnership as defined in Section 7701 of the Code. All Returns required to be filed with respect to any Tax for which Genesis is liable have been duly and timely filed with the appropriate Taxing Authority. All such Returns were correct and complete in all Material respects, and each Tax shown to be payable on each such Return has been paid. Each Tax payable by Genesis by assessment has been timely paid in the amount assessed, and adequate reserves have been established on the consolidated books of Genesis for all Taxes for which Genesis is liable, but the payment of which is not yet due. Genesis is not and never has been, liable for any Tax payable by reason of the income or property of a Person other than Genesis or a Genesis Subsidiary. Genesis has timely filed true, correct and complete declarations of estimated Tax in each jurisdiction in which any such declaration is required to be filed by it. No Liens for Taxes exist upon the assets of Genesis except Liens for Taxes which are not yet due. Neither Genesis nor any Genesis Subsidiary is, or ever has been, subject to Tax in any jurisdiction outside of the United States. No Litigation with respect to any Tax for which Genesis is asserted to be liable is pending or, to the knowledge of Genesis, threatened and no basis which Genesis believes to be valid exists on which any claim for any such Tax can be asserted against Genesis. There are no requests for rulings or determinations in respect of any taxes pending between Genesis and any Taxing Authority. No extension of any period during which any Tax may be assessed or collected and for which Genesis is or may be liable has been granted to any Taxing Authority. Neither Genesis nor any Genesis Subsidiary is or has been a party to any tax allocation or sharing agreement. All amounts required to be withheld by Genesis and paid to governmental agencies for income, social security, unemployment insurance, sales, excise, use and other Taxes have been collected or withheld and paid to the proper Taxing Authority. Genesis has made all deposits required by law to be made with respect to employees' withholding and other employment taxes.

     (b) Neither Genesis nor any Genesis Member is a "foreign person", as that term is referred to in Section 1445(f)(3) of the Code.

     (c) Genesis has not filed a consent pursuant to Section 341(f) of the Code or any comparable provision of any other tax statute and has not agreed to have Section 341(f)(2) of the Code or any comparable provision of any other tax statute apply to any disposition of an asset. Genesis has not made, is not obligated to make, and is not a party to any agreement that could require it to make any payment that is not deductible under Section 280G of the Code. No asset of Genesis is subject to any provision of applicable law which eliminates or reduces the allowance for depreciation or amortization in respect of that asset below the allowance generally available to an asset of its type. No accounting method changes of Genesis exist or are proposed or threatened which could give rise to an adjustment under Section 481 of the Code.

     4.14  Material Contracts.  Set forth on Schedule 4.14, with respect to
           ------------------
Genesis, is a list of all presently outstanding (a) collective bargaining agreements and similar agreements with any group of its employees or with all of its employees as a group; (b) bonuses, deferred compensation, pension, profit-sharing, and retirement plans and arrangements; (c) employment agreements, contracts, and commitments that by their express terms cannot be terminated by Genesis without Material penalty or liability on thirty (30) days' or less notice; (d) guarantees of Indebtedness or indemnification agreements; (e) agreements, contracts, and commitments relating to the acquisition of assets or capital stock of any business enterprise, other than assets acquired for use in the ordinary course of business of Genesis; (f) loan agreements and related documents; (g) licenses, franchises, options, or other rights of any nature whatsoever to sell, distribute, or otherwise deal in or with the property of Genesis other than in the ordinary course of business or to use any patent, trade name, trademark, service mark, copyright, pending applications therefor, trade secrets, or other proprietary rights of Genesis; (h) licenses, franchises, options or other rights of any nature whatsoever obligating Genesis to pay royalties, franchise fees, or any other amounts to any other party for the right to sell, distribute, or otherwise deal in or with the property of such other party or for the use of any patent, trade name, trademark, service mark, copyright, pending applications therefor, trade secrets, or other proprietary rights of any such other party; (i) agreements, contracts, or commitments containing any covenant materially limiting the freedom of Genesis to engage in any line of business or to compete with any person; and (j) agreements, contracts, and commitments not made in the ordinary course of business and providing for remaining payments or receipts aggregating in excess of $50,000 for a single such agreement, contract, or commitment, or $100,000 in the aggregate for all such agreements, contracts or commitments with the same person or relating to the same subject matter. A true copy of each of the contracts set forth on Schedule 4.14 has been made available to JWCFS for examination. Except as set forth on Schedule 4.14, no Material default by Genesis exists or has been claimed to exist with respect to any such contract or commitment, and no Material default by any other party thereto is known or claimed by Genesis to exist.

     4.15  Licenses; No Infringement. Genesis holds all Governmental Approvals
           -------------------------
that are necessary to the conduct of its business. Genesis does not know or have any reason to believe that Genesis has infringed any patent, patent right, trademark, or copyright of any other party.

     4.16  Bank Accounts; Insurance Policies.  Set forth on Schedule 4.16, with
           ---------------------------------
respect to Genesis, are:

     (a) the name and address of each bank with which Genesis has an account or a safe deposit box, the account number of each account maintained at such bank, and the names of all persons authorized to draw thereon or to have access thereto; and

     (b) except as indicated on Schedule 4.16(b), Schedule 4.16(b) sets forth a list of all insurance policies carried by Genesis or any Genesis Subsidiary; and Schedule 4.16(b) sets forth an accurate list of all insurance loss runs and worker's compensation claims received for the most recently ended three policy years to the extent reasonably available. True, complete, and correct copies of all insurance policies carried by Genesis that are presently in effect have been provided to JWCFS, and all such insurance policies have been issued by insurers of recognized responsibility and currently are, and will remain without interruption through the Closing Date, in full force and effect. No insurance carried by Genesis has been canceled by the insurer during the past five years, and Genesis has never been denied insurance coverage in any regard or to any degree. Genesis has not received any notice or other communication from any issuer of any such insurance policy of any Material increase in any deductibles, retained amounts, or premiums payable thereunder, and, to the knowledge of Genesis, no such increase in deductibles, retainages, or premiums is threatened. Genesis is not aware of any condition or fact that would lead them to believe that such policies would not insure Genesis in a manner that is fully adequate at all times to protect it against risks customarily insured against by others in the same location and engaged in the same or similar business and that may reasonably be expected to have a Material Adverse Effect upon the business, assets, results of operations, financial condition, or prospects of Genesis.

     (c) the name of each Person holding a general or special power of attorney from Genesis and a description of the terms of each such power.

     4.17  Genesis Member Materials.  No materials or information to be
           ------------------------
furnished by Genesis or the Genesis Members to JWCFS for inclusion in the SEC Compliance Documents will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

     4.18  Obligations for Indemnification. Genesis has no knowledge, actual or
           -------------------------------
constructive, and no reason to know of any claim of any Person for indemnification under Genesis's Operating Agreement, or any basis for any such claim.

     4.19  Brokers or Finders.  No broker or finder other than Putnam, Lovell &
           ------------------
Thornton has acted on Genesis' or the Genesis Members' behalf in connection with this Agreement or any transaction contemplated hereby.

     4.20  Absence of Changes.  Since September 30, 1997, except as accurately
           ------------------
set forth in Schedule 4.20, none of the following has occurred with respect to
Genesis:

     (a) any circumstance, condition, event, or state of facts (either singularly or in the aggregate), other than conditions affecting the business of Genesis in general, that has caused, is causing, or will cause a Material Adverse Effect on Genesis;

     (b) any change in its authorized or outstanding Capital Stock or Derivative Securities;

     (c) any Restricted Payment, except any declaration or payment of dividends by any Genesis Subsidiary solely to Genesis;

     (d) any increase in, or any commitment or promise to increase, the rates of Cash Compensation, or the amounts or other benefits paid or payable under any Genesis ERISA Pension Plan or Other Compensation Plan, except for ordinary and customary bonuses and salary increases for employees (other than the Genesis Members or an Immediate Family Member) at the times and in the amounts consistent with its past practice;

     (e) any work interruptions, labor grievances or claims filed, or any similar event or condition of any character, that will, or could reasonably expect to, have a Material Adverse Effect on Genesis or on Newco;

     (f) any distribution, sale, or transfer of, or any commitment of Genesis to distribute, sell, or transfer, any of its assets or properties of any kind that singularly is, or in the aggregate are, Material to Genesis, other than distributions, sales, or transfers in the ordinary course of its business and consistent with its past practices to Persons other than the Genesis Members or an Immediate Family Member or Affiliates;

     (g) any cancellation of, or agreement to cancel, any Indebtedness, obligation, or other liability owing to it, including any Indebtedness, obligation, or other liability of any Stockholder or any Related Person or Affiliate thereof;

     (h) any plan, agreement or arrangement granting any preferential rights to purchase or acquire any interest in any of its assets, property, or rights or requiring consent of any Person to the transfer and assignment of any such assets, property, or rights;

     (i) any purchase or acquisition of, or agreement, plan, or arrangement to purchase or acquire, any property, rights, or assets, or the entering of any other transaction, outside of the ordinary course of its business consistent with its past practices;

     (j) any waiver of any of its rights or claims that singularly is, or in the aggregate are, Material to Genesis;

     (k) any incurrence by it of any Indebtedness or any Guaranty not constituting its Indebtedness, or any Genesis Commitment to incur any Indebtedness or any such Guaranty;

     (l) any investment in the Capital Stock, Derivative Securities, or Indebtedness of any Person, other than in the ordinary course of business;

     (m) except in accordance with Genesis' consolidated capital expenditure budget for Genesis' current fiscal year, any capital expenditure or series of related capital expenditures by Genesis collectively in excess of $50,000, or commitments by Genesis to make capital expenditures aggregating in excess of $50,000; or

     (n)   any cancellation or termination of a Material Agreement of Genesis.

     4.21  Year 2000 Compliance.  Schedule 4.21 details the plans of Genesis for
           --------------------
ensuring that the software utilized by Genesis in its business ("Genesis Software") will be Year 2000 compliant, will correctly handle the change of the century in a standard compliant manner, including both the Year 2000 and beyond, as well as the leap year, and the absence of leap year, and will operate accurately with respect to date-related operations. Genesis believes that its plans described on Schedule 4.21 are sufficient to ensure the uninterrupted conduct of its business

     4.22  Broker-Dealer Registration; Etc.
           -------------------------------

     (a) Genesis is registered as a broker-dealer with the Commission and the Commissioner of Corporations of the California Department of Corporations, and is a member in good standing of the NASD.

     (b) Genesis has filed all Form BDs and Form ADVs (including all amendments thereto) required to be filed with the Commission, each of which has complied with the Exchange Act or the Investment Advisers Act of 1940, as amended, as the case may be, each as in effect on the date so filed. Genesis has heretofore furnished to JWCFS correct and complete copies of such Form BDs and Form ADVs (including all amendments thereto). None of such Form BDs or Form ADVs contained, when filed, any untrue statement of material fact required to be stated or incorporated by reference therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent amended or superseded by a subsequent filing with the Commission (a copy of which has been provided to JWCFS prior to the date hereof), none of the Form BDs or Form ADVs (including all amendments thereto) contains any untrue statement of a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. All copies of such Form BDs and Form ADVs (including all amendments thereto) required to be filed with any state have been filed in a timely manner.

     (c) Genesis and Predecessor Genesis have filed all SRO Reports required to be filed with any self-regulatory organizations since January 1, 1995, each of which has complied with the rules of the self-regulatory organization, each as in effect on the date so filed. Genesis has heretofore furnished to JWCFS correct and complete copies of the SRO Reports. None of the SRO Reports contained, when filed, any untrue statement of material fact required to be stated or incorporated by reference therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent revised or superseded by a subsequent filing with the self-regulatory organization (a copy of which has been provided to JWCFS prior to the date thereof), none of the SRO Reports contains any untrue statement of a material fact or omits to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (d) Genesis and Predecessor Genesis have registered as a broker-dealer and investment adviser in each jurisdiction in which such registration has been required since January 1, 1995. Genesis and Predecessor Genesis have filed or caused to be filed all forms, reports, statements, and documents (including all Form U-4s on behalf of registered representatives) required to be filed with any state since January 1, 1995. All such forms, reports, statements, and documents are accurate in all material respects.

     4.23  Employee Matters.
           ----------------

     (a) Cash Compensation. Schedule 4.23(a) accurately lists the names, titles, and rates of annual Cash Compensation, at the Current Balance Sheet Date and at the date hereof (and the portions thereof attributable to salary or the equivalent, fixed bonuses, discretionary bonuses, and other Cash Compensation, respectively) of all employees (including all employees who are officers or directors), nonemployee officers, nonemployee directors, and key consultants and independent contractors of Genesis that have been paid during the past fiscal year, or reasonably expect to be paid during the current fiscal year, aggregate compensation in excess of $100,000.

     (b) Engagement and Non-Competition Agreements. Schedule 4.23(b) accurately lists all Engagement and Non-Competition Agreements remaining executory in whole or in part on the date hereof, and Genesis has provided JWCFS with true, complete, and correct copies of all such Engagement and Non-Competition Agreements. Genesis is not a party to any oral Engagement and Non-Competition Agreement with any Person.

     (c) Other Compensation Plans. Schedule 4.23(c) of the Disclosure Statement accurately lists all Other Compensation Plans either in effect at the date hereof or to become effective after the date hereof. Genesis has provided JWCFS with a true, correct, and complete copy of each of those Other Compensation Plans that is in writing and an accurate description of each of those Other Compensation Plans that are oral. Except as accurately set forth in
Schedule 4.23(c), each of the Other Compensation Plans, may be unilaterally amended or terminated by Genesis without liability to any of them, except as to benefits accrued thereunder prior to any such amendment or termination.

     (d) ERISA Benefit Plans. Schedule 4.23(d) accurately lists each ERISA Benefit Plan maintained by, sponsored in whole or in part by, or contributed to by, Genesis or any ERISA Affiliate currently, or at any time during the six-year period ending on the date hereof, under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate, including, but not limited to, all pension, retirement, profit sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plans, medical, vision, dental or other health plans, life insurance plans, and all other employee benefit plans or fringe benefit plans. Schedule 4.23(d) classifies each of the ERISA Benefit Plans as an ERISA Pension Benefit Plan or a Welfare Plan. Genesis has provided JWCFS with a true, correct, and complete copy of each ERISA Benefit Plan, all related trust agreements and amendments, actuarial reports and valuations for the most recent three years, summary plan descriptions, prospectuses, annual report form 5500s or similar forms (and attachments thereto) for the most recent three years, all Internal Revenue Service determination letters, and any related documents requested by JWCFS.

     (e) Employee Policies and Procedures. Schedule 4.23(e) accurately lists all Employee Policies and Procedures. Genesis has provided JWCFS with a copy of all written Employee Policies and Procedures and a written description of all Material unwritten Employee Policies and Procedures.

     (f) Unwritten Amendments. Except as accurately described in Schedule 4.23(f), no Material unwritten amendments have been made, whether by oral communication, pattern of conduct or otherwise, with respect to any of the Employment Agreements, Other Compensation Plans, ERISA Benefit Plans, or Employee Policies and Procedures.

     (g) Labor Compliance. To the knowledge of Genesis, Genesis has been and is in compliance with all applicable Governmental Requirements respecting employment and employment practices, terms and conditions of employment, and wages and hours, and neither Genesis is liable for any arrears of wages or penalties for failure to comply with any of the foregoing. Genesis has not engaged in any unfair labor practice or discriminated on the basis of race, color, religion, sex, sexual orientation, national origin, age, disability, or handicap in its employment conditions or practices. Except as accurately set forth in Schedule 4.23(g), there are no (i) unfair labor practice charges or complaints or racial, color, religious, sex, sexual orientation, national origin, age, disability, or handicap discrimination charges or complaints pending or, to the knowledge of Genesis, threatened against Genesis before any Governmental Authority (nor, to the knowledge of Genesis, does any valid basis therefor exist) or (ii) existing or, to the knowledge of Genesis, threatened labor strikes, disputes, grievances, controversies, or other labor troubles affecting Genesis (nor, to the knowledge of Genesis, does any valid basis therefor exist).

     (h) No Unauthorized Aliens. All employees of Genesis are citizens of, or are authorized in accordance with federal immigration laws to be employed in, the United States.

     (i)   Change of Control Benefits. Except as accurately set forth in
Schedule 4.23(i) of the Disclosure Statement, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute, or otherwise) becoming due to any director or any employee from Genesis under any ERISA Benefit Plan, Other Compensation Plan or otherwise, (ii) increase any benefits otherwise payable under any ERISA Benefit Plan or Other Compensation Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit. Neither Genesis nor any Genesis ERISA Affiliate, is obligated, contingently or otherwise, under any agreement to pay any amount that would be treated as a "parachute payment," as defined in Section 280G(b) of the Internal Revenue Code (determined without regard to Section 280G(b)(2)(A)(ii) of the Internal Revenue
Code).

     (j) Retirees. Except as accurately set forth in Schedule 4.23(j), neither Genesis nor any Genesis Subsidiary has any obligation or commitment to provide medical, dental, or life insurance benefits to or on behalf of any of its employees who may retire or any of its former employees who have retired, except as may be required pursuant to the continuation of coverage provisions of
Section 4980B of the Code and the applicable parallel provisions of ERISA.

     4.24  Compliance with ERISA, Etc.
           --------------------------

     (a) Compliance. Each of the ERISA Benefit Plans and Other Compensation Plans (i) is in substantial compliance with all applicable provisions of ERISA, the Code, and all other applicable Governmental Requirements, (ii) has been administered, operated and managed in accordance with its governing documents, and (iii) has timely filed or distributed all reports and other documents required to be filed with any governmental agency or distributed to plan participants or beneficiaries (including annual reports, summary annual reports (form 5500s), summary plan descriptions, actuarial reports, PBGC-1 Forms, or returns).

     (b) Qualification. Except as accurately set forth on Schedule 4.24(b), all ERISA Pension Benefit Plans that are intended to be qualified under Section 401(a) of the Code (the "Qualified Plans") are so qualified and have received a favorable determination letter from the IRS, and Genesis is not aware of any circumstances likely to result in the revocation of any such favorable determination letter. To the extent that any Qualified Plans have not been amended to comply with applicable Governmental Requirements, the remedial amendment period permitting retroactive amendment of these Qualified Plans has not expired and will not expire within 120 days after the Effective Time.

     (c) No Defined Benefit Plans. Neither Genesis nor any Genesis ERISA Affiliate, maintains, or within the past six years has maintained, an ERISA Pension Benefit Plan that is or was a "defined benefit plan" subject to Title IV of ERISA.

     (d) No Prohibited Transactions, Etc. With respect to each ERISA Benefit Plan, neither such plan, nor any trustee, administrator, fiduciary, agent or employee thereof, and none of the Genesis Member, nor Genesis has engaged in any Prohibited Transaction with respect to such ERISA Benefit Plan. With respect to each ERISA Pension Benefit Plan (i) all minimum funding standards required by law with respect to funding of benefits payable or to be payable under such plan have been met; (ii) there is no accumulated funding deficiency, as defined in
Section 412(a) of the Code and Section 302(a) of ERISA; and (iii) there have been no terminations, partial terminations, or discontinuances of contributions without a determination by the IRS that such action does not adversely affect the tax-qualified status of that plan.

     (e) COBRA. With respect to ERISA Benefit Plans qualifying as "group health plans" under Section 4980B of the Code or Section 607(l) or 609 of ERISA and related regulations (relating to the benefit continuation rights imposed by "COBRA" or qualified medical child support orders), Genesis and the Genesis Members have complied (and at the Effective Time will have complied) in all Material respects with all reporting, disclosure, notice, election and other benefit continuation and coverage requirements imposed thereunder as and when applicable to those plans, and Genesis has not incurred (nor will incur) any direct or indirect liability or is (or will be) subject to any loss, assessment, excise tax penalty, loss of federal income tax deduction or other sanction, arising on account of or in respect of any direct or indirect failure by Genesis or any Genesis Member at any time prior to the Effective Time, to comply with any such federal or state benefit continuation or coverage requirement.

     (f) Financial Disclosure. Genesis has made, and as of the Effective Time will have made or accrued, all payments and contributions required, or reasonably expected to be required, to be made under the provisions of each ERISA Benefit Plan or Other Compensation Plan, or required to be made under applicable laws, rules and regulations, with respect to any period prior to the Effective Date, such amounts to be determined using the ongoing actuarial and funding assumptions of such plan. The Financial Statements and the Current Balance Sheet reflect the approximate total pension, medical and other benefit liability for all ERISA Benefit Plans and Other Compensation Plans, and no Material funding changes or irregularities are reflected thereon which would cause such statements to be not representative of prior periods.

     (g) Multiemployer Plans. Except as set forth in Schedule 4.24(g) neither Genesis nor any ERISA Affiliate, is, or at any time during the six-year period ended on the date hereof was, obligated to contribute to a Multiemployer Plan. Neither Genesis nor any ERISA Affiliate, has taken, or intends to take, any action and no event has occurred which has resulted or could reasonably be expected to result in withdrawal liability under Title IV of ERISA with respect to any Multiemployer Plan.

     (h) Claims and Litigation. Except as accurately set forth in Schedule 4.24(h), no Litigation or claims (other than routine claims for benefits) are pending or, to the knowledge of Genesis, threatened against, or with respect to, any of the ERISA Benefit Plans or Other Compensation Plans or with respect to any fiduciary, administrator, sponsor (in their capacities as such), or any party-in-interest thereof.

     (i) Excise Taxes, Damages and Penalties. With respect to any ERISA Benefit Plan or Other Compensation Plan, no act, omission or transaction has occurred which would result in the imposition on Genesis of (i) breach of fiduciary duty liability damages under Section 409 of ERISA, (ii) a civil penalty assessed pursuant to subsection (c), (i) or (l) of Section 502 of ERISA, or (iii) any excise tax under applicable provisions of the Code.

     (j) VEBA Welfare Trust. Any trust which is intended to be exempt from federal income taxation pursuant to Section 501(c)(9) of the Code, satisfies the requirements of that section and has received a favorable determination letter from the IRS regarding that exempt status and has not, since receipt of the most recent favorable determination letter, been amended or operated in a way that would adversely affect that exempt status.

     (k) Amendments and Termination. Except as set forth in Schedule 4.24(k) of Genesis has the right to amend, modify, or terminate any ERISA Benefit Plan or Other Compensation Plan without incurring any liability thereunder, except as to any benefits accrued prior to such amendment, modification, or termination. Prior to the Effective Time, Genesis agrees not to amend or modify any ERISA Benefit Plan or Other

Compensation Plan or take any other action which results in an increase in liability under such ERISA Benefit Plan or Other Compensation Plan. To the extent JWCFS adopts or continues any ERISA Benefit Plan or Other Compensation Plan, nothing contained in this Agreement limits or restricts JWCFS's right to amend, modify, or terminate any of such plans in such manner as JWCFS deems appropriate.

          4.25  Representations and Warranties.  No representation, warranty, or
                ------------------------------
covenant of Genesis contained in this Agreement or in any written statement delivered pursuant hereto or in connection with the transactions contemplated hereby contains or shall contain any untrue material statement, or shall omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading. Copies of all documents furnished by Genesis or any Genesis Member to JWCFS in connection with this Agreement or pursuant hereto are true and complete in all material respects. Genesis does not know of any fact that they have not disclosed in writing to Genesis that has had a Material Adverse Effect or, so far as Genesis can reasonably foresee, will have a Material Adverse Effect, on Genesis or the ability of Genesis to perform its obligations under this Agreement and the Combination.

                                   ARTICLE 5
                            CONDUCT PENDING CLOSING

     5.1    Conduct of Genesis Pending Closing.  The following covenants and
            ----------------------------------
agreements of Genesis shall be effective from the date hereof to the Closing, unless JWCFS shall consent in writing to the waiver of any such covenant or agreement.

     5.1.1 General. Genesis shall not take any action that would result in, or fail to take any action required to prevent, the material inaccuracy or breach of any of the representations and warranties of Genesis set forth in Article 4.

     5.1.2  Ordinary Course; Preservation of Business and Records.

            (a) The business of Genesis shall be conducted only in the ordinary course, except for consummation of the transactions contemplated by this Agreement, including transactions in connection with Genesis's payment of bonuses and deferred compensation, provided that the resulting effect is consistent with the requirements of Section 10.2.13 hereof.

            (b) Genesis shall maintain its books and records in the usual, regular, and ordinary course, on a basis consistent with prior years.

            (c) Genesis shall use its best efforts to preserve its business organization, to keep available the services of its present employees, and to preserve the goodwill of its suppliers, customers, and others having any business relations with it.

     5.1.3 Compensation. Except for bonuses with respect to prior periods as set forth in Schedule 5.1.3, there shall be no increase in the compensation or in the rate of compensation or commissions payable or to become payable by Genesis to any Genesis Member or executive officer, or to any employee earning $50,000 or more per annum, or any general increase in the compensation or in the rate of compensation payable or to become payable to employees of Genesis earning less than $50,000 per annum ("general increase" for the purpose hereof meaning any increase generally applicable to a class or group of employees, but not including increases granted to individual employees for merit, length of service, change in position or responsibility or other reasons applicable to specific employees and not generally to a class or group thereof), or any director, officer, or employee hired at a salary in excess of $50,000 per annum, or any increase in any payment of or commitment to pay any bonus, profit sharing or other extraordinary compensation to any employee.

     5.1.4 Change in Articles of Organization and Ownership. Genesis shall make no change in its Articles of Organization or Operating Agreement. Genesis shall make no change in its authorized or issued Capital Stock, and shall not issue or grant any right or option to purchase or otherwise acquire any of its Capital Stock.

     5.1.5 Access to Properties, Books, Etc. Genesis shall allow JWCFS and its authorized Representatives full access during normal business hours to all of the properties, books, contracts, commitments, and records of Genesis, and shall furnish JWCFS or its authorized Representatives such information concerning the affairs as may reasonably be requested.

     5.1.6 Monthly Financial Statements. Genesis shall deliver to JWCFS as soon as possible after each month ending between December 31, 1997 and the Closing Date, true and correct copies of monthly financial statements of Genesis for each such month. Such monthly financial statements shall reflect all material adjustments necessary to be reflected therein (subject to normal year-end adjustments including accrued bonuses and taxes) in order to present fairly Genesis's financial position and results of operations at the end of each such period on a basis consistent with Genesis' financial statements as of September 30, 1997.

     5.1.7 Distributions. Genesis will notify JWCFS five (5) business days prior to declaring or making in respect to the membership interests of Genesis any distribution or payment, or any direct or indirect, redemption, purchase, or other acquisition of any of its membership units which exceeds any distribution paid by Genesis in the corresponding calendar quarter of the previous year.

     5.2    Conduct of JWCFS Pending Closing.  The following covenants and
            --------------------------------
agreements of JWCFS shall be effective from the date hereof to the Closing, unless Genesis shall consent in writing to the waiver of any such covenant or agreement.

     5.2.1 General. JWCFS shall not take any action that would result in, or fail to take any action required to prevent, the material inaccuracy or breach of any of the representations and warranties of JWCFS set forth in Article 6.

     5.2.2  Ordinary Course; Preservation of Business and Records.

            (a) The business of JWCFS and its subsidiaries shall be conducted only in the ordinary course, except for consummation of the transactions contemplated by this Agreement or referred to in the proxy statement described in Section 8.9 hereof, including transactions in connection with JWCFS's payment of bonuses and deferred compensation.

            (b) JWCFS and its subsidiaries shall maintain their books and records in the usual, regular, and ordinary course, on a basis consistent with prior years.

            (c) JWCFS and its subsidiaries shall use their best efforts to preserve their business organization, to keep available the services of its present employees, and to preserve the goodwill of its suppliers, customers, and others having any business relations with it.

     5.2.3  Access to Properties, Books, Etc.   JWCFS and its subsidiaries shall
allow Genesis and its authorized Representatives full access during normal business hours to all of the properties, books, contracts, commitments, and records of JWCFS and its subsidiaries, and shall furnish Genesis or its authorized representatives such information concerning the affairs as may reasonably be requested.

     5.2.4 Monthly Financial Statements. JWCFS shall deliver to Genesis as soon as possible after each month ending between December 31, 1997, and the Closing Date, true and correct copies of monthly financial statements of JWCFS for each such month. Such monthly financial statements shall reflect all material adjustments necessary to be reflected therein (subject to normal year-end adjustments to accrued bonuses and taxes) in order to present fairly JWCFS financial position and results of operations at the end of each such period on a basis consistent with JWCFS' audited financial statement as of December 31, 1996.

     5.2.5 Distributions. No dividend, distribution, or other payment will be declared or made in respect to the Capital Stock of JWCFS, and JWCFS will not, directly or indirectly, redeem, purchase, or otherwise acquire any of its Capital Stock other than pursuant to the Gilman repurchase transaction described on Schedule 6.2(b).

     5.2.6 Capital Structure. No change will be made in the authorized or issued Capital Stock of JWCFS or Newco, and JWCFS and Newco will not issue or grant any right or option to purchase or otherwise acquire any of the Capital Stock of JWCFS or Newco except pursuant to the JWCFS Stock Plans or otherwise as contemplated by this Agreement.

                                   ARTICLE 6
                    REPRESENTATIONS AND WARRANTIES OF JWCFS

     As an inducement to Genesis and the Genesis Members to enter into this Agreement and to consummate the transactions contemplated hereby, JWCFS represents and warrants as follows:

     6.1  Organization, Etc. of JWCFS.  JWCFS is a corporation duly organized,
          ---------------------------
validly existing, and in good standing under the laws of the State of Florida. JWCFS has adequate power (corporate or otherwise) to own or lease its properties and to carry on its business as and in the places where such properties are now owned, leased, or operated and such business is now conducted, and has fully complied in all material respects with all applicable federal, state, and other laws with respect to its operations and the conduct of its business, except for any such failures to so comply (none of which are now known to JWCFS) that will not, singly or in the aggregate, have a Material Adverse Effect on JWCFS. JWCFS is duly qualified and in good standing as a foreign corporation for the transaction of business under the laws of each jurisdiction in which it owns or leases property, or conducts business, so as to require such qualification (which jurisdictions are set forth on Schedule 6.1), except for any jurisdiction in which the failure to so qualify would not have a Material Adverse Effect on JWCFS. Copies of the Articles of Incorporation and all amendments thereto, By-Laws as amended and currently in force, certificates of authority or qualification to transact business as a foreign corporation in each jurisdiction where such is required, stock records, and corporate minutes and records of JWCFS have heretofore been made available to Genesis and are true, complete, and correct at the date hereof.

     6.2  Capitalization of JWCFS.
          -----------------------

     (a) The authorized capital stock of JWCFS consists of 9,056,000 shares of JWCFS Common Stock and 5,000,000 shares of Preferred Stock, par value $.001 per share ("JWCFS Preferred Stock"). As of December 31, 1997, (i) 3,690,872 shares of JWCFS Common Stock were issued and outstanding, all of which were validly issued, fully paid, and nonassessable and were issued free of preemptive (or similar) rights, (ii) no shares of JWCFS Common Stock were held in the treasury of JWCFS, and (iii) an aggregate of 1,073,656 shares of JWCFS Common Stock were reserved for issuance and issuable upon, or otherwise deliverable in connection with, the exercise of outstanding JWCFS Options, JWCFS Purchase Rights, or JWCFS Warrants. Since December 31, 1997, no options or warrants to purchase shares of JWCFS Common Stock have been granted and no shares of JWCFS Common Stock have been issued, except for shares issued pursuant to the exercise of JWCFS Options or JWCFS Warrants outstanding as of December 31, 1997, and JWCFS Purchase Rights granted pursuant to the JWCFS Employee Stock Purchase Plan. As of the date hereof, no shares of JWCFS Preferred Stock are issued and outstanding.

     (b) Except (i) as set forth in Schedule 6.2(b) and (ii) as a result of the exercise of JWCFS Options, JWCFS Purchase Rights, or JWCFS Warrants outstanding as of December 31, 1997, there are outstanding (A) no shares of Capital Stock of JWCFS, (B) no securities of JWCFS convertible into or exchangeable for shares of Capital Stock of JWCFS, (C) no options or other rights to acquire from JWCFS, and no obligation of JWCFS to issue, any Capital Stock or securities convertible into or exchangeable for Capital Stock of JWCFS, and (D) no equity equivalents, interests in the ownership or earnings of JWCFS or other similar rights (collectively, "JWCFS Securities"). Except as set forth on Schedule 6.2(b), there are no outstanding obligations of JWCFS or any of its Subsidiaries to repurchase, redeem, or otherwise acquire any JWCFS Securities. All shares of JWCFS Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be duly authorized, validly issued, fully paid, and nonassessable and free of preemptive (or similar) rights.

     (c) Each of the outstanding shares of Capital Stock of each JWCFS Subsidiary is duly authorized, validly issued, fully paid, and nonassessable, and all such shares are owned by JWCFS or another Wholly Owned Subsidiary of JWCFS and are owned free and clear of all Liens, except where the failure to own such shares free and clear could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. JWCFS has delivered to Genesis prior to the date hereof a list of the Subsidiaries of JWCFS that evidences, among other things, the amount of Capital Stock owned by JWCFS, directly or indirectly, in such Subsidiaries. No Entity in which JWCFS owns, directly or indirectly, less than a 50% equity interest is, individually or when taken together with all such other Entities, material to the business of JWCFS and its Subsidiaries taken as whole.

     6.3  Organization and Capitalization of Newco.
          ----------------------------------------

     (a) Organization. Newco is a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida. Newco is recently formed and has conducted no business operations, but will have adequate power (corporate or otherwise) to own or lease properties and to carry on business as contemplated hereby following the Combination, and will have fully complied in all material respects with all applicable federal, state, and other laws with respect to such operations and the conduct of such business, except for any such failures to so comply (none of which are now known to JWCFS or Newco) that will not, singly or in the aggregate, have a Material Adverse Effect on Newco. Copies of the Articles of Incorporation and all amendments thereto, By-Laws as amended and currently in force, certificates of authority or qualification to transact business as a foreign corporation in each jurisdiction where such is required, stock records, and corporate minutes and records of Newco have heretofore been made available to Genesis and are true, complete, and correct at the date hereof.

     (b) Capitalization. The authorized capital stock of Newco consists of 30,000,000 shares of Newco Common Stock and 5,000,000 shares of Preferred Stock, par value $.001 per share ("Newco Preferred Stock"). As of the date hereof, 1,000 shares of Newco Common Stock were issued and outstanding, all of which were validly issued, fully paid, and nonassessable and were issued free of preemptive (or similar) rights.

     (c) Options; Warrants. Except as contemplated by this Agreement, as of the date hereof, there are no outstanding (i) securities of Newco convertible into or exchangeable for shares of Capital Stock of Newco, (ii) options or other rights to acquire from Newco, or obligation of Newco to issue, any Capital Stock or securities convertible into or exchangeable for Capital Stock of Newco, and
(iii) equity equivalents, interests in the ownership or earnings of Newco or other similar rights (collectively, "Newco Securities"). There are no outstanding obligations of Newco to repurchase, redeem, or otherwise acquire any Newco Securities.

     (d) Combination Issuances. The shares of Newco Common Stock to be issued pursuant to the Combination, when so issued, will be duly authorized and validly issued, fully paid, and nonassessable, and there will be no preemptive (or similar) rights in respect thereof.

     6.4  Authority.  Each of JWCFS and Newco has full corporate power and
          ---------
authority to make, execute, and deliver this Agreement, the Plan of Share Exchange, the Assumption Agreement, and each other Transaction Document to which JWCFS or Newco is a party, and to perform its obligations hereunder and thereunder and in connection with the transactions contemplated hereby and thereby, and the making, execution, and delivery of this Agreement and the Plan of Share Exchange by JWCFS, and the performance by JWCFS of its obligations in compliance with their respective terms, have been duly authorized by all necessary corporate action of JWCFS, except that this Agreement and the Share Exchange have not been approved by the JWCFS Shareholders.

     6.5  No Default Resulting from Agreement.  Neither the making, execution,
          -----------------------------------
and delivery of this Agreement, the Share Exchange, or any other Transaction Document to which JWCFS or Newco is a party, by JWCFS or Newco, as the case may be, nor the performance by JWCFS or Newco of its obligations in compliance with the terms hereof and thereof, will result in any material breach of the terms and conditions of, or constitute a default under, the Articles of Incorporation or By-Laws (as each may have been amended) of JWCFS or Newco, as the case may be, or, except as set forth on Schedule 6.5, constitute a default that may reasonably be expected to have a Material Adverse Effect on JWCFS or Newco under any material agreement, instrument, undertaking, judgment, decree, governmental order, or other restriction or obligation to which JWCFS or Newco is a party or by which it or any of its properties or assets may be bound or affected. No consent of any federal, state or local authority is required in connection with the valid making, execution or delivery of this Agreement or the Combination by JWCFS or Newco or the performance by either of them of their respective obligations in compliance with their terms, except as set forth on Schedule 6.5.

     6.6  Securities Filings; Financial Statements.  Each registration
          ----------------------------------------
statement, proxy statement, or report filed and not withdrawn since January 1, 1995, by JWCFS with the Commission under the Securities Act or the Exchange Act did not, on the date of effectiveness in the case of each such registration statement, or on the later of the date of filing of each such report or any subsequent amendment thereof in the case of each such report, or on the date of mailing in the case of each such proxy or information statement, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Copies of each such registration statement, report, and proxy or information statement (the "Securities Filings") have been furnished to Genesis by JWCFS, and such copies are accurate and complete copies thereof (excluding exhibits). Since January 1, 1995, JWCFS has filed all documents required to be filed by it with the Commission pursuant to Sections 13 and 14(a) of the Exchange Act, and all such documents complied in all material respects as to form with applicable requirements of law. JWCFS's Annual Report on Form 10-K, as amended, for its fiscal year ended December 31, 1996 (the "Annual Report") includes, among other things, JWCFS's audited consolidated financial statements at December 31, 1996, and for the three years then ended (the "JWCFS Financial Statements"), and JWCFS' Quarterly Report on Form 10-Q for the quarter ended September 30, 1997 (the "Third Quarter 10-Q"), contains unaudited consolidated financial statements for the nine months ended on that date. The financial statements contained in the Annual Report and the Third Quarter 10-Q have been prepared in conformity with GAAP, consistently applied, and present fairly the consolidated financial position of JWCFS at the respective dates indicated and the consolidated results of its operations and changes in its cash flow position for each of the respective periods indicated.

     6.7  Absence of Undisclosed Liabilities.  Except as reflected in the JWCFS
          ----------------------------------
Financial Statements or the unaudited financial statements of JWCFS at and as of September 30, 1997, or as set forth in Schedule 6.7, JWCFS has no debt, liability, or obligation of any kind (whether accrued, absolute, contingent, or otherwise) including without limitation any liability or obligation on account of taxes or any governmental charge, penalty, interest, or fine, or any "loss contingencies" considered "probable" or "reasonably possible" within the meaning of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 5, except (a) liabilities incurred in the ordinary course of business since September 30, 1997, none of which have, individually or in the aggregate, had a Material Adverse Effect on JWCFS, and (b) liabilities incurred in connection with the transactions provided for in this Agreement and the Combination. JWCFS is not in default with respect to any term or condition of any Indebtedness; and except as set forth on Schedule 6.7, no notice has been given by any holder of any Indebtedness claiming that any default or breach exists that has not been remedied by JWCFS or waived in writing by such holder.

     6.8  Litigation; Compliance with Laws Generally.  Except as set forth in
          ------------------------------------------
the Securities Filings or on Schedule 6.8, (a) no Litigation is pending or overtly threatened against, by, or affecting JWCFS that might have a Material Adverse Effect on JWCFS or that might prevent or impede the Combination; (b) JWCFS has not been charged with, and to the best of its knowledge, is not under investigation with respect to, any charge concerning any violation of any Governmental Requirement in respect to its business; and (c) there are no judgments unsatisfied against JWCFS, and no consent decrees to which JWCFS is subject. JWCFS is in compliance with all applicable Governmental Requirements, except where the failure to so comply does not and will not have a Material Adverse Effect on JWCFS or on Newco following the Combination.

     6.9  Licenses; No Infringement.  JWCFS holds all material Governmental
          -------------------------
Approvals that are necessary to the conduct of its businesses. JWCFS does not know or have any reason to believe that JWCFS has infringed any patent, patent right, trademark, or copyright of any other party, except as set forth on
Schedule 6.9.

     6.10  Broker-Dealer Registration; Etc.
           -------------------------------

     (a) JWCFS is registered as a broker-dealer with the Commission and the Securities Division of the Florida Department of Banking and Finance, and is a member in good standing of the NASD.

     (b) JWCFS and, to the extent applicable, its Subsidiaries, has filed all Form BDs and Form ADVs (including all amendments thereto) required to be filed with the Commission, each of which has complied with the Exchange Act or the Investment Advisers Act of 1940, as amended, as the case may be, each as in effect on the date so filed. JWCFS has heretofore furnished to Genesis correct and complete copies of such Form BDs and Form ADVs (including all amendments thereto). None of such Form BDs or Form ADVs contained, when filed, any untrue statement of material fact required to be stated or incorporated by reference therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent amended or superseded by a subsequent filing with the Commission (a copy of which has been provided to JWCFS prior to the date hereof), none of the Form BDs or Form ADVs (including all amendments thereto) contains any untrue statement of a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. All copies of such Form BDs and Form ADVs (including all amendments thereto) required to be filed with any state have been filed in a timely manner.

     (c) JWCFS and, to the extent applicable, its Subsidiaries, has filed all SRO Reports required to be filed with any self-regulatory organizations since January 1, 1995, each of which has complied with the rules of the self-regulatory organization, each as in effect on the date so filed. JWCFS has heretofore furnished to Genesis correct and complete copies of the SRO Reports. None of the SRO Reports contained, when filed, any untrue statement of material fact required to be stated or incorporated by reference therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent revised or superseded by a subsequent filing with the self-regulatory organization (a copy of which has been provided to Genesis prior to the date thereof), none of the SRO Reports contains any untrue statement of a material fact or omits to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

    (d) JWCFS and, to the extent applicable, its Subsidiaries, has registered as a broker-dealer and investment adviser in each jurisdiction in which such registration has been required since January 1, 1995. JWCFS and, to the extent applicable, its Subsidiaries, has filed or caused to be filed all forms, reports, statements, and documents (including all Form U-4s on behalf of registered representatives) required to be filed with any state since January 1, 1995. All such forms, reports, statements, and documents are accurate in all material respects.

     6.11  Material Changes.  Except as set forth on Schedule 6.11, since
           ----------------
September 30, 1997, there has been no material adverse change in the business, assets, results of operations, financial condition, or prospects of JWCFS, or in JWCFS's relationship with its lenders, suppliers, customers, employees, or others, whether occurring in the ordinary course of business or otherwise.

     6.12  Tax Matters.  Except as set forth on Schedule 6.12, the provisions
           -----------
made for Taxes reflected in the balance sheet at September 30, 1997, included in the Third Quarter 10-Q are sufficient for the payment of all Taxes of JWCFS through the Effective Time.

     6.13  Employee Matters.
           ----------------

     (a) Cash Compensation. Schedule 6.13(a) accurately lists the names, titles, and rates of annual Cash Compensation, at the Current Balance Sheet Date and at the date hereof (and the portions thereof attributable to salary or the equivalent, fixed bonuses, discretionary bonuses, and other Cash Compensation, respectively) of all employees (including all employees who are officers or directors), nonemployee officers, nonemployee directors, and key consultants and independent contractors of JWCFS that have been paid during the past fiscal year, or reasonably expect to be paid during the current fiscal year, aggregate compensation in excess of $150,000.

     (b) Other Compensation Plans. Schedule 6.13(b) accurately lists all Other Compensation Plans either in effect at the date hereof or to become effective after the date hereof. JWCFS has provided Genesis with a true, correct, and complete copy of each of those Other Compensation Plans that is in writing and an accurate description of each of those Other Compensation Plans that are oral. Except as accurately set forth in

Schedule 6.13(b), each of the Other Compensation Plans, may be unilaterally amended or terminated by JWCFS without liability to any of them, except as to benefits accrued thereunder prior to any such amendment or termination.

     (c) ERISA Benefit Plans. Schedule 6.13(c) accurately lists each ERISA Benefit Plan maintained by, sponsored in whole or in part by, or contributed to by, JWCFS or any JWCFS ERISA Affiliate currently, or at any time during the six-year period ending on the date hereof, under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate, including, but not limited to, all pension, retirement, profit sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plans, medical, vision, dental or other health plans, life insurance plans, and all other employee benefit plans or fringe benefit plans. Schedule 6.13(c) classifies each of the ERISA Benefit Plans as an ERISA Pension Benefit Plan or a Welfare Plan. JWCFS has provided Genesis with a true, correct, and complete copy of each ERISA Benefit Plan, all related trust agreements and amendments, actuarial reports and valuations for the most recent three years, summary plan descriptions, prospectuses, annual report form 5500s or similar forms (and attachments thereto) for the most recent three years, all Internal Revenue Service determination letters, and any related documents requested by JWCFS.

     (d) Employee Policies and Procedures. Schedule 6.13(d) accurately lists all Employee Policies and Procedures. JWCFS has provided Genesis with a copy of all written Employee Policies and Procedures and a written description of all Material unwritten Employee Policies and Procedures.

     (e) Unwritten Amendments. Except as accurately described in Schedule 6.13(e), no Material unwritten amendments have been made, whether by oral communication, pattern of conduct or otherwise, with respect to any of the Employment Agreements, Other Compensation Plans, ERISA Benefit Plans, or Employee Policies and Procedures.

     (f) Labor Compliance. To the knowledge of JWCFS, JWCFS has been and is in compliance with all applicable Governmental Requirements respecting employment and employment practices, terms and conditions of employment, and wages and hours, and JWCFS is not liable for any arrears of wages or penalties for failure to comply with any of the foregoing. JWCFS has not engaged in any unfair labor practice or discriminated on the basis of race, color, religion, sex, sexual orientation, national origin, age, disability, or handicap in its employment conditions or practices. Except as accurately set forth in Schedule 6.13(f), there are no (i) unfair labor practice charges or complaints or racial, color, religious, sex, sexual orientation, national origin, age, disability, or handicap discrimination charges or complaints pending or, to the knowledge of JWCFS, threatened against JWCFS before any Governmental Authority (nor, to the knowledge of JWCFS, does any valid basis therefor exist) or (ii) existing or, to the knowledge of JWCFS, threatened labor strikes, disputes, grievances, controversies, or other labor troubles affecting JWCFS (nor, to the knowledge of JWCFS, does any valid basis therefor exist).

     (g) Change of Control Benefits. Except as accurately set forth in Schedule 6.13(g) of the Disclosure Statement, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute, or otherwise) becoming due to any director or any employee from JWCFS under any ERISA Benefit Plan, Other Compensation Plan or otherwise, (ii) increase any benefits otherwise payable under any ERISA Benefit Plan or Other Compensation Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit. Neither JWCFS nor any JWCFS ERISA Affiliate, is obligated, contingently or otherwise, under any agreement to pay any amount that would be treated as a "parachute payment," as defined in Section 280G(b) of the Internal Revenue Code (determined without regard to Section 280G(b)(2)(A)(ii) of the Internal Revenue Code).

     (h) Retirees. Except as accurately set forth in Schedule 6.13(h), neither JWCFS nor any JWCFS Subsidiary has any obligation or commitment to provide medical, dental, or life insurance benefits to or on behalf of any of its employees who may retire or any of its former employees who have retired, except as may be required pursuant to the continuation of coverage provisions of
Section 4980B of the Code and the applicable parallel provisions of ERISA.

     6.14  Compliance with ERISA, Etc.
           --------------------------

     (a) Compliance. Each of the JWCFS ERISA Benefit Plans and Other Compensation Plans (i) is in substantial compliance with all applicable provisions of ERISA, the Code, and all other applicable Governmental Requirements, (ii) has been administered, operated and managed in accordance with its governing documents, and (iii) has timely filed or distributed all reports and other documents required to be filed with any governmental agency or distributed to plan participants or beneficiaries (including annual reports, summary annual reports (form 5500s), summary plan descriptions, actuarial reports, PBGC-1 Forms, or returns).

     (b) Qualification. Except as accurately set forth on Schedule 6.14(b), all ERISA Pension Benefit Plans that are intended to be qualified under Section 401(a) of the Code (the "Qualified Plans") are so qualified and have received a favorable determination letter from the IRS, and JWCFS is not aware of any circumstances likely to result in the revocation of any such favorable determination letter. To the extent that any Qualified Plans have not been amended to comply with applicable Governmental Requirements, the remedial amendment period permitting retroactive amendment of these Qualified Plans has not expired and will not expire within 120 days after the Effective Time.

     (c) No Defined Benefit Plans. Neither JWCFS nor any JWCFS ERISA Affiliate, maintains, or within the past six years has maintained, an ERISA Pension Benefit Plan that is or was a "defined benefit plan" subject to Title IV of ERISA.

     (d) No Prohibited Transactions, Etc. With respect to each ERISA Benefit Plan, neither such plan, nor any trustee, administrator, fiduciary, agent or employee thereof, and none of the JWCFS Shareholders, nor JWCFS has engaged in any Prohibited Transaction with respect to such ERISA Benefit Plan. With respect to each ERISA Pension Benefit Plan (i) all minimum funding standards required by law with respect to funding of benefits payable or to be payable under such plan have been met; (ii) there is no accumulated funding deficiency, as defined in
Section 412(a) of the Code and Section 302(a) of ERISA; and (iii) there have been no terminations, partial terminations, or discontinuances of contributions without a determination by the IRS that such action does not adversely affect the tax-qualified status of that plan.

     (e) COBRA. With respect to ERISA Benefit Plans qualifying as "group health plans" under Section 4980B of the Code or Section 607(l) or 609 of ERISA and related regulations (relating to the benefit continuation rights imposed by "COBRA" or qualified medical child support orders), JWCFS and the JWCFS Shareholders have complied (and at the Effective Time will have complied) in all Material respects with all reporting, disclosure, notice, election and other benefit continuation and coverage requirements imposed thereunder as and when applicable to those plans, and JWCFS has not incurred (nor will incur) any direct or indirect liability or is (or will be) subject to any loss, assessment, excise tax penalty, loss of federal income tax deduction or other sanction, arising on account of or in respect of any direct or indirect failure by JWCFS or any JWCFS Shareholders, at any time prior to the Effective Time, to comply with any such federal or state benefit continuation or coverage requirement.

     (f) Financial Disclosure. JWCFS has made, and as of the Effective Time will have made or accrued, all payments and contributions required, or reasonably expected to be required, to be made under the provisions of each ERISA Benefit Plan or Other Compensation Plan, or required to be made under applicable laws, rules and regulations, with respect to any period prior to the Effective Date, such amounts to be determined using the ongoing actuarial and funding assumptions of such plan. The Financial Statements and the Current Balance Sheet reflect the approximate total pension, medical and other benefit liability for all ERISA Benefit Plans and Other Compensation Plans, and no Material funding changes or irregularities are reflected thereon which would cause such statements to be not representative of prior periods.

     (g) Multiemployer Plans. Except as set forth in Schedule 6.14(g), neither JWCFS nor any ERISA Affiliate of any of them, is, or at any time during the six-year period ended on the date hereof was, obligated to contribute to a Multiemployer Plan. Neither JWCFS nor any ERISA Affiliate, has taken, or intends to take, any action and no event has occurred which has resulted or could reasonably be expected to result in withdrawal liability under Title IV of ERISA with respect to any Multiemployer Plan.

     (h) Claims and Litigation. Except as accurately set forth in Schedule 6.14(h), no Litigation or claims (other than routine claims for benefits) are pending or, to the knowledge of JWCFS, threatened against, or with respect to, any of the ERISA Benefit Plans or Other Compensation Plans or with respect to any fiduciary, administrator, sponsor (in their capacities as such), or any party-in-interest thereof.

     (i) Excise Taxes, Damages and Penalties. With respect to any ERISA Benefit Plan or Other Compensation Plan, no act, omission or transaction has occurred which would result in the imposition on JWCFS of (i) breach of fiduciary duty liability damages under Section 409 of ERISA, (ii) a civil penalty assessed pursuant to subsection (c), (i) or (l) of Section 502 of ERISA, or (iii) any excise tax under applicable provisions of the Code.

     (j) VEBA Welfare Trust. Any trust which is intended to be exempt from federal income taxation pursuant to Section 501(c)(9) of the Code, satisfies the requirements of that section and has received a favorable determination letter from the IRS regarding that exempt status and has not, since receipt of the most recent favorable determination letter, been amended or operated in a way that would adversely affect that exempt status.

     (k) Amendments and Termination. Except as set forth in Schedule 6.14(k) JWCFS has the right to amend, modify, or terminate any ERISA Benefit Plan or Other Compensation Plan without incurring any liability thereunder, except as to any benefits accrued prior to such amendment, modification, or termination. Prior to the Effective Time, JWCFS agrees not to amend or modify any ERISA Benefit Plan or Other Compensation Plan or take any other action which results in an increase in liability under such ERISA Benefit Plan or Other Compensation Plan. To the extent JWCFS adopts or continues any ERISA Benefit Plan or Other Compensation Plan, nothing contained in this Agreement limits or restricts JWCFS's right to amend, modify, or terminate any of such plans in such manner as JWCFS deems appropriate.

     6.15  Certain Environmental Matters.  (a) Except as accurately disclosed in
           -----------------------------
Schedule 6.15(a), JWCFS has complied, and remains in compliance, with the provisions of all Environmental Laws applicable to any of it or any of its presently owned or operated facilities, sites, or other properties, businesses, and operations; (b) except as accurately disclosed in Schedule 6.15, no Hazardous Substances have been disposed of or released at, from, in, or on any site owned or operated by JWCFS in violation of applicable Environmental Laws;
(c) except as accurately disclosed in Schedule 6.15(c), neither JWCFS (or any agent or contractor of JWCFS) has transported or arranged for the transportation of any Hazardous Substances to, or disposed or arranged for the disposition of any Hazardous Substances at, any off-site location that could lead to any claim against

JWCFS, or any Affiliate or Subsidiary of JWCFS, as a potentially responsible party or otherwise, for any clean-up costs, remedial work, damage to natural resources, personal injury, or property damage, including any claim under Environmental Laws; and (d) except as accurately disclosed in Schedule 6:15(d), no storage tanks existed or exist on or under any of the properties owned, leased, or operated by JWCFS from which any Hazardous Substances could have been released into the surrounding environment. JWCFS has provided Genesis with copies (or if not available, accurate written summaries) of all environmental investigations, studies, audits, reviews, inspections, and other analyses conducted by or on behalf, or which otherwise are in the possession, of JWCFS respecting any facility, site, or other property presently owned, leased, or operated by JWCFS.

     6.16  Year 2000 Compliance.  Schedule 6.16 details the plans of JWCFS for
           --------------------
ensuring that the software utilized by JWCFS in its business ("JWCFS Software") will be Year 2000 compliant, will correctly handle the change of the century in a standard compliant manner, including both the Year 2000 and beyond, as well as the leap year, and the absence of leap year, and will operate accurately with respect to date-related operations. JWCFS believes that the plans detailed on
Schedule 6.16 are sufficient to ensure the uninterrupted conduct of its business.

     6.17  Representations and Warranties.  No representation, warranty, or
           ------------------------------
covenant of JWCFS or Newco contained in this Agreement or in any written statement delivered pursuant hereto or in connection with the transactions contemplated hereby contains or shall contain any untrue material statement, or shall omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading. Copies of all documents furnished by JWCFS or Newco to Genesis in connection with this Agreement or pursuant hereto are true and complete in all material respects. JWCFS does not know of any fact that it has not disclosed in writing to Genesis that has had a Material Adverse Effect or, so far as JWCFS can reasonably foresee, will have a Material Adverse Effect, on JWCFS or Newco or the ability of JWCFS or Newco to perform its obligations under this Agreement, the Share Exchange, and the Combination.

                                   ARTICLE 7
                    RESALE REGISTRATION AND RELATED MATTERS

     7.1  Resale Registration of Weinstein Stock.  JWCFS and Newco agree that
          --------------------------------------
a registration statement of Newco (the "Resale Registration Statement") shall be filed with the Commission in connection with the Form S-4 registration statement to be filed by Newco and JWCFS in connection with the Combination, which shall contain such information as may be necessary under the Securities Act and the rules and regulation of the Commission to cover the resale by Weinstein of the Weinstein Stock , and that they will use their best efforts to cause the Resale Registration Statement to become effective by the Closing Date (or as soon thereafter as is permitted by applicable rules or policies of the Commission) and to remain effective for a period of two years after the Closing Date. Weinstein agrees to provide JWCFS and Newco reasonable assistance as necessary in preparing and maintaining the effectiveness of the Resale Registration Statement.

     7.2  Certain Additional Obligations of JWCFS and Newco.    In connection
          -------------------------------------------------
with the registration provided for hereunder, JWCFS and Newco shall:

     (a) cause to be printed and furnished to Weinstein such number of copies of the Resale Registration Statement, the Resale Prospectus, and any and all amendments or supplements thereto as Weinstein may reasonably request;

     (b) immediately notify Weinstein, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the Resale Prospectus, as then in effect, contains an untrue statement of a material or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

     (c) cause any legend placed on certificates representing shares of Weinstein Stock to be removed with respect to such shares sold or to be offered for sale pursuant to the Resale Registration Statement;

     (d) as expeditiously as reasonably practicable, prepare and file with the Commission any amendments and supplements to the Resale Registration Statement and the Resale Prospectus as may be necessary to keep the Resale Registration Statement effective for a period of not less than two years from the Closing Date or, if sooner, until all of the Weinstein Stock has been sold;

     (e) use their best efforts to register or qualify the Weinstein Stock covered by the Resale Registration Statement under the securities or Blue Sky laws of such states as shall be reasonably requested by Weinstein, and do any and all other acts and things that may be necessary or desirable to enable Weinstein to consummate the public sale or other disposition, in accordance with the method of distribution described in the Resale Registration Statement, in such jurisdictions of the Weinstein Stock; provided, however, that JWCFS and
                                           --------  -------
Newco shall not be required in connection herewith to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction; and

     (f) pay all expenses of the registration pursuant to this Article 7 (except as to fees and expenses of counsel for Weinstein, underwriting discounts or selling commissions, and amounts required by law to be paid by Weinstein). The expenses excluded above shall be borne by Weinstein.

     7.3  Certain Conditions to Newco's Obligations.
          ------------------------------------------

     (a)  The performance by JWCFS or Newco of their obligations under this
Article 7 shall be subject to compliance by Weinstein with all reasonable requests by JWCFS or Newco or its counsel for information, documents, or certificates necessary for such performance.

     (b) Notwithstanding any other provisions hereof, (i) until the Resale Registration Statement has become effective, Weinstein will not sell, contract to sell, or offer to sell any of the Weinstein Stock in any transaction requiring registration under the Securities Act or under the securities or blue sky laws of any jurisdiction, and (ii) after the Resale Registration Statement shall become effective, upon receipt of notice from JWCFS or Newco (A) that the Resale Prospectus, as then in effect, contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, or (B) that the Resale Prospectus requires amendment or supplementation in order to comply with any applicable provisions of the Securities Act or of blue sky or securities law of any relevant jurisdiction, Weinstein shall cease making offers and sales of any Weinstein Stock pursuant to such Resale Prospectus, and shall return to Newco any remaining copies of the Resale Prospectus. Newco shall promptly provide Weinstein with a revised Resale Prospectus and, following receipt thereof, Weinstein shall be free to resume making offers of Weinstein Stock.

     7.4  Registration Indemnification.  Notwithstanding any other provision of
          ----------------------------
this Agreement respecting indemnification for other matters, in connection with the registration pursuant to this Article 7, the following provisions of this
Section 7.4 shall apply and shall be controlling in the event of any conflict with any such other provision:

     (a) JWCFS and Newco will indemnify and hold harmless Weinstein against any losses, claims, damages, or liabilities to which Weinstein may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Resale Registration Statement or the Resale Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which made; provided, however,
                                                            --------  -------
JWCFS and Newco will not be liable in any such case to the extent any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission, so made or omitted in conformity with information furnished by Weinstein for use in the Resale Registration Statement or the Resale Prospectus.

     (b) Weinstein will indemnify and hold harmless JWCFS and Newco and each person, if any, who controls JWCFS and Newco within the meaning of the Securities Act, each officer of JWCFS and Newco who signs the Resale Registration Statement, each director of JWCFS or Newco and each underwriter and each person who controls any underwriter within the meaning of the Securities Act, against all losses, claims, damages, or liabilities, joint or several, to which JWCFS or Newco or such officer, director, underwriter, or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Resale Registration Statement or the Resale Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which made, made in reliance upon and in conformity with information pertaining to Weinstein furnished to JWCFS or Newco by Weinstein for use in the Resale Registration Statement or Resale Prospectus, or (ii) in the case of the utilization by Weinstein of a method of disposition not involving an underwriter, the failure of Weinstein to deliver, in compliance with applicable law, a Resale Prospectus after sufficient copies thereof have been furnished to Weinstein, provided, however, that the liability of Weinstein hereunder shall be limited to the proportion of any such loss, claim, damage, liability, or expense that is equal to the proportion that the public offering price of shares sold by Weinstein under the Resale Registration Statement bears to the total public offering price of all securities sold thereunder.

     (c)  The indemnification by Weinstein of underwriters provided for in this
Section 7.4 shall be on such other terms and conditions as may be customary and reasonably required by such underwriters.

     (d) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability that it may have otherwise than on account of this indemnity provision. In any matter in which JWCFS, Newco, or any of their Affiliates is named as a party, JWCFS or Newco shall be entitled to select counsel who will have primary charge of handling the defense in the matter, and the costs and expenses of such counsel shall be borne by the party or parties, if any, who have an indemnity obligation to such Persons under this Section 7.4. In the case of parties indemnified pursuant to Section 7.4(a) above, counsel to the indemnified parties shall be selected by such indemnified parties, subject to the approval of JWCFS or Newco. An indemnifying party may otherwise participate, at its own expense, in the defense of any action with counsel of its own choosing; provided, however, that counsel to the indemnifying
                             --------  -------
party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions arising out of the same general allegations or circumstances.

No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise, or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding, or claim and (ii) does not include a statement as to or an admission of fault, culpability, or a failure to act by or on behalf of any indemnified party.

                                   ARTICLE 8
                                OTHER AGREEMENTS

     8.1   Stock Options to Certain Genesis Personnel. In connection with the
           ------------------------------------------
Closing, Newco shall issue options to purchase, in the aggregate, up to 25,000 shares of Newco Common Stock to the Genesis Members as set forth on ANNEX D hereto.

     8.2   Leeds Employment Agreement.  Marshall T. Leeds ("Leeds") shall
           --------------------------
agree to the termination on the Closing Date of that certain Amended and Restated Employment Agreement currently in effect between him and JWCFS, in consideration of which JWCFS shall pay to him the amounts at the times specified on ANNEX E, and Newco shall enter into a new employment with him in substance and form substantially as provided in EXHIBIT D, providing for his employment as Chairman of the Board, President and Chief Executive Officer.

     8.3   Marks Employment Agreement.  Joel E. Marks ("Marks") shall agree to
           --------------------------
the termination on the Closing Date of the employment arrangement currently in effect between him and JWCFS, in consideration of which JWCFS shall pay to him the amounts at the times specified on ANNEX E, and Newco shall enter into a new employment with him in substance and form substantially as provided in EXHIBIT D, providing for his employment as Executive Vice President and Chief Financial Officer.

     8.4   Employment of Will K. Weinstein.  Will K. Weinstein and Newco shall
           -------------------------------
enter into an employment agreement in substance and form substantially as provided in EXHIBIT E providing for his employment as Vice Chairman of Newco following the Combination.

     8.5   Employment of Stapleton.  Philip C. Stapleton ("Stapleton") and Newco
           -----------------------
shall enter into an employment agreement in substance and form substantially as provided in EXHIBIT D providing for his employment as Chief Operating Officer of Newco following the Combination.

     8.6   Establishment of Executive Bonus Pool. In addition to the base
           -------------------------------------
compensation provided to Leeds, Stapleton, and Marks in their respective employment agreements, Newco shall establish an Incentive Bonus Plan (the "Incentive Bonus Plan") to be administered by a committee or subcommittee of its Board of Directors comprised solely of two or more outside directors (the "Committee") pursuant to and subject to the provisions of which Messrs. Leeds, Stapleton, and Marks shall be awarded Incentive Awards totaling 15% of Newco's annual pre-tax profits, which for purposes of Newco's 1998 fiscal year (and subsequent fiscal years unless and until modified by the Committee consistent with the terms of the Incentive Bonus Plan) shall be allocated and paid 50% to Mr. Leeds, 28.5% to Mr. Stapleton, and 21.5% to Mr. Marks, provided that such awards may be reduced by the Committee in its discretion but not below 35% to Mr. Leeds, 20% to Mr. Stapleton, and 5% to Mr. Marks.

     8.7   Agreement Among Certain Shareholders.  Messrs. Leeds and Weinstein
           ------------------------------------
shall enter into an Agreement Among Certain Shareholders in substantially the form attached as EXHIBIT F hereto whereby they agree to vote for the election as directors of Newco a specified number of nominees identified by Leeds, on the one hand, and by Weinstein, on the other hand.

     8.8   CONFIDENTIALITY.  Each party understands that certain information
           ---------------
that it has been furnished and will be furnished in connection with the transactions contemplated by this Agreement is confidential and proprietary, and each party agrees that it will maintain the confidentiality of such information and will not disclose it to others or use it except in connection with such transactions, without the consent of the party furnishing such information, except as required by applicable law or legal process (in which case prior notice will be given to the party that furnished the information). Information that is generally known in the industry of a party or has been generally disclosed to its shareholders, members, or creditors, or that has been disclosed to the other party by third parties who have a right to do so, shall not be deemed confidential or proprietary information for these purposes. If the Combination is not consummated, each party agrees to promptly return to the other, upon its request, all materials (and all copies thereof) that have been furnished to it regarding the business and financial condition of the other party, including, without limitation, all financial statements, reports, contracts, customer lists, accounts, records, tax returns, data, plans, processes, and trade secrets.

     8.9   Proxy Statement And Form S-4 Registration Statement.  Genesis
           ---------------------------------------------------
acknowledges that JWCFS and Newco intend to prepare (a) a proxy statement of JWCFS to be used to solicit the votes of the JWCFS Shareholders with respect to approval of the Share Exchange and certain other matters related thereto and
(b) one or more SEC Compliance Documents of Newco under the Securities Act to cover (i) the issuance of shares of Newco Common Stock to the JWCFS Shareholders in connection with the Share Exchange and (ii) the resale by Weinstein of the Weinstein Stock as provided in Article 7 (the "SEC Compliance Documents"). Each of the SEC Compliance Documents shall comply with the applicable rules and regulations of the Commission. Genesis agrees to provide to JWCFS and Newco for use in such SEC Compliance Documents all the information about it and its Affiliates and their business (including financial statements and pro forma financial information in appropriate form) required to be included in any such SEC Compliance Documents and shall indemnify JWCFS and Newco and their respective directors, officers, and controlling persons against any loss or Damage resulting from any material misstatement of fact or omission of material fact in connection with the provision of any such information.

     8.10  No Solicitation of Transactions.  Prior to the termination of this
           -------------------------------
Agreement, the parties hereto will not, and will direct their respective officers, directors, financial advisors, counsels and other agents or representatives not to, directly or indirectly, (a) solicit, initiate or encourage submission of proposals or offers from any Person other than a party hereto relating to any acquisition or purchase of all or a material part of the stock issued by or assets of, or any share exchange, merger, consolidation or business combination with, or any recapitalization, restructuring or issuance or offering of debt or equity securities of, Genesis or JWCFS (an "Acquisition Proposal") or (b) participate in any discussions or negotiations regarding, furnish any information to any Person other than a party hereto or its representatives with respect to, or otherwise assist, facilitate or encourage any Acquisition Proposal by any Person other than a party hereto. If, notwithstanding the foregoing, any party or its representatives should receive any Acquisition Proposal or any inquiry regarding any such proposal from a third party during the term of this Agreement, such party shall promptly inform the other parties hereto. Notwithstanding the foregoing, JWCFS may furnish information concerning its business, properties, or assets to any Person and may negotiate and participate in discussions and negotiations with such Person concerning an Acquisition Proposal, if such Person has submitted a bona fide written proposal to the Board of Directors of JWCFS relating to any such transaction and if the Board of Directors of JWCFS determines, after receipt of advice from legal counsel to JWCFS, that the failure to provide such information or access or to engage in such discussions or negotiations could cause the Board of Directors of JWCFS to violate its fiduciary duties to the shareholders of JWCFS under applicable law.

     8.11  Tax Return Positions.  None of JWCFS, Newco, Genesis or the Genesis
           --------------------
Members shall take any position on their respective Tax Returns inconsistent with the position that the Combination qualifies as a nonrecognition transaction within the meaning of Section 351 of the Code, unless such inconsistent position shall arise out of or through an inquiry or examination by the Internal Revenue Service or other Tax Authority.

     8.12  JWCFS Shareholders Meeting.  JWCFS shall convene a special meeting of
           --------------------------
the holders of the JWCFS Common Stock and use its best efforts to obtain thereat approval of the Share Exchange and each other matter submitted by JWCFS for a vote of such holders in connection with the consummation of the Share Exchange or the Combination.

     8.13  Meeting of or Action by Genesis Members.  Genesis shall convene a
           ---------------------------------------
meeting of, or otherwise cause the taking of appropriate action by, the holders of the Genesis Membership Interests to obtain approval of the LLC Exchange and each other matter for which approval is necessary by such holders in connection with the consummation of the Combination.

     8.14  Cooperation.  JWCFS, Newco and Genesis shall cooperate fully with
           -----------
each other and their respective counsel, accountants, and other authorized representatives in connection with any steps required to be taken as part of their respective obligations under this Agreement or otherwise as reasonably necessary to consummate the Combination.

     8.15  Expenses.  The expenses incurred by the parties hereto in connection
           --------
with the authorization, preparation, execution, and delivery of this Agreement and the performance of their respective obligations hereunder, including without limitation all fees and expenses of agents, representatives, counsel, and accountants, shall be paid by the party that incurred such expenses whether or not the transactions contemplated hereby are consummated, provided that if the Combination is consummated, any such expenses incurred or payable by Genesis and not yet paid shall be fully accrued and reflected on the Genesis Combination Balance Sheet. If Genesis terminates this Agreement during the period provided in Section 11.9, and for reasons specified in Section 11.9, then Genesis will pay JWCFS the reasonable expenses actually incurred by the nonterminating party in negotiating and carrying out the transactions contemplated by this Agreement including without limitation, printing costs and fees and expenses of counsel, accountants, financial consultants, and investment bankers. If this Agreement is terminated pursuant to Section 11.4 or 11.8 and Genesis and the Genesis Members are not in breach of the Agreement in any material respect, then JWCFS shall pay to Genesis (in each case, as the sole and exclusive remedy of Genesis and the Genesis Members therefor and for any breach or misrepresentation by JWCFS or Newco) $1,500,000 if the Agreement is terminated pursuant to Section 11.4, $2,000,000 if the Agreement is terminated under Section 11.8(a), or $500,000 if the Agreement is terminated pursuant to Section 11.8(b). If this Agreement is terminated by JWCFS pursuant to paragraph 11.3 and JWCFS is not in breach of the Agreement in any material respect, then Genesis shall pay to JWCFS $1,500,000 to compensate JWCFS for its costs and expenses incurred (and, as JWCFS' sole and exclusive remedy therefore and for any breach or misrepresentation by Genesis or any Genesis Member).

     8.16  Press Releases.  Prior to the Effective Time, JWCFS, Newco and
           --------------
Genesis shall consult with each other as to the form and substance of any press release or other public disclosure relating to this Agreement, its subject matter, or any transaction contemplated hereby; provided, however, that nothing in this Section 8.16 shall be deemed to prohibit JWCFS from making any disclosure that its counsel advises is necessary or advisable in order to satisfy its disclosure obligations imposed by law.

     8.17  JWCFS' Public Documents and Access to Information.  JWCFS has
           -------------------------------------------------
delivered to Genesis and the Genesis Members a true and complete copy of (i) JWCFS' annual report on Form 10-K for the fiscal year ended December 31, 1996,
(ii) JWCFS' definitive proxy statement relating to its 1997 annual shareholders' meeting, and (iii) all other filings (other than preliminary registration or proxy statements) made by JWCFS with the Commission between December 31, 1996 and the date hereof (collectively, the "Recent SEC Documents"). In addition to the Recent SEC Documents, JWCFS has provided Genesis and each Genesis Member opportunities to become familiar with the business, financial condition, management, and operations of JWCFS, including reasonable opportunities to ask questions of, receive answers from and obtain information regarding, JWCFS and concerning its business and prospects that may be material to their investment decision.

     8.18  Agreement by Leeds and Marks.  Contemporaneously with the execution
           ----------------------------
of this Agreement, Messrs. Leeds and Marks will each execute and deliver to Genesis an agreement, the form of which is attached hereto as Exhibit G, pursuant to which each of them agrees to vote the Capital Stock of JWCFS owned or controlled by them in favor of the Share Exchange.

     8.19  Delivery of SEC Compliance Documents.  JWCFS will deliver to Genesis
           ------------------------------------
and each of the Genesis Members copies of the SEC Compliance Documents within 5 business days of the initial filing of such documents with the Commission.

     8.20  Nonsolicitation Agreements.  Contemporaneously with the Closing of
           --------------------------
this Agreement, the Genesis employees listed in ANNEX F attached hereto will each execute and deliver to Newco a Nonsolicitation Agreement, the form of which is attached hereto as Exhibit J.

     8.21  Distribution To Genesis Members.  Not later than 60 days after the
           -------------------------------
Closing Date, Genesis will distribute to the Genesis Members their allocable share of the members' capital of Genesis as of the Closing Date which is in excess of the Minimum Balance Sheet Amount.

     8.22  Newco Common Stock Deliverable to Putnam, Lovell & Thornton.  If
           -----------------------------------------------------------
instructed by Genesis and the Genesis Members in accordance with the provisions of Section 2.4(a) to deliver a portion of the Genesis Members' Newco Common Stock to Putnam, Lovell, & Thornton, Newco shall deliver such shares of Newco Common Stock to Putnam, Lovell & Thornton and reduce, on a pro rata basis in accordance with their respective ownership of such Genesis Membership Interests as set forth on ANNEX C (without a corresponding decrease in the Escrowed Shares), the number of shares of Newco Common Stock allocable to each Genesis Member.

                                   ARTICLE 9
                                INDEMNIFICATION

     9.1   Survival of Representations and Warranties.  All of the provisions of
           ------------------------------------------
this Agreement will survive the Closing and the Effective Time indefinitely notwithstanding any investigation at any time made by or on behalf of any party hereto, provided that the representations and warranties set forth in Articles 3, 4, and 5 and in any certificate delivered in connection herewith with respect to any of those representations and warranties will terminate and expire on the first anniversary of the Effective Time, except as follows: (a) the representations and warranties that relate expressly or by necessary implication to the representation in the first sentence of Section 4.13(a) that Genesis is taxable as a partnership for income tax purposes ("Partnership Tax Status") will survive until the expiration of the applicable statutes of limitations (including all periods of extension and tolling); and (b) the representation and warranties of Sections 3.2 and 3.3 shall survive indefinitely. After a representation and warranty has terminated and expired, no indemnification or other claim for indemnity, Damages or otherwise, will or may be sought pursuant to this Article 9 or otherwise on the basis of that representation and warranty, unless prior to such termination and expiration a claim therefor had been presented in writing by the Person seeking indemnification pursuant to this
Article 9 on the basis of that representation and warranty.

     9.2   Indemnification of Seller Indemnified Parties.
           ---------------------------------------------

Subject to the provisions of Sections 9.1 and 9.6, the Genesis Members covenant and agree that they, jointly and severally, will indemnify each Seller Indemnified Party against, and hold each Seller Indemnified Party harmless from and in respect of, all Damages Claims that arise from, are based on, or relate or otherwise are attributable to (i) any breach of the representations and warranties of Genesis set forth in Article 4 or in certificates delivered in connection herewith, (ii) any nonfulfillment of any covenant or agreement on the part of Genesis under this Agreement, or (iii) any liability under the Securities Act, the Exchange Act, or other applicable Governmental Requirement that arises out of or is based on (A) any untrue statement or alleged untrue statement of a material fact relating to Genesis, any Genesis Subsidiary, or any Genesis Member that is (1) provided to JWCFS or Newco or its counsel by Genesis or the Genesis Members, and (2) contained in any Form S-4 Document, or (B) any omission or alleged omission to state therein a material fact relating to Genesis, any Genesis Subsidiary, or the Genesis Members required to be stated therein or necessary to make the statements therein not misleading, and not provided to JWCFS or Newco by Genesis or the Genesis Members (each such Damages Claim being a "Seller Indemnified Loss").

     (b) Subject to the provisions of Section 9.6, each Genesis Member, severally and not jointly with any other Person, covenants and agrees that he will indemnify each Seller Indemnified Party against, and hold each Seller Indemnified Party harmless from and in respect of, all Damages Claims that arise from, are based on, or relate or otherwise are attributable to (i) any breach of the representations and warranties of that Genesis Member, solely as to that Genesis Member, set forth in Article 3 or in certificates delivered by that Genesis Member and relating to those representations and warranties, (ii) any nonfulfillment of any several, and not joint and several, agreement on the part of that Genesis Member under this Agreement, or (iii) any liability under the Securities Act, the Exchange Act, or other applicable Governmental Requirement that arises out of or is based on (A) any untrue statement or alleged untrue statement of a material fact relating solely to that Genesis Member that is (1) provided in writing to JWCFS or Newco or its counsel by that Genesis Member for purpose of inclusion in the Form S-4 Document and (2) contained in any Form S-4 Document, or (B) any omission or alleged omission to state therein a material fact relating solely to that Genesis Member required to be stated therein or necessary to make the statements therein not misleading, and not provided to JWCFS or Newco or its counsel by that Genesis Member (each such Damages Claim being a "Genesis Member Indemnified Loss"); notwithstanding any other provision of this Agreement, any Damages Claim against a Genesis Member pursuant to a breach of a representation, covenant or warranty contained in Article 3 shall be recoverable from such Member from the first dollar of loss, up to an amount equal to the consideration (valued as of the Effective Time) received by such Genesis Member in the LLC Exchange, first from such Genesis Members' pro rata share of the Escrowed Shares and then from such Genesis Member. In no event shall a Genesis Member's liability exceed an amount equal to the consideration (valued as of the Effective Time) received by such Genesis Member in the LLC Exchange.

     9.3   Indemnification of JWCFS Indemnified Parties.  JWCFS covenants
           --------------------------------------------
and agrees that it will indemnify each JWCFS Indemnified Party against, and hold each JWCFS Indemnified Party harmless from and in respect of, all Damages Claims that arise from, are based on, or relate or otherwise are attributable to
(i) any breach by JWCFS or, if applicable, Newco of its representations and warranties set forth herein or in its certificates delivered to Genesis or the Genesis Members in connection herewith, (ii) any nonfulfillment of any covenant or agreement on the part of JWCFS or, if applicable, Newco under this Agreement (each such Damages Claim being an "JWCFS Indemnified Loss"); or (iii) any liability under the Securities Act, the Exchange Act, or other applicable Governmental Requirement that arises out of or is based on (A) any untrue statement or alleged untrue statement of a Material fact relating to JWCFS or any JWCFS Subsidiary (other than Genesis prior to the Effective Time) contained in the Registration Statement or any prospectus forming a part thereof, or any amendment thereof or supplement thereto, or (B) any omission or alleged omission to state therein a Material fact relating to JWCFS any JWCFS Subsidiary (other than Genesis prior to the Effective Time) required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

     9.4   Conditions of Indemnification.  All claims for indemnification
           -----------------------------
under this Agreement shall be asserted and resolved as follows in this
Section 9.4:

     (a) A party claiming indemnification under this Agreement (an "Indemnified Party") shall promptly (i) notify the party from whom indemnification is sought (the "Indemnifying Party") of any third-party claim or claims asserted against the Indemnified Party ("Third Party Claim") that could give rise to a right of indemnification under this Agreement (ii) transmit to the Indemnifying Party a written notice ("Claim Notice") describing in reasonable detail the nature of the Third Party Claim, a copy of all papers served with respect to that claim (if any), an estimate of the amount of Damages attributable to the Third Party Claim to the extent feasible (which estimate shall not be conclusive of the final amount of such claim), and the basis for the Indemnified Party's request for indemnification under this Agreement. Except as set forth in Section 9.1, the failure to promptly deliver a Claim Notice shall not relieve the Indemnifying Party of its obligations to the Indemnified Party with respect to the related Third Party Claim, except to the extent that the resulting delay is materially prejudicial to the defense of that claim. Within 30 days after receipt of any Claim Notice (the "Election Period"), the Indemnifying Party shall notify the Indemnified Party whether the Indemnifying Party disputes its potential liability to the Indemnified Party under this
Article 9 with respect to that Third Party Claim and, if the Indemnifying Party does not dispute its potential liability to the Indemnified Party with respect to that Third Party Claim, whether the Indemnifying Party desires, at the sole cost and expense of the Indemnifying Party, to defend the Indemnified Party against that Third Party Claim.

     (b)   If the Indemnifying Party does not dispute its potential liability to the Indemnified Party and notifies the Indemnified Party within the Election Period that the Indemnifying Party elects to assume the defense of the Third Party Claim, then the Indemnifying Party shall have the right to defend, at its sole cost and expense, that Third Party Claim by all appropriate proceedings, which proceedings shall be prosecuted diligently by the Indemnifying Party to a final conclusion or settled at the discretion of the Indemnifying Party in accordance with this Section 9.4(b) and the Indemnified Party will furnish the Indemnifying Party with all information in its possession with respect to that Third Party Claim and otherwise cooperate with the Indemnifying Party in the defense of that Third Party Claim; provided, however, that the Indemnifying
                                   --------  -------
Party shall not enter into any settlement with respect to any Third Party Claim that purports to limit the activities of, or otherwise restricts in any way, any Indemnified Party or any Affiliate of any Indemnified Party without the prior consent of that Indemnified Party (which consent may be withheld in the sole discretion of that Indemnified Party). The Indemnified Party is hereby authorized, at the sole cost and expense of the Indemnifying Party, to file, during the Election Period, any motion, answer, or other pleadings that the Indemnified Party shall deem necessary or appropriate to protect its interests. The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this Section 9.4(b) and will bear its own costs and expenses with respect to that participation; provided, however, that if the named parties to
                               --------  -------
any such action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party, and the Indemnified Party has been advised by counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the Indemnifying Party, then the Indemnified Party may employ separate counsel at the expense of the Indemnifying Party, and, on its written notification of that employment, the Indemnifying Party shall not have the right to assume or continue the defense of such action on behalf of the Indemnified Party.

     (c) If the Indemnifying Party (i) within the Election Period (A) disputes its potential liability to the Indemnified Party under this Article 9, (B) elects not to defend the Indemnified Party pursuant to Section 9.4(a) or (c) fails to notify the Indemnified Party that the Indemnifying Party elects to defend the Indemnified Party pursuant to Section 9.4(b) or (ii) elects to defend the Indemnified Party pursuant to Section 9.4(b) but fails to prosecute diligently and promptly or otherwise dispose of or settle the Third Party Claim, then the Indemnified Party shall have the right to defend, at the sole cost and expense of the Indemnifying Party (if the Indemnified Party is entitled to indemnification hereunder), the Third Party Claim by all appropriate proceedings, which proceedings shall be promptly and vigorously prosecuted by the Indemnified Party to a final conclusion or settled. The Indemnified Party shall have full control of such defense and proceedings. Notwithstanding the foregoing, if the Indemnifying Party has delivered a written notice to the Indemnified Party to the effect that the Indemnifying Party disputes its potential liability to the Indemnified Party under this Article 9 and if such dispute is resolved in favor of the Indemnifying Party, the Indemnifying Party shall not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to this Section 9.4 or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party shall reimburse the Indemnifying Party in full for all reasonable costs and expenses of such litigation. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this Section 9.4(c), and the Indemnifying Party shall bear its own costs and expenses with respect to such participation.

     (d) If any Indemnified Party has a claim against any Indemnifying Party hereunder that does not involve a Third Party Claim, the Indemnified Party shall transmit to the Indemnifying Party a written notice (the "Indemnity Notice") describing in reasonable detail the nature of the claim, an estimate of the amount of Damages attributable to that claim to the extent feasible (which estimate shall not be conclusive of the final amount of such claim), and the basis of the Indemnified Party's request for indemnification under this Agreement. If the Indemnifying Party does not notify the Indemnified Party within 30 days from its receipt of the Indemnity Notice that the Indemnifying Party disputes such claim, the claim specified by the Indemnified Party in the Indemnity Notice shall conclusively be deemed a liability of the Indemnifying Party hereunder. If the Indemnifying Party has timely disputed such claim, as provided above, such dispute may be resolved by proceedings in an appropriate court of competent jurisdiction if the parties do not reach a settlement of such dispute within 30 days after notice of a dispute is given.

     (e) Payments of all amounts owing by an Indemnifying Party pursuant to this Article 9 relating to a Third Party Claim shall be made within 30 days after the latest of (i) the settlement of that Third Party Claim, (ii) the expiration of the period for appeal of a final adjudication of that Third Party Claim, or (iii) the expiration of the period for appeal of a final adjudication of the Indemnifying Party's liability to the Indemnified Party under this Agreement. Payments of all amounts owing by an Indemnifying Party pursuant to
Section 9.4(d) shall be made within 30 days after the later of (i) the expiration of the 30-day Indemnity Notice period or (ii) the expiration of the period for appeal of a final adjudication of the Indemnifying Party's liability to the Indemnified Party under this Agreement.

     9.5.  Limitation on Remedies.  The remedies provided in this Agreement
           ----------------------
shall not be exclusive of any other rights or remedies available to one party against the other, either at law or in equity but shall be exclusive with respect to any Claim arising out of this Agreement or any transaction contemplated by this Agreement.

     9.6.  Limitations on Indemnification.
           ------------------------------

     (a) Notwithstanding the provisions of Section 9.2, no Genesis Member shall be required to pay any indemnification under Section 9.2(a) or 9.2(b) until the aggregate liability of the Genesis Members in respect of all Seller Indemnified Losses and Genesis Member Indemnified Losses exceeds, and only to the extent the aggregate amount does exceed, the Threshold Amount. In no event shall (i) the aggregate of (A) the joint and several liability of the Genesis Members under Section 9.2(a), and (B) the several liability of the Genesis Members under Section 9.2(b), except as expressly provided in Section 9.2(b) with respect to the Article 3 representations, exceed an amount equal to the closing sales price of the Newco Common Stock to be received on the Closing Date as listed on the AMEX (or the price of JWCFS Common Stock if Newco Common Stock is not yet trading) times ten percent of the number of shares of Newco Common Stock received by Genesis Members in the LLC Exchange (the "Indemnification Limit"), and (ii) the aggregate liability of any Genesis Member exceed that Genesis Member's Pro Rata Share of the Indemnification Limit (as set forth in ANNEX C hereto); provided, however, any and all recovery (except as expressly
                 --------  -------
set forth in Section 9.2(b) with respect to the Article 3 representations) shall be limited to the Escrowed Shares, except with respect to any damage claim properly made with respect to Section 3.2 or 3.3 and the representations with respect to Partnership Tax Status after release of shares from the Escrow Account. For purposes of determining the amount of any Seller Indemnified Loss or Genesis Member Indemnified Loss, no effect will be given to any resulting Tax benefit to any Seller Indemnified Party. Notwithstanding anything to the contrary set forth elsewhere in this Agreement, no Genesis Member shall have any personal liability (nor shall such Member's share of the Escrowed Shares be a source of recovery for) any breach of any representation, warranty or covenant by any other Genesis Member.

     (b) Notwithstanding the provisions of Section 9.3, JWCFS shall not be required to pay any indemnification to any of the JWCFS Indemnified Parties until the aggregate liability of JWCFS in respect of all JWCFS Indemnified Losses, exceeds, and only to the extent the aggregate amount does exceed, the Threshold Amount. In no event shall JWCFS be liable under this Agreement, including Section 9.3, for any amount in excess of the Indemnification Limit. For purposes of determining the amount of JWCFS Indemnified Losses, no effect will be given to any resulting Tax benefit to any JWCFS Indemnified Party.

                                   ARTICLE 10
                        CLOSING AND CONDITIONS PRECEDENT

     10.1   Closing.
            -------

     10.1.1 Time and Place of Closing. The transactions contemplated herein shall be consummated (the "Closing") at the offices of Kilpatrick Stockton LLP, or such other place that the parties mutually agree upon, as soon as practicable after approval of the Share Exchange by the JWCFS Shareholders as contemplated by Section 8.12 hereof, such date (the "Closing Date") to be mutually agreed upon by the parties hereto, but in any event to be not later than June 30, 1998. Articles of Share Exchange (including a copy of the Plan of Share Exchange) shall be filed in the State of Florida not later than the Closing Date, and the Share Exchange shall become effective as provided in the Plan of Share Exchange.

     10.1.2 Exchange of Other Closing Documents. The closing certificates, documents, opinions of counsel, and other instruments to be delivered and actions to be taken pursuant to this Agreement to effectuate the Combination, and not previously so delivered or taken, shall be delivered or taken at the Closing.

     10.2   Conditions Precedent to the Obligations of JWCFS and Newco.  All of
            ----------------------------------------------------------
the obligations of JWCFS and Newco under this Agreement are subject to the fulfillment or waiver prior to or at the Closing of each of the following conditions:

     10.2.1 Accuracy of Representations and Warranties. The representations and warranties of Genesis and the Genesis Members contained herein or in any certificate, schedule, or other document delivered pursuant to the provisions hereof or in connection herewith shall be true and correct as of the Closing Date with the same effect as though such representations and warranties had been made at the Closing Date, except to the extent such representations and warranties expressly relate only to an earlier date, and except for changes expressly approved by JWCFS.

     10.2.2 Compliance with Obligations and Conditions. Genesis and the Genesis Members shall have performed each of its or their obligations and complied with all agreements and conditions required by this Agreement to be performed or complied with by it or them prior to or at the Closing, including any obligation of Genesis or a Genesis Member contemplated by a condition referred to in this Section 10.2.

     10.2.3  Closing Documents.  Genesis shall have delivered to JWCFS and
Newco:

             (a) Certifications from at least 90% of the holders of Voting Membership Interests of the Genesis Members authorizing the proper officers of Genesis to effect a transfer of all of their outstanding Membership Interests of Genesis to Newco in exchange for Newco Stock.

             (b) Certificates executed by the President and the Chief Financial Officer of Genesis, dated the Closing Date, and certifying in such detail as JWCFS may reasonably request to the fulfillment of the conditions specified in Sections 10.2.1 and 10.2.2 hereof;

             (c) Duly adopted resolutions of the Genesis Members and Board of Directors, certified by the Secretary or an Assistant Secretary of Genesis as of the Closing Date, (i) authorizing and approving the execution and delivery of this Agreement and the LLC Exchange on behalf of Genesis, and the consummation of the transactions contemplated herein and therein in accordance with their respective terms, and (ii) authorizing and approving all other necessary and proper corporate actions to enable Genesis to comply with the terms hereof;

             (d) A Certificate of the Secretary of State of California, dated a Current Date, as to the legal existence and good standing of Genesis under California law;

             (e) Certificates from the Secretary of State of each jurisdiction in which Genesis is required to be qualified as a foreign corporation for the transaction of business, dated a Current Date, as to the due qualification and good standing of Genesis under the laws of such jurisdiction; and

             (f) An opinion of Feldman, Waldman & Kline, counsel for Genesis, dated the Closing Date, substantially in the form set forth as EXHIBIT H, with such modifications as shall be reasonably acceptable to legal counsel for JWCFS.

             (g) Fully paid up key man term life insurance policies, owned by and in the name of Genesis, insuring the lives of Messrs. Will K. Weinstein and Stapleton with a death payout of $3,500,000 and $600,000, respectively.

     10.2.4 Genesis Consents and Approvals. Genesis shall have obtained and delivered to JWCFS and Newco the consent of any Person to the transactions contemplated by this Agreement (including any consents or approvals required from any Governmental Authority and any required approval of the NYSE), where such consent or approval is required for effective consummation of the Combination.

     10.2.5 Securities Law Compliance as to Genesis Members. Genesis shall have delivered to JWCFS and Newco an agreement of the Genesis Members in form and substance reasonably satisfactory to JWCFS with respect to such persons eligibility to be issued shares of Newco Common Stock in exchange for their Genesis Membership Interests without the registration of such issuance under the Securities Act and any applicable state laws.

     10.2.6 No Dissenting Genesis Members. No Genesis Member shall have exercised any statutory or other right to dissent from the LLC Exchange and receive payment in cash for any Genesis Membership Interest.

     10.2.7 Tax Opinion. JWCFS shall have received an opinion from Kilpatrick Stockton LLP in form and substance reasonably satisfactory to JWCFS, to the effect that: (a) the Combination and the issuance of shares of Newco Common Stock in connection therewith, as described herein will constitute a nonrecognition transaction under Section 351 of the Code with respect to the JWCFS Shareholders; (b) no gain or loss will be recognized by JWCFS Shareholders upon the exchange of JWCFS Common Stock solely for Newco Common Stock in connection with the Combination; and (c) the tax basis of Newco Common Stock received by JWCFS Shareholders pursuant to the Combination will be the same as the tax basis of JWCFS Common Stock exchanged therefor.

     10.2.8 Schedules and Due Diligence. Genesis shall have delivered to JWCFS not later than January 31, 1998, the Schedules to this Agreement to be delivered by Genesis (the "Genesis Disclosure Schedules"), and JWCFS, based on its review of the Genesis Disclosure Schedules and other due diligence reviews and examinations of information about Genesis and its business (whether or not included as part of the Genesis Disclosure Schedules), shall not have informed Genesis in writing by February 15, 1998 that JWCFS in good faith is dissatisfied with information learned about Genesis and that JWCFS wishes to terminate this Agreement.

     10.2.9 SEC Compliance Documents. The Form S-4 Registration Statement for the issuance of shares of Newco Common Stock to JWCFS Shareholders in the Share Exchange shall have become effective, and no stop order suspending the effectiveness thereof or other action preventing the use thereof for that purpose shall have been issued and be in effect, and the Commission shall not have initiated or threatened to initiate Litigation for that purpose.

     10.2.10 AMEX Listing. The shares of Newco Common Stock to be outstanding, covered by outstanding options, purchase rights, or warrants, or covered by Newco Option Plans upon effectiveness of the Combination, shall have been approved for listing upon issuance on the AMEX.

     10.2.11 Employment Agreement Matters. The agreements with respect to the existing and future employment and compensation arrangements for Messrs. Leeds, Marks, Weinstein, and Stapleton contemplated by Sections 8.2 through 8.6 shall be performed as and to the extent required hereby to be performed as of the Closing.

     10.2.12 Shareholder Approval. The holders (a) a majority of the outstanding shares of JWCFS Common Stock entitled to vote thereon shall have voted in favor of approval of the Share Exchange and (b) a majority of the shares of JWCFS Common Stock voting thereon shall have voted in favor of each other matter required to be submitted for a shareholders' vote thereon in connection with the consummation of the Share Exchange or the Combination.

     10.2.13 Certain Financial Performance Matters. Genesis shall deliver an unaudited balance sheet of Genesis, prepared in accordance with GAAP and Regulation S-X of the Commission, without footnotes, certified by the Chief Financial Officer of Genesis and dated not earlier than five business days immediately preceding the Closing Date (the "Genesis Combination Balance Sheet"), which shall reflect members' capital (which shall not include as capital any amounts allocable to the Class C and Class D members of Genesis) of at least (a) $3,000,000, no part of which shall be goodwill, plus (b) an amount equal to 37.5% of the net income of Genesis for the period beginning January 1, 1998 and ending on the Closing Date (the "Minimum Balance Sheet Amount"), provided that for the purpose of calculating Genesis net income, no expenses attributable to the negotiation and carrying out of the transactions contemplated by this Agreement shall be deducted from gross income and in no event shall the Minimum Balance Sheet Amount be less than $3,000,000. In addition, the audited statement of operations of Genesis for the year ended December 31, 1997 shall reflect net income of at least $3,800,000. JWCFS shall have received from Genesis a certificate of the Chief Financial Officer of Genesis dated the Closing Date stating that as of the Closing Date the members' capital of Genesis on the Closing Date is at least equal to the Minimum Balance Sheet Amount reflected on the Genesis Combination Balance Sheet.

     10.2.14 Accountants' Letters. JWCFS shall have received from Lallman, Feltman, Shelton & Peterson, P.A., letters dated not more than five days prior to (a) the date of the filing or effectiveness, as the case may be, of each SEC Compliance Document and (b) the Effective Time, in each such case with respect to financial information regarding Genesis included in such SEC Compliance Document, in form and substance that is customary in such letters in connection with transactions of the nature contemplated by this Agreement.

     10.2.15 HSR Act Matters. If JWCFS shall determine that filings pursuant to and under the HSR Act are necessary or appropriate in connection with the effectuation of this Agreement, and shall advise Genesis of that determination, Genesis and the Genesis Members will promptly compile and file under the HSR Act such information respecting it as the HSR Act requires of Genesis or the Genesis Members, and the expiration or termination of the applicable waiting period and any extension thereof under the HSR act shall be deemed a condition precedent to the Closing.

     10.2.16 Maintenance of Two Members of Genesis. At the election of JWCFS and Newco: (a) Genesis shall have taken the actions contemplated by Section 2.9 hereof in order to permit the LLC Georgia Merger to become effective simultaneously with the LLC Exchange; (b) the Genesis Members shall have caused their Membership Interests to be conveyed in the LLC Exchange to Newco and a designated Newco Affiliate rather than solely to Newco; or (c) an Affiliate of Newco shall have received a Special Continuing Genesis Interest.

     10.2.17 JWCFS Consents and Approvals. JWCFS shall have received any and all consents and approvals to this transaction required pursuant to the terms of contracts or agreements to which JWCFS is a party on the date of this Agreement and which are referred to in Schedule 6.5.

     10.3    Conditions Precedent to the Obligations of Genesis and the Genesis
             ------------------------------------------------------------------
Members.  All of the obligations of Genesis and the Genesis Members under this
-------
Agreement are subject to the fulfillment or waiver prior to or at the Closing of each of the following conditions:

     10.3.1 Accuracy of Representations and Warranties. The representations and warranties of JWCFS and Newco contained herein or in any certificate, schedule, or other document delivered pursuant to the provisions hereof, or in connection herewith, shall be true and correct as of the Closing Date with the same effect as though such representations and warranties had been made as of the Closing Date, except to the extent such representations and warranties expressly relate only to an earlier date, and except for changes contemplated by this Agreement or approved by Genesis.

     10.3.2 Compliance with Obligations and Conditions. JWCFS and Newco shall have performed each of its or their respective obligations and complied with all agreements and conditions required by this Agreement to be performed or complied with by it or them prior to or at the Closing, including any obligation of JWCFS or Newco contemplated by a condition referred to in this Section 10.3.

     10.3.3 Certain Closing Documents. JWCFS or Newco, as the case may be, shall have delivered to Genesis:

             (a) Certificates executed by the President and the Chief Financial Officer of JWCFS, dated the Closing Date, and certifying in such detail as Genesis may reasonably request to the fulfillment of the conditions specified in Sections 10.3.1 and 10.3.2 hereof;

             (b) Duly adopted resolutions of the respective Boards of Directors of JWCFS and Newco, certified by the Secretary or an Assistant Secretary of JWCFS or Newco, as the case may be, as of the Closing Date, (i) authorizing and approving the execution and delivery of this Agreement and the Share Exchange on behalf of JWCFS or Newco, as the case may be, and the consummation of the transactions contemplated herein and therein in accordance with their respective terms, and (ii) authorizing and approving all other necessary and proper corporate actions to enable JWCFS or Newco, as the case may be, to comply with the terms hereof;

             (c) A certificate of the Secretary or an Assistant Secretary of JWCFS confirming the approval of the Share Exchange by the holders of a majority of the outstanding shares of JWCFS Common Stock;

             (d) A certificate from the Secretary of State of the State of Florida, dated a Current Date, as to the legal existence and good standing of JWCFS and Newco under the laws of Florida;

             (e) Certificates from the Secretary of State of each jurisdiction in which JWCFS is required to be qualified as a foreign corporation for the transaction of business, dated a Current Date, as to the due qualification and good standing of JWCFS under the laws of such jurisdiction; and

             (f) An opinion of Kilpatrick Stockton LLP, counsel for JWCFS, dated the Closing Date, substantially in the form set forth as Exhibit I, with such modifications as shall be reasonably acceptable to legal counsel for Genesis.

     10.3.4 Tax-Free Reorganization. Genesis shall have received reasonable assurance (other than a ruling from the Internal Revenue Service) that the Combination will constitute a nonrecognition transaction within the meaning of
Section 351 of the Code, including an opinion of Kilpatrick Stockton LLP addressed to Genesis with respect to the matters addressed in Section 10.2.7 hereof.

     10.3.5 Consents and Approvals. JWCFS and Newco shall have obtained and delivered copies thereof to Genesis the consent of any Person to the transactions contemplated by this Agreement (including any consents or approvals required from any Governmental Authority), where such consent or approval is required for effective consummation of the Combination.

     10.3.6 Employment Agreement Matters. The agreements with respect to the existing and future employment arrangements for Messrs. Leeds, Marks, Weinstein, and Stapleton contemplated by Sections 8.2 through 8.6 shall be performed as and to the extent required hereby as of the Closing.

  10.3.7 Schedules and Due Diligence. JWCFS shall have delivered to Genesis not later than January 31, 1998, the Schedules to be delivered by JWCFS (the " JWCFS Disclosure Schedules"), and Genesis, based on its review of the JWCFS Disclosure Schedules and other due diligence reviews and examinations of information about JWCFS and its business (whether or not included as part of the JWCFS Disclosure Schedules), shall not have informed JWCFS in writing by February 15, 1998 that Genesis in good faith is dissatisfied with information learned about JWCFS and that Genesis wishes to terminate this Agreement.

  10.3.8 Member Transfer. The holders of at least 90% of the outstanding Genesis Voting Membership Interests shall have effected the transfer of their Genesis Membership Interests in the LLC Exchange.

  10.3.9 Shareholder Approval. The holders (a) a majority of the outstanding shares of JWCFS Common Stock entitled to vote thereon shall have voted in favor of approval of the Share Exchange and (b) a majority of the shares of JWCFS Common Stock voting thereon shall have voted in favor of each other matter required to be submitted for a shareholders' vote thereon in connection with the consummation of the Share Exchange or the Combination.

  10.3.10 AMEX Listing. The shares of Newco Common Stock to be outstanding, covered by outstanding options, purchase rights, or warrants, or covered by Newco Option Plans upon effectiveness of the Combination, shall have been approved for listing upon issuance on the AMEX.

                                  ARTICLE 11
                                  TERMINATION

  To the extent and under the circumstances set forth in the following Sections of this Article 11, this Agreement may be terminated, and the Combination may be abandoned, at any time by Genesis or JWCFS, prior to the Effective Time, before or after the approval thereof by the JWCFS Shareholders or the Genesis Members, upon written notice to the other party:

  11.1  Material Adverse Change to Genesis.  By JWCFS, if a material adverse
        ----------------------------------
change in the financial condition or business of Genesis, considered as a whole, shall have occurred, or Genesis shall have suffered a material loss or damage to any of its properties or assets, which loss or damage materially adversely affects or impairs the ability of to conduct such business after the Combination.

  11.2  Material Adverse Change to JWCFS.  By Genesis, if a material adverse
        --------------------------------
change in the financial condition or business of JWCFS, considered as a whole, shall have occurred, or JWCFS shall have suffered a material loss or damage to any of its properties or assets, which loss or damage materially and adversely affects or impairs the ability of Newco to conduct such business after the Combination.

  11.3  Non-Compliance by Genesis or Genesis Members.  By JWCFS, if the terms,
        --------------------------------------------
covenants, or conditions of this Agreement to be complied with or performed by Genesis or any Genesis Member at or before the Closing shall not by that time have been complied with or performed and such non-compliance or non-performance shall not have been waived by JWCFS in writing or by means of the election described in the last sentence of Section 11.7 hereof.

  11.4  Non-Compliance by JWCFS or Newco.  By Genesis, if the terms,
        --------------------------------
covenants, or conditions of this Agreement to be complied with or performed by JWCFS or Newco at or before the Closing shall not by that time have been complied with or performed and such non-compliance or non-performance shall not have been waived by Genesis in writing or by means of the election described in the last sentence of Section 11.7 hereof.

  11.5  Litigation Regarding the Combination.  By the Board of Directors of
        ------------------------------------
either Genesis or JWCFS, if there shall be pending against Genesis, Newco, or JWCFS, or threatened in a writing received by either party, any Litigation seeking or threatening to seek to enjoin the Combination, or to obtain material damages or the payment of material penalties if the Combination is consummated; provided, however, that the Board of Directors or the Executive Committee of the
--------  -------
party seeking to terminate this Agreement on that basis (a) shall have received a written opinion of its counsel, within thirty (30) days after the institution or threat of such Litigation to the effect that, after reasonable investigation and based on facts available to such counsel, such Litigation (whether directed at such party or another party) has a reasonable probability of success, and (b) shall have on a reasonable basis determined that the payment of such damages or penalties would materially and adversely affect the business, assets, results of operations, financial condition, or prospects of the party against whom such damages or penalties would be assessed. Genesis and JWCFS (on behalf of itself and Newco) each shall promptly notify the other of any Litigation of the type that is the subject of this Section 11.5 that is commenced or threatened against such party.

  11.6  Requirements and Effect of Termination.  Upon any termination of this
        --------------------------------------
Agreement pursuant to any of SECTIONS 11.1 through 11.5, no party hereto shall have any liability or further obligation to any other party, except to the extent provided in Sections 8.8 and 8.15.

  11.7  Election to Close Despite Failure to Satisfy Conditions.  If any of
        -------------------------------------------------------
the conditions specified in Section 10.2 hereof has not been satisfied, JWCFS may nevertheless, at its election, proceed with the transaction contemplated hereby; and, if any of the conditions specified in Section 10.3 hereof has not been satisfied, Genesis may nevertheless, at the election of Genesis, proceed with the transactions contemplated hereby.

If either Genesis or JWCFS shall have notified the other party in writing of an occurrence that will cause a condition precedent to the obligations of the notified party hereunder to close not to be satisfied (and such condition precedent is identified by number in such notice), including without limitation a change in circumstances or discovery of information not previously known to the notifying party that would make any representation or warranty by the notifying party in this Agreement not true as at the Closing Date (and such representation or warranty is identified by number in such notice), then an election by the notified party to proceed with the Closing despite a failure by the notifying party to satisfy the conditions to this Agreement shall constitute a waiver by the notified party of any right it may have as a result of the notifying party's breach of any representation, warranty, covenant, or agreement contained in this Agreement.

  11.8  Other Acquisition Proposals; Failure to Receive Fairness Opinion.  By
        ----------------------------------------------------------------
the Board of Directors of JWCFS, upon two days' prior notice to Genesis, if, (a) as a result of an Acquisition Proposal by a Person other than Genesis or Newco, the Board of Directors of JWCFS determines, after receipt of advice from legal counsel to JWCFS, that the failure by JWCFS to accept such proposal could cause the Board of Directors to violate its fiduciary duties to the shareholders of JWCFS under applicable law, or (b) if JWCFS shall be unable to obtain from an independent investment banking firm an opinion to the effect that the Share Exchange and the Combination as a whole are fair, from a financial point of view, to the shareholders of JWCFS.

  11.9  Review of SEC Compliance Documents.  By the Executive Committee of
        ----------------------------------
Genesis, upon written request from a Genesis Member made within seven (7) business days of delivery to the Genesis Members of the SEC Compliance Documents as provided in Section 8.19 if such Genesis Member objects to consummation of the LLC Exchange as a result of reviewing the SEC Compliance Documents and Genesis and JWCFS do not otherwise agree upon a resolution of such Genesis Member's objection.

  11.10  Extended Delay of Combination.  By the Board of Directors of JWCFS or
         -----------------------------
Newco or by the Executive Committee of Genesis if the Combination shall not have become effective by June 30, 1998.

  11.11  JWCFS Dissenters.  By Genesis, if the holders of more than 10% of the
         ----------------
outstanding shares of JWCFS Common Stock elect to exercise any applicable right to dissent from the Share Exchange and demand payment of the fair value of their shares.

                                   ARTICLE 12
                           GENERAL AND MISCELLANEOUS

  12.1  Notices, Etc.  All notices required or permitted hereunder shall be in
        ------------
writing, and shall be deemed to be delivered and received (a) if personally delivered or, if delivered by telegram, facsimile, or courier service, when actually received by the party to whom notice is sent (or upon confirmation of receipt received by the sender), or (b) if delivered by mail (whether actually received or not), at the close of business on the third business day next following the day when placed in the mail, postage prepaid, certified or registered, addressed to the appropriate party or parties, at the address of such party set forth below (or at such other address as such party may designate by written notice to all other parties in accordance herewith):

        (a)  If to JWCFS or Newco:

                     980 North Federal Highway
                     Suite 210
                     Boca Raton, Florida  33432
                     Attention: Marshall T. Leeds, President

        With a copy to:

                     Kilpatrick Stockton LLP
                     1100 Peachtree Street
                     Suite 1100
                     Atlanta, Georgia, 30309
                     Attention:  W. Randy Eaddy, Esq.

        (b)  If to Genesis:

                     909 Montgomery, Suite 600
                     San Francisco, California  94133
                     Attention:  Will K. Weinstein, President

             With a copy to:

                     Feldman, Waldman & Kline
                     3 Embarcadero Center
                     28th Floor
                     San Francisco, California  94111-4066
                     Attention: David L. Kanel, Esq.

        (c) If to the Genesis Members then addressed and sent to each Genesis Member set forth on ANNEX G.

             With a copy to:

                     Feldman, Waldman & Kline
                     3 Embarcadero Center
                     28th Floor
                     San Francisco, California  94111-4066
                     Attention:  David L. Kanel, Esq.

  12.2  Entire Agreement.  This Agreement, including the Annexes, Exhibits and
        ----------------
Schedules hereto, supersedes all prior discussions, understandings, term sheets, and agreements of any sort by and among Genesis, the Genesis Members, and JWCFS with respect to the Combination and the other matters contained herein or contemplated hereby, and this Agreement constitutes the sole and entire agreement by and among the parties hereto with respect to the transactions contemplated herein.

  12.3  Amendments; Modifications; Waivers.  This Agreement may be amended or
        ----------------------------------
modified only by an instrument in writing executed by the party against whom enforcement of the amendment or modification is sought. The President or any Vice President of any party may by a signed writing give any consent, take any action, waive any inaccuracies in representations or other compliance by any other party to any of the covenants or conditions herein, modify the terms of this Agreement, or take any other action deemed by him to be necessary or appropriate to consummate the transactions contemplated by this Agreement; provided, however, that no such consent, waiver (other than a waiver described
--------  -------
in Section 11.7 hereof), modification, or other action given or taken after this Agreement has been approved by the Genesis Members or the JWCFS Shareholders shall (i) reduce the consideration payable to the Genesis Members in the Combination, (ii) reduce substantially the rights or benefits of the JWCFS Shareholders, or (iii) increase the indemnification obligation of any Genesis Member.

  12.4  Counterparts; Headings. This Agreement may be executed in any number
        ----------------------
of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The headings set out herein are for convenience of reference only and shall not be deemed a part of this Agreement.

  12.5  Binding Effect. This Agreement shall be binding upon and shall inure
        --------------
to the benefit of the parties hereto and their respective successors, but it may not be assigned by any party without the consent of the other.

  12.6  Governing Law. This Agreement is made under, and shall be governed by
        -------------
and construed and enforced in accordance with, the substantive laws of the State of Florida without regard to the conflict of interests provisions thereto.

  12.7  Further Assurances. Each party hereby agrees that it will, from time
        ------------------
to time, whether before or after the Closing, at any other party's reasonable and good faith request and without further consideration, execute and deliver such further and other transfers, assignments and documents and do all matters and things that may be necessary or convenient to more effectively and completely carry out the intentions of this Agreement.

  12.8  Exercise of Rights and Remedies. Except as otherwise provided herein,
        -------------------------------
no delay or omission in the exercise of any right, power, or remedy accruing to any party hereto as a result of any breach or default hereunder by any other party hereto shall impair any such right, power, or remedy, nor shall it be construed, deemed, or interpreted as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any waiver of any single breach or default be construed, deemed, or interpreted as a waiver of any other breach or default hereunder occurring before or after that waiver.

  12.9  Time. Time is of the essence in the performance of this Agreement in
        ----
all respects.

  12.10 Restriction on Trading.  Genesis and the Genesis Members agree that
        ----------------------
they will not trade (or cause or encourage any third party to trade), and Genesis and the Genesis Members will use their respective best efforts to assure that none of the Genesis Representatives will trade (or cause or encourage any third party to trade), in the JWCFS Common Stock (or securities convertible into or exercisable for shares of JWCFS Common Stock), while in possession of any material non-public information concerning JWCFS.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers and their corporate seals to be affixed, all as of the day and year first above written.

(CORPORATE SEAL)                                        "JWCFS"


                                        JW CHARLES FINANCIAL SERVICES, INC.

Attest:


/s/ Joel E. Marks                       By:  /s/ Marshall T. Leeds
-----------------------------------        -----------------------------------
Secretary or Assistant Secretary           Marshall T. Leeds, President
                                           and Chief Executive Officer


(CORPORATE SEAL)                                        "NEWCO"


                                        JW GENESIS FINANCIAL CORP.

Attest:


/s/ Joel E. Marks                       By:  /s/ Marshall T. Leeds
-----------------------------------        -----------------------------------
Secretary or Assistant Secretary           Marshall T. Leeds, President
                                           and Chief Executive Officer


(SEAL)                                                  "GENESIS"


                                        GENESIS MERCHANT GROUP SECURITIES
                                        LLC



                                        By:  /s/ Philip C. Stapleton
                                           -----------------------------------
                                        Name:   Philip C. Stapleton
                                        Title:  President


                                        [Signature Blocks Continue on Following
                                         Page]

                                                    "GENESIS MEMBERS"


                                        THE WILL K. WEINSTEIN REVOCABLE
                                        TRUST UNDER TRUST AGREEMENT DATED
                                        FEBRUARY 27, 1990


                                        By:  /s/ Will K. Weinstein
                                           ------------------------------------
                                           WILL K. WEINSTEIN, TRUSTEE


                                        /s/ Philip C. Stapleton          (Seal)
                                        ---------------------------------
                                        PHILIP C. STAPLETON


                                        /s/ Jeffrey H. Lehman            (Seal)
                                        ---------------------------------
                                        JEFFREY H. LEHMAN


                                        /s/ Oded Levy                    (Seal)
                                        ---------------------------------
                                        ODED LEVY


                                        /s/ Harvey Morgan                (Seal)
                                        ---------------------------------
                                        HARVEY MORGAN


                                        /s/ Erik C. Colberg              (Seal)
                                        ---------------------------------
                                        ERIK C. COLBERG


                                        /s/ Mat J. Holscher              (Seal)
                                        ---------------------------------
                                        MATHEW J. HOLSCHER


                                        /s/ Mark S. Scarmato             (Seal)
                                        ---------------------------------
                                        MARK S. SCARMATO


                 [Signature Blocks Continue on Following Page]

                                        /s/ Barbara A. Yamanaka           (Seal)
                                        ----------------------------------
                                        BARBARA A. YAMANAKA


                                        /s/ Adam P. Atherton              (Seal)
                                        ----------------------------------
                                        ADAM P. ATHERTON


                 [Signature Blocks Continue on Following Page]

                                 SZRL Investments, an Illinois partnership

                                 By:  Samuel Zell Revocable Trust established
                                      Under Trust Agreement dated January 17,
                                      1990, General Partner

                                      By:  /s/ Samuel Zell
                                         ---------------------------------------
                                               Samuel Zell, Trustee

                                 By: Robert H. and Ann Lourie Trust established Under Trust Agreement establishing The Robert Lourie Revocable Trust dated December 1989, General Partner

                                      By:  /s/ Mark Slezak
                                         ---------------------------------------
                                               Mark Slezak, Trustee


                 [Signature Blocks Continue on Following Page]

                                      N.F.P. TRUSTS NOS. 2, 4, 6, 8, 10, 12,
                                      14, 16, 18, 20, AND 22


                                      By:   /s/ Robert A. Pritzker
                                         ---------------------------------------
                                            Robert A. Pritzker, Co-Trustee


                                      By:   /s/ Jay A. Pritzker
                                         ---------------------------------------
                                            Jay A. Pritzker, Co-Trustee


                                      N.F.P. QSST TRUSTS NOS. 1, 3, 5, 7, 9,
                                      11, 13, 15, 17, 19, AND 21


                                      By:   /s/ Robert A. Pritzker
                                         ---------------------------------------
                                            Robert A. Pritzker, Co-Trustee


                                      By:   /s/ Jay A. Pritzker
                                         ---------------------------------------
                                            Jay A. Pritzker, Co-Trustee

     The agreement of the foregoing parties (collectively, the "N.F.P. Trusts") to the Agreement and Plan of Combination, and to the First Amendment thereof, is subject to acceptance of the following additional provisions to be made a part of the Agreement and Plan of Combination by the other parties thereto:

     1. With respect to the JWCFS Disclosure Schedules and the Genesis Disclosure Schedules, the N.F.P. Trusts shall have the same rights to receipt of the schedules and to approval granted to Genesis and JWCFS in Sections 10.3.7 and 10.2.8, respectively.

     2. When this Agreement is executed by the trustee of any trust, such execution is by the trustee, not individually but solely as trustee in the exercise of and under the power and authority conferred upon and invested in such trustee, and it is expressly understood and agreed that nothing herein contained shall be construed as creating any liability on any such trustee personally to pay any amounts required to be paid hereunder, or to perform any covenant, either express or implied, contained herein, all such liability, if any, being expressly waived by the parties hereto by their execution hereof.

              [Signature Blocks Continue on Following Page]

                                      /s/ Gail Seneca                     (Seal)
                                      ------------------------------------
                                      GAIL SENECA


                                      JB CAPITAL MANAGEMENT, INC.


                                      By:   /s/ Robert J. Puck
                                         ---------------------------------
                                            Robert J. Puck, CFO

                                                                     APPENDIX B

                                                                  March 9, 1998

Board of Directors
JW Charles Financial Services, Inc.
980 North Federal Highway
Boca Raton, FL 33432

Gentlemen:

  We understand that JW Charles Financial Services, Inc. ("JWCFS" or the "Company"), JWGenesis Financial Corp. ("JWGenesis"), Genesis Merchant Group Securities, LLC ("Genesis"), and the owners (the "Genesis Members") of all of the outstanding equity interests in Genesis (the "Genesis Membership Interests") have entered into an Agreement and Plan of Combination dated January 21, 1998, and an Amended and Restated Agreement and Plan of Combination, dated March 9, 1998 (the "Combination Agreement"), which contemplates that (i) JWGenesis will acquire all the outstanding shares of common stock of JWCFS, par value $.001 per share (the "JWCFS Common Stock"), pursuant to a statutory share exchange (the "JWCFS Share Exchange") in exchange for shares of the common stock of JWGenesis, par value $.001 per share (the "JWGenesis Common Stock"), on a one-for-one basis, with the result that JWCFS will become a wholly owned subsidiary of JWGenesis and each issued and outstanding share of JWCFS Common Stock will be exchanged for and become the right to receive one share of JWGenesis Common Stock, and (ii) Genesis Members holding at least 90% of the Genesis Membership Interests will exchange such interests for up to 1,500,000 shares of JWGenesis Common Stock (the "Genesis Membership Exchange"). The transactions contemplated by the Combination Agreement, including the JWCFS Share Exchange and the Genesis Membership Exchange, are referred to herein as the "Transaction."

  As you are aware, we have been retained by the Company to render an opinion to the Board of Directors of the Company with respect to the fairness, from a financial point of view, to the Company's stockholders of the consideration to be paid by the Company in connection with the proposed acquisition by the Company of Genesis, in light of the consideration to be received by the Company's stockholders in the JWCFS Share Exchange, and we will receive a fee for our services. Additionally, in the ordinary course of our trading and brokers activities, we or our affiliates may at any time hold long or short positions, and may trade or otherwise effect transactions, for our own account or for the account of customers, in equity securities of the Company.

  In connection with rendering our opinion, we have, among other things:

   (i) reviewed the financial terms of the Combination Agreement;

  (ii) reviewed financial information with respect to the business operations of the Company including, but not limited to, audited financial statements for the fiscal years ended December 31, 1994, December 31, 1995, December 31, 1996, and December 31, 1997;

  (iii) reviewed financial information with respect to the business operations of Genesis including, but not limited to, audited financial statements for the fiscal years ended December 31, 1994, December 31, 1995, December 31, 1996, and December 31, 1997;

  (iv) reviewed certain internal financial, operating and other information relating to JWCFS and Genesis (including financial projections) prepared by JWCFS and Genesis managements;

  (v) held discussions with certain members of both JWCFS and Genesis management concerning past and current operations, financial condition and business prospects;

  (vi) discussed with certain members of JWCFS management their assessments of the business and prospects of JWCFS and Genesis and the potential financial effect of the Transaction on JWCFS if the Transaction were consummated;

  (vii) reviewed a comparison of operating results and other financial information of Genesis and JWCFS with other companies which we deemed appropriate;

 (viii) reviewed the financial terms of the Transaction with the terms of certain other acquisitions and transactions which we deemed appropriate; and

  (ix) considered such other information, financial studies and analyses as we deemed relevant and performed such analyses, studies and investigations as we deemed appropriate.

  C. E. Unterberg, Towbin has assumed and relied upon, without independent verification, the accuracy and completeness of the information reviewed by it. With respect to any financial projections, we assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective future financial performances of JWCFS and Genesis and the future financial performance of the combined company. We also have assumed without independent verification that the representations and warranties of JWCFS and Genesis in the Combination Agreement are true and correct and that the Transaction will have the tax, accounting and legal effects contemplated in the Combination Agreement, including, without limitation, that the Transaction will constitute a nonrecognition transaction within the meaning of Section 351 of the Internal Revenue Code of 1986, as amended. In addition, we have assumed that all conditions to the consummation of the Transaction will be fulfilled in all material respects and that the Transaction will be consummated.

  We have not conducted a physical inspection of the properties or facilities of Genesis or made any independent valuation or appraisal of the assets or liabilities of JWCFS or Genesis, nor have we been furnished with any such valuations or appraisals. We have assumed that the assessments of management have been made in good faith and reflect the best currently available management judgments as to the matters covered. Our opinion is necessarily based upon economic, market and other conditions as in effect on, and the information made available to us as of, the date of this letter.

  We understand that in considering the Transaction, the Board of Directors of the Company has considered a wide range of financial and non-financial factors, many of which are beyond the scope of this letter. This letter is not intended to substitute for the Board's exercise of its own business judgment in reviewing the Transaction.

  Based upon and subject to the foregoing considerations, it is our opinion as financial advisors that, as of the date of this letter, the consideration to be paid by the Company in connection with the proposed acquisition by the Company of Genesis, in light of the consideration to be received by the Company's stockholders in the JWCFS Share Exchange, is fair, from a financial point of view, to the Company's stockholders.

  This opinion is delivered to you based on your agreement that it is intended for the benefit and use of the Company in considering the Transaction and it is understood that this opinion does not constitute a recommendation to the Board of Directors of the Company or to any stockholder of the Company with respect to any approval of the Transaction. The Company will not use this opinion for any other purpose and will not reproduce, disseminate or refer to this opinion without our prior written consent; provided, however, that we hereby consent to the inclusion of this opinion as an appendix to any proxy statement distributed by the Company in connection with the Transaction. Delivery of this opinion is not intended to confer rights on any third party, including stockholders, employees or creditors of the Company or Genesis.

                                              Very truly yours,

                                              /s/ C.E. Unterberg, Towbin

                                              C.E. Unterberg, Towbin

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

  (i) The following exhibits are filed as part of this Registration Statement:

 EXHIBIT
 NUMBER                          DESCRIPTION OF EXHIBIT
 -------                         ----------------------
  2.1    Amended and Restated Agreement and Plan of Merger and Combination,
         dated as of March 9, 1998, among JW Charles Financial Services, Inc.
         ("JWCFS"), JWGenesis Financial Corp. ("JW Genesis") and the owners of all of the equity interests in Genesis, Genesis Merchant Group
         Securities, LLC ("Genesis")*
  2.2    Letter Agreement of Marshall T. Leeds and Joel E. Marks.*
  2.3    Form of Shareholders Agreement between Marshall T. Leeds and The Will
         K. Weinstein Revocable Trust.*
  3.1    Articles of Incorporation of JWGenesis Financial Corp. ("JWGenesis"),
         as amended.*
  3.2    By-laws of JWGenesis Financial Corp.*
  5.1    Opinion of Kilpatrick Stockton LLP as to the legality of the securities being registered.*
  8.1    Opinion of Kilpatrick Stockton LLP regarding certain tax matters.*
 10.1    Forms of Employment Agreement between JWGenesis Financial Corp. and each of Marshall T. Leeds, Joel E. Marks and Philip C. Stapleton.*
 10.2    Form of Employment Agreement between JWGenesis and Will K. Weinstein.*
 10.3    Form of Nonsolicitation Agreement Between JWGenesis Financial Corp.
         and Marshall T. Leeds*
 10.4    Form of Nonsolicitation Agreement between JWGenesis Financial Corp.
         and Joel E. Marks*
 23.1    Consent of Kilpatrick Stockton LLP. (included in opinions filed as
         Exhibits 5.1 and 8.1.)*
 23.2    Consent of Price Waterhouse LLP.
 23.3    Consent of Lallman, Feltman, Shelton & Peterson, P.A.*
 23.4    Consent of Unterberg, Towbin.*
 99.1    Consent of Prospective Director Marshall T. Leeds*
 99.2    Consent of Prospective Director Joel E. Marks*
 99.3    Consent of Prospective Director Gregg S. Glaser*
 99.4    Consent of Prospective Director Will K. Weinstein*
 99.5    Consent of Prospective Director Philip C. Stapleton*
 99.6    Consent of Prospective Director William Dennis Ferguson*
 99.7    Consent of Prospective Director Curtis Sykora*
 99.8    Consent of Prospective Director Harvey R. Heller*
 99.9    Consent of Prospective Director Jeffrey H. Lehman*
 99.10   Form of Proxy of JW Charles Financial Services, Inc.*

--------
*Previously filed.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT TO REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF ATLANTA, STATE OF GEORGIA, ON MAY 12, 1998.

                                          JWGenesis Financial Corp.

                                                    /s/ Joel E. Marks
                                          By: _________________________________
                                                      JOEL E. MARKS
                                                      Vice Chairman

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE AMENDMENT TO REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED, ON THE 12TH DAY OF MAY, 1998.

              SIGNATURE                                   TITLE

       /s/ Marshall T. Leeds*             Chief Executive Officer and Chairman
-------------------------------------      of the Board (Principal Executive
          MARSHALL T. LEEDS                Officer)

          /s/ Joel E. Marks               Executive Vice President and Chief
-------------------------------------      Financial Officer, Director
            JOEL E. MARKS                  (Principal Financial and Accounting
                                           Officer)

          /s/ Joel E. Marks
*By: ________________________________
 JOEL E. MARKS, AS ATTORNEY-IN-FACT

                                 EXHIBIT INDEX

 EXHIBIT
 NUMBER  DESCRIPTION OF EXHIBIT
 ------- ----------------------
  2.1    Amended and Restated Agreement and Plan of Merger and Combination,
         dated as of March 9, 1998, among JW Charles Financial Services, Inc.
         ("JWCFS"), JWGenesis Financial Corp. ("JW Genesis") and the owners of all of the equity interests in Genesis, Genesis Merchant Group
         Securities, LLC ("Genesis")*
  2.2    Letter Agreement of Marshall T. Leeds and Joel E. Marks.*
  2.3    Form of Shareholders Agreement between Marshall T. Leeds and The Will
         K. Weinstein Revocable Trust.*
  3.1    Articles of Incorporation of JWGenesis Financial Corp. ("JWGenesis"),
         as amended.*
  3.2    By-laws of JWGenesis Financial Corp.*
  5.1    Opinion of Kilpatrick Stockton LLP as to the legality of the securities being registered.*
  8.1    Opinion of Kilpatrick Stockton LLP regarding certain tax matters.*
 10.1    Forms of Employment Agreement between JWGenesis Financial Corp. and each of Marshall T. Leeds, Joel E. Marks and Philip C. Stapleton.*
 10.2    Form of Employment Agreement between JWGenesis and Will K. Weinstein.*
 10.3    Form of Nonsolicitation Agreement Between JWGenesis Financial Corp.
         and Marshall T. Leeds*
 10.4    Form of Nonsolicitation Agreement Between JWGenesis Financial Corp.
         and Joel E. Marks*
 23.1    Consent of Kilpatrick Stockton LLP. (Included in opinions filed as
         Exhibits 5.1 and 8.1.)*
 23.2    Consent of Price Waterhouse LLP.
 23.3    Consent of Lallman, Feltman, Shelton & Peterson, P.A.*
 23.4    Consent of Unterberg, Towbin.*
 99.1    Consent of Prospective Director Marshall T. Leeds*
 99.2    Consent of Prospective Director Joel E. Marks*
 99.3    Consent of Prospective Director Gregg S. Glaser*
 99.4    Consent of Prospective Director Will K. Weinstein*
 99.5    Consent of Prospective Director Philip C. Stapleton*
 99.6    Consent of Prospective Director William Dennis Ferguson*
 99.7    Consent of Prospective Director Curtis Sykora*
 99.8    Consent of Prospective Director Harvey R. Heller*
 99.9    Consent of Prospective Director Jeffrey H. Lehman*
 99.10   Form of Proxy of JW Charles Financial Services, Inc.*
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*Previously filed.